As filed with the Securities and Exchange Commission on July 27, 2006
Registration No. 333-126068

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-effective Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENSOURCE ENERGY INCOME FUND LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	20-2668934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7500 San Felipe, Suite No. 440
Houston, Texas 77063
(713) 659-1794
(888) 844-1784
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Scott W. Smith
Marshall M. Eubank
Ensource Energy Income Fund LP
7500 San Felipe, Suite No. 440
Houston, Texas 77063
(713) 659-1794
(888) 844-1784
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
G. Michael O’Leary
Andrews Kurth LLP
600 Travis St., Suite 4200
Houston, Texas 77002
(713) 220-4200
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, dated July 27, 2006
PROSPECTUS, dated
Offer to Purchase for Cash Consideration of $31.00 per Depositary Unit
up to 2,950,001 of the outstanding Depositary Units of
EASTERN AMERICAN NATURAL GAS TRUST
or
Offer to Exchange
Each Outstanding Depositary Unit of
EASTERN AMERICAN NATURAL GAS TRUST
for One Whole Common Unit of
ENSOURCE ENERGY INCOME FUND LP
Representing Limited Partner Interests and
a Pro Rata Portion of
a Special Cash Distribution of
$5.9 million for Depositary Units Accepted for Exchange
     The cash tender and exchange offer and the withdrawal rights will expire at 5:00 p.m., New York City time, on August 25, 2006, referred to as the “expiration date,” unless extended. Depositary units tendered pursuant to the offer may be withdrawn at any time prior to the expiration date.
     Ensource Energy Income Fund LP, a recently formed Delaware limited partnership, referred to as Ensource Energy Income Fund or the Partnership, is offering to: (i) pay $31.00 in cash, without interest (the “cash consideration”), to purchase each outstanding depositary unit of Eastern American Natural Gas Trust, referred to as NGT, that is held through the depositary arrangement with JPMorgan Chase Bank, as depositary, that is tendered and not withdrawn to the Partnership, for up to 2,950,001 of the outstanding depositary units, and for which the cash consideration option is properly elected on the accompanying letter of transmittal; and (ii) exchange one whole newly issued common unit of the Partnership and pay a pro rata share (rounded to the nearest $0.01) of a special cash distribution of $5.9 million, as such amount is reduced in the manner described below (collectively, the “exchange consideration”), for each outstanding depositary unit that is tendered to the Partnership and for which the exchange consideration option is elected or that are treated as having so elected, on the accompanying letter of transmittal. For a more detailed description of what depositary unitholders would receive in this Offer, please refer to “Questions and Answers About the Offer and Second-Step Merger — What Will I Receive if I elect to Tender My Depositary Units for the Cash Consideration?”, “Questions and Answers About the Offer and Second-Step Merger — What Happens if More than 2,950,001 Depositary Units are Validly Tendered for the Cash Consideration and Not Withdrawn?” and “Questions and Answers About the Offer and Second-Step Merger — What Will I Receive if I elect to Tender My Depositary Units for the Exchange Consideration?”.
     If more than 2,950,001 of the outstanding depositary units are validly tendered to the Partnership and not withdrawn for the cash consideration, then a maximum of 2,950,001 of such depositary units will be accepted for the cash consideration on a pro rata basis, rounded to the nearest whole depositary unit, as described elsewhere in this prospectus. The depositary units for which the cash consideration is validly elected, but that are excluded from acceptance for cash consideration due to the pro-ration described above, will be treated as having been validly tendered to the Partnership for exchange consideration.
     The special cash distribution of $5.9 million included as a component of the exchange consideration will not be paid in respect of depositary units accepted by the Partnership in exchange for the cash consideration. The actual amount of the special cash distribution payable to each person whose depositary units are accepted by the Partnership for the exchange consideration will be pro rated as described elsewhere in this prospectus.
     In all cases, the Partnership will pay the cash consideration or exchange consideration only in respect of depositary units that are validly tendered and not properly withdrawn prior to the expiration date under the terms and conditions of the offer described in this prospectus and the accompanying letter of transmittal. In accordance with the depositary agreement governing the depositary units, a tender of depositary units for cash or for exchange may be made only in integral denominations of 50.
     The purpose of the cash tender and exchange offer (hereinafter, the “Offer”) is for the Partnership to acquire control of, and ultimately the entire interest in, NGT. This Offer is the first step in the Partnership’s plan to acquire all of the outstanding trust units of NGT and the associated fractional interests in the treasury securities that constitute a part of the depositary units. The consideration payable by the Partnership in the second-step merger is described elsewhere in this prospectus.
     Because the trust agreement of NGT prohibits transfers of trust units that are not on deposit with the depositary, this Offer is not being made to holders of withdrawn trust units (NGT reported that, as of March 31, 2006, 19,900 trust units of the 5,900,000 total trust units outstanding would constitute withdrawn trust units). A description of the method by which holders of withdrawn trust units may participate in this Offer is included elsewhere in this prospectus.
     The Partnership agrees, on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal, to promptly pay to each holder of depositary units accepted for exchange in this Offer, the cash consideration or exchange consideration, as the case may be, to which such holder is entitled.

      There is currently no public market for our common units. Our common units have been approved for listing on the New York Stock Exchange, or the NYSE, subject to official notice of issuance, under the symbol “ENF.” The Partnership has been approved for listing on NYSE Arca, subject to official notice of issuance, using the same symbol. We intend to list our common units on NYSE Arca immediately after the consummation of the Offer. However, upon consummation of the second-step merger, we will request the NYSE Group to transfer our common units for trading on the NYSE. The depositary units trade on the NYSE under the symbol “NGT.”
      For a discussion of certain factors that you should consider in connection with the Offer, please carefully read the section captioned “Risk Factors” beginning on page 63. The Partnership has not authorized any person to provide any information or to make any representation in connection with the Offer being made hereby or the second-step merger other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by the Partnership. The Partnership is not asking you for a proxy and you are requested not to send the Partnership a proxy.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
      The date of this prospectus is                    .

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WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-4 regarding the common units to be issued in the Offer and in connection with the second-step merger. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common units offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended, or the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room.
      This prospectus references important business and financial information about NGT from documents filed by NGT with the SEC that have not been included or delivered with this prospectus. This information, as well as the Partnership’s public filings, are available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.
      You also may request copies of these documents from Ensource Energy Income Fund, without charge, upon written or oral request to Ensource Energy Income Fund’s information agent, Georgeson Shareholder Communications Inc., at 17 State Street, New York, N.Y., 10004, telephone number (800) 279-4514 (banks and brokers may call (212) 440-9800). In order to receive timely delivery of the documents, you must make your request no later than                     , 2006. If you request any incorporated documents, the information agent will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.
      You should not assume that the information contained in this prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to depositary unitholders nor the issuance of Partnership common units pursuant to the Offer made hereby or in connection with the second-step merger shall create any implication to the contrary.
      This Offer does not constitute a solicitation of proxies for any meeting of depositary unitholders. Any solicitation of proxies that Ensource Energy Income Fund might make will be made only pursuant to separate proxy or consent solicitation materials complying with the requirements of section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each holder of depositary units or withdrawn trust units is urged to read the proxy statement regarding the business to be conducted at the applicable meeting, if and when it becomes available, because it will contain important information. Any such proxy statement will be filed with the SEC. Holders of depositary units or withdrawn trust units of NGT will be able to obtain a copy of any proxy statement, as well as other filings containing information about the parties (including information regarding the participants (which may include Ensource Energy Income Fund’s and its affiliates’ officers and directors) in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise), free at the SEC’s web site at http://www.sec.gov. Each such proxy statement (when it is available) and these other documents may also be obtained for free from Ensource Energy Income Fund at http://www.ensource-energy.com or by calling (713) 659-1794 or toll free at (888) 844-1784.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe Ensource Energy Income Fund’s objectives, plans or goals are forward-looking. The Partnership’s forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding the Partnership and NGT, as well as projections regarding the oil and gas industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict, including those discussed below. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. In particular, forward-looking statements as to the Partnership’s financial and business performance following the proposed acquisition of NGT should be understood as qualified by the absence of any opportunity for the Partnership to perform comprehensive due diligence on NGT. These forward-looking statements might have been significantly different had such due diligence been undertaken. Readers of this prospectus are cautioned not to place undue reliance on these forward-looking statements since, while the Partnership believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this prospectus and the material accompanying this prospectus. Please see “Note on NGT Information” below.
NOTE ON NGT INFORMATION
      NGT has not cooperated with the Partnership in, and has not been involved in, the preparation of this prospectus and has not verified the information contained in this prospectus relating to NGT. In respect of information relating to NGT’s business and operations presented in, or omitted from, this prospectus, the Partnership has relied upon publicly available information, primarily information publicly filed by NGT with the SEC. Information publicly filed by NGT may be examined and copies may be obtained at the places and in the manner set forth in the section captioned “Where You Can Find More Information.” Non-public information concerning NGT was not available to the Partnership for the purpose of preparing this prospectus. Publicly available information concerning NGT may contain errors. The Partnership has no knowledge that would indicate that any statements contained herein regarding NGT’s operations, financial condition or condition in general, based upon such publicly filed reports and documents, are inaccurate, incomplete or untrue. However, the Partnership was not involved in the preparation of such information and statements. Because NGT’s financial statements are not prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, and the Partnership’s financial statements are prepared in accordance with GAAP, the Partnership would have had to make certain adjustments, based on its estimates of the value of NGT’s legacy assets, operating costs and other financial data, to NGT’s historical financial information in an effort to adjust such financial presentation to be more consistent with GAAP. The presentation of NGT’s financial information with those estimates would be inconsistent with the SEC’s rules and regulations applicable to the preparation and presentation of pro forma financial statements. As a result, the Partnership has not presented pro forma financial statements giving effect to the Offer and second-step merger in this prospectus.
      Pursuant to Rule 409 promulgated under the Securities Act, the Partnership has requested that NGT and NGT’s independent public accountants and independent reserve engineers provide the information required to furnish complete disclosure regarding the business, properties, operations, financial condition and management of NGT. In addition, pursuant to Rule 437 promulgated under the Securities Act, the Partnership has requested that (i) NGT cooperate in obtaining the consent of its independent public accountants and independent reserve engineers and (ii) NGT’s independent public accountants and independent reserve engineers provide the Partnership with their consents required for the Partnership to incorporate by reference into this prospectus the audit report and the reserve report included in NGT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the reserve report dated January 12, 2006 included in NGT’s Annual Report on Form 10-K for the year ended December 31, 2005. The Partnership will amend or supplement the registration statement, of which this prospectus is a part, to include such additional information if the Partnership receives the information before the Offer expires and the Partnership considers it to be material, reliable and appropriate. As of the date of this prospectus, no such information has been received from NGT, NGT’s independent public accountants or NGT’s independent reserve engineers.
Potential adverse effect of the absence of consents from independent auditors and reserve engineers of NGT
      Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such

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registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant or other expert who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement. Ensource Energy LLC, or Ensource, as the general partner of the Partnership, and its affiliates have requested permission from NGT for the written consent of its independent public accountant and independent reserve engineer regarding the financial statements and reserve estimates of NGT included in this registration statement. NGT has refused such requests. As a result, after reasonable efforts, we have not been able to obtain a consent related to NGT’s independent public accountant’s opinion or a consent for the reserve report of NGT’s independent reserve engineer, each for the fiscal year ended December 31, 2005. Under these circumstances, Rule 437(a) under the Securities Act permits the Partnership to file this registration statement without such written consents. However, as a result, such independent public accountant and independent reserve engineer will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by such independent public accountant or reserve report prepared by such independent reserve engineer, or for any omissions of a material fact required to be stated therein. Accordingly, you would not be able to assert a claim against such independent public accountant or independent reserve engineer under Section 11(a) of the Securities Act.

QUESTIONS AND ANSWERS ABOUT THE OFFER AND SECOND-STEP MERGER
      The following are some of the questions that you as a holder of depositary units of NGT may have regarding the Offer and second-step merger and answers to those questions. The answers to these questions do not contain all the information relevant to your decision whether to tender your depositary units, and Ensource Energy Income Fund LP urges you to read carefully the remainder of this prospectus and letter of transmittal. Throughout this prospectus, we refer to Ensource Energy Income Fund LP as “we”, “us”, “our”, the “Partnership” or “Ensource Energy Income Fund.” Additionally, we refer to our general partner, Ensource Energy LLC, as “Ensource” or the “General Partner,” and we refer to Ensource Reserves Management LLC as “Ensource Reserves” or the “Operating Company”. We refer to the “second-step merger” as a merger that we intend to effect after consummation of the Offer in which NGT will either (i) be merged with and into us and we will be the surviving entity or (ii) alternatively, be merged with and into a newly-formed wholly-owned subsidiary of ours and in which NGT will be the surviving entity. We refer to the first option above as the “Partnership Merger” and we refer to the second option as the “Subsidiary Merger.” We refer to Third Point Partners LP and Third Point Partners Qualified, L.P. as the “Third Point Parties”, and The Ospraie Fund L.P., Ospraie Special Opportunities (Offshore) Master Alternative Holdings LLC and certain of their affiliates as the “Ospraie Parties”. We refer to Lehman Brothers Inc. as “Lehman”. We also include a glossary of some of the terms used in this prospectus as Annex B.
How has the Partnership’s Structure and Offer Changed Since the Last Offer was Made to Depositary Unitholders?
      The Partnership’s ownership structure and the prior offer have been revised since the Partnership’s prior offer made to holders of the depositary receipts. The principal changes that we have made are:

•	replacing the Partnership’s former general partner with the General Partner;

•	the inclusion of an all-cash tender offer, along with the exchange offer; and

•	the participation of new investors.
      The Partnership’s former general partner, Ensource Energy Partners, LP, has been replaced with Ensource Energy LLC. Based upon the response of holders to our prior offer, Messrs. Smith and Eubank determined to seek an alternative structure for an offer that would include an all-cash component for up to one-half of the outstanding NGT units. A substantial portion of the previous group of investors in Ensource Energy Partners, L.P. advised our management that as a result of the lack of success of the prior offer they desired to cease their participation in the exchange offer and to terminate that entity in order to minimize any potential for future liability. In addition, our management identified the current group of investors who were interested in helping to fund the cash consideration portion of a restructured offer and participating in our General Partner. Lehman, who is one of the largest investors in our new general partner and the initial lead investor, preferred that the General Partner be structured as a limited liability company rather than a limited partnership. Therefore, our current General Partner was formed to accommodate their investment. As a result of replacing our former general partner, the management structure of our general partner has also changed because our General Partner is a limited liability company that will be managed by a board of directors, while our former general partner was formed as a limited partnership.
      In addition, based upon the failure of the prior offer to receive tenders from holders of depositary receipts representing at least 2,950,001 of the NGT units, the Partnership has restructured its tender offer by adding the cash consideration component whereby an all-cash tender offer of $31.00 per depositary unit, without interest, is made for depositary units representing up to 2,950,001 NGT trust units, in addition to the exchange consideration component (which includes the special cash distribution) for any and all depositary units, subject to the conditions described elsewhere in this prospectus. Thus, in the current Offer, holders of NGT depositary units have a choice between receiving all cash, subject to prorationing if more than 2,950,001 depositary receipts are validly tendered to, and accepted by, us for the cash consideration, or receiving a combination of the Partnership’s common units and a pro rata share of the special cash distribution.

      In addition to these changes, the investors in our General Partner have also changed. In the current Offer, both Lehman and the Ospraie Parties will be investors in our General Partner, each owning approximately 46.75% of our General Partner. Additionally, the Third Point Parties have agreed to contribute up to $71.5 million to the Partnership to fund a portion of the cash tender consideration, and in consideration for such contribution the Third Point Parties will be direct holders of up to 39.1% of our common units. In the previous offer, all third-party investors directly owned limited partnership interests in our former general partner, thereby not having the power or authority to operate and control our former general partner. In the current Offer, both Lehman and Ospraie Parties will each be entitled to designate two directors on our General Partner’s board of directors.
What is the Partnership’s Proposed Transaction?
      Pursuant to the filing with the SEC of the registration statement on Form S-4 of which this prospectus is a part, the Partnership is offering to acquire (1) up to 2,950,001 of the outstanding depositary units for the cash consideration of $31.00 per unit, without interest, or (2) all of the outstanding depositary units in exchange for the exchange consideration of common units of the Partnership and a pro rata share of the special cash distribution that is to be paid promptly after completion of this Offer.
      Depositary unitholders who elect to participate in the cash tender offer and whose depositary units are not properly withdrawn and are accepted by us will not be able to participate in the exchange offer unless more than 2,950,001 depositary units are validly tendered to us and not properly withdrawn for the cash consideration. Because only a maximum of 2,950,001 depositary units will be accepted for the cash consideration, the number of depositary units that we accept from each of the holders of the depositary units so validly tendered for the cash consideration will be prorated based upon the product of the number of depositary units so tendered by such holder times a fraction, of which (i) the numerator is 2,950,001 and (ii) the denominator is the total number of depositary units validly tendered to us for the cash consideration, rounded to the nearest whole number of depositary units. The excess of the number of depositary units validly tendered by a holder for cash consideration over the number of depositary units accepted by us for cash consideration, pro rated as described in the preceding sentence, will be treated as depositary units for which such holder validly tendered such depositary units for the exchange consideration and will be accepted by us for the exchange consideration.
      The special cash distribution of $5.9 million included as a component of the exchange consideration will not be paid in respect of depositary units accepted by the Partnership in exchange for the cash consideration. As a result, the $5.9 million component of the exchange consideration will be reduced by a fraction of which (i) the numerator is the number of depositary units accepted by the Partnership for the cash consideration and (ii) the denominator is the total number of depositary units accepted by the Partnership pursuant to the Offer. The reduced aggregate special cash distribution is calculated by multiplying $5,900,000 by a fraction, (i) the numerator of which is the number of depositary units accepted by the Partnership for the exchange consideration and (ii) the denominator of which is the total number of depositary units accepted by the Partnership pursuant to the Offer.
      The actual amount of the special cash distribution paid to each person whose depositary units are accepted by us for the exchange consideration will be calculated based on the following formula:

•	the number of depositary units of such person accepted by the Partnership for the exchange consideration, multiplied by

•	a fraction, of which (i) the numerator is the reduced aggregate special cash distribution calculated in the manner described above and (ii) the denominator is the total number of depositary units accepted by the Partnership for the exchange consideration.
      For example, assuming a total of 4.0 million depositary units are tendered for the exchange consideration, with none tendered for the cash consideration, then the $5,900,000 special cash distribution would all be paid to holders of the depositary units accepted for the exchange consideration. As a result, a hypothetical holder of

1,000 depositary units tendering his depositary units for the exchange consideration would receive $1.475 per unit, calculated by dividing $5,900,000 by 4,000,000, or a total of $1.475.
      In all cases, the Partnership will pay the cash consideration or exchange consideration only in respect of depositary units that are validly tendered and not properly withdrawn prior to the expiration date under the terms and conditions of the Offer described in this prospectus and the accompanying letter of transmittal.
      According to the NGT Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as of May 1, 2006 there were 5,880,100 depositary units outstanding (which excludes 19,900 withdrawn trust units, or 0.03% of the 5,900,000 total outstanding NGT trust units). Withdrawn units that are reconstituted as depositary units under the depositary arrangement with the depositary may participate in the Offer. The Offer being made hereby is the first step in the Partnership’s plan to acquire all of the outstanding NGT trust units, including the number of depositary units that would constitute at least a majority of the outstanding trust units.
      It is a condition to our obligation to accept depositary units validly tendered, and not withdrawn, for cash consideration or exchange in this Offer that on the expiration date of this Offer, as that date may be extended, we receive valid tenders of depositary units for cash consideration, exchange consideration or a combination thereof, that are not properly withdrawn as of the expiration date of the Offer, evidencing not less than a majority of the total trust units that are outstanding. We refer to this condition as the “minimum tender condition.” As a result, valid tenders of depositary units for cash consideration or exchange consideration must be received by us from the holders of at least 2,950,001 depositary units that are not withdrawn, by the expiration date, as that date may be extended, for the minimum tender condition to be satisfied.
      NGT’s depositary agreement permits holders of depositary units to withdraw from the depositary the trust units and zero coupon bonds, or treasury securities, that such depositary units represent. The withdrawal of such trust units is effected by the written request of a record holder to the depositary for withdrawal of the trust units and corresponding zero coupon bonds, and such withdrawal may be done only in denominations of 50 depositary units or an integral multiple of 50. Such withdrawn trust units are generally not transferable, except by operation of law, transfers to the depositary or the initial transfer to a record holder upon a withdrawal request. Thus, we are not offering to acquire such withdrawn trust units in the Offer. Additionally, upon consummation of the second-step merger, each such withdrawn trust units will be canceled and converted into the right to receive 0.4 of a common unit. Holders of withdrawn trust units will not have dissenters’ rights with respect to the second-step merger. However, holders of withdrawn trust units may participate in this Offer, including the special cash distribution constituting a component of the exchange consideration, if they redeposit their withdrawn trust units with the depositary by following the instructions set out in the deposit agreement and validly tender the depositary units received upon such redeposit before the expiration of the Offer. Such redeposits may be done only in denominations of 50 trust units, or an integral multiple of 50, accompanied by the corresponding number of treasury securities. For each 50 withdrawn trust units, there is a corresponding $1,000 face amount U.S. treasury bonds required, or $20 for each withdrawn trust unit redeposited.
      The Partnership intends, promptly after completion of this Offer and the acceptance of depositary units for the cash consideration or exchange consideration, including the issuance of our common units, to seek to have NGT consummate the second-step merger. Pursuant to the terms of the second-step merger,

•	each remaining depositary unit that was not accepted by the Partnership in the Offer for the cash consideration or exchange consideration would be converted into the right to receive one common unit of the Partnership (0.4 of a common unit for the trust unit on deposit and 0.6 of a common unit for the undivided one-fiftieth of the $1,000 face amount of the zero coupon bonds on deposit); and

•	each withdrawn trust unit would be converted into the right to receive 0.4 of a common unit of the Partnership.
      While the General Partner does not currently intend to seek any changes concerning the contracts with Eastern American Energy Corporation, who we refer to as Eastern American, or any of its affiliates, we believe that we can reduce the combined effect of increasing expenses and declining production attributable to

NGT’s legacy assets by implementing a risk management program under the current commodity price environment. As a result, we believe that holders of depositary units or withdrawn units would benefit from our business plan, which includes (1) future acquisitions of net profits interests to reduce or eliminate the decline in production attributable to the legacy assets and (2) implementation of a risk management policy that would be designed by us to reduce the adverse effects of a future decline in commodity prices for expected future production of the Partnership. See “Risk Factors — Risk Factors Related to Our Business and the Oil and Gas Industry” that begins on page 65 of this prospectus for a discussion of the risks associated with our business plan.
      Despite our intention not to change any of the material terms of the contracts with Eastern American, we have received a letter from Eastern American asserting that the second-step merger through the Partnership Merger would lead to the termination of the current gas purchase contract between Eastern American and one of its marketing affiliates, Eastern American Marketing Corporation, pursuant to which such affiliate purchases NGT production. All of NGT’s revenues are generated by such purchases. For a more detailed description of the gas purchase contract, please see “NGT Properties — The Net Profits Interest — Gas Purchase Contract.” Eastern American asserts that the Partnership Merger would lead to the termination of NGT, and because the gas purchase contract specifically states that it would terminate upon the termination of NGT, the gas purchase contract would then terminate. If the interpretation is correct, Eastern American, or an affiliate, is required to continue to purchase production from the legacy assets under a new gas purchase contract upon the same terms and conditions as Eastern American, as operator, receives for its production from the underlying properties.
      We have advised Eastern American that we disagree with their assertions and interpretation of the termination provision of the gas purchase contract in the context of the proposed Partnership Merger. However, to avoid a dispute with Eastern American, we may seek to effect the Subsidiary Merger as an alternative to the Partnership Merger, because in the Subsidiary Merger, NGT would be the surviving and continuing entity and the gas purchase contract would remain in effect.
      Should we choose to effect the Subsidiary Merger, in connection with such merger we would cause the Partnership to be the trustee of NGT and would further amend the trust agreement to delete the provisions of that agreement that are obsolete, inapplicable or unnecessary because NGT would no longer have public unitholders.
Who is Ensource Energy Income Fund?
      We are a new Delaware master limited partnership formed on May 26, 2005. We were formed by the successor to our General Partner for the purpose of conducting and consummating the Offer and subsequent merger as more fully described in this prospectus and executing the business plan described herein. Our primary business model, after the consummation of the transactions proposed in this prospectus, is to increase unitholder value in terms of cash distributions per common unit and capital appreciation through the acquisition of net profits interests on oil and natural gas properties that Ensource Reserves, a wholly-owned subsidiary of the General Partner, will acquire in the future and to manage effectively the current assets of NGT, including reinvesting the proceeds from the sale of the zero coupon bonds that constitute a part of the depositary units. For a summary of the net profits interests, see “Certain Relationships and Related Party Transactions — Net Profits Interests Agreement.”
      Our overall strategy is to conduct our business in a manner similar to that of many of the energy income funds operating in Canada, except that the Partnership will focus on acquiring net profits interests on properties in the United States. The Canadian energy income funds principally seek to acquire and manage mature oil and natural gas properties. To our knowledge, there are currently 36 publicly traded energy income funds listed on the Toronto Stock Exchange with a combined market capitalization of over U.S. $50 billion as of June 15, 2006. These funds report that they typically distribute approximately 50-90% of their cash flow, depending on their respective asset mix and reserve life. We are aware that the securities of eight of the Canadian energy income funds trade on exchanges in the United States (trading symbols: ERF, HTE, CNE, PTF, PVX, PWI, BTE and PGH). Based upon published reports, the ownership of U.S. investors in these eight funds ranges from approximately 50% to 70% and the combined market capitalization of these eight dual listed funds is in excess of U.S. $23 billion. See “Partnership Business and Properties — Our Growth Strategy.”
      Because we are a limited partnership, our operations will be managed by our General Partner. As more fully described below, our General Partner is a limited liability company. Please see “Risk Factors — Risks Related to Our General Partner — Our General Partner will have Conflicts of Interest,” and “Management — The Board of Directors of Our General Partner — Conflicts Committee” for a description of the conflicts of interest that may arise under this management arrangement and our method for resolving them. Pursuant to the limited liability company agreement of our General Partner, our General Partner has delegated its powers and authorities to manage our business and affairs to its board of directors. See “Partnership Business and Properties — Our Structure” for a description of our organizational structure. Additionally, the board of directors of our General Partner will cause our General Partner to enter into employment agreements with our executive officers. Please see “Certain Relationships and Related Party Transactions — Employment Agreements with Executive Officers.” Our General Partner will provide all administrative and other services and functions to us.
      Our General Partner, through its board of directors, will manage the Partnership and will have the authority to approve, with respect to the General Partner, any of its subsidiaries and the Partnership, certain actions, including:

•	any acquisitions;

•	any transfer or abandonment of any properties or other assets or any interest in such properties or other assets;

•	the incurrence of any indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business);

•	the mortgage, pledge, assignment in trust or other encumbrance of any property or assets, or the assignment of any monies owed or to be owed, except for customary liens granted in the ordinary course or to secure any indebtedness for borrowed money as described immediately above;

•	any merger, exchange or consolidation, recapitalization or reorganization, dissolution, liquidation, winding up of affairs or the commencement of any bankruptcy;

•	enter into any commodity hedging transactions pertaining to oil, gas and related hydrocarbons and minerals, whereby more than 25% of the Partnership’s and/or the General Partner’s (including its subsidiaries) expected production from the proved developed producing reserves is hedged for the succeeding 12-month period or whereby the term of such hedging transaction exceeds two years;

•	the guarantee of the performance of any non-financing contract or other obligation of any person (other than the General Partner) other than in the ordinary course of business;

•	the authorization, offer, issuance or sale of any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities or the request of members for capital contributions;

•	any transaction involving us, the General Partner or any of its subsidiaries, on the one hand, and any member of the General Partner, on the other hand (subject to the approval by 66 2/3 % of the membership interest of the members of the General Partner that such transaction is fair, as set forth in the limited liability company agreement);

•	our operating budget or any changes thereto;

•	any change in our outside auditor;

•	the appointment of the General Partner’s independent petroleum engineer;

•	the compromise or settlement of any lawsuit, administrative matter or other dispute where the amount the General Partner, its subsidiaries or the Partnership may recover or be obligated to pay, as applicable, is in excess of the applicable amount set forth in the limited liability company agreement;

•	any amendment, modification or change in any material respect in any of our material agreements;

•	any amendment to the formation documents or other governing documents of Ensource Reserves or the Partnership;

•	any transaction with any of our affiliates, or any officer, director or employee of the General Partner or any affiliate of any officer, director or employee of the General Partner; and

•	any action or approval to enter into any binding agreement with respect to the foregoing.
      However, certain actions may not be taken without the approval of the members of the General Partner, many of which overlap certain actions that may not be taken without also having the approval of the board of directors. The following actions may not be taken by the General Partner without the approval of at least 66 2/3 % of the membership interests of its members (and to the extent it has the legal power and authority) the General Partner shall cause its subsidiaries and the Partnership not to take the following actions:

•	expenditures during any one-year period in excess of $15 million for one or more acquisitions;

•	transfers, during any one-year period, of or abandonment of any properties or other assets or any interest in such properties or other assets, involving assets valued at or involving net proceeds of more than $15 million in the aggregate;

•	incurrence of any indebtedness for borrowed money (not including trade payables incurred in the Partnership’s or in the General Partner’s (or any of its subsidiaries) ordinary course of business) on behalf of the Partnership or the General Partner (or any of its subsidiaries) of more than $5 million outstanding at any one time;

•	mortgage, pledge, assignment in trust or otherwise encumber any property or assets of the General Partner, or assign any monies owed or to be owed to the General Partner, except for customary liens granted in the ordinary course of business to secure indebtedness for borrowed money as described immediately above;

•	enter into any merger, exchange or consolidation; effect a recapitalization or reorganization; commence a dissolution, liquidation or winding up of affairs; or commence, consent to or permit a bankruptcy;

•	authorize, offer, issue or sell any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities resulting, in any one-year period, in proceeds in excess of $1.0 million, or make one or more requests of the members for capital contributions in excess of $1.0 million in any one-year period;

•	approve, or otherwise modify any existing arrangements with respect to, compensation for members of the board of directors of the General Partner;

•	appoint or remove any executive officer, enter into or modify or amend in any material respect any employment agreement with any officer or hire any person on other than an at “at-will” basis or terminate any person employed on other than such basis;

•	admit any new partner, member, shareholder or other equity interest owner to any subsidiary of the General Partner;

•	authorize material transactions not in the ordinary course of business;

•	redeem or repurchase any securities;

•	amend the formation documents or other governing documents of such persons;

•	approve of any transaction with any affiliate of such persons, or any officer, director or employee of such persons, or any affiliate of any officer, director or employee of such persons; or

•	any action, authorization or approval, or the entry into any binding agreement, or to otherwise obligate the General Partner, any of its subsidiaries or the Partnership, with respect to the foregoing.
Who is Ensource Energy LLC?
      Ensource Energy LLC, our General Partner, is a Delaware limited liability company formed on March 21, 2006. It was formed by Scott W. Smith and Marshall M. Eubank, who will also serve as the executive officers of the General Partner. Ensource Energy LLC is the successor General Partner to Ensource Energy Partners, our former general partner. Ensource Energy LLC acquired the general partner interest in us from Ensource Energy Partners on May 11, 2006, and Ensource Energy Partners was then dissolved. Ensource has received capital commitments, subject to specified conditions, of $40.0 million, primarily from Lehman, the Ospraie Parties and Ensource management. Pursuant to the limited liability company agreement that governs our General Partner, the activities and operations thereof will be subject to approval of Lehman, the Ospraie Parties and our General Partner’s board of directors.
      Mr. Smith is a member of our General Partner’s board of directors and will remain as a director after consummation of the Offer. Please see “Management — The General Partner’s Board of Directors and General Partner’s Executive Officers” for a description of Messrs. Smith’s and Eubank’s qualifications and a summary description of the members of our General Partner’s board of directors and executive officers. By virtue of our structure and employment agreements between our General Partner and Messrs. Smith and Eubank to be entered in to upon consummation of the Offer, Messrs. Smith and Eubank will provide supervisory and management services required for our operations. Our General Partner will provide the administrative and other services required for our operations and the operations of our General Partner and Ensource Reserves. Additionally, the members of our General Partner will appoint four additional members to the board of directors of our General Partner, effective at closing of the Offer. Please see “Partnership Business and Properties — Our Structure” for a description of our organizational structure.
      Our General Partner, as the sole member of the Operating Company, will implement the business plan and objectives relating to the Operating Company described in this prospectus, and will provide management and business services to the Operating Company. Please see “Certain Relationships and Related Party Transactions — the Operating Company”.
Who Will Be the Members of Our General Partner’s Board of Directors and What is the Role of the Board?
      Our General Partner’s board of directors is currently comprised of the following individuals:

•	Scott W. Smith, President and CEO of Ensource, former member of the board of directors of The Wiser Oil Company (NYSE:WZR) until its sale to Forest Oil Corporation (NYSE:FST) in June of 2004;

•	Jacob Roorda, Vice President, Corporate of Harvest Energy Trust (NYSE:HTE), a $3.0 billion market capitalization energy trust headquartered in Calgary, Alberta;

•	S. P. Johnson IV, President, Chief Executive Officer and a member of the board of directors of Carrizo Oil & Gas, Inc. (NASDAQ: CRZO), a $700 million capitalization independent oil and gas company headquartered in Houston, Texas; and

•	Mark J. Warner, Director of Corporate Development for PointOne, Inc. located in Austin, Texas and a member of the board of directors of Quicksilver Resources, Inc. (NYSE:KWK), a $3.0 billion market capitalization independent oil and gas company.
      Upon consummation of the Offer, the board of directors of our General Partner will consist of seven directors. Messrs. Smith, Roorda, Johnson and Warner will remain as directors of the General Partner’s board of directors. Messrs. Roorda, Warner and Johnson will satisfy the independence requirements of The New

York Stock Exchange Group (including requirements of the NYSE and the NYSE Arca) and SEC rules. Each of Lehman and the Ospraie Parties has the right to designate either one or two directors to our General Partner’s board of directors depending on their ownership interests in our General Partner. Each of them has the right to designate two directors if such party in the aggregate owns membership interests with an aggregate sharing ratio that is equal or greater than 34% of the aggregate sharing ratio of the membership interests owned by such party or its respective affiliates immediately following the consummation of the Offer. One of each of their two designees must be independent under the independence requires of the New York Stock Exchange Group (including the requirements of the NYSE Arca) and SEC rules. Each of them has the right to designate one director if such party in the aggregate own membership interests in the General Partner with an aggregate sharing ratio that is equal to or greater than 20% but less than 34% of the membership interests owned by such party or its respective affiliates immediately following the consummation of the Offer.
      Immediately following the consummation of the Offer, the following individuals will be added to our General Partner’s board of directors:

•	Lehman designees:

•	Mr. J. Robert Chambers: Managing Director of Lehman Brothers Inc., where he manages the Lehman Energy Fund, a pool of proprietary energy investments.

•	Mr. Richard G. Zepernick, Jr.: President and Chief Executive Officer of Marlin Energy, L.L.C., a privately held exploration and production company headquartered in Lafayette, Louisiana.

•	Ospraie Parties designee:

•	Mr. John Duryea: Portfolio Manager at an affiliate of the Ospraie Parties, an investment firm with approximately $4 billion of capital under management located in New York City.
      However, certain actions may not be taken without the approval of the members of the General Partner, many of which overlap certain actions that may not be taken without also having the approval of the board of directors. The following actions may not be taken by the General Partner without the approval of at least 66 2/3 % of the membership interests of its members (and to the extent it has the legal power and authority) the General Partner shall cause its subsidiaries and the Partnership not to take the following actions:

•	expenditures during any one-year period in excess of $15 million for one or more acquisitions;

•	transfers, during any one-year period, of or abandonment of any properties or other assets or any interest in such properties or other assets, involving assets valued at or involving net proceeds of more than $15 million in the aggregate;

•	incurrence of any indebtedness for borrowed money (not including trade payables incurred in the Partnership’s or in the General Partner’s (or any of its subsidiaries) ordinary course of business) on behalf of the Partnership or the General Partner (or any of its subsidiaries) of more than $5 million outstanding at any one time;

•	mortgage, pledge, assignment in trust or otherwise encumber any property or assets of the General Partner, or assign any monies owed or to be owed to the General Partner, except for customary liens granted in the ordinary course of business to secure indebtedness for borrowed money as described immediately above;

•	enter into any merger, exchange or consolidation; effect a recapitalization or reorganization; commence a dissolution, liquidation or winding up of affairs; or commence, consent to or permit a bankruptcy;

•	authorize, offer, issue or sell any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities resulting, in any one-year period, in proceeds in excess of $1.0 million, or make one or more requests of the members for capital contributions in excess of $1.0 million in any one-year period;

•	approve, or otherwise modify any existing arrangements with respect to, compensation for members of the board of directors of the General Partner;

•	appoint or remove any executive officer, enter into or modify or amend in any material respect any employment agreement with any officer or hire any person on other than an at “at-will” basis or terminate any person employed on other than such basis;

•	admit any new partner, member, shareholder or other equity interest owner to any subsidiary of the General Partner;

•	authorize material transactions not in the ordinary course of business;

•	redeem or repurchase any securities;

•	amend the formation documents or other governing documents of such persons;

•	approve of any transaction with any affiliate of such persons, or any officer, director or employee of such persons, or any affiliate of any officer, director or employee of such persons; or

•	any action, authorization or approval, or the entry into any binding agreement, or to otherwise obligate the General Partner, any of its subsidiaries or the Partnership, with respect to the foregoing.
Who is Ensource Reserves?
      Ensource Reserves, also referred to as the Operating Company, is a Delaware limited liability company formed on May 25, 2005 and wholly-owned by the General Partner. Its business is to acquire, manage and operate oil and natural gas producing properties located in the United States. The Operating Company’s strategy is to target lower risk, medium-to-long lived oil and natural gas properties located predominantly onshore in the continental United States. The Operating Company does not intend to participate in high risk exploration for oil and natural gas. Instead, it is focused on making effective acquisitions and maximizing the value of its properties by reducing operating costs and developing reserves through the implementation of applicable development technologies, including, among other things, well stimulation and other completion operations and implementing other operational efficiencies to enhance or extend the production from its properties. See “Partnership Business and Properties — Our Growth Strategy” for a description of our and the Operating Company’s growth strategy.
      Upon the acquisition of such targeted properties and satisfaction of any conditions that may apply in its debt financing, Ensource Reserves intends to sell to us a net profits interest on such acquired property. See “Certain Relationships and Related Party Transactions — Net Profits Interests Agreement” for a further description of the net profits interests arrangement.
      The Operating Company’s operations and business, including, among other things, its evaluation and acquisition of oil and natural gas properties, will be managed on its behalf by the General Partner, as the sole member of the Operating Company. See “Certain Relationships and Related Party Transactions — the Operating Company”. Although the General Partner will be managing the Operating Company’s day-to-day operations, the General Partner’s board of directors and the General Partner’s members have correspondingly retained the same powers in regards to the Operating Company as are applicable to the Partnership.
      By virtue of the organizational structure of the Partnership and the Operating Company, the Partnership’s future financial results will be dependent upon the Operating Company’s ability to execute its business plan, which in turn depends on our General Partner’s ability to manage the Operating Company.
Why is the Partnership Proposing that Depositary Unitholders Exchange their Depositary Units into Common Units?
      Our business will be different from that of NGT. Our primary business model, after consummation of the transactions proposed in this prospectus, is to increase unitholder value in terms of cash distributions per common unit and capital appreciation through the acquisition of net profits interests on oil and natural gas properties to be acquired by the Operating Company in the future. Additionally, depositary unitholders whose validly tendered depositary units are accepted by us for exchange will share pro rata in the $5.9 million special cash distribution (reduced for depositary units accepted by us for the cash consideration).
      At the closing of the second-step merger described in this prospectus, the Partnership’s assets will consist of the financial assets (being the $117.6 million face amount of zero coupon U.S. Treasury bonds due May 2013, with a market value of approximately $83.3 million based on quotes available as of June 1, 2006, assuming all the depositary units are purchased for cash and/or exchanged for our common units), the existing net profits interests of NGT (with a net present value of the estimated proved reserves, discounted at 10%, of $114.2 million as of December 31, 2005 based on a flat gas price of $12.60 per Mcf) and $19.50 million (less expenses of the offering and the amount of the special cash distribution) to be contributed to the Partnership by the General Partner upon the closing of the Offer. References in this prospectus to the activities of the General Partner assume that the second-step merger, described beginning on page 111, has occurred, except where the context otherwise requires.
      We cannot assure you that the trustee will consent to the second-step merger. If the trustee were to fail or refuse to do so, we intend to take such actions as we determine to be necessary or appropriate to cause it to do so, which would include removal of the trustee. If these efforts were unsuccessful, however, we would be unable to complete the second-step merger. In that event our assets would be comprised of our General Partner’s cash contribution of $20.0 million (which amount does not include the General Partner’s cash contribution that would be used to purchase common units) less the expenses of the Offer, estimated to total $8.6 million, not less than 2,950,001 NGT trust units and cash from sale of the zero coupon bonds underlying the depositary units accepted by us for cash consideration of exchange. Although our business plan was prepared based on the assumption that the second-step merger would occur, we would be able to implement our business plan if the Offer is consummated but the second-step merger is not. We would be able to do so because NGT’s legacy assets would continue to generate cash for distributions to NGT’s trust unitholders, including the Partnership in its capacity as owner of not less than a majority of NGT trust units that we would have accepted for the cash consideration or the exchange consideration in the Offer. We would also have the cash proceeds from the sale of the zero coupon bonds underlying the depositary units that we accept pursuant to the Offer. The amount of the cash we would receive in such event would be less than the cash we would receive if the second-step merger occurs. The effect of this difference could be that, if we grow rapidly, we may need to seek equity financing of future acquisitions earlier than currently expected, but we do not expect it would prevent or impair our ability to successfully implement our business plan.
      We believe that the Offer and subsequent merger of NGT are in the best interests of owners of depositary units and NGT trust units. After the completion of the Offer and second-step merger, holders of depositary units and NGT trust units should benefit from:

•	active management of our assets, employing a business strategy intended to maximize unitholder value through increases over the long term in cash distributions to unitholders;

•	for the Partnership, the implementation of an overall hedging policy designed to ensure minimum economic returns on both the legacy assets and on new acquisitions of net profits interests from the Operating Company in the future;

•	as an owner of common units, receiving a distribution of available cash from operating surplus for each quarter after the consummation of the Offer; see “Our Cash Distribution Policy and Restrictions on Distributions.”

•	during the subordination period, which is defined in the partnership agreement and in the glossary of terms attached as Annex B attached hereto, distributions on the outstanding subordinated units will be subordinate and junior to the right of holders of our common units (including former NGT unitholders who retain ownership of our common units) to receive a distribution of not less than $0.50 per quarter, or $2.00 annually, of available cash from operating surplus.

•	the sale by the Partnership of the $1,000 face amount United States Treasury book-entry securities representing stripped-interest coupons maturing May 13, 2013, which we refer to as the zero coupon bonds, constituting a part of every 50 depositary units that we accept for exchange, which bonds do not generate current cash income, and the investment by the Partnership of the net proceeds from such sale in primarily cash, cash equivalents, U.S. government securities and other high-quality debt maturing in one year or less from the date of investment that pay current income pending the application of those proceeds to purchase additional interests in oil and natural gas properties;

•	the Partnership’s investment of the up to $40.0 million contribution (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) from the General Partner (less (i) up to $20 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million)) along with the net proceeds from sale of the zero coupon bonds (estimated to total up to approximately $83.3 million as of June 1, 2006, assuming all of the depositary units are purchased for cash consideration or tendered to us for exchange and based on recent quotes for the zero coupon bonds) into the purchase of net profits interests in producing oil and natural gas properties to be acquired by the Operating Company;

•	the competitive advantage that the Partnership believes it will have in the United States acquisition and divestiture market for oil and natural gas producing properties by being one of the few, actively-managed publicly-traded entities that is flow-through to its owners for tax purposes. Based on our structure, the Partnership can acquire net profits interests in additional properties to be acquired by the Operating Company, whereas the existing passive publicly-traded U.S. royalty trusts, such as NGT, generally cannot replace reserves and/or grow by acquiring new properties;

•	Partnership revenues from net profits interests that we acquire in the future on properties that the Operating Company may acquire in the future, which we expect to be accretive to the current revenues received per common unit from the existing net profits interests from NGT’s existing assets, or legacy assets;

•	the possibility that the distribution rate per common unit will be increased in the future as new properties are acquired by the Operating Company and net profits interests are purchased on those properties by the Partnership;

•	unlike depositary units, the common units do not have to be transferred in denominations of 50 or an integral multiple thereof; and

•	the Partnership’s expectation that its operations will not generate unrelated business taxable income, or UBTI, for federal income tax purposes, since the Partnership will neither acquire working interests in oil and natural gas properties, nor incur indebtedness. By avoiding UBTI, we believe that our equity interests will appeal to tax- exempt investors, potentially providing us a broader investor base than that of other publicly-traded partnerships, which should assist us in attracting funding for future acquisitions as we grow our business. According to the public SEC filings of NGT, NGT’s trust units do not generate UBTI, so this feature of the Partnership is similar to taxable income generated by NGT.

      We do not, however, have an operational history that you can use to inform your decision to participate in the Offer. Please see “Risk Factors — Risk Factors Related to Our Business and the Oil and Natural Gas Industry” for more information about our lack of operational history.
What Will I Receive if I elect to Tender My Depositary Units for the Cash Consideration?
      In consideration for each depositary unit you validly tender for cash and do not properly withdraw before the expiration date (assuming the satisfaction of all conditions of the Offer, including the minimum tender condition) and that is accepted by us, you will receive cash consideration in the amount of $31.00, without interest, for each depositary unit. The cash consideration will be paid promptly after the closing of the Offer.
      Depositary unitholders who elect to participate in the cash tender offer and whose depositary units are not properly withdrawn and are accepted by us will not participate in the exchange offer unless more than 2,950,001 depositary units are validly tendered to us and not properly withdrawn for the cash consideration.

What Happens if More than 2,950,001 Depositary Units are Validly Tendered for the Cash Consideration and Not Withdrawn?
      The Partnership is willing only to pay the cash consideration for a maximum of 2,950,001 depositary units and, therefore, the cash consideration option of the Offer is for a maximum of 2,950,001 depositary units. If more than 2,950,001 depositary units are validly tendered to us for the cash consideration and the conditions to the Offer are satisfied, we will accept only 2,950,001 depositary units for the cash consideration, as a result of which the number of depositary units that we accept from each of the holders of the depositary units so validly tendered for the cash consideration will be prorated based upon the product of the number of depositary units so tendered by such holder times a fraction, of which (i) the numerator is 2,950,001 and (ii) the denominator is the total number of depositary units validly tendered to us for the cash consideration, rounded to the nearest whole number of depositary units.
      The excess of the number of depositary units validly tendered by a holder for cash consideration over the number of depositary units accepted by us for cash consideration, pro rated as described in the preceding paragraph, will be treated as depositary units for which such holder validly tendered such depositary units for the exchange consideration and will be accepted by us for the exchange consideration.
      For example, assuming a unitholder with a 1000 depositary units tenders for cash and a total of 4.0 million depositary units are tendered for cash, then such unitholder would receive the following:

•	$22,862.50, being 2,950,001/4,000,000 X 1000 units X $31.00 per unit, plus

•	262 common units in the Partnership, being 1000 units minus (2,950,001/4,000,000 X 1000), plus

•	$386.45 in special cash distribution, being $5,900,000/4,000,000 or $1.475 X 262 common units.
      If only a total of 2,950,001 of the depositary units are accepted by the Partnership for cash consideration or exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $2.00 per depositary unit so accepted. Alternatively, if 100% of the depositary units are accepted for cash consideration and exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $1.00 per depositary unit.
What Will I Receive if I elect to Tender My Depositary Units for the Exchange Consideration?
      In exchange for each depositary unit you validly tender for the exchange consideration and do not properly withdraw before the expiration date (assuming the satisfaction of all conditions to the Offer, including the minimum tender condition) and that is accepted by us for exchange, you will receive consideration of one whole common unit of the Partnership and a special cash distribution of a pro rata portion of $5.9 million (rounded to the nearest $0.01) reduced proportionately for depositary units accepted by us for cash consideration (in respect of which the special cash distribution will not be paid). The reduced aggregate special cash distribution is calculated by multiplying $5,900,000 by a fraction, (i) the numerator of which is the number of depositary units accepted by the Partnership for the exchange consideration and (ii) the denominator of which is the total number of depositary units accepted by the Partnership pursuant to the Offer.
      The actual amount of the special cash distribution paid to each person whose depositary units are accepted by us for the exchange consideration will be calculated based on the following formula:

•	the number of depositary units of such person accepted by the Partnership for the exchange consideration, multiplied by

•	a fraction, of which (i) the numerator is the reduced aggregate special cash distribution calculated in the manner described above and (ii) the denominator is the total number of depositary units accepted by the Partnership for the exchange consideration.
      For example, assuming a total of 4.0 million depositary units are tendered for the exchange consideration, with none tendered for the cash consideration, then the $5,900,000 special cash distribution would all be paid to holders of the depositary units accepted for the exchange consideration. As a result, a hypothetical holder of

1,000 depositary units tendering his depositary units for the exchange consideration would receive $1.475 per unit, calculated by dividing $5,900,000 by 4,000,000, or a total of $1.475.
      If only a total of 2,950,001 of the depositary units are accepted by the Partnership for cash consideration or exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $2.00 per depositary unit so accepted. Alternatively, if 100% of the depositary units are accepted for cash consideration and exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $1.00 per depositary unit.
Can Previously Tendered Depositary Units Still be Withdrawn?
      Yes. If you have previously tendered for exchange any of your depositary units, you may withdraw those depositary units at any time until the Offer has expired, and, if we have not agreed to accept your depositary units for exchange by the expiration date, you can withdraw them at any time after such date until we accept depositary units for exchange. To do so, you must follow the instructions set out under “The Offer — Withdrawal Rights.”
      If depositary units were previously tendered to us in response to our previous exchange offer are not withdrawn, they will be deemed to have been tendered for the exchange consideration in this Offer. Thus, if no action is taken on such previously tendered depositary units, then such depositary units will be deemed to have been tendered for the exchange consideration.
How Can I Receive My Share of the $5.9 Million Special Cash Distribution and When?
      In order to receive your pro rata share of the special cash distribution of $5.9 million (which may be reduced proportionately for depositary units accepted by us for the cash consideration), certain conditions must occur. First, you must properly tender your depositary units for the exchange consideration prior to the expiration date, not withdraw your tendered depositary units before the expiration date and such depositary units must be accepted by us for the exchange consideration, which tender may be done only in denominations of 50 or an integral multiple thereof. Second, we must have received validly tendered depositary units in the Offer equaling more than 50% of the outstanding trust units (valid tenders for cash consideration, exchange consideration or a combination thereof from holders of not less than 2,950,001 depositary units are required to satisfy this obligation). The special cash distribution will be paid promptly after the closing of this Offer to persons whose depositary units are accepted for exchange consideration.
Will the Partnership Participate in the $5.9 Million Special Cash Distribution?
      Yes. The Partnership will participate in the special cash distribution. The Partnership’s participation in the special cash distribution will result from the fact that the special cash distribution will not be paid for depositary units accepted by the Partnership for the cash consideration; the cash that is not so paid in respect of depositary units accepted for cash consideration will be retained by the Partnership. The cash so retained by the Partnership will be based on the following formula: the product of (1) the number of depositary units accepted by the Partnership for cash consideration times (2) a fraction, of which (a) the numerator is $5,900,000 and (b) the denominator equals the total number of depositary units that are accepted by the Partnership pursuant to the Offer.
      For example, if a total of 4 million depositary units are tendered and 2,950,001 depositary units are accepted for the cash consideration and the balance are accepted for the exchange consideration, the Partnership will be entitled to retain $4,351,251 of the $5,900,000 amount available for the special cash distribution, calculated as follows: 2,950,001 times $5,900,000/4,000,000, or $1.475 for each of the 2,950,001 depositary units accepted by the Partnership for the cash consideration.

What are the Conditions of the Offer?
      The Partnership’s obligation to pay the cash consideration or the exchange consideration for depositary units validly tendered to the Partnership pursuant to the Offer is subject to several conditions referred to below under “The Offer — Conditions of the Offer,” including the following:

•	the registration statement condition — the registration statement of which this prospectus is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and the Partnership shall have received all necessary state securities law or “blue sky” authorizations;

•	the minimum tender condition — there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of depositary units representing at least a majority of the total voting power of all of the outstanding trust units immediately prior to the expiration of the Offer (currently estimated to be 2,950,001 depositary units based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006);

•	the antitrust condition — any waiting periods under applicable antitrust laws shall have expired or terminated;

•	the contribution condition — (1) our General Partner shall have contributed up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to us in exchange for (i) a 1% general partner interest in the Partnership, (ii) the incentive distribution rights, (iii) 567,741 subordinated units, (iv) a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase 1,000,000 common units at an exercise price of $38.00 per common unit, and (v) up to 645,161 common units in the Partnership; and (2) the Third Point Parties shall have contributed to us up to $71.5 million to fund a portion of the cash consideration for depositary units tendered to us for the cash consideration in exchange for common units of the Partnership at a price of $31.00 per common unit;

•	the impairment condition — NGT shall not have entered into or effectuated any agreement or transaction with any person or entity contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT; and

•	the listing condition — the common units of the Partnership to be issued to holders of depositary units and trust units in the Offer and second-step merger, to be issued to the Third Point Parties and the General Partner in exchange for funding the cash consideration, and to be issued to the General Partner in respect of its warrant to purchase 1,000,000 common units and conversion of its 567,741 subordinated units shall have been authorized for listing on the NYSE or NYSE Arca without any requirement for the Partnership under applicable NYSE or NYSE Arca rules to obtain common unitholder approval, subject to official notice of issuance.
      The satisfaction or existence of any of the conditions to the Offer, including those set forth above, will be determined by the Partnership in its reasonable sole discretion. Any and all conditions to the Offer, including those set forth above, may be waived (to the extent legally permissible) by the Partnership in its reasonable sole discretion.
Why is Ensource Proposing the Structure Described in This Prospectus For the Partnership, the General Partner and the Operating Company?
      After consummation of the second-step merger, the Partnership is structured to acquire net profits interests burdening oil and natural gas properties to be acquired in the future by the Operating Company. Additionally, after the second-step merger, the Partnership will either (directly or indirectly through a newly-formed, wholly-owned subsidiary) own and manage the term net profits interests, royalty net profits and other assets that are currently owned by NGT. Thus, the Operating Company’s role in our structure is to acquire oil and natural gas properties and then to sell to us net profits interests burdening those properties. The structure of the Partnership (please see the diagram included on page 34 of this prospectus) has been designed to accomplish the following goals:

•	to provide investors the opportunity to own an interest in a pass-through or non-taxable entity and to maintain the characterization of taxable income of the Partnership consistent with that recognized by holders of NGT trust units — that is, the Partnership does not expect to generate UBTI for current or future tax-exempt unitholders in the Partnership; and

•	to have the widest possible investor base. As the future growth of the Partnership will be dependent in part on our ability to raise equity funding in the public and private capital markets, we believe it is important that our equity be eligible under current laws for purchase by retail, institutional and non-profit investors, including funds held in individual retirement accounts (IRA), 401K plans and other self-directed investment funds.
Why is the Offer Being Proposed?
      The Offer is being proposed so that we can obtain control of NGT in order to effect the second-step merger.
      See “Background and Reasons for and Alternatives to the Offer and Second-Step Merger” beginning on page 91 for a more complete discussion of the reasons for the Offer and second-step merger.
How has NGT Performed Recently?
      Set forth below is our analysis of NGT’s performance to date.
Annual Production Attributable to Nets Profits Interest
      The actual volumes of gas reported by NGT as attributable to the Net Profits Interests over the period 1994 through 2005 is reflected as the first segment of the line in the above graph.
      The second segment of the lower line in the above graph reflects the volume of natural gas attributable to the Net Profits Interests that we estimate remains to be produced in respect of the legacy assets for the years 2006 through 2012. We have estimated the remaining volumes assuming a 5.0% annual decline from the actual volume of 1.956 Bcfe of natural gas reported by NGT as 2005 production attributable to its Net Profits Interests. As we do not have access to the information for production estimated by NGT’s independent reserve engineers for the 2006 through 2012 period, we are uncertain if the 5.0% decline rate we have assumed for that period is more or less than the rate assumed by such independent reserve engineers in the reserve report included in NGT’s Annual Report on Form 10-K for the year ended December 31, 2005. The actual decline rate for reported gas volumes attributable to the legacy assets from the fiscal year ended December 31, 2004 to the fiscal year ended December 31, 2005 was approximately 5.4%.

     Annual Expenses Attributable to Nets Profits Interest
      The chart above depicts (1) total actual expenses of NGT, exclusive of production taxes, for the years 1994 through 2005 and (2) total projected expenses for the years 2006 through 2012 using an annual escalation rate of 3.5%. The chart reflects historical and projected trustee expenses, overhead reimbursement and operating cost charges, which are explained in more detail below:

(1) Trustee expenses were $1,474,570 for the fiscal year ended December 31, 2005, which the Trustee reports included $725,798 of expenses incurred by the Trustee related to our original Offer made on November 15, 2005. We estimate that Trust expenses will be approximately $774,979 for the fiscal year ending December 31, 2006, which includes an estimate for the $108,000 annual trust administrative fee payable to the trustee during the fiscal year ended December 31, 2006. Such estimated amount of $774,979 does not include the increased costs and fees (which we estimate could total up to $500,000) that the trust could incur as a result of this Offer. For calendar years 2006 through 2012, we have assumed that total trust expenses escalate at 3.5% annually from the 2006 estimate of $756,501.

(2) Pursuant to the conveyance agreements pertaining to the legacy assets contract between NGT and Eastern American, overhead reimbursement to Eastern American will continue to escalate 3.5% annually from the $317,324 paid in 2005 by NGT to Eastern American.

(3) The operating cost charge paid by NGT to Eastern American for the fiscal year ended December 31, 2005 was $534,348 and we have assumed that it escalates over the period from 2006 through 2012 at 3.5% annually. As provided in the original conveyances that pertain to the legacy assets, the operating cost charge will increase based on the lesser of (A) 5% and (B) a percentage, not less than 0%, equal to the percentage increase, if any, in the average weekly earnings of Crude Petroleum and Gas Production Workers, as published by the United States Department of Labor, Bureau of Labor Statistics, based on a December-to-December comparison. The percentage increase in the operating cost charge from the fiscal year ended December 31, 2004 to the fiscal year ended December 31, 2005 was approximately 2.9%.
      As the graph above illustrates, expenses of NGT have been increasing and are expected to continue to increase throughout the remaining term of NGT.
How Would the Partnership Improve the Situation in Relation to NGT’s Legacy Assets?
      Based on the analyses in the response to the immediately preceding question, it is obvious that production will continue to decline and operating and other chargeable costs of NGT will continue to increase throughout the remaining term of NGT, although current high commodity prices are offsetting that production decline and expense escalation, resulting in a sustained distribution rate by NGT. NGT is not, however, able to engage in risk management activities. Without a risk management program and assuming that future natural gas prices decline substantially, we believe that NGT’s distributable income associated with its net profits interests from the legacy assets will decline from the combination of declining production volumes, lower prices and increased expenses.
      While Ensource does not currently intend to seek any changes concerning the contracts with Eastern American, we believe that, in the current commodity price environment, it can reduce the combined effect of declining production and escalating expenses attributable to NGT’s legacy assets by implementing a risk management program designed to ensure a minimum quarterly distribution at levels at or above $0.50 per unit. Such a risk management program could involve the purchase of natural gas put options or entering into one or more costless collars — the effect of either strategy being to effectively put a floor price on the volumes attributable to the legacy assets. See “Risk Factors — Risk Factors Related to Our Business and the Oil and Gas Industry” that begins on page 65 of this prospectus for a discussion of the risks associated with our business plan. If the transactions contemplated by this prospectus had been completed on December 31, 2004, we estimate that our general and administrative costs would have totaled approximately $2.1 million during each of calendar year 2005 and the twelve months ended March 31, 2006, compared to NGT’s reported general and administrative expenses during 2005 and the twelve months ended March 31, 2006 of $1.475 million and $1.94 million, respectively.
Can You Increase the Consideration Being offered in the Offer for the Depositary Units?
      We have no intention of increasing the Offer. There is a possibility, however, that other bidders will choose to commence an offer for depositary units. If this occurs, the Partnership, in its sole discretion, could choose to increase the amount of the cash consideration or exchange consideration offered in exchange for each depositary unit accepted in the Offer. However, the Partnership is under no obligation to increase the amount of consideration it is offering for depositary units. If the Partnership were to choose to increase the consideration, the Partnership would extend the Offer, if required, in connection with that increase in compliance with applicable U.S. securities laws.
Does the Partnership Have the Financial Resources to Complete the Transactions Contemplated By the Offer and the Second-Step Merger?
      The Partnership estimates that the total amount of cash required to complete the transactions contemplated by the Offer and the second-step merger, including:

•	$91.45 million in order to fund the cash consideration payable for up to 2,950,001 depositary units tendered to, and accepted for purchase by, the Partnership at a price of $31.00 per depositary unit; and

•	the special cash distribution totaling up to $5.9 million (reduced for depositary units accepted by the Partnership for the cash consideration) to be paid pro rata to persons whose depositary units are validly tendered, not properly withdrawn and accepted by us for exchange consideration; and

•	payment of any fees, expenses and other related amounts incurred in connection with the transactions, including the fees and expenses of the trustee and depositary of NGT;
      will be approximately $100.05 million.
      The Partnership expects to have sufficient funds to complete the transactions contemplated by the Offer and the second-step merger and to pay fees, expenses and other related amounts through a combination of the Partnership’s cash on hand and NGT’s expected cash balance. The Partnership expects that such funds will be provided from the following sources:

•	up to $71.5 million will be contributed to the Partnership by the Third Point Parties, subject to specified conditions, to fund a portion of the cash consideration payable for depositary units accepted for cash consideration; and

•	up to $40.00 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration), subject to specified conditions, to be contributed to us by the General Partner at the consummation of the Offer, in exchange for (i) a 1% general partner interest in the Partnership, (ii) the incentive distribution rights, (iii) 567,741 subordinated units, (iv) up to 645,161 common units and (v) a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase a total of 1,000,000 common units at an exercise price of $38.00 per unit.
      The Partnership intends to use up to $71.5 million that would be contributed to it by the Third Point Parties after the expiration of the Offer, together with up to $20.0 million of the cash to be contributed to the Partnership by the General Partner, to fund the cash consideration to be paid at the closing of the Offer to holders of depositary units whose depositary units are accepted for the cash consideration. Each of the Third Point Parties and the General Partner have agreed that after the expiration of the Offer they will, subject to specified conditions, contribute to the Partnership the cash necessary to fund in full our acceptance of a maximum of 2,950,001 depository units validly tendered to us for the cash consideration and not withdrawn. The amounts that will be so contributed to us by the Third Point Parties and the General Partner will be in the same proportion that such person’s maximum commitment ($71.5 million in the case of the Third Point Parties and $20.0 million in the case of the General Partner) bears to $91.5 million. The contribution to the Partnership by the Third Point Parties and the General Partner will be made in exchange for a number of common units to be issued to each of them at a price of $31.00 per common unit based on their respective contribution.
What Happens to the Partnership’s Funding if Fewer than 2,950,001 Depositary Units are Accepted for Cash Consideration?
      If (1) the Offer is consummated because 2,950,001 or more depositary units are validly tendered to the Partnership and the other conditions to closing are satisfied or waived, but (2) fewer than 2,950,001 depositary units are accepted for cash consideration, we will issue correspondingly fewer common units to the Third Point Parties and the General Partner. Thus, we will receive less cash from each of the Third Point Parties and the General Partner. The total number of common units that will be issued by the Partnership, however, will be the same whether or not the maximum number of depositary units (that is 2,950,001) are accepted by the Partnership for cash consideration, since the other depositary units accepted by the Partnership will be exchanged for common units on a one-for-one basis.
      As reported on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, NGT had approximately $892,220 of cash and cash equivalents. The Offer is contingent, among other things, on the satisfaction of a condition, which we refer to as the contribution condition, that the Partnership shall have received funds from the contribution from our General Partner and the Third Point Parties that, together with NGT’s expected cash balance, are sufficient to complete the transactions contemplated by the Offer and the second- step merger and to pay fees, expenses and other related amounts. See “The Offer — Conditions of the Offer.”
Will I be able to Receive a Cash Distribution from NGT for the quarter ending June 30, 2006 if I Elect to Tender My Depositary Units for Cash Consideration?
      No. If the Offer is consummated in accordance with the time frame set forth in this prospectus and the related letter of transmittal, you will not receive any cash distribution made by NGT for the quarter ending June 30, 2006, since the cash distribution for that period is expected on or about September 15, 2006 to holders of record of NGT depositary units on September 1, 2006, which is after the anticipated closing date of our Offer.
Is the Partnership’s Financial Condition Relevant to My Decision to Tender My Depositary Units in the Offer?
      Yes. We believe that the Partnership’s financial condition is relevant to your decision to tender your depositary units to us for exchange in the Offer because depositary units accepted by us for the exchange consideration in the Offer will be exchanged for Partnership common units and a pro rata share of the $5.9 million special cash distribution (as such amount may be reduced for depositary units accepted by us for the cash consideration) for depositary units accepted by us for the exchange consideration in this Offer. Therefore, you should consider the Partnership’s financial condition before you decide to become one of our common unitholders. You also should consider the likely effect that the Partnership’s acquisition of NGT will have on our financial condition. In addition, the Partnership’s financial condition is relevant because the Offer is contingent upon the Partnership receiving at least $111.5 million in cash (reduced $31.00 for the excess of 2,950,001 over the number of depositary units accepted by the Partnership for cash consideration or exchange consideration pursuant to the Offer) to be contributed by the General Partner and Third Point which, together with any cash balance NGT has immediately prior to consummation of the second-step merger, we expect to be sufficient to complete the transactions contemplated by the Offer and the second-step merger and to pay fees, expenses and other related amounts.
      We were formed for the purpose of making the Offer, participating in the second-step merger and executing the business plan, in each case, as described herein, and we have neither conducted any operations nor earned any revenues from operating activities to date. Given the expected contribution from the General Partner and Third Point Parties described above, the Partnership has not secured alternative financing sources for transactions contemplated by the Offer and the second-step merger. If we are unsuccessful in the Offer, our expenses will be paid by our General Partner.
What Percentage of the Partnership’s Common Units Will Holders of Depositary Units Own Immediately After the Offer and the Second-Step Merger?
      As of the date of the Offer, we do not beneficially own any depositary units, although Scott W. Smith, a member, senior executive officer and one of the directors of the board of directors of our General Partner, owns a total of 2050 depositary units. With the exception of the foregoing, we have not effected any transaction in securities of NGT in the past 60 days. Except as set forth above, to our knowledge, after reasonable inquiry, none of the General Partner’s officers, nor any of their respective associates or majority-owned subsidiaries, beneficially owns or has the right to acquire any securities of NGT or has effected any transaction in securities of NGT during the past 60 days.
      Assuming that (i) 2,950,001 depositary units are accepted by us for the cash consideration, (ii) we exchange pursuant to the Offer or the second-step merger all of the remaining outstanding depositary units, which number is assumed to be the excess of 5,880,100 (based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006), and all of the withdrawn trust units of NGT (which number is assumed to be 19,900) and (iii) the General Partner owns 567,741 subordinated units, former depositary unitholders and holders of withdrawn trust units would own in the aggregate 50% of the outstanding common units of the Partnership, representing approximately 45.6% of the aggregate voting power of all our common and subordinated units then outstanding. The foregoing percentages are calculated before giving effect to (1) the issuance of 1,000,000 common units reserved for issuance upon the exercise by the General Partner of its warrant at an exercise price of $38.00 per common unit and (2) the payment of cash in lieu of fractional common units to holders of withdrawn trust units in the second-step merger.
      Assuming that a total of 4.0 million depositary units are tendered and (i) 2,950,001 depositary units are tendered and accepted for the cash consideration and (ii) the balance of the depositary units are accepted for the exchange consideration in the Offer, the Third Point Parties would collectively beneficially own 57.7% of the outstanding common units of the Partnership after the consummation of the Offer but prior to the consummation of the second-step merger. However, after the consummation of the second-step merger, the Third Point Parties’ beneficial ownership of the Partnership’s common units will be 39.1% of the common units outstanding.
What is the Partnership’s Arrangement with the Third Point Parties?
      The Partnership has entered into an agreement with the Third Point Parties pursuant to which, upon consummation of the Offer, the Third Point Parties will contribute up to $71.5 million as consideration for our issuance of common units to the Third Point Parties, such contribution to be equal to $31.00 for each common unit so issued. The cash so contributed by the Third Point Parties will be used by us to fund a portion of the cash consideration payable for depositary units accepted by us for the cash consideration. A form of the common unit purchase agreement is attached as an exhibit to the registration statement of which this prospectus is a part. The aggregate amount of common units issued to the Third Point Parties will be equal to the cash amount to be paid at the closing by the Third Point Parties divided by the cash consideration price at a purchase price equal to the cash consideration price. Not later than two business days following the consummation of the Offer, we will pay the Third Point Parties a put premium which will equal 7.0% of the cash paid at the closing of the Offer by the Third Point Parties. The put premium will be at least $1,750,000. Thereafter, at each anniversary of the closing date of the Offer, the Partnership will pay an administrative fee of $50,000 to the Third Point Parties if on such date the Third Point Parties own at least 500,000 common units.
      None of the common units purchased by the Third Point Parties can be sold or transferred except pursuant to an effective registration under the Securities Act or in an exempt transaction under the Securities Act. The Partnership has agreed that, as soon as practicable after the closing of the Offer, the Partnership will file a registration statement at its expense that covers the common units purchased by the Third Point Parties. Additionally, the Partnership is required to indemnify the Third Point Parties against any claims resulting from any untrue statement of a material fact, furnished by the Partnership, that is contained in the registration statement. Similarly, the Third Point Parties are required to indemnify the Partnership and its officers, directors or controlling persons against claims that arise from any untrue statement of a material fact, furnished by the Third Point Parties, that is contained in the registration statement.
      In connection with, and as a condition to, the Third Point Parties becoming limited partners in the Partnership, our General Partner has agreed pursuant to a participation agreement to be entered into upon consummation of the Offer that upon receipt of cash by our General Partner pursuant to its incentive distribution right, whether as a result of (i) a distribution by the Partnership of available cash; (ii) any other distribution of cash made by the Partnership prior to, during or after the quarter in which a liquidation occurs or (iii) any cash received upon the sale or other disposition of the incentive distribution right, our General Partner will pay to the Third Point Parties up to 15% of the cash received. A form of the participation agreement is attached as an exhibit to the registration statement of which this prospectus is a part.
      In order to prevent the enlargement or dilution of the Third Point Parties’ rights under this participation agreement, the amount of payments will be adjusted if the incentive distribution right is changed due to a split, dividend, recapitalization, combination, exchange or other change.
      The obligation of the Third Point Parties to fund the Partnership is conditioned upon, in addition to other customary closing conditions, the following events:

•	there must have been no developments in the business of the Partnership or NGT, which would be reasonably likely to have a material adverse effect, including, without limitation, that NGT must not have entered into any agreement or transaction with person contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and a pro rata share of the special cash distribution or cash consideration not to exceed $31.00 per depositary unit;

•	in connection with the issuance of the common units of the Partnership and transactions contemplated thereby, the common units of the Partnership must be authorized for listing or admitted to trading on the NYSE, NYSE Arca or Nasdaq without any requirement for the Partnership to obtain common unitholder approval; and

•	the General Partner must have contributed up to $40.0 million to the Partnership.

Has the Partnership Held Discussions With NGT or its Trustee?
      Yes. The Partnership has held discussions with NGT’s trustee in which the Partnership informed the trustee of its plans to initiate the Offer and second-step merger as described in this prospectus. None of these discussions has resulted in the trustee’s endorsement, opposition or opinion regarding the Offer.
Does the NGT Trustee Recommend Acceptance or Rejection of this Offer?
      To date, the trustee of NGT has neither recommended acceptance nor rejection of this Offer. The Trustee did recommend rejection of the Partnership’s prior offer. NGT is a passive entity and does not engage in an active business. The NGT trust agreement does not require the trustee to accept or reject the Offer or take any actions with respect to the Offer.
      The trustee is aware that if we commence this Offer, applicable SEC rules will require that NGT advise the holders of depositary units whether it recommends acceptance or rejection of, or remains neutral with respect to, the Offer.
Was an Independent Representative Engaged on Behalf of Depositary Unitholders or Did the Trust Receive a Fairness Opinion with Respect to this Offer?
      NGT had retained a financial advisor to assist NGT with an evaluation of the Partnership’s prior offer. NGT has not advised us whether it has requested, or intends to request, a fairness opinion from such financial adviser with respect to this Offer.
      We have not engaged an independent representative of the holders of depositary units for purposes of negotiating the terms of the Offer, nor have we obtained or sought, and we do not intend to obtain or seek, a fairness opinion, appraisal or other report related to the Offer from an unaffiliated third party. While we considered the absence of these provisions, we determined that our failure to obtain or seek the same does not render unfair or otherwise impair our Offer to holders of depositary units. We determined that the likelihood that such an unaffiliated representative of the holders of depositary units or a fairness opinion rendered by an unaffiliated financial adviser retained by us would neither add value to the process of structuring the combined transactions nor contribute to the ultimate success of our proposals was minimal and that the costs we would incur to retain such a representative or obtain such a fairness opinion far outweighed the perceived benefits. Furthermore, we concluded that, if NGT determined that such a representative or fairness opinion would be beneficial to the holders of depositary units, it could retain a representative or financial adviser at its cost.
      In structuring this Offer, we used several factors in determining the basis of the consideration being offered the depositary unit holders, among these factors are the following:
      Cash Premium to Current Market Price — The cash consideration price of $31.00 per depositary unit reflects a premium to the average closing price of the NGT depositary units for the 60 calendar days prior to May 12, 2006 (the last trading day preceding the announcement of our intention to commence this offer) of 13.1%, a premium of 13.6% to the average closing price of the NGT depositary units for the 90 calendar days prior to May 12, 2006, and a premium of      % to the closing price of the NGT units on June   , 2006 (the last trading day preceding the date of this prospectus). The cash consideration price of $31.00 per depositary unit also reflects a premium of 6.9% to the closing sales price of the NGT depositary units as reported by the NYSE — Composite Transactions on May 12, 2006, the last trading day preceding the announcement of our intention to commence this Offer. We believe this is a significant premium when considering that (i) the unitholders received the June 15, 2006 NGT distribution of $0.74 per unit, (ii) the decline in the price of natural gas since the beginning of the year as evidenced by the price of the June 2006 NYMEX natural gas contract, which closed at a price of $10.329 on December 30, 2005, $6.28 on May 12, 2006, a reduction of 39.0% and had a closing price as of June 1, 2006 of $5.93, a reduction of 42.5% from year end pricing and (iii) the rise in interest rates since the beginning of the year with the 10-year treasury bond closing at a yield of 4.39% on December 30, 2005, 5.19% on May 12, 2006 (the last trading day preceding the announcement of our intention to commence this offer), an increase of 18.0%, and 5.11% on June 1, 2006 (the most recent trading date for which yields are available prior to the date of this prospectus), an increase of 16.5%.

      Preferential Distribution vs Historical Distributions — In recognition of the increased risks associated with our active business strategy as contrasted with the finite-life, purely passive activity of NGT, we have structured the Offer in a manner to provide existing owners of depositary units that elect to exchange their depositary units for the exchange consideration with increased assurance of future distributions. This assurance is provided by the General Partner purchasing for cash 567,741 subordinated units, subject to adjustment as described herein. During the subordination period as described herein, distributions on the outstanding subordinated units will be subordinate and junior to the right of holders of our common units (including former NGT unitholders who retain ownership of our common units) to receive a distribution of not less than $0.50 per common unit per quarter, or $2.00 per common unit annually, of available cash from operating surplus. We believe that the amount ($0.50 per common unit per quarter) compares favorably to the total $2.32 per NGT trust unit distributed by NGT in 2005 and the annual distribution amounts paid by NGT per trust unit in each of 2004, 2003, 2002 and 2001 of $2.02, $1.82, $1.32, and $1.91 respectively. The fourth quarter 2005 cash distributions and first quarter 2006 cash distribution paid by NGT of $0.67 (paid on March 15, 2006) and $0.74 (paid on June 15, 2006), respectively, exceed our expected quarterly distribution amount by $0.17 and $0.24, respectively.
      Special Cash Distribution — In considering our Offer for the depositary units, we considered it likely that many holders of the depositary units have owned the units for a long period (perhaps from inception of NGT) and that such holders might need an incentive to take the time and effort to evaluate the exchange portion of the Offer and tender their depositary units. Based on that consideration, we determined to offer the special cash distribution of $5.9 million (reduced for depositary units accepted by us for the cash consideration) payable promptly upon completion of the Offer. To encourage participation in the exchange portion of the Offer, this special distribution will be paid pro rata to persons whose depositary units are accepted for exchange consideration, based on the ratio that the number of depositary units accepted from such holder bears to the total number of depositary units acquired by us for cash or accepted by us for the exchange consideration. As a result, this special cash distribution per unit will be a minimum of $1.00 per depositary unit accepted for exchange if all the outstanding depositary unitholders accept the Offer or a maximum of $2.00 per depositary unit accepted for the exchange consideration if only the minimum condition is met. The Partnership is participating in the special cash distribution to the extent it acquires units for the cash consideration.
      Valuation Metrics — Based on the Annual Report on Form 10-K for the year ended December 31, 2005, the value of the financial assets held by the depositary as of December 31, 2005 was approximately $84.9 million and the present value of the estimated proved reserves of the royalty net profits interest and term net profits interest as of December 31, 2005 at a 10% discount rate was reported by NGT to be approximately $114.27 million using a constant gas price of $12.51 per Mcf (including the terminal value of the royalty net profits interest after the statutory termination of the trust on May 15, 2013). For comparative purposes, we estimate the value of NGT’s financial assets on June 1, 2006, using prices quoted on Bloomberg, was approximately $83.3 million. In addition, if the natural gas prices used to determine the present value of the net profits interest at a 10% discount rate was the closing price of the June natural gas contract as traded on the NYMEX, being $5.93 and adjusted for basis and quality as per the gas purchase contract, then the price that would have been used to determine the present value of the estimated proved reserves of NGT’s net profits interests would have been $6.85 per Mcf or 45.0% less than the price used in the year end valuation as stated in NGT’s Annual Report on Form 10-K.
      Role of Management — In comparison to the current supervision of the trustee, which cannot actively manage the assets or act in any way to replace reserves of NGT, our business model is based upon the ability of our management to identify and acquire oil and gas producing properties at the Operating Company level and the conveyance of net profits interests burdening those properties to the Partnership. In addition, unlike NGT, our management can and intends to institute an active hedging program in order to minimize the likelihood that we will not realize the expected economic returns of our acquisitions and to reduce the volatility in the proceeds we receive from the sale of production in respect of legacy assets that is attributable to commodity price changes. We believe that in comparison to an investment in NGT, which is a finite-life entity with a declining resource base and inefficient use of capital, owners of our common units will not only continue to receive cash distributions attributable to NGT’s legacy net profits interests for the remaining life of those interests, but they will also benefit from our investment in additional producing net profits interests of the cash (1) contributed to us by our General Partner and (2) from sale of the zero coupon bonds.
      In addition, each of Lehman and the Ospraie Parties have the right to designate up to two directors each to our General Partner’s board of directors. For additional discussions on this right to designate directors, please see “Background and Reasons for and Alternatives to the Offer and Second-Step Merger — the Offer — General Partner Subscription Agreement”. Pursuant to our General Partner’s limited liability company agreement, the activities and operations of our General Partner will be subject to the approval of our General Partner’s board of directors, which, in addition to management designees, will be comprised of designees of Lehman and the Ospraie Parties.
      Exchange Ratio — In evaluating the appropriate exchange ratio, we determined it appropriate for the existing owners of depositary units and withdrawn trust units to retain the same relative ownership ratios based upon our review of the relative value of a depositary unit in relation to the relative value of a withdrawn trust unit, subject to the agreement by our General Partner, subject to specified conditions, to contribute up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to us upon consummation of the Offer (less (i) up to $20.0 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million). Based upon that evaluation, we determined that the exchange consideration should consist of one common unit for each depositary unit validly tendered to us for exchange and one common unit and 0.4 of a common unit for each depositary unit and trust unit, respectively, in the second-step merger.
Why Has the Partnership Not Presented Pro Forma Financial Statements Giving Effect to the Offer and Second-Step Merger in This Prospectus?
      The Partnership has not presented pro forma financial statements giving effect to the Offer and second-step merger in this prospectus because the trustee has not cooperated with the Partnership in preparing this prospectus. In order for us to present pro forma financial information, NGT’s financial statements would have to have been prepared in accordance with generally accepted accounting principles in the U.S., or GAAP. NGT, however, in accordance with a special rule of the SEC applicable to royalty trusts, is not required to prepare financial statements in accordance with GAAP, therefore GAAP financial statements of NGT are not otherwise available to us. Because NGT’s financial statements are non-GAAP and the Partnership’s financial statements are prepared in accordance with GAAP, we would have had to make certain adjustments, based on our estimates of the value of NGT’s legacy assets, operating costs and other financial data, to NGT’s historical financial information in an effort to adjust such financial presentation to be more consistent with GAAP. The presentation of NGT’s financial information with those estimates would be inconsistent with the SEC’s rules and regulations applicable to the preparation and presentation of pro forma financial statements. As a result, the Partnership has not presented pro forma financial statements giving effect to the Offer and second-step merger in this prospectus.
      While the Partnership does not include pro forma financial statements in this prospectus, the Partnership has identified the following as the principal adjustments that would be made in such a pro forma financial presentation. As the Offer and second-step merger will be accounted for using the purchase method, the primary adjustments would be (i) to reflect in the pro forma balance sheet the allocation of the purchase price among NGT’s legacy assets and the zero coupon bonds, which are not included on NGT’s balance sheet since they are not part of NGT, and to reflect the estimated proceeds from the sale of such bonds by the Partnership, and (ii) to reflect in the pro forma income statement estimated depletion costs and the incremental costs we expect to incur as a publicly traded master limited partnership. In allocating our purchase price among NGT’s legacy assets and the zero coupon bonds, the carrying value of NGT’s legacy assets would increase and the value of the zero coupon bonds would be included in our pro forma balance sheet. The pro forma income statement presentation would include depletion (which is not included in NGT’s historical financial statements) based on the increased carrying value of the legacy assets. Each of (i) the increase in the carrying value of the legacy assets, (ii) the inclusion of the allocated value of the zero coupon bonds and (iii) the inclusion of additional costs would be significant.
If the Offer and Second-Step Merger are Successfully Completed, NGT Will be Treated as the Accounting “Predecessor” to the Partnership. Does the Partnership Intend to Provide Comparative GAAP Financial Information for NGT’s Prior Periods?
      If the Partnership successfully completes the Offer and second-step merger, NGT will be treated under applicable accounting rules as the accounting “predecessor” to the Partnership. Under applicable accounting rules, when the Partnership reports future annual or interim quarterly financial information it will be required to report comparable information for prior periods prepared in accordance with GAAP, including for its accounting “predecessor,” until such comparable financial information of the predecessor is no longer required. Although NGT’s financial statements are not prepared in accordance with GAAP, our general partner has determined, based on discussions with NGT and its independent auditors, as well as with the independent auditors for the Partnership, that NGT has available in its books and records the requisite information to permit the Partnership to prepare such comparable financial information of NGT for prior periods. If we successfully complete this Offer and the second-step merger, we intend to cause such comparable financial statements to be prepared in accordance with GAAP as required under applicable SEC rules.
Will the Contractual Relationship with Eastern American, the Operator of the Legacy Assets, Change in Any Way as a Result of the Offer or the Second-Step Merger?
      No. There are existing contracts that govern operations of the properties that are burdened by the legacy net profits interests owned by NGT. Pursuant to those agreements, the operator of the properties is compensated as provided therein for the costs of operations and the overhead associated therewith. These costs are deducted in calculating the net proceeds payable to NGT in respect of its legacy net profits interests. In addition, a gas purchase contract exists between Eastern American and a marketing affiliate of Eastern American pursuant to which such affiliate purchases NGT production on the terms set forth therein. We believe that these agreements will remain in effect after the closing of our Offer and second-step merger.
      However, we have received a letter from Eastern American stating Eastern American’s opinion that the second-step merger through the Partnership Merger would lead to a termination of the gas purchase contract between Eastern American and one of its marketing affiliates, pursuant to which such affiliate purchases NGT production.
      We have advised Eastern American that we disagree with their assertions and interpretation of the termination provision of the gas purchase contract in the context of the proposed Partnership Merger. However, to avoid a dispute with Eastern American, we may seek to effect the Subsidiary Merger as an alternative to the Partnership Merger, because in the Subsidiary Merger, NGT would be the surviving and continuing entity and the gas purchase contract would remain in effect. Should we choose to effect the Subsidiary Merger, in connection with such merger we would cause the Partnership to be the trustee of NGT and would further amend the trust agreement to delete the provisions of that agreement that are obsolete, inapplicable or unnecessary because NGT would no longer have public unitholders.
How Long Do I Have to Decide Whether to Tender in the Offer?
      You have until 5:00 p.m., New York City time, on August 25, 2006, to decide whether to tender your depositary units in the Offer unless the Partnership extends the period of time during which the Offer is open. If you cannot deliver everything required to make a valid tender to Computershare Trust Company, Inc., the agent for the Offer, prior to such time, you may be able to use a guaranteed delivery procedure to tender your depositary units in the Offer, which is described in “The Offer — Guaranteed Delivery.” When the Partnership makes reference to the “expiration of the Offer” or the “expiration date” of the Offer anywhere in this prospectus, this is the time to which the Partnership is referring, including, when applicable, any extension period that may apply.

Can the Offer Be Extended, Amended or Terminated and Under What Circumstances?
      To the extent legally permissible, the Partnership also reserves the right, in its sole discretion, at any time or from time to time:

•	to extend, for any reason, the period of time during which the Offer is open;

•	to delay acceptance for, or exchange of, any depositary units pursuant to the Offer, or to terminate the Offer and not accept or exchange any depositary units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the expiration date; and

•	to waive any condition or otherwise amend the Offer in any respect.
      In addition, even if the Partnership has accepted, but not paid for, depositary units in the Offer, it may terminate the Offer and not exchange depositary units that were previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer.
How Will I Be Notified if the Offer is Extended?
      If the Partnership elects to extend the Offer, it will inform the agent of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the business day after the day on which the Offer was scheduled to expire.
How Do I Tender My Depositary Units?
      A letter of transmittal will be mailed to record holders of depositary units and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT’s holder list, or if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of depositary units. To tender your depositary units, you must deliver, or cause to be delivered if your depositary units are held of record by a broker, dealer or similar person, the NGT receipts representing your depositary units, together with a completed letter of transmittal, to the exchange agent not later than the time the Offer expires. If you, or the broker, dealer or similar person holding of record the depositary units you beneficially own, cannot deliver everything required to make a valid tender to the exchange agent for the Offer prior to the expiration of the Offer, you may have a limited amount of additional time by having a broker, a bank or other fiduciary that is a member of the Securities Transfer Agents Medallion Program or other eligible institution guarantee that the missing items will be received by the exchange agent within three business days after the expiration of the Offer. However, the agent must receive the missing items within that three business day period. For a complete discussion on the procedures for tendering your depositary units, see “The Offer — Procedure for Tendering.”
      In the letter of transmittal you must elect whether you are tendering your depositary units for the cash consideration (subject to proration as described elsewhere herein if more than 2,950,001 depositary units are validly tendered for the cash consideration) or exchange consideration. Depositary units validly tendered to us for which an election is not made will be treated by us as an election for exchange consideration.
Is There a Certain Number of Depositary Units that I Must Tender if I Want to Participate in this Offer?
      Yes. In accordance with the depositary agreement governing the depositary units, a tender of depositary units may be made in only in denominations of 50 or an integral multiple thereof.
Until What Time Can I Withdraw Tendered Depositary Units?
      You, or the broker, dealer or similar person holding of record the depositary units you beneficially own, can withdraw tendered depositary units at any time until the Offer has expired and, if the Partnership has not agreed to accept your depositary units for exchange by the expiration date, you can withdraw them at any time after such date until the Partnership accepts tendered depositary units for exchange. For a complete discussion on the procedures for withdrawing your depositary units, see “The Offer — Withdrawal Rights.”
How Do I Withdraw Tendered Depositary Units?
      To properly withdraw depositary units previously tendered to us for exchange, you, or the broker, dealer or similar person holding of record the depositary units you beneficially own, must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the exchange agent for the Offer while you have the right to withdraw the depositary units. For a complete discussion on the procedures for withdrawing your depositary units, see “The Offer — Withdrawal Rights.”
When and How Will I Receive My Cash Consideration for My Tendered Depositary Units?
      The Partnership will pay the cash consideration, without interest, for depositary units validly tendered to us and not withdrawn and accepted by us for the cash consideration promptly after the expiration date of the Offer, subject to the terms of the Offer and the satisfaction or waiver of the conditions to the Offer, as set forth in “The Offer — Conditions of the Offer.” The Partnership will deposit with the exchange agent the cash required to pay the cash consideration, which will act as your agent for the purpose of receiving the cash consideration from the Partnership and transmitting such cash to you, promptly after the expiration date of the Offer, subject to the satisfaction or waiver of the conditions to the Offer. In all cases, delivery of the cash consideration will be made only after timely receipt by the exchange agent of NGT receipts for tendered depositary units and a properly completed and duly executed letter of transmittal in which the cash consideration election is made, accompanied by any other required documents for such depositary units.
When and How Will I Receive Common Units and My Share of the Special Cash Distribution for My Tendered Depositary Units?
      The Partnership will exchange for common units and a pro rata share of the special cash distribution all validly tendered for exchange and not properly withdrawn depositary units promptly after the expiration date of the Offer, subject to the terms of the Offer and the satisfaction or waiver of the conditions to the Offer, as set forth in “The Offer — Conditions of the Offer.” The Partnership will deposit the common units of the Partnership and the cash required to pay the special cash distribution with the exchange agent, which will act as your agent for the purpose of receiving common units and cash from the Partnership and transmitting such common units and cash to you, promptly after the expiration date of the Offer, subject to the satisfaction or waiver of the conditions to the Offer. In all cases, delivery of common units and the special cash distribution will be made only after timely receipt by the exchange agent of NGT receipts for tendered depositary units and a properly completed and duly executed letter of transmittal in which the exchange consideration election is made or treated as made, accompanied by any other required documents for such depositary units.
Are the Common Units Listed or Admitted to Trading on any Stock Exchange?
      No, the common units are not currently listed for trading on any stock exchange. However, the Partnership’s common units have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “ENF”. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. We expect that the common units will initially commence trading upon the consummation of the Offer on NYSE Arca. However, upon consummation of the second-step merger, we will request that the NYSE Group transfer our common units for trading on NYSE.
Will the Common Units be Eligible for Transfer Through the Depository Trust Company System?
      Yes. Unlike the depositary units, which are not eligible for book-entry transfer through the Depository Trust Company, or DTC, system, the common units will be eligible for such transfer. Thus, you may elect in the letter of transmittal to receive through DTC’s system the common units and your pro rata share of the special cash distribution in exchange for the depositary units you, or a broker, dealer or similar person on your behalf, tendered.

      If you do not elect to receive your common units and pro rata share of the special cash distribution through DTC’s system, then we will register the ownership of such common units through the direct registration system, which we refer to as DRS, with our exchange and transfer agent. The exchange agent will mail your pro rata share of the special cash distribution to your designated address. Your ownership of such common units will be recorded in the DRS and you will receive a statement showing your ownership annually (much like how withdrawn trust units are recorded by the trustee). Once you receive notification of your ownership of common units, you may transfer such common units by completing a transaction request form and returning it to the transfer agent. Thus, you will not automatically receive certificates representing such common units, but you may request that a certificate be issued for some or all of such common units by completing a transaction request form and including payment of $25 to the transfer agent for processing.
If the Offer is Successfully Completed, When Will the Second-Step Merger be Effected?
      If the Offer is consummated, the Partnership intends to promptly call a meeting of trust unitholders for the purpose of approving the second-step merger, in no event more than 10 days after the consummation of the Offer. Notice of that meeting must be given to trust unitholders at least 20 days before the meeting. Upon consummation of the Offer, the Partnership will have enough votes to approve the second-step merger, thus the Partnership does not plan on soliciting votes from other trust unitholders. NGT’s trust agreement provides that the approval of the trustee is required for any business combination or merger regarding NGT.
      The trustee owes fiduciary duties to the trust unitholders. While the law in Delaware is not well developed with respect to these duties, we understand that such duties correspond to a degree to the duties owed by a corporate director to the corporation’s shareholders. The three duties owed by the trustee are those of care, loyalty and disclosure. We believe the duty of care requires that the trustee act in response to the second-step merger with the same care, skill, prudence and diligence as a prudent person acting under similar circumstances. This duty would likely include, among other things, a requirement to seek the advice of professionals such as financial advisors and attorneys when dealing with financial and legal matters. We believe the duty of loyalty requires the trustee administer NGT in respect of the second-step merger solely in the interests of the trust unitholders and without regard to its own interests. Finally, the duty of disclosure, while not technically a separate duty from those of care and loyalty, requires that the trustee disclose to the trust unitholders all material information in its possession with respect to the second-step merger. The Partnership intends to seek the consent of the trustee in connection with the second-step merger. We expect that the second-step merger will be effected promptly after that vote and obtaining the trustee’s consent.
What Will Happen if the Trustee Does Not Consent to the Second-Step Merger?
      We cannot assure you that the trustee of NGT will agree to enter into the merger agreement for the second-step merger. If the trustee were to fail or refuse to do so, we intend to take such actions as we determine to be necessary or appropriate to cause it to do so, which could include seeking judicial action to compel the trustee to agree or seeking to remove the trustee and replace it with another qualifying entity as trustee that would so agree to the merger. If these efforts were unsuccessful, however, we would be unable to complete the second-step merger. In that event our assets would be comprised of our General Partner’s cash contribution of up to $20.0 million (which amount does not include the General Partner’s cash contribution that would be used to purchase common units) less the expenses of the Offer, estimated to total $8.6 million), not less than 2,950,001 NGT trust units and cash from sale of the zero coupon bonds underlying the depositary units accepted by us for exchange. We do not expect that our failure to effect the second-step merger will have a material affect on our ability to pursue our business plan as discussed in this prospectus or on our cash distribution policy. We would be able to do so because NGT’s legacy assets would continue to generate cash for distributions to NGT’s trust unitholders, including the Partnership in its capacity as owner of not less than a majority of NGT trust units that we would have purchased for cash or accepted for exchange in the Offer. We would also have the cash proceeds from the sale of the zero coupon bonds underlying the depositary units that we purchased for cash or accept for exchange. The amount of the cash we would receive in such event would be less than the cash we would receive if the second-step merger occurs. The effect of this difference could be that, if we grow rapidly, we may need to seek equity financing of future acquisitions earlier than currently expected, but we do not expect it would prevent or impair our ability to successfully implement our business plan.
What if I Do Not Tender My Depositary Units?
      Holders of depositary units whose depositary units are not tendered for the cash consideration or exchange consideration will not have dissenters’ rights with respect to the second-step merger. See “The Offer — Purpose of the Offer; No Dissenters’ Rights.”
      Holders of depositary units who receive common units pursuant to the second-step merger will not participate in the special cash distribution to be made to persons whose depositary units are accepted for exchange pursuant to the Offer. See “The Second-Step Merger and Post-Merger Exchange Process.”
If I Decide Not to Tender, How Will the Offer Affect My Depositary Units?
      If the Offer is consummated and the second-step merger takes place, depositary unitholders whose depositary units were not accepted by us for the cash consideration or exchange consideration will receive, upon delivery to us after the second-step merger of the NGT receipt for such depositary units, one common unit of the Partnership for each depositary unit tendered to us in connection with the second-step merger. Therefore, if the second-step merger takes place, the key differences to you if you did not tender your depositary units in the exchange portion of the Offer are that you (i) will not participate in the special cash distribution that will be paid to the depositary unitholders whose depositary units are accepted by us in the exchange portion of the Offer, (ii) will be paid your Partnership common units later when you submit your depositary units to us with a properly completed letter of transmittal; and (iii) may receive common units of the Partnership with a then-current market price that is greater or less than the price of the Partnership common units on the date you would have received them if your depositary units had been accepted by us in the Offer.
      However, if the Offer is consummated and the second-step merger does not take place, the number of depositary unitholders and the number of depositary units that are still in the hands of the public may be so small that there will no longer be an active public trading market, or, possibly, any public trading market, for these depositary units, which may affect prices at which the depositary units trade. Also, as described below, NGT may cease making filings with the SEC or otherwise cease being subject to the SEC rules relating to publicly held companies. Additionally, the depositary units may be delisted from the NYSE. See “The Offer — Effect of the Offer on the Market for Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations.” Finally, we may hold a majority of the trust units and be able to influence certain matters that are subject to trust unitholder approval in the future.
Are Dissenters’ Rights Available in Either the Offer or the Second-Step Merger?
      No. As a general matter, dissenters’ rights are the rights of corporate stockholders, in certain cases, to receive “fair value” for their stock, as determined by a judicial appraisal process. Neither holders of depositary units nor holders of withdrawn trust units will have dissenters’ rights in respect of the Offer or second-step merger. See “The Offer — Purpose of the Offer; No Dissenters’ Rights.”
What is the Market Value of My Depositary Units as of a Recent Date?
      On                     , the latest practicable date preceding the date of this prospectus for which information is available, and the most recent practicable date before the mailing of this prospectus, the closing price of a depositary unit as reported by The New York Stock Exchange — Composite Transaction was $          . The Partnership advises you to obtain a recent quotation for depositary units before deciding whether to tender your depositary units for exchange.
      There is not currently a trading market for the Partnership’s common units. We cannot assure you that an active trading market for our common units will develop in the future.

What Do I Need to Do to Be Admitted as a Limited Partner of the Partnership?
      To be admitted as a limited partner of the Partnership, you, or the broker, dealer or similar person who holds of record the depositary units on your behalf and pursuant to your instructions, must complete the letter of transmittal delivered with this prospectus. Additionally, in accordance with the depositary agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
Will I Be Taxed on the Partnership Common Units and Cash I Receive?
      Except with respect to cash received by a depositary unitholder from the cash consideration or the special cash distribution or by a holder of withdrawn trust units instead of fractional common units, the receipt of our common units in the proposed transactions will not be taxable to you for federal income tax purposes.
      To the extent a depositary unitholder receives a pro rata share of the cash consideration or a pro rata share of the special cash distribution, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of his interest in the assets of NGT and the zero coupon bonds to the Partnership in exchange for a pro rata share of the cash consideration or for a pro rata share of the special cash distribution received. In addition, a depositary unitholder will recognize gain as a result of our sale of zero coupon bonds to the extent the sales price of the depositary unitholder’s zero coupon bonds exceeds the depositary unitholder’s tax basis in the bonds.
      To the extent a holder of withdrawn trust units receives cash instead of fractional common units, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of each of his interests in the assets of NGT to the Partnership in exchange for the cash received.
      For a more complete discussion of the material federal income tax consequences of the Offer and second-step merger, see the section captioned “Material Federal Income Tax Consequences” beginning on page 211.
      Because tax matters are complicated, the Partnership urges you to contact your own tax advisor to determine the particular tax consequences to you of the Offer and second-step merger.
What Are the Tax Consequences of the Transaction?
      For federal income tax purposes, the proposed transactions will be treated as a transfer by a depositary unitholder of his interests in the assets of NGT and the zero coupon bonds in exchange for our common units and, if applicable, a pro rata share of the cash consideration or a pro rata share of the $5.9 million special cash distribution (which may be reduced for depositary units accepted by the Partnership for the cash consideration) and as a transfer by a holder of withdrawn trust units of his interests in the assets of NGT in exchange for our common units and, if applicable, cash instead of fractional common units.
      Except with respect to cash received by a depositary unitholder from the cash consideration or the special distribution or by a holder of withdrawn trust units instead of fractional common units, the receipt of our common units in the proposed transactions will not be taxable to a NGT trust unitholder for federal income tax purposes.
      To the extent a depositary unitholder receives a pro rata share of the cash consideration or a pro rata share of the special cash distribution, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of his interest in the assets of NGT and the zero coupon bonds to the Partnership in exchange for a pro rata share of the cash consideration or a pro rata share of the special cash distribution received.
      To the extent a holder of withdrawn trust units receives cash instead of fractional common units, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of each of his interests in the assets of NGT to the Partnership in exchange for a pro rata share of the cash received.
      A depositary unitholder will cease accruing original issue discount on his interests in the term royalty interests and zero coupon bonds on the day after the transfer of his interests to us. A holder of withdrawn trust units will cease accruing original issue discount on his interests in the term royalty interests on the day after the transfer of his interests to us.
      For a more complete discussion of the material federal income tax consequences of the Offer and second-step merger, see the section captioned “Material Federal Income Tax Consequences” beginning on page 211.
      Because tax matters are complicated, the Partnership urges you to contact your own tax advisor to determine the particular tax consequences to you of the Offer and second-step merger.
What Will Happen to the Cash Distributions by NGT if the Second-Step Merger Occurs?
      From and after the expiration of the Offer and our acceptance of validly tendered depositary units, we will succeed to the right to distributions paid by NGT in respect of trust units underlying those depositary units. Prior to the second-step merger, holders of depositary units that remain outstanding or withdrawn trust units will continue to receive their cash distributions from NGT. When the second-step merger occurs, however, such holders will no longer have the right to receive distributions from NGT. If a record date for an NGT cash distribution occurs between the consummation of the Offer and the second-step merger, your right as a holder of outstanding depositary units or withdrawn trust units to receive that distribution will not be affected by the second-step merger. If we own any depositary units or withdrawn trust units at the time of that cash distribution, we will participate in the distribution to the extent of that ownership.
      Upon completion of the Offer and second-step merger, the Partnership will pay a cash distribution of $0.50 per common unit for the quarter in which the second-step merger occurs, unless NGT has already declared or paid a cash distribution with respect to that quarter, in which case, the cash distribution that the Partnership would have otherwise paid per common unit will be reduced by the amount of the NGT distribution per trust unit. After that quarter, the Partnership will determine its ongoing future quarterly distributions based on its distribution policy. We expect to pay a quarterly distribution of available cash from operating surplus of $0.50 per common unit, which we refer to as the minimum quarterly distribution, or MQD, through at least December 31, 2009. After that date, we expect for the Partnership to make quarterly cash distributions of all of its available cash from operating surplus generated during the preceding quarter. Please see “Risk Factors — Risk Factors Related to Our Business and the Natural Gas Industry” for discussions associated with our ability to pay quarterly distribution of available cash from operating surplus $0.50 per common unit. Cash distributions will be made by the Partnership on or about each March 16, June 15, September 15 and December 15 (or if such day is a banking holiday, on the business day next succeeding such date) to holders of common units of record as of March 1, June 1, September 1 and November 1, respectively. See “Our Cash Distribution Policy and Restrictions on Distributions” beginning on page 116.
What Happens to My Future Cash Distributions?
      If your depositary units are accepted by us pursuant to the Offer, your right to distributions by NGT in respect of such depositary units will cease on the acceptance date. From and after the effective time of the second- step merger, holders of depositary units or withdrawn trust units will not receive any future distributions from NGT. The Partnership will pay a special cash distribution to the holders of depositary units whose depositary units are accepted for the exchange consideration, which will be paid promptly after the closing of the Offer and will consist of a pro rata share of $5.9 million (reduced for depositary units accepted for cash consideration) for depositary units accepted by us for the exchange consideration. The Partnership will participate in the special cash distribution as to the number of depositary units purchased for cash in the Offer. If you do not participate in the exchange portion of the Offer, you will not participate in the special cash distribution. Otherwise, the Partnership will make quarterly cash distributions of its available cash following the completion of the transaction. See “Our Cash Distribution Policy and Restrictions on Distributions” for a more complete discussion of the Partnership’s cash distribution policy.

How Much Cash Does the Partnership Need to Pay a Minimum Quarterly Distribution of $0.50 Per Common Unit and Subordinated Unit Each Quarter?
      The amount of available cash from operating surplus we need to pay the minimum quarterly distribution for four quarters on the common units, the subordinated units and the general partner interest of our General Partner that will be outstanding immediately after the second-step merger is approximately $13.06 million (assuming all of the outstanding depositary units are acquired for the cash consideration or exchanged and withdrawn trust units are exchanged for common units and before giving effect to cash in lieu of fractional units). We estimate that if the second-step merger had been completed as of January 1, 2005 or April 1, 2005 and all of the outstanding depositary units and withdrawn trust units had been exchanged for common units, the cash available for distributions from our operating surplus during 2005 and the twelve months ended March 31, 2006 would have been at least the minimum amount required to pay the full initial distribution rate of $0.50 per quarter per common unit and subordinated units in respect of each quarter during such period.
      If we execute the business plan set forth herein and deploy our capital in net profits interests burdening producing oil and gas properties within a 12-24 month period, we expect that our ability to make the targeted quarterly distributions in future periods will be enhanced. The terms “available cash” and “operating surplus” are technical terms which are defined in our partnership agreement and in the glossary. “Available cash” generally means cash on hand at the end of the quarter less appropriate reserves. “Operating surplus” generally means

•	$10.0 million plus our net cash balance on the date that the Offer is consummated (excluding the excess of (i) the funds to be contributed by our General Partner upon the closing of the Offer (such contribution is to be up to $19.50 million, after deducting the $500,000 purchase price of the warrant) over the sum of (ii) the cash consideration from depositary units accepted by the Partnership funded by the issuance to the General Partner of common units for a cash consideration of $31.00 per common unit from the General Partner and (iii) $8.6 million, consisting of the sum of (1) the special cash distribution, which will total $5.9 million (reduced for depositary units accepted by the Partnership for the cash consideration) and (2) the expected expenses of the offering and second-step merger); plus

•	cash of NGT to which we succeed upon consummation of the second-step merger; plus

•	all of our cash after the closing of the second-step merger, excluding (1) proceeds from our sale of the zero coupon bonds constituting a part of the depositary units, (2) cash from sales of equity securities and (3) cash from sales or other dispositions of assets outside the ordinary course of business; less

•	all of our operating expenditures incurred after the consummation of the Offer, and our capital expenditures (which we expect will consist principally of the purchase of net profits or other similar interests in oil and natural gas properties acquired by the Operating Company in the future); and less

•	the amount of cash reserves that our General Partner deems necessary or advisable to provide funds for future operating expenditures and acquisitions.
      The following chart depicts the future Distribution Threshold Amount, which we define in the glossary of terms attached as Annex B and generally means the amount which must have been distributed (or set aside for distribution) to each holder of common units and subordinated units outstanding as of the record date for such distribution before any amount is distributed in respect of the incentive distribution rights (and such amounts exclude distributions in respect of accrued distribution arrearages on the common units) of our available cash from operating surplus that must be paid first to the owners of the common and subordinated units before our General Partner receives any payments on incentive distribution rights for the years 2006 through 2012.

Distribution Threshold Amount Payable to the Common and Subordinated Unit
Owners from Available Cash from Operating Surplus
Where Can I Find More Information on Ensource Energy Income Fund and NGT?
      You can find more information about the Partnership and NGT from various sources described in the section captioned “Where You Can Find More Information.”
Who Can I Talk to If I Have Questions About the Offer?
      You can call (800) 279-4514 to contact the information agent for the Offer.
The information agent for the Offer is:
Georgeson Shareholder Communications, Inc.
17 State Street
New York, New York 10004
Toll Free Number: (800) 279-4514
Brokers and Banks Call: (212) 440-9800
E-mail: Ensource@gscorp.com

SUMMARY

This summary highlights selected information from this prospectus, and may not contain all of the information that is important to you. To better understand the Offer and second-step merger, you should read this entire prospectus carefully, as well as those additional documents to which we refer you.
Recent Developments
      The Partnership’s ownership structure and the prior offer have been revised since the Partnership’s prior offer made to holders of the depositary receipts. The principal changes that we have made are:

•	replacing the Partnership’s former general partner with the General Partner;

•	the inclusion of an all-cash tender offer, along with the exchange offer; and

•	the participation of new investors.
      The Partnership’s former general partner, Ensource Energy Partners, LP, has been replaced with Ensource. Based upon the response of holders to our prior offer, Messrs. Smith and Eubank determined to seek an alternative structure for an offer that would include an all-cash component for up to one-half of the outstanding NGT units. A substantial portion of the previous group of investors in Ensource Energy Partners, L.P. advised our management that as a result of the lack of success of the prior offer they desired to cease their participation in the exchange offer and to terminate that entity in order to minimize any potential for future liability. In addition, our management identified the current group of investors who were interested in helping to fund the cash consideration portion of a restructured offer and participating in our general partner. Lehman preferred that the general partner be structured as a limited liability company rather than a limited partnership. Therefore, our current General Partner was formed to accommodate their investment. As a result of replacing our former general partner, the management structure of our general partner has also changed because our General Partner is a limited liability company that will be managed by a board of directors, while our former general partner was formed as a limited partnership.
      In addition, the Partnership has restructured its tender offer by adding the cash consideration component whereby an all-cash tender offer of $31.00 per depositary unit, without interest, is made for depositary units representing up to 2,950,001 NGT trust units, in addition to the exchange consideration component (which includes the special cash distribution) for any and all depositary units, subject to the conditions described elsewhere in this prospectus. Thus, in the current Offer, holders of NGT depositary units have a choice between receiving all cash, subject to prorationing if more than 2,950,001 depositary receipts are validly tendered to, and accepted by, us for the cash consideration, or receiving a combination of the Partnership’s common units and a pro rata share of the special cash distribution.
      In addition to these changes, the investors in our General Partner have also changed. In the current Offer, both Lehman and the Ospraie Parties will be investors in our General Partner, each owning approximately 46.75% of our General Partner. Additionally, the Third Point Parties have agreed to contribute up to $71.5 million to the Partnership to fund a portion of the cash tender consideration, and in consideration for such contribution the Third Point Parties will be direct holders of up to 39.1% of our common units. In the previous offer, all third-party investors directly owned limited partnership interests in our former general partner, thereby not having the power or authority to operate and control our former general partner. In the current Offer, both Lehman and Ospraie Parties will each be entitled to designate two directors on our General Partner’s board of directors.
The Partnership
      The Partnership is a Delaware limited partnership with principal executive offices at 7500 San Felipe, Suite 400, Houston, Texas 77063. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. We expect that after completing the Offer, the Partnership’s common units will be initially traded on the NYSE Arca under the symbol “ENF.” However, upon consummation of the second-step merger, we will request that the NYSE Group transfer our common units for trading on the NYSE under the same symbol. The telephone number of the Partnership’s executive offices is (713) 659-1794 or (888) 844-1784. The Partnership was recently formed for the purpose of consummating the Offer, second-step merger and executing the business plan discussed herein.
Structure of the Partnership
      Set forth below is a diagram depicting the structure of the Partnership assuming 2,950,001 depositary units are purchased for cash and after consummation of the second-step merger:

(a)	The percentages of units depicted reflect the percentage of the total number of units, which is subject to the 1% general partner interest of our General Partner and reflects the anticipation that 2,950,001 depositary units are accepted for the cash consideration.

(b)	Scott W. Smith and Marshall M. Eubank own a 1.5% and 1.0% limited liability company interest in the General Partner, respectively, and both are executive officers of the General Partner. Lehman and the Ospraie Parties each have agreed, subject to specified conditions, to purchase a 46.75% limited liability company interest in the General Partner and each will have the right to appoint either one or two members of the General Partner’s board of directors.

(c)	Assumes the second-step merger is effected as the Subsidiary Merger, thus these assets will continue to be held through NGT, which will be a wholly-owned subsidiary of the Partnership of which the Partnership is the trustee.

(d)	The warrant to purchase 1,000,000 common units is exercisable at any time for a price of $38.00 per common unit. Upon its exercise, the General Partner will own 23.8% of the common units of the Partnership on a fully diluted basis.

Eastern American Natural Gas Trust
      NGT (NYSE: NGT) is a publicly traded royalty trust that owns net profits royalty interests and term royalty interests exclusively from 671 natural gas wells in the Appalachian Basin. We refer to such net profits interests as the legacy assets.
      NGT is a passive entity that does not engage in any active business. The NGT trust agreement limits its activities to the receipt of revenues associated with the legacy assets and the distribution of such revenues, after payment of trust expenses and liabilities, to NGT unit holders. The trustee of NGT is precluded by the terms and conditions of the trust agreement from making any investment or operating decisions, including the ability to implement a comprehensive hedging strategy, with respect to the legacy assets or to acquire new properties for the benefit of the NGT unit holders. The trustee of NGT is also precluded from selling the zero coupon bonds, among other things.
      After May 15, 2012 and prior to or on May 15, 2013, the trustee is required to sell the remaining royalty interests and liquidate the trust. Eastern American currently operates the net profits interests and term royalty properties on behalf of the trust.
      NGT’s trustee’s executive offices are located at JPMorgan Chase Bank, N.A., Trustee, Institutional Trust Services, 700 Lavaca, 2nd Floor, Austin, TX 78701. The trustee’s telephone number is (800) 852-1422. NGT was formed under the Delaware Business Trust Act pursuant to a trust agreement among Eastern American, as grantor, Bank of Montreal Trust Company, as trustee, and Wilmington Trust Company, as Delaware trustee. Effective May 8, 2000, The Bank of New York acquired the corporate trust business of the Bank of Montreal Trust Company/ Harris Trust. Consequently, The Bank of New York served as trustee until December 31, 2004 when it effectively resigned. J.P. Morgan Chase Bank, N.A. was elected trustee as of January 1, 2005.
THE OFFER
      The Partnership is offering (1) to purchase up to a majority of the outstanding depositary units for the cash consideration of $31.00 per unit, without interest, or (2) to exchange each outstanding depositary unit that is validly tendered, and not properly withdrawn, prior to the expiration date and that the Partnership accepts for exchange, for one whole common unit of the Partnership and a pro rata portion of the $5.9 million special cash distribution (reduced for depositary units accepted by us for the cash consideration) to be made by the Partnership in respect of depositary units that are accepted for exchange consideration by us in the Offer. In the second-step merger to be effected after this Offer, each withdrawn trust unit will be converted into 0.4 of a common unit and each whole depositary unit submitted to us with a completed letter of transmittal will be converted into the right to receive one whole Partnership common unit. In the second-step merger we will pay cash in lieu of any fractional Partnership common units.
      Pursuant to Exchange Act Rule 14d-5, Section 3819(a) of the Delaware Statutory Trust Act and NGT’s trust and deposit agreements, the Partnership intends to ask NGT for its list of depositary and withdrawn trust unitholders and security position listings to communicate with you and to distribute our Offer to you. Upon compliance by NGT with this request, this prospectus, the related letter of transmittal and other relevant materials will be delivered to record holders of depositary units and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT’s holder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of depositary units.
Background and Reasons for the Offer
      The General Partner evaluated various alternatives to create a vehicle for retail and institutional investors to participate in the ownership of a portfolio of oil and natural gas assets in the United States, while minimizing the exploration risks typically associated with exploration and production companies. The General Partner desired to develop a publicly traded non-taxable pass-through entity that would not generate UBTI so that tax-exempt entities might elect to invest in such an entity. Its business plan was to establish an entity whose operations would resemble the business model of the publicly traded Canadian energy income funds. The Canadian energy income funds principally seek to acquire and manage mature oil and natural gas properties. To the General Partner’s knowledge, the first income fund, Enerplus Resources Fund (NYSE:ERF), was formed in 1986.
      This Canadian energy income fund’s business model is based upon the following key principles, among others, which the General Partner believes would be applicable to the Partnership and the Operating Company, as follows:

•	for the Partnership, grow production and distributions through the acquisition on acceptable terms of net profits interests that burden medium to long reserve life oil and natural gas assets;

•	for the Partnership, manage commodity price risk exposure through the use of financial instruments to ensure stability of distributions from the legacy assets and the returns associated with the acquisition of net profits interests from the Operating Company;

•	for the Operating Company, build a portfolio of both operated and non-operated interests and, when non-operated interests are acquired, ensuring that the operator has a proven track record of efficient and effective operations;

•	for the Operating Company, farm out any exploration or high risk ventures existing within the asset base to quality exploration companies, allowing the Operating Company to continue its participation in the project with no capital outlay; and

•	for the Operating Company, manage commodity price risk exposure through forward sales contracts in a way intended to permit the Operating Company to ensure acquisition economics and reduce the cost of capital for future acquisitions.
      After reviewing several candidates, including the existing U.S. royalty trust universe as well as other prospective entities that met some or all of the General Partner’s criteria for conversion to a growth master limited partnership, the General Partner determined that NGT was the best possible candidate. Foremost among its reasons is that the zero coupon bonds, which are a component of the depositary units, can be separated from the depositary units and sold and the proceeds therefrom can be invested in net profits interests in oil and natural gas properties owned by the Operating Company that fit the investment criteria. NGT also holds net profits interests in stable, long life natural gas properties that can support continuing cash distributions for the foreseeable future while General Partner implements the overall business plan. Additionally, the General Partner has determined that the Offer and second-step merger of NGT either into a new master limited partnership or with a wholly-owned subsidiary of that master limited partnership can be accomplished without triggering a fully taxable event (except for gain that will be recognized by holders of depositary units on a sale of zero coupon bonds, that will be recognized by holders of depositary units accepted for exchange pursuant to this Offer in respect of their receipt of their pro rata portion of the cash consideration or of their pro rata portion of the $5.9 million special cash distribution (as may be reduced for depositary units accepted by us for the cash consideration), and that will be recognized by holders of withdrawn trust units in respect of their receipt of cash in lieu of fractional common units) and would result in the owners of NGT trust units holding publicly traded securities in a master limited partnership, which is a similar flow-through entity for tax purposes. Finally, the General Partner does not expect that the taxable income generated by the Partnership will constitute UBTI to tax-exempt investors, thereby providing the Partnership with a broader potential investor base.
      In summary, the goals of the General Partner are to create an energy income partnership for investors that it will manage conservatively, while providing what it believes is a solid foundation of cash flow with moderate exposure to commodity price changes while minimizing the exposure to the inherent risks of exploratory drilling activities. It believes that this Offer and the second-step merger, if completed as contemplated in this prospectus, will offer investors an alternative to other publicly traded investments in the master limited partnership market and offers common unitholders the opportunity to share in the potential for growth in both distributions and capital appreciation.

Alternatives to the Offer and Second-Step Merger
      NGT’s trustee was not involved in structuring the Offer or producing this prospectus. Thus, it did not consider any alternatives to the Offer and second-step merger.
      The General Partner evaluated various alternatives to create a vehicle for retail and institutional investors to participate in the ownership of a portfolio of oil and natural gas assets in the United States, while minimizing the exploration risks typically associated with exploration and production companies. Among the alternatives considered was to undertake an acquisition program of long-lived, mature, low operating cost producing oil and gas properties of not less than $250.0 million with sustainable cash flow that could be used as the starting point for a publicly traded limited partnership. Because of uncertainties as to the timing of the acquisitions and the uncertainties of an initial public offering, management evaluated other alternatives. Management’s review of alternatives then focused on the finite lived, passive royalty trusts, some of which appeared to have assets that could be appropriate for the public entity that management envisioned. Additionally, the General Partner also considered various transaction structures that could be accomplished on a non-taxable basis, as well as other structures that would trigger a taxable event for depositary unitholders. Please see “Background and Reasons for and Alternatives to the Offer and Second-Step Merger” for a more detailed description of the alternatives that were considered by the General Partner.
      After reviewing several candidates, including the existing U.S. royalty trust universe as well as other prospective entities that met some or all of the General Partner’s criteria for conversion to a growth master limited partnership, the General Partner determined that NGT was the best possible candidate.
      We did not consult with the trustee to discuss alternatives to the Offer and second-step merger.
Fairness of the Offer and Second-Step Merger
      We have not engaged an independent representative of the holders of depositary units for purposes of negotiating the terms of the Offer, nor have we obtained or sought, and we do not intend to obtain or seek, a fairness opinion, appraisal or other report related to the Offer from an unaffiliated third party. While we considered the absence of these provisions, we determined that our failure to obtain or seek the same does not render unfair or otherwise impair our Offer to holders of depositary units. We determined that the likelihood that such an unaffiliated representative of the holders of depositary units or a fairness opinion rendered by an unaffiliated financial adviser retained by us would neither add value to the process of structuring the combined transactions nor contribute to the ultimate success of our proposals was minimal and that the costs we would incur to retain such a representative or obtain such a fairness opinion far outweighed the perceived benefits. Furthermore, we concluded that, if NGT determined that such a representative or fairness opinion would be beneficial to the holders of depositary units, it could retain a representative or financial adviser at its cost. NGT had retained a financial advisor to assist NGT with an evaluation of the Partnership’s prior exchange offer. However, NGT has not advised us whether it has requested, or intends to request, a fairness opinion from such financial adviser with respect to this Offer. As a result, the cash consideration and exchange consideration, including the exchange ratio, and other terms of the Offer may not be as favorable as the terms that might have been obtained had we retained an independent representative or obtained such a fairness opinion.
      In structuring this Offer, we used several factors in determining the basis of the consideration being offered the depositary unit holders, among these factors are the following:
      Cash Premium to Current Market Price — The cash consideration price of $31.00 per depositary unit reflects a premium to the average closing price of the NGT depositary units for the 60 calendar days prior to May 12, 2006 (the last trading day preceding the announcement of our intention to commence this offer) of 13.1%, a premium of 13.6% to the average closing price of the NGT depositary units for the 90 calendar days prior to May 12, 2006, and a premium of      % to the closing sales price of the NGT depositary units as reported by the NYSE — Composite Transactions on June      , 2006 (the most recent trading date prior to the date of this prospectus). The cash consideration price of $31.00 per depositary unit also reflects a premium of 6.9% to the closing sales price of the NGT depositary units as reported by the NYSE — Composite

Transactions on May 12, 2006, the last trading day preceding the announcement of our intention to commence this Offer. We believe this is a significant premium when considering that (i) the unitholders have received the June 15, 2006 NGT distribution of $0.74 per unit, (ii) the decline in the price of natural gas since the beginning of the year as evidenced by the price of the June 2006 NYMEX natural gas contract, which closed at a price of $10.329 on December 30, 2005, $6.28 on May 12, 2006, a reduction of 39.0% and had a closing price as of June 1, 2006 of $5.93, a reduction of 42.5% from year end pricing and (iii) the rise in interest rates since the beginning of the year with the 10-year treasury bond closing at a yield of 4.39% on December 30, 2005, 5.19% on May 12, 2006 (the last trading day preceding the announcement of our intention to commence this offer), an increase of 18.0%, and 5.11% on June 1, 2006 (the most recent trading date for which yields are available prior to the date of this prospectus, an increase of 16.5%).
      Preferential Distribution vs Historical Distributions — In recognition of the increased risks associated with our active business strategy as contrasted with the finite-life, purely passive activity of NGT, we have structured the Offer in a manner to provide existing owners of depositary units that elect to exchange their depositary units for the exchange consideration with increased assurance of future distributions. This assurance is provided by the General Partner purchasing for cash 567,741 subordinated units, subject to adjustment as described herein. During the subordination period as described herein, distributions on the outstanding subordinated units will be subordinate and junior to the right of holders of our common units (including former NGT unitholders who retain ownership of our common units) to receive a distribution of not less than $0.50 per common unit per quarter, or $2.00 per common unit annually, of available cash from operating surplus. We believe that the amount ($0.50 per common unit per quarter) compares favorably to the total $2.32 per NGT trust unit distributed by NGT in 2005 and the annual distribution amounts paid by NGT per trust unit in each of 2004, 2003, 2002 and 2001 of $2.02. $1.82, $1.32, and $1.91 respectively. The fourth quarter 2005 cash distributions and first quarter 2006 cash distribution paid by NGT of $0.67 (paid on March 15, 2006) and $0.74 (paid on June 15, 2006), respectively, exceed our expected quarterly distribution amount by $0.17 and $0.24, respectively.
      Special Cash Distribution — In considering our Offer for the depositary units, we considered it likely that many holders of the depositary units have owned the units for a long period (perhaps from inception of NGT) and that such holders might need an incentive to take the time and effort to evaluate the exchange portion of the Offer and tender their depositary units. Based on that consideration, we determined to offer the special cash distribution of $5.9 million (as may be reduced for depositary units accepted by us for the cash consideration) payable promptly upon completion of the Offer. To encourage participation in the exchange portion of the Offer, this special distribution will be paid pro rata to persons whose depositary units are accepted for exchange consideration, based on the ratio that the number of depositary units accepted from such holder bears to the total number of depositary units acquired by us for cash or accepted by us for the exchange consideration. As a result, this special cash distribution per unit will be a minimum of $1.00 per depositary unit accepted for exchange if all the outstanding depositary unitholders accept the Offer or a maximum of $2.00 per depositary unit accepted for the exchange consideration if only the minimum condition is met. The Partnership is participating in the special cash distribution to the extent it acquires units for the cash consideration.
      Valuation Metrics — Based on the Annual Report on Form 10-K for the year ended December 31, 2005, the value of the financial assets held by the depositary as of December 31, 2005 was approximately $84.9 million and the present value of the estimated proved reserves of the royalty net profits interest and term net profits interest as of December 31, 2005 at a 10% discount rate was reported by NGT to be approximately $114.27 million using a constant gas price of $12.51 per Mcf (including the terminal value of the royalty net profits interest after the statutory termination of the trust on May 15, 2013). For comparative purposes, we estimate the value of NGT’s financial assets on June 1, 2006, using prices quoted on Bloomberg, was approximately $83.3 million. In addition, if the natural gas prices used to determine the present value of the net profits interest at a 10% discount rate was the closing price of the June natural gas contract as traded on the NYMEX, being $5.93 and adjusted for basis and quality as per the gas purchase contract, then the price that would have been used to determine the present value of the estimated proved reserves of NGT’s net profits interests would have been $6.85 per Mcf or 45.0% less than the price used in the year end valuation as stated in NGT’s Annual Report on Form 10-K.
      Role of Management — In comparison to the current supervision of the trustee, which cannot actively manage the assets or act in any way to replace reserves of NGT, our business model is based upon the ability of our management to identify and acquire oil and natural gas producing properties at the Operating Company level and the conveyance of net profits interests burdening those properties to the Partnership. In addition, unlike NGT, our management can and intends to institute an active hedging program in order to minimize the likelihood that we will not realize the expected economic returns of our acquisitions and to reduce the volatility in the proceeds we receive from the sale of production in respect of legacy assets that is attributable to commodity price changes. We believe that in comparison to an investment in NGT, which is a finite-life entity with a declining resource base and inefficient use of capital, owners of our common units will not only continue to receive cash distributions attributable to NGT’s legacy net profits interests for the remaining life of those interests, but they will also benefit from our investment in additional producing net profits interests of the cash (1) contributed to us by our General Partner and (2) from sale of the zero coupon bonds.
      Exchange Ratio — In evaluating the appropriate exchange ratio, we determined it appropriate for the existing owners of depositary units and withdrawn trust units to retain the same relative ownership ratios based upon our review of the relative value of a depositary unit in relation to the relative value of a withdrawn trust unit, subject to the agreement by our General Partner, subject to specified conditions, to contribute up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to us upon consummation of the Offer (less (i) up to $20 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million). Based upon that evaluation, we determined that the exchange consideration should consist of one common unit for each depositary unit validly tendered to us for exchange and one common unit and 0.4 of a common unit for each depositary unit and trust unit, respectively, in the second-step merger.
Method of Determining Exchange Ratios
      NGT’s trustee did not participate in the determination of the exchange ratio and special cash distribution for the exchange portion of the Offer or the exchange ratio for the second-step merger. We determined the exchange ratio in the manner described in the immediately preceeding paragraph.
Fairness Opinion of Financial Adviser
      To our knowledge, NGT’s trustee has neither recommended acceptance nor rejection of this Offer, nor are we aware of whether NGT’s trustee has retained a financial adviser to issue a fairness opinion on this Offer.
Conflicts of Interest
      NGT’s trustee will not have continuing relationships, and will not engage in transactions, with us on an ongoing basis following the closing of the second-step merger. However, we or our General Partner may engage the trustee in a different capacity than that of trustee, such as a possible commercial lender or underwriter for future offerings of our securities. No definitive agreement has been completed regarding this possibility, and we have not had discussions or negotiations with the trustee regarding this matter. Because the trustee has not been involved in preparing this prospectus or the structuring of the Offer and second-step merger, it has not retained an unaffiliated representative to act on behalf of depositary unitholders and withdrawn trust unitholders for purposes of negotiating the terms of the Offer and second-step merger.
Dissenters’ Rights; Unitholder Lists
      As a general matter, dissenters’ rights are the rights of corporate stockholders, in certain cases, to receive “fair value” for their stock, as determined by a judicial appraisal process. Neither holders of depositary units nor holders of withdrawn trust units will have dissenters’ rights in respect of the Offer or second-step merger. See “The Offer — Purpose of the Offer; No Dissenters’ Rights.”
      Depositary unitholders and withdrawn trust unitholders may inspect and examine the records (including, without limitations, the ownership ledger) of NGT at their own expense and during reasonable business hours upon reasonable prior notice.
Extension, Amendment or Termination of the Offer
      To the extent legally permissible, the Partnership also reserves the right, in its sole discretion, at any time or from time to time:

•	to extend, for any reason, the period of time during which the Offer is open;

•	to delay acceptance for exchange of, or exchange of, any depositary units pursuant to the Offer, or to terminate the Offer and not accept or exchange any depositary units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the expiration date; and

•	to waive any condition or otherwise amend the Offer in any respect.
      In addition, even if the Partnership has accepted, but not paid for, depositary units in the Offer, it may terminate the Offer and not exchange depositary units that were previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer.
Investment by Our General Partner
      Concurrently with the acceptance of validly tendered, and not withdrawn, depositary units for exchange pursuant to this Offer, our limited partnership agreement will be amended and restated to be as set forth on Annex A hereto. In connection with such amendment and restatement, our General Partner will contribute up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to the Partnership in consideration for the following:

•	its 1% general partner interest;

•	certain incentive distribution rights (see “Our Cash Distribution Policy and Restrictions on Distributions — Partnership Agreement Provisions Relating to Cash Distributions — General Partner Incentive Distribution Rights”);

•	567,741 subordinated units;

•	a warrant, exercisable at any time prior to the third anniversary of the expiration date of the Offer, to purchase from the Partnership 1,000,000 common units at an exercise price of $38.00 per common unit, and

•	up to 645,161 common units.
      The General Partner will contribute to the Partnership a total of up to $39.5 million (but in no event less than $19.5 million) for the general partner interest, incentive distribution rights, subordinated units and up to 645,161 common units. The remaining $0.5 million will be contributed by the General Partner for the warrant. The number of subordinated units that the General Partner will receive for its cash contribution will be based on the price per unit that the Partnership is offering to pay in the cash portion of the Offer.
Other Sources of Funding to Complete the Offer and the Second-Step Merger
      The Partnership expects to have sufficient funds to complete the transactions contemplated by the Offer and the second-step merger and to pay fees, expenses and other related amounts through a combination of the

Partnership’s cash on hand and NGT’s expected cash balance. The Partnership expects that such funds constituting the Partnership’s cash on hand will be provided from the following sources:

•	up to $71.5 million will be contributed to the Partnership by the Third Point Parties, subject to specified conditions, to fund a portion of the cash consideration payable for depositary units accepted for cash consideration; and

•	up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration), subject to specified conditions, to be contributed to us by the General Partner at the consummation of the Offer, in exchange for (i) a 1% general partner interest in the Partnership, (ii) the incentive distribution rights, (iii) 567,741 subordinated units, (iv) up to 645,161 common units and (v) a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase a total of 1,000,000 common units at an exercise price of $38.00 per unit.
      The Partnership intends to use up to $71.5 million that would be contributed to it by the Third Point Parties after the expiration of the Offer, together with up to $20.0 million of the cash to be contributed to the Partnership by the General Partner, to fund the cash consideration to be paid at the closing of the Offer to holders of depositary units whose depositary units are accepted for the cash consideration. Each of the Third Point Parties and the General Partner have agreed that after the expiration of the Offer they will, subject to specified conditions, contribute to the Partnership the cash necessary to fund in full our acceptance of a maximum of 2,950,001 depository units validly tendered to us for the cash consideration and not withdrawn. The amounts that will be so contributed to us by the Third Point Parties and the General Partner will be in the same proportion that such person’s maximum commitment ($71.5 million in the case of the Third Point Parties and $20.0 million in the case of the General Partner) bears to $91.5 million. The contribution to the Partnership by the Third Point Parties and the General Partner will be made in exchange for a number of common units to be issued to each of them at a price of $31.00 per common unit based on their respective contribution.
      If (1) the Offer is consummated because 2,950,001 or more depositary units are validly tendered to the Partnership and the other conditions to closing are satisfied or waived, but (2) fewer than 2,950,001 depositary units are accepted for cash consideration, we will issue correspondingly fewer common units to the Third Point Parties and the General Partner. Thus, we will receive less cash from each of the Third Point Parties and the General Partner. The total number of common units that will be issued by the Partnership, however, will be the same whether or not the maximum number of depositary units (that is 2,950,001) are accepted by the Partnership for cash consideration, since the other depositary units accepted by the Partnership will be exchanged for common units on a one-for-one basis.
Common Unit Purchase Agreement and Participation Agreement with the Third Point Parties
      The Partnership has entered into an agreement with the Third Point Parties pursuant to which, upon consummation of the Offer, the Third Point Parties will contribute up to $71.5 million as consideration for our issuance of common units to the Third Point Parties, such contribution to be equal to $31.00 for each common unit so issued. A form of the common unit purchase agreement is attached as an exhibit to the registration statement of which this prospectus is a part. The aggregate amount of common units issued to the Third Point Parties will be equal to the cash amount to be paid at the closing by the Third Point Parties divided by the cash consideration price at a purchase price equal to the cash consideration price. Not later than two business days following the consummation of the Offer, we will pay the Third Point Parties a put premium which will equal 7.0% of the cash paid at the closing of the Offer by the Third Point Parties. The put premium will be at least $1,750,000. Thereafter, at each anniversary of the closing date of the Offer, the Partnership will pay an administrative fee of $50,000 to the Third Point Parties if on such date the Third Point Parties own at least 500,000 common units.
      In connection with, and as a condition to, the Third Point Parties becoming limited partners in the Partnership, our General Partner has agreed pursuant to a participation agreement to be entered into upon consummation of the Offer that upon receipt of cash by our General Partner pursuant to its incentive distribution right, whether as a result of (i) a distribution by the Partnership of available cash; (ii) any other distribution of cash made by the Partnership prior to, during or after the quarter in which a liquidation occurs or (iii) any cash received upon the sale or other disposition of the incentive distribution right, our General Partner will pay to the Third Point Parties up to 15% of the cash received. A form of the participation agreement is attached as an exhibit to the registration statement of which this prospectus is a part.
      The obligation of the Third Point Parties to fund the Partnership is conditioned upon, in addition to other customary closing conditions, the following events:

•	there must have been no developments in the business of the Partnership or NGT, which would be reasonably likely to have a material adverse effect, including, without limitation, that NGT must not have entered into any agreement or transaction with person contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and a pro rata share of the special cash distribution or cash consideration not to exceed $31.00 per depositary unit;

•	in connection with the issuance of the common units of the Partnership and transactions contemplated thereby, the common units of the Partnership must be authorized for listing or admitted to trading on the NYSE, NYSE Arca or Nasdaq without any requirement for the Partnership to obtain common unitholder approval; and

•	the General Partner must have contributed up to $40.0 million to the Partnership.
Participation by the Partnership in the Special Cash Distribution
      The Partnership will participate in the special cash distribution. The Partnership’s participation in the special cash distribution will result from the fact that the special cash distribution will not be paid for depositary units accepted by the Partnership for the cash consideration; the cash that is not so paid in respect of depositary units accepted for cash consideration will be retained by the Partnership. The cash so retained by the Partnership will be based on the following formula: the product of (1) the number of depositary units accepted by the Partnership for cash consideration times (2) a fraction, of which (a) the numerator is $5,900,000 and (b) the denominator equals the total number of depositary units that are accepted by the Partnership pursuant to the Offer. For example, if a total of 4 million depositary units are tendered and 2,950,001 depositary units are accepted for the cash consideration and the balance are accepted for the exchange consideration, the Partnership will be entitled to retain $4,351,251 of the $5,900,000 amount available for the special cash distribution, calculated as follows: 2,950,001 times $5,900,000/4,000,000, or $1.475 for each of the 2,950,001 depositary units accepted by the Partnership for the cash consideration.
General Partner Subscription Agreement
      On May 1, 2006, the General Partner entered into a subscription agreement with Lehman, the Ospraie Parties, Ensource’s management and other accredited investors, pursuant to which the investors have agreed, subject to specified conditions, to purchase all of the newly-issued membership interests in our General Partner for an aggregate purchase price of up to $40.0 million. The General Partner will use the capital contribution from the investors as follows:

•	$0.5 million to purchase warrants from the Partnership;

•	$19.5 million to purchase (i) subordinated units of the Partnership at a price not to exceed $31.00 per subordinated unit, (ii) the 1% general partner interest in the Partnership and (iii) the incentive distribution rights of the Partnership; and

•	subject to specified conditions, an aggregate amount (not to exceed $20.0 million) to purchase up to 645,161 common units of the Partnership at a price not to exceed $31.00 per common unit to fund in part the cash consideration of the Offer (to the extent not required by the Partnership to fund such cash consideration, the amount contributed by the General Partner will be reduced).

      In addition, Lehman and the Ospraie Parties, by virtue of them each owning at least 34% of the sharing ratio of the General Partner, will each have the right to designate two members to the board of directors of the General Partner.
      In addition to customary closing conditions, the obligation of the investors to make the capital commitments in Partnership is subject to the following events:

•	the Third Point Parties must have purchased the number of common units in the Partnership as contemplated by the common unit purchase agreement;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and/or cash consideration not to exceed $31.00 depositary unit;

•	there must not have been a material adverse change in any of (i) the business, operations, assets, liabilities, properties, financial condition or results of operations of the General Partner, Partnership or NGT or (ii) the legality, validity or enforceability of the subscription agreement or any of the other transaction documents or the rights or remedies of the investors under such agreements;

•	there must not have been a material adverse change in any of (i) the business, operations, assets, liabilities, properties, financial condition or results of operations of the General Partner, Partnership or NGT or (ii) the legality, validity or enforceability of the subscription agreement or any of the other transaction documents or the rights or remedies of the investors under such agreements;

•	the General Partner must have obtained director and officer liability insurance with a financially sound and reputable insurance company with such coverage and in such amounts satisfactory to the investors in their sole discretion; and

•	the General Partner shall be the sole general partner of the Partnership.
Risk Factors
      Consummation of the Offer and second-step merger is, and upon the consummation of the Offer or second-step merger, the Partnership will be, subject to several risks that are summarized below. In deciding whether to tender your depositary units pursuant to the Offer and second-step merger, you should carefully read and consider the risk factors contained in the section captioned “Risk Factors” beginning on page 63.
      Some of the risk factors relating to this Offer and the subsequent second-step merger are as follows:

•	We are a new partnership with no operating history, and we might not be able to operate our business or implement our operating policies and strategies successfully, which could negatively impact our ability to pay distributions and cause you to lose all or part of your investment.

•	The Offer may reduce the number of depositary unitholders and thereby adversely affect the liquidity and value of non-tendered depositary units.

•	You were not independently represented in establishing the terms of the Offer, and consequently the terms of the Offer may have been materially different if depositary unitholders had been independently represented.

•	The second-step merger may not be approved by the trustee, which could require us to seek equity financing to fund future acquisitions earlier than we would be required to do if the second-step merger is consummated, and may adversely affect the liquidity and value of non-tendered depositary units. In such event, we will be the majority holder of NGT’s outstanding trust units.

•	If Eastern American Marketing Corporation stops purchasing the gas produced in connection with the NGT legacy assets after the consummation of the second-step merger, it may have a material adverse affect on us.

•	Upon your receipt of common units of the Partnership in the Offer, you will become a common unitholder in the Partnership, a Delaware limited partnership, which may change certain depositary and trust unitholders rights and privileges you hold as a depositary unitholder of NGT, a Delaware statutory trust.

•	Depending on the number of depositary unitholders who elect to receive the cash consideration instead of the exchange consideration, the Third Point Parties may beneficially own a majority of the Partnership’s common units after the Offer, but before the second-step merger, and a substantial portion of the common units after the second-step merger.

•	Depending on the number of depositary unitholders who elect to receive the cash consideration instead of the exchange consideration, the General Partner may own up to 645,161 common units of the Partnership after the Offer and the second-step merger and thus be able to vote in any matter subject to the approval of limited partners of the Partnership.

•	Our future distributions, and proved reserves, will be dependent upon the success of the Operating Company’s, and thus the General Partner’s, efforts to acquire, manage and develop oil and natural gas properties that conform to the acquisition profile described in this prospectus.

•	We have not identified any specific property meeting our investment objectives in which to invest available cash after the second-step merger.

•	We may not have sufficient cash to enable us to pay the minimum quarterly distribution.

•	If the General Partner loses key senior management or is unable to attract and retain the talent required for our business, our operating results could suffer.

•	The Partnership’s anti-takeover provisions may delay or prevent a change of control of the Partnership, which could adversely affect the price of our common units.

•	A regular trading market for our common units might not develop, which would harm the liquidity and value of our common units.

•	The common units are not equivalent to shares of common stock. Even if common unitholders are dissatisfied, they cannot easily remove our General Partner.

•	The control of our General Partner may be transferred to a third party without common unitholder consent.

•	We may issue additional common units without your approval, which would dilute your existing ownership interests.

•	The IRS could treat us as a corporation for federal income tax purposes, which could substantially reduce the cash available for distribution to you.

•	If you are a depositary unitholder you may recognize gain from our sale of zero coupon bonds even if you do not receive cash distributions from us as a result of the sale.

•	A successful IRS contest of the federal income tax positions we take may adversely affect the market for our common units, and the cost of any IRS contest will be borne by our common unitholders and our General Partner.

•	Our General Partner and its management team have no experience managing a publicly traded partnership, and we cannot assure you that their past experience will be sufficient to manage the Partnership.

•	Our General Partner will have conflicts of interest.

•	We will pay our General Partner incentive distributions based on the level of cash we distribute to our unitholders. This arrangement may lead General Partner to recommend riskier or more speculative investments for the Operating Company in an effort to maximize the General Partner’s incentive compensation.

•	The Operating Company will pay General Partner an Employee Bonus Pool Fee (a copy of the agreement governing this arrangement is attached as an exhibit to the registration statement to which this prospectus is a part) based on base net profits interest proceeds. This arrangement may lead the General Partner to recommend riskier or more speculative investments for the Operating Company in an effort to maximize its incentive compensation.
Second-Step Merger
      Upon consummation of the Offer, we intend to exercise our right as the holder of more than 10% of NGT’s trust units to call a special meeting of NGT trust unitholders to approve the second-step merger to effect either the Partnership Merger or Subsidiary Merger. Under the NGT trust agreement, a meeting of trust unitholders may be called by either the trustee or by trust unitholders owning not less than 10% of outstanding trust units. If the minimum tender condition is met and the Offer is consummated, the Partnership will hold more than 50% of the outstanding trust units. The Partnership intends to call a meeting of the trust unitholders to approve the second-step merger. Under the NGT trust agreement, that approval requires a vote of trust unitholders owning more than 50% of all outstanding trust units. As a consequence, if the Offer is consummated and NGT enters into the merger agreement, we will be able to approve such merger and do not intend to solicit the vote of any other holders of trust units for such meeting.
      Prior to or contemporaneously with calling the special meeting of trust unitholders for the purpose of approving the second-step merger, we also intend to seek the consent of the trustee for the second-step merger. Under NGT’s trust agreement, we must receive the trustee’s consent prior to effecting the second-step merger. The trustee owes fiduciary duties to the trust unitholders.
      Upon consummation of the second-step merger in which we opt for the Partnership Merger approach, NGT will be merged with and into the Partnership, with the Partnership continuing as the surviving entity. The separate existence of NGT will cease.
      Alternatively, we may choose the Subsidiary Merger approach. Eastern American has advised us of its opinion that if NGT does not survive the second-step merger, the gas purchase contract will terminate. Although we do not agree with Eastern American’s contention, we may seek to avoid such a dispute with Eastern American by choosing to effect the Subsidiary Merger. In such merger, NGT will be merged with a newly-formed, wholly-owned subsidiary of the Partnership, with NGT as the surviving entity. NGT will continue to exist and be a wholly-owned subsidiary of the Partnership.
      Should you elect to receive the exchange consideration, you may, whether you are a depositary unitholder or a withdrawn unitholder, elect to receive your common units and, in the case of depositary unitholders participating in the Offer, your pro rata share of the $5.9 million special cash distribution (as may be reduced for depositary units accepted by us for the cash consideration), through the DTC system. If you do not elect to receive your common units and, in the case of depositary unitholders participating in the Offer, your pro rata share of the special cash distribution through DTC’s system, then we will register the ownership of such common units through the DRS with our exchange and transfer agent. The exchange agent will mail depositary unitholders’ pro rata share of the special cash distribution to your designated address. Ownership of common units will be recorded in the DRS and you will receive a statement showing your ownership annually (much like how withdrawn trust units are recorded by the trustee). Once you receive notification of ownership of common units, you may transfer such common units by completing a transaction request form (which will be provided to you by the exchange and transfer agent) and returning it to the transfer agent. Thus, you will not automatically receive certificates representing such common units, but you may request that a certificate be issued for some or all of such common units by completing a transaction request form and including payment of $25 to the transfer agent for processing.
      We expect the second-step merger will convert each outstanding trust unit not held by us into the right to receive 0.4 of a common unit. If any depositary unitholder whose depositary units were not exchanged upon consummation of the exchange portion of the Offer tenders its depositary units to us after the second-step merger, the Partnership will give it one whole common unit for each depositary unit tendered with a properly completed letter of transmittal (0.4 of a common unit for the trust unit on deposit and 0.6 of a common unit for the undivided one-fiftieth of the $1,000 face amount of the zero coupon bonds on deposit). In accordance with the depositary agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof. The special cash distribution will not be paid to the holders of any depositary units or withdrawn trust units in the second-step merger.
      The Partnership will not deliver the common units owed to the holder of depositary units in connection with the second-step merger until it has received a validly completed letter of transmittal, including certificates for such units or a lost affidavit and other assurance reasonably requested by our General Partner, from such holder.
      Withdrawn trust units are not evidenced by any certificate. Promptly upon the second-step merger, all such trust units will be cancelled and we will issue to each record holder of withdrawn trust units the common units to which such holder is entitled or cash in lieu of fractional common units as described herein.

Summary of Offer Process and Second-Step Merger Process
      Below is a flow chart describing the Offer and second-step merger process. The charts are divided into two segments — one in which you accept the Offer and one in which you reject the Offer.

(1)	Holders of withdrawn trust units may participate in the Offer, and thus the special cash distribution, only if they redeposit their withdrawn trust units with the depositary by following the instructions set out in the deposit agreement and validly tender the depositary units received upon such redeposit before the expiration of the Offer.

(2)	Assumes that (i) 2,950,001 depositary units are accepted by us for the cash consideration, (ii) we exchange pursuant to the Offer or the second-step merger all of the remaining outstanding depositary units, which number is assumed to be the excess of 5,880,100 (based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006), and all of the withdrawn trust units of NGT (which number is assumed to be 19,900) and (iii) the General Partner owns 567,741 subordinated units. The percentages are calculated before giving effect to (1) the issuance of 1,000,000 common units reserved for issuance upon the exercise by the General Partner of its warrant at an exercise price of $38.00 per common unit and (2) the payment of cash in lieu of fractional common units to holders of withdrawn trust units in the second-step merger.

(3)	Withdrawn trust unit holders who do not redeposit their withdrawn trust units will not be able to participate in the Offer. However, upon consummation of the second-step merger, we will promptly issue 0.4 of a common unit of the Partnership for each withdrawn trust unit that such holder properly tenders to us for exchange.
Termination of Depository Arrangement
      NGT’s deposit agreement provides that the depositary, JPMorgan Chase, must terminate the deposit agreement upon the affirmative vote of at least 80% of the outstanding depositary units or upon the termination and liquidation of the trust. As a result of consummation of the Offer, the Partnership may own at least 80% of the outstanding depositary units and thus may be able to terminate the deposit agreement unilaterally without seeking the consent or approval of any other holder of depositary units. In accordance with the trust agreement, which governs the votes of depositary unitholders on any matter concerning the trust, notice of a meeting to vote on termination of the deposit agreement must be given to depositary unitholders at least 20 days before the meeting. If not already terminated, after the consummation of the second-step merger, the Partnership intends to terminate the deposit agreement in accordance with the terms and provisions of the deposit agreement and trust agreement, although the Partnership is not yet certain how long after the second-step merger it will wait before taking such action (but in no event less than 75 days after the second-step merger has been effected).
      After termination of the deposit agreement and upon our request, the depositary must deliver the books, records and other related documents to the trustee before the consummation of the second-step merger or us after such merger is consummated. Subject to applicable escheat and other laws, the Partnership will cause a bank or comparable institution to hold any common units and zero coupon bonds of those depositary unitholders who have not been identified or who the Partnership, after conducting searches pursuant to applicable escheat and other laws, has not been able to locate.
Comparison of Unitholders’ Rights
      You will receive Partnership common units if you tender your depositary units in the exchange portion of the Offer. There are a number of differences between the rights of a holder of a depositary unit, which includes (1) ownership of one trust unit of NGT, a Delaware statutory trust, and (2) one-fiftieth of a zero coupon bond, and the rights of a common unitholder of the Partnership, a Delaware master limited partnership. The rights of depositary unitholders and common unitholders are not identical. While some rights are similar, including lack of dissenters rights and personal liability protection, other rights may not be similar. The Partnership urges you to review the discussion in the section captioned “Comparison of Depositary Unitholders’ and Common Unitholders’ Rights.”
Ownership of the Partnership After the Second-Step Merger
      As of the date of the Offer, we do not beneficially own any depositary units, although Scott W. Smith, one of the members of General Partner and one of its managers and senior executive officers and one of the directors of the board of directors of our General Partner, owns a total of 2050 depositary units. With the exception of the foregoing, we have not effected any transaction in securities of NGT in the past 60 days. Except as set forth above, to our knowledge, after reasonable inquiry, none of the General Partner’s officers, nor any of their respective associates or majority-owned subsidiaries, beneficially owns or has the right to acquire any securities of NGT or has effected any transaction in securities of NGT during the past 60 days.

      Assuming that (i) 2,950,001 depositary units are accepted by us for the cash consideration, (ii) we exchange pursuant to the Offer or the second-step merger all of the remaining outstanding depositary units, which number is assumed to be the excess of 5,880,100 (based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006) and all of the withdrawn trust units of NGT (which number is assumed to be 19,900) and (iii) the General Partner owns 567,741 subordinated units, former depositary unitholders and holders of withdrawn trust units would own in the aggregate 50% of the outstanding common units of the Partnership, representing approximately 45.6% of the aggregate voting power of all our common and subordinated units then outstanding. The foregoing percentages are calculated before giving effect to (1) the issuance of 1,000,000 common units reserved for issuance upon the exercise by the General Partner of its warrant at an exercise price of $38.00 per common unit and (2) the payment of cash in lieu of fractional common units to holders of withdrawn trust units in the second-step merger.
      Assuming that a total of 4.0 million depositary units are tendered and (i) 2,950,001 depositary units are tendered and accepted for the cash consideration and (ii) the balance of the depositary units are accepted for the exchange consideration in the Offer, the Third Point Parties would collectively beneficially own 57.7% of the outstanding common units of the Partnership after the consummation of the Offer but prior to the consummation of the second-step merger. However, after the consummation of the second-step merger, the Third Point Parties’ beneficial ownership of the Partnership’s common units will be 39.1% of the common units outstanding.
Management Arrangements

The Partnership
      Pursuant to the limited liability company agreement of our General Partner, our General Partner has delegated its powers and authority to manage the business and operations of the Partnership to the General Partner’s board of directors. Our General Partner will provide the Partnership supervisory and management services and administrative services such as accounting, tax and legal services. Our General Partner, through its board of directors, will manage the Partnership and will have the authority to approve, with respect to the General Partner, any of its subsidiaries and the Partnership, certain actions, including:

•	any acquisitions;

•	any transfer or abandonment of any properties or other assets or any interest in such properties or other assets;

•	the incurrence of any indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business);

•	the mortgage, pledge, assignment in trust or other encumbrance of any property or assets, or the assignment of any monies owed or to be owed, except for customary liens granted in the ordinary course or to secure any indebtedness for borrowed money as described immediately above;

•	any merger, exchange or consolidation, recapitalization or reorganization, dissolution, liquidation, winding up of affairs or the commencement of any bankruptcy;

•	enter into any commodity hedging transactions pertaining to oil, gas and related hydrocarbons and minerals, whereby more than 25% of the Partnership’s and/or the General Partner’s (including its subsidiaries) expected production from the proved developed producing reserves is hedged for the succeeding 12-month period or whereby the term of such hedging transaction exceeds two years;

•	the guarantee of the performance of any non-financing contract or other obligation of any person (other than the General Partner) other than in the ordinary course of business;

•	the authorization, offer, issuance or sale of any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities or the request of members for capital contributions;

•	any transaction involving us, the General Partner or any of its subsidiaries, on the one hand, and any member of the General Partner, on the other hand (subject to the approval by 66 2/3 % of the membership interest of the members of the General Partner that such transaction is fair, as set forth in the limited liability company agreement);

•	our operating budget or any changes thereto;

•	any change in our outside auditor;

•	the appointment of the General Partner’s independent petroleum engineer;

•	the compromise or settlement of any lawsuit, administrative matter or other dispute where the amount the General Partner, its subsidiaries or the Partnership may recover or be obligated to pay, as applicable, is in excess of the applicable amount set forth in the limited liability company agreement;

•	any amendment, modification or change in any material respect in any of our material agreements;

•	any amendment to the formation documents or other governing documents of Ensource Reserves or the Partnership;

•	any transaction with any of our affiliates, or any officer, director or employee of the General Partner or any affiliate of any officer, director or employee of the General Partner; and

•	any action or approval to enter into any binding agreement with respect to the foregoing.
      In addition, certain actions may not be taken without the approval of the members of the General Partner, many of which overlap certain actions that may not be taken without also having the approval of the board of directors. The following actions may not be taken by the General Partner without the approval of at least 66 2/3 % of the membership interests of its members (and to the extent it has the legal power and authority) the General Partner shall cause its subsidiaries and the Partnership not to take the following actions:

•	expenditures during any one-year period in excess of $15 million for one or more acquisitions;

•	transfers, during any one-year period, of or abandonment of any properties or other assets or any interest in such properties or other assets, involving assets valued at or involving net proceeds of more than $15 million in the aggregate;

•	incurrence of any indebtedness for borrowed money (not including trade payables incurred in the Partnership’s or in the General Partner’s (or any of its subsidiaries) ordinary course of business) on behalf of the Partnership or the General Partner (or any of its subsidiaries) of more than $5 million outstanding at any one time;

•	mortgage, pledge, assignment in trust or otherwise encumber any property or assets of the General Partner, or assign any monies owed or to be owed to the General Partner, except for customary liens granted in the ordinary course of business to secure indebtedness for borrowed money as described immediately above;

•	enter into any merger, exchange or consolidation; effect a recapitalization or reorganization; commence a dissolution, liquidation or winding up of affairs; or commence, consent to or permit a bankruptcy;

•	authorize, offer, issue or sell any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities resulting, in any one-year period, in proceeds in excess of $1.0 million, or make one or more requests of the members for capital contributions in excess of $1.0 million in any one-year period;

•	approve, or otherwise modify any existing arrangements with respect to, compensation for members of the board of directors of the General Partner;

•	appoint or remove any executive officer, enter into or modify or amend in any material respect any employment agreement with any officer or hire any person on other than an at “at-will” basis or terminate any person employed on other than such basis;

•	admit any new partner, member, shareholder or other equity interest owner to any subsidiary of the General Partner;

•	authorize material transactions not in the ordinary course of business;

•	redeem or repurchase any securities;

•	amend the formation documents or other governing documents of such persons;

•	approve of any transaction with any affiliate of such persons, or any officer, director or employee of such persons, or any affiliate of any officer, director or employee of such persons; or

•	any action, authorization or approval, or the entry into any binding agreement, or to otherwise obligate the General Partner, any of its subsidiaries or the Partnership, with respect to the foregoing.
      The Partnership will in turn reimburse amounts incurred by the General Partner on our behalf to the General Partner. Amounts submitted by General Partner for reimbursement will be subject to review by the Conflicts Committee of the board of directors of our General Partner.
      By virtue of our organizational structure, our General Partner will employ personnel to provide the administrative services necessary for our and our General Partner’s operations. Such services include accounting, tax, legal and other services. We will reimburse our General Partner for its costs and expenses in providing these services if such services are directly attributable to us, which will be deducted from cash available for distributions to unitholders.

The Operating Company
      The Operating Company’s operations and business, including, among other things, its evaluation and acquisition of oil and natural gas properties, will be managed on its behalf by the General Partner, as the sole member of Ensource Reserves. See “Certain Relationships and Related Party Transactions — the Operating Company”. Although the General Partner will be managing Ensource Reserves’ day-to-day operations, the General Partner’s board of directors and the General Partner’s members have correspondingly retained the same powers in regards to the Ensource Reserves as are applicable to the Partnership.
      By virtue of the organizational structure of the Partnership and the Operating Company, the Partnership’s future financial results will be dependent upon the Operating Company’s ability to execute its business plan, which in turn depends on our General Partner’s ability to manage the Operating Company.
      The supervisory and management services to be conducted by our General Partner on behalf of the Operating Company will consist of the following:

•	originating and evaluating property acquisition opportunities;

•	following approval on behalf of the Partnership by the board of directors of our General Partner of the purchase by the Partnership of net profits interests burdening properties to be acquired by the Operating Company, negotiating and closing property acquisitions on behalf of the Operating Company;

•	supervision of the Operating Company with respect to all field operations, and overseeing all engineering, development and other operations conducted on the properties of the Operating Company; and

•	supervision of the Operating Company’s administrative services such as accounting, tax, legal and other similar services.
      The General Partner will provide to the Operating Company all other services and functions, such as accounting, tax, legal and other administrative services necessary for its operations. The General Partner will also be reimbursed by the Operating Company for the costs of such administrative services. The amounts so payable by the Operating Company to the General Partner will be deducted in calculating the net profits payable to the Partnership under the net profits interests purchased in the future by the Partnership from the Operating Company on properties acquired by the Operating Company in the future. See “Certain Relationships and Related Party Transactions — Operating Company.”

Employee Bonus Pool Fee
      As an incentive for its employees to meet the acquisition goals as determined by the board of directors, the General Partner, will be entitled to receive a quarterly Employee Bonus Pool Fee (a copy of the agreement governing same is attached as an exhibit to the registration statement of which is prospectus is a part), payable by the Operating Company in arrears, based on a sliding percentage of base net profits interests proceeds, or Base NPI Net Proceeds, which we define below and in the glossary of terms attached as Annex B, as determined as follows:

•	2.0% of Base NPI Net Proceeds up to $25 million, plus

•	1.75% of Base NPI Net Proceeds in excess of $25 million and up to, and including, $50 million, plus

•	1.0% of Base NPI Net Proceeds in excess of $50 million.
      The Employee Bonus Pool Fee will not be payable by the Operating Company in respect of any calendar quarter in respect of which the cash distribution to our common and subordinated unitholders from operating surplus (excluding the use of any cash contributed by our General Partner) for such quarter is less than the minimum quarterly distribution per unit, or $0.50 per unit. The Partnership is not obligated to make this payment to the Operating Company, but the amount of such fee will be deducted each quarter in respect of which it is paid from, and such deduction will have the effect of reducing the applicable percentage of, the Base NPI Net Proceeds otherwise payable to the Partnership in connection with the net profits interest purchased from the Operating Company.
      As used herein, Base NPI Net Proceeds is defined as the percentage (which may be up to 99%) specified in the applicable net profits interests of the net proceeds of the Base NPI in the quarter in respect of which the determination in being made. Base NPI, which we also define in the glossary, is defined as the sum of net oil and natural gas revenues received by the Operating Company in the quarter for which the determination is being made from the sale of production pursuant to third party marketing agreements, less the sum (determined on a cash, instead of an accrual basis) of (i) severance and ad valorem taxes, (ii) direct operating expenditures and (iii) general and administrative expenses incurred by the Operating Company. The Employee Bonus Pool Fee for a particular quarter will be paid on the payment date for cash distributions to holders of common units in respect of the calendar quarter for which such Employee Bonus Pool fee related (generally, 45 days after the end of such calendar quarter). The General Partner will, upon approval by the board of directors, make distributions from the Employee Bonus Pool to qualified employees within ninety (90) days after then end of each calendar year.

Employment Agreements with Executive Officers
      At the closing of the transactions described herein, our General Partner will enter into an employment agreement with each of Scott W. Smith and Marshall M. Eubank, who will serve as our President and Chief Executive Officer and Executive Vice-President and Chief Financial Officer, respectively. These agreements are for a three year term and will renew each year thereafter for a one year term unless cancelled by either party upon 90 days’ prior written notice. The compensation payable by our General Partner will consist of a base salary of $250,000 per year, subject to adjustment as determined to be appropriate by our General Partner’s board of directors, and health and other benefits as are standard in the industry. Please see “Certain Relationships and Related Party Transactions — Employment Agreements with Executive Officers.” The employment agreements are included as exhibits to the registration statement of which this prospectus is a part. In addition, they will be eligible for an annual bonus equal to their base salary to be paid from the employee bonus pool described herein. See “Certain Relationships and Related Party Transactions —

Employee Bonus Pool Fee” on page 178. Any bonuses paid will be subject to approval by the board of directors.
OPERATIONS AFTER CONSUMMATION OF THE SECOND-STEP MERGER
      Upon successful completion of the second-step merger:

•	By operation of the second-step merger and pursuant to Delaware law, (i) if we opt for the Partnership Merger, NGT will merge with and into us and cease to exist as a separate entity and (ii) if we opt for the Subsidiary Merger, a newly-formed, wholly-owned subsidiary of ours will be merged with and into NGT, and NGT will be the continuing and surviving entity. In either case, all of NGT’s assets, including the legacy assets, will be owned by us, either directly or indirectly.

•	In all newly acquired properties, the Partnership will purchase from the Operating Company up to a 99% net profits interests (for a more detailed discussion of net profits interests, see “Certain Relationships and Related Party Transactions — Net Profits Interests Agreement” on page 178 of this prospectus”).

•	Our General Partner will own a 1% general partner interest in us, the incentive distribution rights, 567,741 subordinated units, up to 645,161 common units, and a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase 1,000,000 common units at an exercise price of $38.00 per common unit.
Use of Partnership Cash
      We plan to invest the up to $40.00 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) cash provided from the capital contribution by our General Partner at the closing of the Offer (net of approximately $20 million for the purchase of common units to the extent used by the Partnership to fund the cash consideration of depositary units accepted in the Offer and $8.6 million, of which $5.9 million will be used to pay the special cash distribution (which amount may be reduced for depositary units accepted by the Partnership for the cash consideration) and $2.7 million to pay estimated expenses of the transactions), together with the proceeds from the sale of the zero coupon bonds attributable to depositary units exchanged into our common units (which could total up to approximately $83.3 million based on quoted prices as of June 1, 2006 and assuming the sale of the full $117.6 million face amount of zero coupon bonds underlying all currently outstanding depositary units), to purchase net profits interests in other producing oil and natural gas assets that the Operating Company purchases in the future in accordance with its investment objectives and the strategies described under the caption “Partnership Business and Properties — Our Growth Strategy” in this prospectus. Please see “Risk Factors — Risk Factors Related to Our Business and the Oil and Natural Gas Industry” for a discussion of specific risks associated with our business plan. We anticipate that, depending on market conditions, substantially all of the funds available to the Partnership from those sources will be deployed for the above purposes within approximately 12-24 months. Pending such investments, we will invest the funds primarily in cash, cash equivalents, interest paying U.S. government securities and other high-quality debt securities maturing in one year or less from the date of investment.
Distributions
      We intend to pay quarterly distributions to the holders of our common and subordinated units, which we refer to collectively as our unitholders, consisting of all of our available cash from operating surplus, which are both defined in the partnership agreement and in the glossary of terms attached as Annex B. Such quarterly cash distributions will be paid on or about each March 16, June 15, September 15 and December 15 (or if such day is a banking holiday, on the business day next succeeding such date) to unitholders of record as of the preceding March 1, June 1, September 1 and December 1, respectively. If we consummate this Offer before NGT pays a distribution for the quarter ending June 30, 2006 our first cash distribution (other than the special cash distribution distributed under the caption below “— Special Cash Distribution”) to our unitholders will be paid to our unitholders on September 15, 2006 to unitholders of record on September 1, 2006.
      During the subordination period, which is defined in the partnership agreement and in the glossary of terms attached as Annex B, distributions of available cash from operating surplus by the Partnership in respect of the 567,741 subordinated units that will be owned by our General Partner will be subordinated to distributions of $0.50 per common unit per quarter, which is referred to as the minimum quarterly distribution or MQD, provided that the distribution to be made for the calendar quarter in which the closing of the Offer occurs will be pro rated based upon the ratio that the actual number of days then remaining in such quarter bears to 90. The subordination period is a period that commences on the closing of the Offer and that will terminate upon the first to occur of the following:

•	payment by the Partnership of quarterly distributions of available cash from operating surplus to holders of our common units and subordinated units over four full consecutive quarterly periods of an aggregate of at least $3.25 per unit for each unit outstanding as of the record date for such distributions, provided that during such four quarterly periods there are no cumulative arrearages in payment of such MQD on the common units; and

•	a sale by the Partnership of additional common units in an underwritten public offering at a price equal to or greater than $36.00 per common unit, with total gross proceeds (before deducting underwriting discounts and commissions and expenses of the offering) to the Partnership of not less than $25.0 million.
      During the subordination period, quarterly distributions of available cash from operating surplus will be paid as follows:

•	first, 1% to the General Partner in respect of its general partner interest, and 99% to the common unitholders, pro rata, until we have distributed for each common unit outstanding as of the record date for such distribution an amount equal to the MQD for that quarter;

•	second, 1% to the General Partner in respect of its general partner interest, and 99% to the common unitholders, pro rata, until we have distributed for each common unit outstanding as of the record date for such distribution an amount equal to any arrearages in payment of the MQD on the common units represented by such interest for any prior quarters during the subordination period;

•	third, 1% to the General Partner in respect of its general partner interest, and 99% to the subordinated unitholders, pro rata, until we have distributed for each subordinated unit outstanding as of the record date of such distribution an amount equal to the MQD for that quarter;

•	fourth, 1% to the General Partner in respect of its general partner interest, and 99% to the holders of common units and subordinated units, pro rata, until we have distributed to the holders of each common unit and subordinated unit outstanding as of the record date for such distribution an amount equal to the excess of the then applicable Distribution Threshold Amount over the MQD; and

•	thereafter, any excess will be distributed 1% to the General Partner, 24.75% to the holder(s) of the incentive distribution rights, and 74.25% to the holders of record of common units and subordinated units outstanding as of the record data for such distribution, pro rata.
      Provided the transactions described herein are completed by September 1, 2006, for the quarter ending September 30, 2006 and for the three quarters thereafter, the Distribution Threshold Amount is $0.75 per unit per quarter. Beginning with the third quarter of 2007 and for the three quarters thereafter, the Distribution Threshold Amount is $0.55 per unit per quarter. Beginning with the third quarter of 2008, the quarterly Distribution Threshold Amount that must be paid to holders of common units and subordinated units before the General Partner receives any distribution in respect of its incentive distribution rights will increase by $0.025 per unit (an increase of $0.10 per unit per annum) until the quarterly Distribution Threshold Amount that must be achieved before the General partner receives any distribution in respect of its incentive distribution rights equals $0.625 per unit (or $2.50 per unit per annum).

      After the subordination period ends, the common units will not accrue any future distribution arrearages and all subordinated units will participate pro rata in all distributions on common units. The subordinated units will be converted into common units when the subordination period ends.
      Available cash, which is defined in the partnership agreement and in the glossary, generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves that our General Partner determines in its reasonable discretion is necessary or appropriate to:

•	provide for the proper conduct of our business (including, but not limited to, working capital reserves, administrative expenses incurred by our General Partner on our behalf and any amount of general and administrative expenses incurred by us);

•	comply with applicable law or other agreements; or

•	provide funds for distributions to our common unitholders and our General Partner for any one or more of the next four quarters.
      We define operating surplus in the partnership agreement and in the glossary, and it generally means:

•	$10.0 million plus our net cash balance on the date that the Offer is consummated (excluding the excess of (i) the funds to be contributed by our General Partner upon the closing of the Offer (such contribution is to be up to $19.50 million, after deducting the $500,000 purchase price of the warrant) over the sum of (ii) the cash consideration from depositary units accepted by the Partnership funded by the issuance to the General Partner of common units for a cash consideration of $31.00 per common unit from the General Partner and (iii) $8.6 million, consisting of the sum of (1) the special cash distribution, which will total $5.9 million (reduced for depositary units accepted by the Partnership for the cash consideration) and (2) the expected expenses of the offering and second-step merger); plus

•	cash of NGT to which we succeed upon consummation of the second-step merger; plus

•	all of our cash after the closing of the second-step merger, excluding (1) proceeds from our sale of the zero coupon bonds constituting a part of the depositary units, (2) cash from sales of equity securities and (3) cash from sales or other dispositions of assets outside the ordinary course of business; less

•	all of our operating expenditures incurred after the consummation of the Offer, and our capital expenditures (which we expect will consist principally of the purchase of net profits or other similar interests in oil and natural gas properties acquired by the Operating Company in the future); and less

•	the amount of cash reserves that our General Partner deems necessary or advisable to provide funds for future operating expenditures and acquisitions.
      For a further description of our cash distribution policy, see the information under the caption “Our Cash Distribution Policy and Restrictions on Distributions” that begins on page 116 of this prospectus.
Special Cash Distribution
      In exchange for each depositary unit you validly tender for the exchange consideration and do not properly withdraw before the expiration date (assuming the satisfaction of all conditions to the Offer, including the minimum tender condition) and that is accepted by us for exchange, you will receive consideration of one whole common unit of the Partnership and a special cash distribution of a pro rata portion of $5.9 million (rounded to the nearest $0.01) reduced proportionately for depositary units accepted by us for cash consideration (in respect of which the special cash distribution will not be paid). The reduced aggregate special cash distribution is calculated by multiplying $5,900,000 by a fraction, (i) the numerator of which is the number of depositary units accepted by the Partnership for the exchange consideration and (ii) the denominator of which is the total number of depositary units accepted by the Partnership pursuant to the Offer.

      The actual amount of the special cash distribution paid to each person whose depositary units are accepted by us for the exchange consideration will be calculated based on the following formula:

•	the number of depositary units of such person accepted by the Partnership for the exchange consideration, multiplied by

•	a fraction, of which (i) the numerator is the reduced aggregate special cash distribution calculated in the manner described above and (ii) the denominator is the total number of depositary units accepted by the Partnership for the exchange consideration.
      For example, assuming a total of 4.0 million depositary units are tendered for the exchange consideration, with none tendered for the cash consideration, then the $5,900,000 special cash distribution would all be paid to holders of the depositary units accepted for the exchange consideration. As a result, a hypothetical holder of 1,000 depositary units tendering his depositary units for the exchange consideration would receive $1.475 per unit, calculated by dividing $5,900,000 by 4,000,000, or a total of $1.475.
      If only a total of 2,950,001 of the depositary units are accepted by the Partnership for cash consideration or exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $2.00 per depositary unit so accepted. Alternatively, if 100% of the depositary units are accepted for cash consideration and exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $1.00 per depositary unit.
      According to NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, there were 5,880,100 depositary units outstanding. Our General Partner will not participate in this special cash distribution to the extent it acquires common units for cash. We intend to accept for exchange all depositary units validly tendered to us for exchange, assuming the satisfaction of all conditions described under the caption “The Offer — Conditions of the Offer” in this prospectus. The special cash distribution will be paid promptly after the later of the consummation of the Offer and will be delivered to the exchange agent as your agent.
Treatment of Withdrawn Trust Units
      Pursuant to NGT’s trust agreement and deposit agreement, each depositary unit represents one whole trust unit and one-fiftieth (1/50) interest in a specific $1,000 face amount United States Treasury book-entry securities representing stripped-interest coupons maturing May 13, 2013, referred to in this prospectus as the zero coupon bonds. Holders of depositary units are permitted to withdraw such trust units and zero coupon bonds from the depositary by properly following the instructions set forth in the deposit agreement, one of which is that depositary units may be withdrawn only in denominations of 50 or an integral multiple thereof. Thus transfers and tenders of depositary units must be in denominations of 50 or an integral multiple thereof. As of May 1, 2006, NGT reported that a total of 19,900 trust units and the corresponding number of the zero coupon bonds have been withdrawn from the depositary. The number of withdrawn trust units is the equivalent of $398,000 face value of the zero coupon bonds. Such withdrawn trust units are not transferable except in specific situations, such as by operation of law. The Partnership is not making an offer for such withdrawn trust units in the Offer because the withdrawn units are not transferable to us by virtue of the deposit agreement. Holders of withdrawn trust units are not being asked to tender their withdrawn trust units in the Offer and thus will not be able to participate in the special cash distribution. However, holders of withdrawn trust units may participate in this Offer, and thus the special cash distribution, if they redeposit their withdrawn trust units with the depositary by following the instructions set out in the deposit agreement and tender their depositary units before the expiration of the Offer. Such redeposits may be done only in denominations of 50 or an integral multiple of 50 accompanied by the corresponding number of zero coupon bonds. For each 50 withdrawn trust units, a corresponding $1,000 face amount of zero coupon bond, or $20, for each withdrawn trust unit is redeposited.
      Upon the consummation of the second-step merger and pursuant to the merger agreement related to such merger, all trust units will be converted into the right to receive 0.4 of a common unit. Thus, holders of withdrawn trust units will receive 0.4 of a common unit for each such withdrawn trust unit. The Partnership will deliver to such withdrawn trust unitholders the number of common units to which they are entitled promptly after consummation of the second-step merger.
Proposed Distribution Reinvestment Plan
      After the closing of the second-step merger, we intend to establish a distribution reinvestment plan for our unitholders. This will be an “opt in” distribution reinvestment plan. As a result, if we declare a distribution, then common unitholders’ cash distributions will be automatically paid to the common unitholders unless they specifically “opt in” to the distribution reinvestment plan so as to receive additional common units in lieu of cash distributions. Common unitholders who opt-in to participate in the distribution reinvestment plan will generally be subject to the same federal income tax consequences as unitholders who elect to receive their distributions in cash. See “Proposed Distribution Reinvestment Plan.”
Proposed listing
      Our common units have been approved for listing on The New York Stock Exchange, subject to official notice of issuance, under the trading symbol “ENF.” The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. Upon consummation of the Offer, we expect that our common units will be initially traded on NYSE Arca; however, upon consummation of the second-step merger, we will request that the NYSE Group transfer our common units for trading on NYSE.
Trading at a Premium
      Common units of publicly traded partnerships that have a high current yield frequently trade at a premium to their net asset value. This characteristic is separate and distinct from the risk that the discounted value of our estimated proved reserves (calculated in accordance with SEC guidelines) could decrease as a result of production, commodity price changes or our of investment activities and may be a greater risk to investors expecting to sell their common units in a relatively short period following completion of this Offer. We cannot predict whether our common units will trade at prices above, at or below the discounted value of our estimated proved reserves (calculated in accordance with SEC guidelines).
Other Information

Valuation Method
      We and NGT’s trustee did not negotiate the terms of the Offer and second-step merger. Thus, we unilaterally determined the cash tender price and the exchange ratio for the exchange portion of the Offer and second-step merger. We determined that the exchange ratio for depositary units and common units would be one-to-one because we view the ultimate transaction as one in which the current owners of depositary units continue their investment in the Partnership in the same relative proportion as before our Offer, subject to the fact that our General Partner is investing up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) in us and should be incentivized if the business plan of the Partnership is successfully implemented. Because withdrawn trust units by nature do not represent ownership of zero coupon bonds (which comprise a component of the depositary units), the number of common units to be received in exchange would be reduced to 0.4 of a common unit. We determined that each withdrawn trust unit would receive 0.4 of a common unit based upon our evaluation of the value of a withdrawn trust unit relative to a whole depositary unit.
      We have no operating history or assets except for the up to $40.0 million of cash (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to be contributed by our General Partner (less (i) up to $20 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million). Thus, immediately after the transactions contemplated in this prospectus are consummated, our assets and business will be comprised of the assets and business of NGT immediately prior to the second-step merger plus the up to $40.0 million (less (i) up to $20.0 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million).

Allocation of Common Units
      Because NGT and the Partnership (and possibly, a newly-formed, wholly-owned subsidiary of the Partnership) are the only entities that will be involved in the second-step merger, most of our common units will be allocated to NGT’s depositary and withdrawn trust unitholders. In addition, our non-management directors will be entitled to a total of up to 12,000 common units. Additionally, by virtue of the warrant, our General Partner will be able to acquire 1,000,000 common units of the Partnership at an exercise price of $38.00 per common unit.

Summary of US Federal Income Tax Consequences
      For federal income tax purposes, the proposed transactions will be treated as a transfer by a depositary unitholder of his interests in the assets of NGT and the zero coupon bonds in exchange for our common units and, if applicable, a pro rata share of the cash consideration or a pro rata share of the $5.9 million special cash distribution (which may be reduced proportionately for depositary units accepted by us for the cash consideration) and as a transfer by a holder of withdrawn trust units of his interests in the assets of NGT in exchange for our common units and, if applicable, cash instead of fractional common units.
      Except with respect to cash received by a depositary unitholder from cash consideration or the special cash distribution or by a holder of withdrawn trust units instead of fractional common units, the receipt of our common units in the proposed transactions will not be taxable to a NGT trust unitholder for federal income tax purposes.
      To the extent a depositary unitholder receives a pro rata share of the cash consideration or a pro rata share of the special cash distribution, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of his interest in the assets of NGT and the zero coupon bonds to the Partnership in exchange for a pro rata share of the cash consideration or for a pro rata share of the special cash distribution received.
      To the extent a holder of withdrawn trust units receives cash instead of fractional common units, such holder will be treated for federal income tax purposes as if he sold in a taxable transaction a portion of each of his interests in the assets of NGT to the Partnership in exchange for a pro rata share of the cash received.
      A depositary unitholder will cease accruing original issue discount on his interests in the term royalty interests and zero coupon bonds on the day after the transfer of his interests to us. A holder of withdrawn trust units will cease accruing original issue discount on his interests in the term royalty interests on the day after the transfer of his interests to us.
      For a more complete discussion of the material federal income tax consequences of the Offer and second-step merger, see the section captioned “Material Federal Income Tax Consequences” beginning on page 211.
      Because tax matters are complicated, the Partnership urges you to contact your own tax advisor to determine the particular tax consequences to you of Offer and second-step merger.

Accounting Treatment
      The acquisition of depositary units acquired in our exchange offer will be accounted for under the purchase method of accounting under GAAP, which means that NGT’s results of operations will be included with the Partnership’s from the closing date and NGT’s consolidated assets and liabilities will be recorded at their estimated fair values at the same time with the excess, if any, allocated to specific identifiable intangibles acquired or goodwill.

Comparative per Unit Market Price Information
      No liquid market currently exists for interests in our common units. On June      , 2006, the latest date for which information is available prior to the date of this prospectus, NGT’s depositary units closed at $           per depositary unit.
Available Information
      After the completion of this transaction, we will be required to file periodic reports, proxy statements and other information with the SEC. This information will be available at the SEC’s public reference room in Washington, D.C. and on the SEC’s Internet web site at http://www.sec.gov.

MARKET PRICE DATA OF NGT
      The depositary units are listed on the NYSE under the symbol “NGT.”
      As reported on the NYSE, set forth below is the closing price per depositary unit as reported by the New York Stock Exchange — Composite Transactions on May 12, 2006, the last trading date prior to the announcement of our intention to commence this Offer and                     , 2006, the most recent practicable date before the date of this prospectus.

NGT
Depositary
Unit (NYSE)

May 12, 2006 (the last trading date prior to the announcement of our intentions to commence this Offer)	$29.00
, 2006 (most recent practicable date before the date of this prospectus)	$
      For a summary of the trading prices and quarterly distributions paid in respect of the depositary units since 2003, see “NGT Market Price and Distribution Matters” on page 185 of this prospectus.
      The market prices of the depositary units may fluctuate during the Offer period and thereafter, and may be different from the prices set forth above at the expiration of the Offer period and at the time you receive your common units of the Partnership. YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER. See the section of this prospectus entitled “The Offer — Effect of the Offer on the Market for Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations” for a discussion of the possibility that the depositary units will cease to be listed on NYSE.

NGT DATA PER DEPOSITARY UNIT
      The table set forth below depicts historical information about basic and diluted income per depositary unit, cash distributions per depositary unit and book value per depositary unit for NGT for the three-month period ended March 31, 2006 and the five-years ended December 31, 2005, on a historical basis.
      The Partnership was formed on May 10, 2005, but has not conducted any operating activities and does not expect to conduct any operating activities until the closing of the Offer and the acceptance of validly tendered and not properly withdrawn depositary units either for the cash consideration or the exchange consideration. As a result, the Partnership does not have any meaningful historical financial information.
      You should read the information presented in the table below together with the historical financial statements of NGT and the related notes which are included elsewhere in this prospectus.
      The information concerning NGT presented herein is taken from NGT’s Annual Report on Form 10-K for the year ended December 31, 2005 and from NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
      In accordance with a special rule of the SEC applicable to royalty trusts, NGT’s financial statements are prepared in accordance with a modified cash basis of accounting, which is a comprehensive basis of accounting other than GAAP. GAAP financial statements of NGT are not otherwise available to us. Because NGT’s financial statements are non-GAAP and the Partnership’s financial statements are prepared in accordance with GAAP but the Partnership has not conducted any operations, we have not presented pro forma financial statements giving effect to the Offer and second-step merger in this prospectus because certain assumptions and estimates would have to be made in the preparation thereof. These assumptions and estimates regarding NGT’s historical financial statement presentation would be inconsistent with SEC rules and regulations. We cannot assure you that you would not consider the information that would have been presented in those pro forma financial statements to be important to you in evaluating the Offer and second-step merger.
      NGT is subject to the information requirements of the Exchange Act and the rules promulgated thereunder. In accordance therewith, NGT files reports, proxy statements and other information with the SEC, to which reference is made for detailed information and other information regarding NGT. Such reports, proxy statements and other information can be obtained by going to the SEC’s website at www.sec.gov. The SEC does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. Although we have no reason to believe the information concerning NGT included therein is not reliable, we have not verified either its accuracy or its completeness. Neither we nor our General Partner warrants that there have not occurred events not yet publicly disclosed by NGT which would affect either the accuracy or the completeness of the information concerning NGT included therein. We have no affiliation with NGT (other than a total of 2050 depositary units that are owned by Scott W. Smith) and therefore have no greater access to information relating to NGT than any other NGT trust unitholder. We do not intend to furnish to common unitholders subsequent information with respect to NGT.

	December 31,	December 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002	2001

Royalty Income	$18,179,459	$14,449,208	$13,177,510	$9,024,646	$13,260,202
Distributable Income	$14,597,387	$12,019,847	$10,947,816	$7,808,725	$11,268,383
Distribution Amount	$13,712,387	$11,919,847	$10,732,816	$7,808,725	$11,268,383
Distributable Income per unit	$2.47	$2.04	$1.86	$1.32	$1.91
Distribution Amount per unit	$2.32	$2.02	$1.82	$1.32	$1.91
Total assets at year end	$32,954,834	$35,000,087	$37,436,640	$41,006,654	$45,129,170

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2006	2005

Royalty Income	$5,363,086	$3,648,398
Distributable Income	$4,384,616	$2,958,167
Distribution Amount	$4,384,616	$2,958,167
Distributable Income per unit	$0.74	$0.50
Distribution Amount per unit	$0.74	$0.50
Total assets at quarter end	$32,484,004	$32,954,834

RISK FACTORS
Risk Factors Relating to the Offer and Second-Step Merger

The Offer may reduce the number of depositary unitholders and thereby adversely affect the liquidity and value of non-tendered depositary units.
      In the event that not all of the depositary units are tendered to and accepted by us for exchange or cash in the Offer, the total number of depositary units and withdrawn trust units of NGT held by individual holders will be greatly reduced. As a result, the closing of the Offer would adversely affect the liquidity and could also adversely affect the market value of the remaining depositary units held by the public. Subject to the rules of the NYSE, the depositary units may be delisted from the NYSE. As a result of such delisting, depositary units not tendered pursuant to the Offer may become illiquid and may be of reduced value. See “The Second-Step Merger and Post-Merger Exchange Process — Plans for NGT and the Depositary.”

The second-step merger may not be approved by the trustee, which could require us to seek equity financing to fund elements of our business plan earlier than we would be required to do if the second-step merger is consummated, and may adversely affect the liquidity and value of non-tendered depositary units. In such event, we will be the majority holder of NGT’s outstanding trust units.
      NGT’s trust agreement provides that the trustee must consent to any merger or business combination involving the trust. In the event the trustee does not consent to the second-step merger, we may not be able to effect the second-step merger. Since we plan to use our available cash resources to fund future acquisitions and then funds from future equity financings, the failure to complete the second-step merger could require us to seek equity financing to fund future acquisitions earlier than we would be required to do if the second-step merger is consummated. Additionally, the number of depositary units and withdrawn trust units held by individual holders will be greatly reduced. As a result, the liquidity of the depositary units could be adversely affected and the market value of the remaining depositary units held by the public could also be adversely affected. Subject to the rules of the NYSE, the depositary units may be delisted from the NYSE. In the event the second-step merger is not effected, we will hold a majority of the trust units and will have controlling votes on many issues brought before any trust unitholder meeting held pursuant to the trust agreement.

If Eastern American Marketing Corporation stops purchasing the gas produced in connection with the NGT legacy assets upon the consummation of the second-step merger, it may have a material adverse affect on us.
      Eastern American has asserted that the gas purchase contract by which its affiliate, Eastern American Marketing Corporation, purchases all of the gas produced in connection with NGT’s legacy assets would terminate pursuant to its terms upon consummation of the Partnership Merger. Although we will complete the second-step merger in a manner that will not result in a termination of the gas purchase contract under its terms, Eastern American Marketing Corporation could cease to purchase gas under the gas purchase agreement. While such a cessation would be a breach of Eastern American Marketing Corporation’s contractual obligation under the gas purchase contract and we will have legal and equitable remedies available to us, such a failure by Eastern American Marketing Corporation to perform under the gas purchase agreement could have a material adverse affect on our financial condition and results of operations.

The Partnership’s verification of the reliability of NGT’s information included in, or omitted from, this prospectus, pursuant to the Partnership’s due diligence review of NGT has been limited by the Partnership’s inability to obtain from the trustee the accounting and other records necessary for the Partnership to fully assess the financial and operating condition of NGT.
      In respect of all information relating to NGT presented in, incorporated by reference into or omitted from, this prospectus, the Partnership has relied upon publicly available information, including information publicly filed by NGT with the SEC. Although the Partnership has no knowledge that would indicate that any statements contained herein regarding NGT’s condition, including its financial or operating condition, based upon such publicly filed reports and documents are inaccurate, incomplete or untrue, the Partnership was not involved in the preparation of such information and statements. Any financial, operating or other information regarding NGT that may be detrimental to the Partnership following the Partnership’s acquisition of NGT that has not been publicly disclosed by NGT, or errors in the Partnership’s estimates due to the lack of information from NGT, may have an adverse effect on the benefits the Partnership expects to achieve through the consummation of the Offer.

Upon your receipt of common units of the Partnership as part of the exchange consideration, you will become a common unitholder in the Partnership which may change the rights and privileges you hold as a depositary unitholder of NGT.
      The Partnership is a Delaware limited partnership that will be governed by the laws of the State of Delaware and by its amended and restated limited partnership agreement (the form of which is attached hereto as Annex A). The Revised Limited Partnership Act of the State of Delaware, referred to in this prospectus as the “DRLPA,” extends to limited partners certain rights and privileges that may not exist under Delaware statutory trust law and, conversely, does not extend certain rights and privileges that you may have as a trust unitholder of a trust governed by Delaware law. The general partner of a limited partnership may elect to adopt certain provisions that have the effect of discouraging a third party from acquiring control of the limited partnership. Such provisions could limit the price that some investors might be willing to pay in the future for common units of the Partnership. These Delaware provisions may also have the effect of discouraging or preventing certain types of transactions involving an actual or a threatened change in control of the Partnership, including unsolicited takeover attempts, even though such a transaction may offer the Partnership common unitholders the opportunity to sell their common units of the Partnership at a price above the prevailing market price. For a detailed discussion of the rights of the Partnership common unitholders versus the rights of NGT depositary unitholders, see the sections captioned “Comparison of Depositary Unitholders’ and Common Unitholders’ Rights” and “Description of Our Partnership Agreement”.

Financial Information of NGT is not prepared in accordance with GAAP.
      The financial statements of NGT are prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States, or GAAP. Although this basis of accounting is permitted for royalty trusts by the SEC, the financial statements of NGT differ from GAAP financial statements because revenues are not accrued in the month of production and cash reserves may be established for specified contingencies and deducted which could not be accrued in GAAP financial statements.

We have not presented pro forma financial statements giving effect to the Offer and second-step merger.
      The Partnership has not presented pro forma financial statements giving effect to the Offer and second-step merger in this prospectus because certain assumptions and estimates would have to be made in the preparation thereof. These assumptions and estimates regarding NGT’s historical financial statement presentation would be inconsistent with SEC rules and regulations. We cannot assure you that you would not consider the information that would have been presented in those pro forma financial statements to be important to you in evaluating the Offer and second-step merger.

Depositary unitholders were not independently represented in establishing the terms of the Offer, and consequently the terms of the Offer may have been materially different if depositary unitholders had been independently represented.
      No independent representative of the holders of depositary units was engaged by us for purposes of negotiating the terms of the Offer, nor was a fairness opinion, appraisal or other report related to the Offer obtained from an unaffiliated third party. We did not seek the recommendations of NGT’s trustee or the recommendations about the type of transaction or the terms or prices from any independent underwriter, financial advisor or other securities professional. To our knowledge as of the commencement of this Offer no adviser has rendered an opinion as to the fairness of the Offer. The absence of these protections was considered, but was not judged to be significant by us, in determining the fairness of the proposed Offer to such holders. We determined that the likelihood that such an unaffiliated representative of the unitholders or a fairness opinion would add value to the process of structuring the combination transactions was minimal and outweighed the costs of retaining such a representative or fairness opinion. As a result, the exchange rate and other terms of the Offer may not be as favorable as the terms that might have been obtained had an independent representative been retained or a fairness opinion requested.

Depending on the number of depositary unitholders who elect to receive the cash consideration instead of the exchange consideration, the Third Point Parties may beneficially own a majority of the Partnership’s common units after the Offer, but before the second-step merger, and a substantial portion of the common units after the second-step merger.
      The Third Point Parties will contribute up to $71.5 million to the Partnership to fund the cash consideration, subject to specified conditions. In return for such contribution, the Partnership will issue to the Third Point Parties the number of common units of the Partnership equal the number of depositary units tendered and accepted for the cash consideration. As a result of such issuance, after the consummation of the Offer, the Third Point Parties may beneficially own more than a majority of the common units of the Partnership if few depositary units are accepted by us for the exchange consideration. If this situation occurs, the Third Point Parties will be able to determine any issue requiring a majority vote of the holders of common units of the Partnership.
      Similarly, upon consummation of the second-step merger, the Third Point Parties may beneficially own a substantial percentage which we estimate to be 39.1% of the Partnership’s common units if the maximum of 2,950,001 depositary units are accepted for the cash consideration. This substantial ownership will allow the Third Point Parties to have a substantial vote in any matter requiring approval of the common unitholders of the Partnership.

Depending on the number of depositary unitholders who elect to receive the cash consideration instead of the exchange consideration, the General Partner may own up to 645,161 common units of the Partnership after the Offer and the second-step merger and thus be able to vote in any matter subject to the approval of limited partners of the Partnership.
      Each of the Third Point Parties and the General Partner have agreed that, subject to specified conditions, after the expiration of the Offer they will contribute to the Partnership the cash necessary to fund in full our acceptance of a maximum of 2,950,001 depository units validly tendered to us for the cash consideration and not withdrawn. The amounts that will be so contributed to us by the Third Point Parties and the General Partner will be in the same proportion that such person’s maximum commitment (up to $71.5 million in the case of the Third Point Parties and up to $20.0 million in the case of the General Partner) bears to $91.5 million. The contribution to the Partnership by the Third Point Parties and the General Partner will be made in exchange for a number of common units to be issued to each of them at a price of $31.00 per common unit based on their respective contribution. Thus, the General Partner may receive up to 645,161 common units of the Partnership.
      The General Partner’s ownership of up to 645,161 common units will allow it to vote in any matter subject to the vote of the holders of common units of the Partnership. Thus, the General Partner will be able to manage the operations of the Partnership in its role as the general partner and will also be able to influence the matters reserved exclusively for the limited partners of the Partnership.
Risk Factors Related to Our Business and the Oil and Natural Gas Industry

We are a new partnership with no operating history, and we might not be able to operate our business or implement our operating policies and strategies successfully, which could negatively impact our ability to pay distributions and cause you to lose all or part of your investment.
      We were established in May 2005 and have not yet commenced acquisition operations. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. The results of our operations will depend on many factors, including the availability of acquisition opportunities presented to the Operating Company. Furthermore, if we cannot successfully operate our business or implement our operating policies and strategies as described in this prospectus because the Operating Company cannot successfully execute its business plan and strategies as described in this prospectus, it could negatively impact our ability to pay distributions and cause you to lose all or part of your investment.

Uncertainties exist in integrating the business and operations of the Partnership and NGT.
      The Partnership intends, to the extent possible, to integrate NGT’s operations. Although the Partnership believes that the integration of NGT’s operations into the Partnership’s will not present any significant difficulties, there can be no assurance that the Partnership will not encounter substantial difficulties integrating NGT’s operations with the Partnership’s operations, resulting in a delay or the failure to achieve the anticipated synergies and, therefore, the expected increases in earnings and cost savings. The difficulties of combining the operations of the companies include, among other things:

•	possible inconsistencies in standards, controls, procedures and policies between NGT and the Partnership;

•	the possibility of tax costs or inefficiencies associated with the integration of the operations of the combined company; and

•	the possible need to modify operating control standards in order to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
      For these reasons, the Partnership may fail to complete successfully the necessary integration of NGT and the Partnership, or to realize any of the anticipated benefits of the integration of the two companies. Actual cost savings and synergies may be lower than the Partnership currently expects and may take a longer time to achieve than the Partnership currently anticipates.
      Additionally, we may not be able to execute our business plan, and even if we are successful, we can not assure any level of cash distribution or any increase in the trading price of our common units.

Our future distributions and proved reserves will be dependent upon the success of the Operating Company’s, and thus Ensource’s, efforts to acquire, manage and develop oil and natural gas properties that conform to the acquisition profile described in this prospectus.
      In addition to ownership of the net profits interests currently owned by NGT, in the future, our assets will consist of net profits interests we acquire from the Operating Company in oil and natural gas properties that the Operating Company acquires in the future. Other than initially acquiring the net profits interests on such properties, we will not have any control, right or power to manage or develop or control the management or development of such properties. Unless we acquire net profits interests from the Operating Company on properties it acquires in the future containing additional proved reserves or it successfully develops proved reserves on properties it acquires, our proved reserves will decline as the reserves attributable to the underlying properties burdened by such interests are produced. In addition, if the costs to develop or operate the properties burdened by our legacy or future acquired net profits interests increase, the estimated proved reserves associated with our net profits interests will be reduced below the level that would otherwise be estimated. The Operating Company, under the management of Ensource as the sole managing member, will manage and develop such properties, and the ultimate value to us of the net profits interests burdening such properties which we acquire will be dependent upon the ability of Ensource, through the Operating Company, to acquire, manage and develop such properties. As a result, our future cash distributions will be dependent to a substantial extent upon the ability of Ensource to acquire, manage and develop such properties.
      Suitable acquisition candidates may not be available on terms and conditions that the Operating Company, through Ensource as the sole managing member, finds acceptable, and acquisitions pose substantial risks to the Operating Company and our businesses, financial conditions and results of operations. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions, which could reduce the amounts payable to us in respect of net profits interests we purchase from the Operating Company on the affected property:

•	some of the acquired properties may not produce revenues, reserves, earnings or cash flow at anticipated levels;

•	the Operating Company may assume liabilities that were not disclosed or that exceed its estimates;

•	the Operating Company may be unable to integrate acquired properties successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operation, technical or financial problems;

•	acquisitions could disrupt the Operating Company’s ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures; and

•	the Operating Company may incur additional debt related to future acquisitions.
      Producing oil and natural gas wells extract hydrocarbons from underground structures referred to as reservoirs. Reservoirs contain a finite volume of hydrocarbon reserves referred to as reserves in place. Based on prevailing prices and production technologies, only a fraction of reserves in place can be recovered from a given reservoir. While prolonged increased prices or enhancements in production technology can permit increases in the fraction of reserves in place that can ultimately be recovered from a given reservoir, the volume of the reserves in place that is recoverable from a particular reservoir is reduced as production from that well continues. The reduction is referred to as depletion. Ultimately, the economically recoverable reserves from a particular well will deplete entirely and the producing well will cease to produce and will be plugged and abandoned. As a result, unless the Partnership is able over the long term to replace the reserves that are produced in respect of its net profits interests, investors in its common units should consider the cash distributions that are paid on the common units not merely as a “yield” on the common units, but as a combination of both a return of capital and a return on investment. Investors in our common units will have to obtain the return of capital invested out of cash flow derived from their investments in common units during the period when reserves can be economically recovered. Accordingly, we give no assurances that the distributions you receive over the life of your investment will meet or exceed your initial capital investment.

We have not identified any specific property meeting our investment objectives in which to invest available cash after the second-step merger.
      As of the date of this prospectus, we have not identified any specific property that meets our investment objectives in which to invest the funds available to us upon consummation of the second-step merger. As a result, you will not be able to evaluate the manner in which we invest or the economic merits of any investments we make prior to your exchange of depositary units pursuant to the exchange.

We will initially invest our funds in interest bearing accounts and securities which may produce annual interest payments to us that are less than the expenses we pay indirectly to Ensource, thus the initial return on your investment may be lower than when our portfolio is fully invested in properties that meet our investment objectives.
      We anticipate that, depending on market conditions, it will take us approximately 12-24 months to invest substantially all of our funds in net profits interests burdening oil and natural gas producing properties that meet the investment objectives of the Operating Company. During this period, we will invest our funds primarily in temporary investments, such as cash, cash equivalents, interest bearing U.S. government securities and high-quality debt securities maturing in one year or less, which may produce returns that are less than the expenses we must reimburse to Ensource. As a result, any distributions payable during this period may be lower than the distributions that we may be able to pay when our funds are fully invested in net profits interests in oil and natural gas assets that meet our investment objectives. In addition, until such time as our funds are invested in net profits interests in oil and natural gas properties meeting our investment objectives, the market price for our common units may decline.

Upon making acquisitions, we will reduce the cash funds we otherwise have available, thus making us more dependent on income from oil and natural gas properties.
      The amount of risk to us will increase as we use our funds, consisting of cash, cash equivalents, U.S. government securities and high-quality debt maturing in one year or less, to purchase net profits interests burdening oil and natural gas properties that are acquired by the Operating Company in the future. The amount of our funds will decrease as acquisitions are made, thereby making us more dependent on income from oil and natural gas properties. Ultimately, we expect to invest all of our funds other than a working capital reserve determined by our General Partner to be appropriate for our needs.

We may not have sufficient cash to enable us to pay the minimum quarterly distribution.
      Our ability to pay the minimum quarterly distribution of $0.50 per common and subordinated unit each quarter (subject to proration for the quarter in which the closing of the Offer occurs) will depend upon a number of factors, including our revenues, which will depend primarily upon the amount of free cash flow generated by our net profits interests from the legacy properties we acquire from NGT and net profits interests that burden oil and natural gas properties acquired by the Operating Company. The amount of such free cash flow is dependent upon numerous factors beyond the Operating Company’s control. Other factors that may affect our ability to pay the minimum quarterly distribution each quarter include the following:

•	the costs to acquire net profits interests from the Operating Company;

•	differences between our projections of production, realized prices and costs attributable to our net profits interests and the actual realized results from such net profits interests;

•	our intention not to incur indebtedness by the Partnership, the funds from which could otherwise be used to pay cash distributions;

•	proceeds from or payments in respect of the Partnership’s hedging activities;

•	capital expenditures; and

•	adjustments in cash reserves made by our General Partner in its discretion.
      Additionally, our ability to pay the minimum quarterly distribution each quarter will depend on the amount of cash the Operating Company generates from its operations, which will fluctuate from quarter to quarter based on, among other things:

•	the actual volume of hydrocarbons produced from the burdened properties, the prices realized for that production and the costs incurred in connection therewith;

•	the level of its indebtedness, the payments of principal and interest required thereunder and the restrictions contained in the debt instruments of the Operating Company relating to such indebtedness; and

•	the level of its maintenance and drilling expenses.
      In addition, the actual amount of cash we will have available for distribution will depend on other factors affecting the Operating Company, some of which are beyond its control, including:

•	the level of capital expenditures it makes to acquire, maintain or enhance its producing properties;

•	the cost of its acquisitions, if any;

•	its debt service requirements, if any;

•	fluctuations in its working capital needs;

•	timing and collectibility of receivables;

•	restrictions on distributions contained in its credit facility, if any;

•	its ability to make working capital borrowings under its credit facility, if any, to pay distributions;

•	prevailing economic conditions; and

•	the amount of cash reserves established by its managers for the proper conduct of its business.
      Furthermore, you should be aware that our ability to pay the minimum quarterly distribution each quarter depends primarily on cash flow, including cash flow from working capital reserves and cash balances, and not solely on profitability, which is affected by non-cash items. Therefore, we may make cash distributions during periods when we record losses and may not make distributions during periods when we record profits.
      Finally, we may also not be able to make any distributions to anyone due to one or more of the following situations:

•	restrictions on net profits distributions by the Operating Company contained in its future debt agreements;

•	our general and administrative expenses, including expenses we will incur as the result of being a public company;

•	reserves our General Partner believes prudent for us to maintain for the proper conduct of our business or to provide for future distributions;

•	our General Partner’s board of directors has broad discretion to establish reserves for the prudent conduct of our business and the establishment of those reserves could result in a reduction of our stated distribution policy;

•	while our partnership agreement requires us to distribute our available cash, our partnership agreement, including our cash distribution policy contained therein, may be amended by a vote of at least a majority of our outstanding common units;

•	even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is at the discretion of our General Partner, taking into consideration the terms of our partnership agreement;

•	under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets; and

•	we may lack sufficient cash to pay distributions to our unitholders due to increases in general and administrative expenses, working capital requirements and anticipated cash needs.

High oil and natural gas prices may increase the availability of alternative sources of capital and reduce the availability of suitable properties that constitute the Operating Company’s targeted investments.
      As a result of the current high prices for oil and natural gas relative to historic levels, both public and private energy companies are generally experiencing strong financial results and increased cash flows. Therefore, such companies are not inclined to sell producing oil and natural properties as a means of generating cash. In addition, if the lenders to such companies base borrowing capacity on reserve value calculations, then such companies may be able to borrow more funds than when commodity prices are lower because higher commodity prices typically increase reserve values. Each of these scenarios may reduce the availability of suitable properties for the Operating Company to acquire because less companies are selling such properties, and if such properties are being sold, those companies enjoying strong financial results may be able to pay more for such properties than the Operating Company. If the Operating Company is unable to purchase suitable oil and natural gas properties, its reserves will deplete without replenishment, thereby negatively affecting is revenues, which in turn will affect our revenues and cash flow.

The Operating Company may not be able to compete for acquisition opportunities with competitors who may have greater resources or have a lower cost of capital, thus allowing them to pay more for assets. This disparity may cause the operating company to lose investment opportunities and thus not be able to implement its business plan.
      The Operating Company is a newly-formed company with no operating history or established funding source. It operates in a highly competitive environment for acquiring properties, marketing oil and natural gas, and securing trained personnel. A large number of entities with more established operating histories will compete with the Operating Company to make the types of investments that it plans to make in energy assets. The Operating Company will compete with public and private companies, investment banks, private equity funds, institutional investors and high net worth individuals. Many of its competitors are substantially larger and have considerably greater financial, technical and marketing resources than it does. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to the Operating Company. In addition, some of its competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than it. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. The competitive pressures for properties, marketing oil and natural gas, and securing trained personnel that the Operating Company faces may have a material adverse effect on its business, financial condition and results of operations. The Operating Company may not be able to identify oil and natural gas properties fitting its investment objective, and if it does identify such properties, it may not be able to acquire them due to a lack of funding or not being able to offer a higher price than companies with greater resources or lower cost of capital. If the Operating Company does acquire such properties, it may not be able to recruit enough qualified personnel to operate, manage and develop such properties. As our strategy is to acquire net profits interests on future acquisitions by the Operating Company, the inability of the Operating Company to consummate acquisitions or delays in acquisitions or to operate, manage or develop properties could affect our future results of operations and our ability to successfully implement our strategy.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operation and our ability to meet our capital expenditure obligations and financial commitments.
      The price that (1) we realize for the production attributable to the legacy properties we acquire from NGT and (2) the Operating Company receives for its oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth due to our purchase of net profits interests on those producing properties. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices realized for the production attributable to NGT’s legacy net profits interests and attributable to any net profits interests we acquire in the future that burden properties acquired by the Operating Company, and the levels of this production, depend on numerous factors beyond our control. These factors include the following:

•	changes in global supply and demand for oil and natural gas;

•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

•	the price and quantity of imports of foreign oil and natural gas;

•	political conditions, including embargoes, in or affecting other oil-producing activity;

•	the level of global oil and natural gas exploration and production activity;

•	the level of global oil and natural gas inventories;

•	weather conditions;

•	technological advances affecting energy consumption; and

•	the price and availability of alternative fuels.

      Lower oil and natural gas prices may not only indirectly decrease revenues on a per common unit basis but also may reduce the amount of oil and natural gas that can be produced economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity, ability to pay cash distributions or the ability of the Operating Company to finance planned capital expenditures on properties on which we hold a net profits interest.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect the Operating Company’s, and thus, our business, financial condition or results of operations.
      To the extent that the Operating Company purchases properties with a significant percentage of additional development, exploitation or enhanced recovery opportunities, our future success will depend in part on the success of the exploitation, development and production activities to be conducted by the Operating Company on such properties that are burdened by a net profits interest that we purchase from the Operating Company. The Operating Company’s oil and natural gas development and production activities are subject to numerous risks beyond the Operating Company’s control, including the risk that drilling will not result in commercially viable oil or natural gas production. The Operating Company’s decisions to purchase, develop or otherwise exploit properties will depend in part on the evaluation of data obtained through production data and engineering studies, geophysical and geological analyses, the results of which are often inconclusive or subject to varying interpretations. Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of the Operating Company’s reserves. The cost of drilling, completing, operating and re-working wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical and that will adversely affect the revenues we receive under our net profits interest on such overrun property. Further, many factors may curtail, delay or cancel drilling, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements;

•	pressure or irregularities in geological formations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	equipment failures or accidents;

•	adverse weather conditions, such as hurricanes and tropical storms;

•	reductions in oil and natural gas prices;

•	title problems; and

•	limitations in the market for oil and natural gas.
      Any of these events can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, loss of wells and regulatory penalties, which will reduce the cash payable by the Operating Company to us under the net profits interests we own on the affected property.
      The Operating Company expects to maintain insurance against various losses and liabilities arising from its operations; however, insurance against all operational risks is not available. Additionally, the Operating Company may elect not to obtain insurance if Ensource believes that the cost of available insurance is excessive compared to the perceived risks presented. Losses could therefore occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event on a property owned by the Operating Company and on which we hold a net profits interest that is not fully covered by insurance could have a material adverse impact on our financial condition and results of operations.

Substantial acquisitions or other transactions could require significant external capital and could change the Operating Company’s, and thus our, risk and property profile.
      The Operating Company’s strategy is to target lower risk, medium-to-long lived oil and natural gas properties located predominantly on shore in the continental United States, significant acquisitions or other transactions can change the character of the Operating Company’s operations and business. The character of the new properties may be substantially different in operating or geological characteristics or geographic location than the Operating Company’s existing properties. As a result of the differences in property characteristics and risk profiles, the Operating Company may not be able to obtain external funding for any such acquisitions or other transactions or to obtain external funding on terms acceptable to it.
      The changes in the characteristics and risk profiles of such properties will in turn affect our risk profile, which may negatively affect our ability to issue equity securities in order to fund future acquisitions of net profits interests.

Properties that the Operating Company buys may not produce as projected, and it may be unable to identify liabilities associated with the properties or obtain protection from sellers against them.
      Our business strategy includes a continuing acquisition program by the operating company and our purchase from the operating company of net profits interests on such acquired properties. The Operating Company’s assessment of properties being evaluated for possible purchase will not reveal all existing or potential problems, nor will it permit the Operating Company to become familiar enough with the properties to assess fully their capabilities and deficiencies. In the course of the Operating Company’s due diligence, it may not inspect every well or pipeline. Inspections may not reveal structural and environmental problems, such as pipeline corrosion or groundwater contamination, when they are made. The Operating Company may not be able to obtain contractual indemnities from the seller for liabilities that it created. The Operating Company may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with the Operating Company’s expectations.

The Operating Company may transfer or abandon properties that are subject to the net profits interests.
      The Operating Company may at any time transfer all or part of the properties underlying the net profits interests. Our common unitholders are not entitled to vote on any transfer, however, any such transfer must also simultaneously include the net profits interests at a corresponding price.
      The Operating Company or any transferee may abandon any well or property if it reasonably believes that the well or property can no longer produce in commercially economic quantities. This could result in termination of the net profits interests relating to the abandoned well.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.
      Accounting rules require that we review periodically the carrying value of our net profits interests on oil and natural gas properties, that is, both the legacy net profits interests and net profits interests that we acquire in the future, for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of its oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken.

Reserve estimates depend on many assumptions that may be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of the Operating Company’s reserves.
      The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this prospectus in respect of the legacy properties we acquire from NGT or in respect of oil and natural gas properties acquired by the Operating Company in the future.
      In order to prepare reserve estimates, the Operating Company must project production rates and timing of development expenditures by the Operating Company. It must also analyze available production and engineering data, along with geological and geophysical data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise. The estimates, analyses and projections used in calculations for net profits interests we acquire in the future will be dependent upon estimates, analyses and projections of the Operating Company.
      Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from the Operating Company’s estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in this prospectus or estimated in the future. In addition, the Operating Company may adjust estimates of proved reserves to reflect production history, results of exploitation and development, prevailing oil and natural gas prices and other factors, many of which are beyond its control.
      You should not assume that the present value of future net revenues from the Operating Company’s proved reserves is the current market value of its estimated oil and natural gas reserves. In accordance with SEC requirements, the Operating Company generally bases the estimated discounted future net cash flows from its proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate.

Reserve estimates of NGT include reserves attributable to the legacy royalty net profits interest that will be produced after NGT is liquidated and it sells such royalty net profits interest.
      The legacy assets of NGT include a royalty net profits interest that is not limited in term or amount. Under NGT’s trust agreement, the trustee is required to sell such royalty net profits interest after May 12, 2012 and before May 15, 2013. The proceeds from such sale are required to be distributed by NGT. The reserve report of NGT as of December 31, 2005 includes estimated reserves attributable to production from the royalty net profits interest that will be produced after May 15, 2013. Although the Partnership has not been provided access to NGT’s reserve report and the estimates of production attributable to the royalty net profits interest after May 15, 2013, we estimate that up to 6.5 MMcf of NGT’s reported approximately 11.3 MMcf of estimated reserves as of December 31, 2005 would be produced over a 20-25 year period commencing in 2014 (or up to approximately $18.8 million of the approximately $59.3 million discounted estimated future net reserves for the royalty net profits interest as of December 31, 2005 as reported by NGT). Neither trust unitholders nor, if the Offer is successfully consummated, our common unitholders will participate in the proceeds from production attributable to reserves produced from the royalty net profit interest unless the Partnership is the purchaser of same. However, trust unitholders and, if the Offer is successfully consummated, the Partnership would participate in the proceeds from the sale of such royalty net profits interest, the value of which will be a function of, among other factors, the then estimated reserves attributable to same and the expected production rate.

The Operating Company may incur substantial losses and be subject to substantial liability claims as a result of the Operating Company’s oil and natural gas operations. These losses and liability claims could materially and adversely affect the cash we receive.
      Losses and liabilities arising from uninsured and underinsured events at the Operating Company could materially and adversely affect the cash we receive under our net profits interests on properties acquired by the Operating Company which in turn could adversely affect our financial condition or results of operations. The

Operating Company’s oil and natural gas exploitation and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters.
      Any of these risks could adversely affect the Operating Company’s ability to conduct operations or result in substantial losses to the Operating Company and, thereby reducing the cash otherwise payable to us in respect of our net profits interests in the property subject to the Operating Company’s operations. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect the Operating Company, thereby reducing the cash otherwise payable to us in respect of and through our net profits interests burdening the Operating Company’s property.

Our net profits interests may initially burden a limited number of producing assets, which would magnify the effect if one of those assets were to suffer a significant loss. This could negatively impact our net profits interest in such assets, our ability to pay you distributions and cause you to lose all or part of your investment.
      Our primary investment activity and business is to acquire net profits interests burdening properties to be acquired by the Operating Company in the future. While we intend for our investments to be allocated among a substantial number of properties, there is no limit on the amount of the Operating Company’s capital that it may invest in any one asset or group of assets if the board of directors of our General Partner approves such acquisition. In addition, upon closing of this Offer and the second-step merger, our operating assets will consist of the legacy net profits interests of NGT, together with cash from the capital contribution by our General Partner and the Third Point Parties and proceeds form the sale of the zero coupon bonds. A consequence of this concentration is that the aggregate returns we initially realize may be adversely affected if a small number of the properties underlying the legacy NGT net profits interests perform poorly or if any such properties otherwise become impaired or require substantial capital to maintain production. While the Operating Company will have fixed guidelines for diversification, our future investments in additional net profits interests could be concentrated in relatively few producing assets or in a few production regions even if the Operating Company is successful in achieving what it believes constitutes appropriate diversification. In such cases, financial difficulty on the part of any single producing property will expose us to a greater risk of loss than would be the case if the Operating Company were to invest in a more diverse set of assets. To the extent that the Operating Company makes a large investment in a small number of properties, our net asset value and thus the market price of our common units may fluctuate as a result of changes in the financial condition or in the market’s assessment of the property base subject to our net profits interests. These factors could negatively impact our ability to pay you distributions and could cause you to lose all or part of your investment.

A majority of the oil and natural properties subject to the net profits interests may be geographically concentrated, which could cause net proceeds payable under the net profits interests to be impacted by regional events.
      In the event that a majority of the oil and natural gas properties subject to the net profits interests are located in a concentrated area, any regional events, including natural disasters, that increase costs, reduce availability of equipment or supplies, reduce demand or limit production may impact the net proceeds payable under the net profits interests more than if the properties were more geographically diversified.

      The number of prospective natural gas purchasers and methods of delivery are considerably less than would otherwise exist from a more geographically diverse group of properties.

Under the terms of the net profits interests, much of the economic risk of the underlying oil and natural gas properties is passed along to us.
      Under the terms of the net profits interests, virtually all costs that may be incurred in connection with the oil and natural gas properties, including overhead costs that are not subject to an annual reimbursement limit, are deducted as production costs or excess production costs in determining amounts payable to us. Therefore, we bear up to 99% of the costs of the working interest properties, and if costs exceed revenues, we do not receive any payments under the net profits interests.
      In addition, although we would never have to pay costs relative to the burdened properties if they exceeded revenues, the terms of the net profits interests provide for such excess costs to be accumulated and charged in future periods, which could result in our not receiving any payments under the net profits interests until all prior uncharged costs have been recovered by the Operating Company.

Market conditions or operational impediments may hinder the Operating Company’s access to oil and natural gas markets or delay the Operating Company’s production.
      Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder the Operating Company’s access to oil and natural gas markets or delay its production. The availability of a ready market for oil and natural gas production attributable to its interests therein depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. The ability of the operator or working interest owner of the properties burdened by our net profits interests to market the production attributable to such interests depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. The failure of such operator or working interest owner to obtain such services on acceptable terms could materially adversely affect the cash we receive in respect of our interests, which in turn could adversely affect our financial condition or results of operations. The operator could be required to shut in wells for a lack of a market or because of inadequacy or unavailability of natural gas pipeline or gathering system capacity. If that were to occur, then we would be unable to realize revenue in respect of our interests in the net revenue from those wells until production arrangements were made to deliver to market.

The Operating Company is subject to complex laws that can affect the cost, manner or feasibility of doing business.
      Exploration, development, production and sale of oil and natural gas are subject to extensive federal, state and local regulation. Because the operating company participates in these activities, it may be required to make large expenditures to comply with governmental regulations. Matters subject to regulation include:

•	discharge permits for drilling operations;

•	drilling bonds;

•	reports concerning operations;

•	the spacing of wells;

•	unitization and pooling of properties; and

•	taxation.
      Under these laws, the Operating Company could be liable for personal injuries, property damage and other damages. Failure to comply with these laws also may result in the suspension or termination of its operations and subject it to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase its costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect its financial condition and results of operations and thus our financial condition and results of operations through our net profits interests in property acquired and operated by the Operating Company.

Because the Operating Company handles oil and natural gas and other petroleum products in its businesses, it may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.
      The operations of the Operating Company’s wells, gathering systems, pipelines and other facilities that it acquires in the future will be subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	the federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	the federal Resource Conservation and Recovery Act, or RCRA, and comparable state laws that impose requirements for the discharge of waste from the Operating Company’s facilities; and

•	the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, also known as “Superfund,” and comparable state laws that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by the Operating Company or locations to which it has sent waste for disposal.
      Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes, including the Clean Air Act, RCRA, CERCLA and the federal Water Pollution Control Act of 1972, also known as the Clean Water Act, and analogous state laws and regulations, impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.
      Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase the Operating Company’s compliance costs and the cost of any remediation that may become necessary. It may not be able to recover these costs from insurance. Any of these additional costs and liabilities will reduce the amounts payable to us under our net profits interests on the affected properties, which reductions could be material, and which will in turn reduce the cash we have available to pay distributions to our unitholders.

If the Operating Company acquires properties with significant development, exploitation, enhanced recovery or other capital costs, operations by the Operating Company could require substantial capital expenditures, which will reduce cash payable to us on the net profits interest royalties that we acquire in the future from the Operating Company in respect of such properties.
      The oil and natural gas industry is capital intensive. The Operating Company expects to make substantial capital expenditures in its business and operations for the acquisition, development and production of oil and natural gas reserves. Development and production expenditures will reduce the net profits generated in respect of the properties on which such expenditures are incurred, which will in turn reduce the cash payable to us in respect of our net profits interests thereon. The Operating Company expects to finance its future capital expenditures with cash flow from operations, and we expect to finance our future capital expenditures (which will consist primarily of the acquisition of net profits interests on properties acquired in the future by the Operating Company) with proceeds from the sale of the zero coupon bonds, from the capital contribution made by our General Partner and its affiliates (net of costs and expenses of this Offer and the second-step merger) and proceeds from future sales of limited partner interests in the Partnership. The Operating Company’s cash flow from operations and access to capital are subject to a number of variables, including:

•	its proved reserves;

•	the level of oil and natural gas it is able to produce from existing wells;

•	the prices at which its oil and natural gas are sold; and

•	its ability to acquire, locate and produce new reserves.

The Operating Company may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a decline in its oil and natural gas reserves.
      If the Operating Company’s revenues or the borrowing base under any revolving credit facility decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, it may have limited ability to obtain the capital necessary to sustain its operations at current levels. If additional capital is needed, it may not be able to obtain debt or equity financing on terms favorable to it, or at all. If cash generated by operations or available under any revolving credit facility is not sufficient to meet its capital requirements, the failure to obtain additional financing could result in a curtailment of its operations relating to development of its prospects, which in turn could lead to a possible decline in its oil and natural gas reserves. These declines could in turn reduce the amount payable to us in respect of our net profits interests, which could in turn reduce materially the amount of cash available for distribution to our unitholders.

The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oil field services could adversely affect the Operating Company’s ability to execute on a timely basis its exploitation and development plans within its budget.
      Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect its development and exploitation operations, which could have a material adverse effect on the business, financial condition or results of operations of the Operating Company, which could in turn affect adversely the cash payable to us in respect of our net profits interests on properties acquired by the Operating Company.

The Operating Company’s use of oil and natural gas price hedging contracts involves credit risk and may limit future revenues from price increases and result in significant fluctuations in its net income.
      The Operating Company anticipates that it will enter into forward sales contracts for its oil and natural gas production to reduce its exposure to fluctuations in the price of oil and natural gas and to seek to preserve the intended economic benefits of its property acquisitions. Forward sales contracts will expose it to risk of financial loss in some circumstances, including if production is less than expected, the other party to the contract defaults on its obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. Forward sales contracts may limit the benefit it would have otherwise received from increases in the price for oil and natural gas.

The Partnership’s use of oil and natural gas price hedging contracts involves credit risk and may limit future revenues from price increases and result in significant fluctuations in its net income.
      The Partnership anticipates that it will enter into financial hedging transactions for a portion of the oil and natural gas production attributable to its net profits interests in properties owned by the Operating Company in order to reduce its exposure to fluctuations in the price of oil and natural gas and to seek to preserve the intended economic benefits of its net profits acquisitions. Hedging transactions will expose the Partnership to risk of financial loss in some circumstances, including if production attributable to the net profits interests is less than expected, the other party to the contract defaults on its obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

Risk Factors Inherent to an Investment in the Partnership

Our future distributions may be reduced as a result of our governance structure.
      There is no guarantee that common unitholders will receive quarterly distributions from us. Our distribution policy is subject to specified restrictions and may be changed at any time, including:

•	our General Partner’s board of directors has broad discretion to establish reserves for the prudent conduct of our business and the establishment of those reserves could result in a reduction of our stated distribution policy;

•	while our partnership agreement requires us to distribute our available cash, our partnership agreement, including our cash distribution policy contained therein, may be amended by a vote of at least a majority of our outstanding common units;

•	even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is at the discretion of our General Partner, taking into consideration the terms of our partnership agreement;

•	under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets; and

•	we may lack sufficient cash to pay distributions to our unitholders due to increases in general and administrative expenses, working capital requirements and anticipated cash needs.

If the General Partner loses key senior management or is unable to attract and retain the talent required for our business or the business of the Operating Company, our operating results could suffer.
      Our performance and the Operating Company’s ability to execute its business plans depend largely on the efforts and abilities of the members of senior management of our General Partner. These executives have substantial experience and expertise in the energy business. The unexpected loss of services of one or more of these individuals could have an adverse effect on our business and the business of the Operating Company. As we grow, the General Partner will need to attract and retain additional qualified personnel and develop, train and manage an increasing number of management-level employees. We cannot assure you that our General Partner will be able to attract and retain personnel as needed in the future. In particular, we depend on the performance of Scott W. Smith, President and Chief Executive Officer, and Marshall M. Eubank, Executive Vice President and Chief Financial Officer, of our General Partner.

The General Partner and the Operating Company do not currently have any employees nor have they contracted for any oil and natural gas professionals. If they are unable to hire adequately employees or contract for such oil and natural gas professionals, they may not be able execute the Operating Company’s business plan.
      We and our affiliates are newly created companies with no operating history, thus we do not have any employees other than the senior management described in this prospectus. Additionally, neither of the General Partner nor the Operating Company have contracted for the services of any oil and natural gas professionals because there is currently no oil and natural gas property for the Operating Company to develop and manage. The Operating Company will not hire any employees or contract for any oil and natural gas professionals until after consummation of the second-step merger or the determination that we will not be able to complete the second step merger due to the failure or refusal of the trustee of NGT to enter into the merger agreement, when they have identified oil and natural gas properties to acquire. They may not be able to identify and hire qualified employees or to contract for oil and natural gas professionals when they are ready to do so. This inability to hire employees or to contract for oil and natural gas professionals may delay execution of the Operating Company’s business plan, which in turn could cause the Operating Company to miss acquisition or management and development opportunities or reduce the oil and natural gas production of existing properties, all of which would have a negative impact on the Operating Company’s revenues.

The Partnership’s anti-takeover provisions may delay or prevent a change of control of the Partnership, which could adversely affect the price of our common units.
      The existence of some provisions in the Partnership’s amended and restated limited partnership agreement and Delaware law may delay or prevent a change in control of the Partnership, which could adversely affect the price of our common units. The Partnership’s limited partnership agreement contain some provisions that may make the acquisition of control of the Partnership more difficult, including provisions relating to the effects of removal of the General Partner and limitations on voting rights imposed upon a beneficial owner of 20% or more of our common units. However, this restriction does not apply to the Third Point Parties or the General Partner in the event either of them beneficially owns 20% or more of the Partnership’s common units.
      In addition, Delaware law also imposes some restrictions on mergers and other business combinations between the Partnership and any holder of 15% or more of its outstanding common units. See “Description of Partnership Common Units” for a summary of these anti-takeover provisions.

A regular trading market for our common units might not develop, which would harm the liquidity and value of our common units.
      There is no established trading market for our common units. The Partnership’s common units have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “ENF”. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. We expect that upon consummation of the Offer, our common units will be initially traded on NYSE Arca; however, upon consummation of the second-step merger, we intend to request that our common units be transferred for trading on the NYSE. However, we cannot assure you that regular trading of our common units will develop on either exchange or elsewhere or, if developed, that any such market will be sustained. Accordingly, we cannot assure you of:

•	the liquidity of any trading market for our common units;

•	the ability of our unitholders to sell their common units; or

•	the prices that our unitholders may obtain for their common units.

The market price and trading volume of our common units may be volatile following this Offer, and you may be unable to resell your shares at or above the unit price prior to the Offer.
      Even if active trading markets develop for our common units after this Offer, the market price of our common units may be highly volatile and subject to wide fluctuations. In addition, the trading volume in our common units may fluctuate and cause significant price variations to occur. The trading price per common unit is expected to be a function of anticipated Partnership distributable income, which will in turn be a function of the net profits from the NGT legacy interests and the oil and natural gas properties acquired by the Operating Company in the future. In addition, the trading price will be affected by perceptions of our ability to successfully execute our business strategy. The market price of the common units will also be sensitive to a variety of market conditions including, but not limited to, interest rates and the ability of the Operating Company to acquire suitable oil and natural gas properties. Changes in market conditions may adversely affect the trading price of our common units. If the market price of our common units declines significantly, you may be unable to resell your units at or above the market price of the depositary units prior to the transaction. We cannot assure you that the market price of our common units will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our common unit price or result in fluctuations in the price or trading volume of our common units include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness that the Operating Company incurs in the future;

•	loss of partnership status;

•	changes in revenue or earning estimates or publication of research reports by analysts;

•	speculation in the press or investment community; and

•	general market and economic conditions, including fluctuations in commodity prices or interest rates.
      The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common units.

We may allocate our capital after the transaction to acquisitions with which you may not agree.
      We will have significant flexibility in investing the funds available to us after the second-step merger and may use such funds to acquire net profits interests or other investments with which you may not agree. Although we have attempted to describe the Operating Company’s targeted investments and their expected characteristics, our goal is to invest in future net profits interests in a manner and time so as to increase distributions and common unitholder value. If the energy market dictates that we vary our investment approach from that described in this prospectus, then we will adjust our strategy accordingly.

Terrorist attacks and other acts of violence or war may affect any market for our common units, impact the businesses in which the Operating Company invests and harm its operations and profitability.
      Terrorist attacks may harm the Operating Company’s results of operations and thus your investment by way of the net profits interests acquired from the Operating Company on property it acquires. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. Such attacks or armed conflicts in the U.S. or elsewhere may impact the businesses in which the Operating Company invests directly or indirectly, by undermining economic conditions in the United States. Losses resulting from terrorist attacks are generally uninsurable.

The common units are not equivalent to shares of common stock. Even if common unitholders are dissatisfied, they cannot easily remove our General Partner.
      The common units should not be viewed by investors as shares in a corporation. The common units represent a limited partnership interest in the Partnership. After completion of the Offer and second step merger, the Partnership’s assets will be the net profits interests constituting the legacy assets we acquire from NGT, cash from the General Partner’s contribution and sale of the zero coupon bonds underlying the depositary units accepted by us for exchange and net profits royalty interests we acquire in the future on producing properties to be acquired by the Operating Company in the future.
      Unlike the holders of common stock in a corporation, common unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Common unitholders did not elect our General Partner or the board of directors of our General Partner and will have no right to elect our General Partner or the board of directors of our General Partner on an annual or other continuing basis.
      The board of directors of our General Partner is appointed by the members of our General Partner. The General Partner’s board of directors has a fiduciary duty to manage the General Partner on behalf of its members. The General Partner, in turn, has a fiduciary duty to manage the Partnership on behalf of its partners. These differing duties could result in conflicts of interest.
      Furthermore, if common unitholders are dissatisfied with the performance of our General Partner, they will have little ability to remove our General Partner. First, our General Partner generally may not be removed except upon the vote of the holders of at least 66 2/3 % of the outstanding units voting together as a single class. Also, if our General Partner is removed without cause during the subordination period and common units held by the General Partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically be converted into common units and any existing arrearages on the common units will be extinguished. A removal of the General Partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests.
      According to our amended and restated limited partnership agreement, cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as our General Partner. Cause does not include most cases of charges of poor management of the business, so the removal of the General Partner because of the common unitholders’ dissatisfaction with the General Partner’s performance in managing us will most likely result in the termination of the subordination period.
      Furthermore, common unitholders’ voting rights are further restricted by our partnership agreement provision providing that any common units held by a person that owns 20% or more of any class of common units then outstanding, other than the General Partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of the General Partner, cannot be voted on any matter. In addition, the partnership agreement contains provisions limiting the ability of common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the common unitholders’ ability to influence the manner or direction of management.
      As a result of these provisions, the price at which our common units will trade may be lower because of the absence or reduction of a takeover premium in the takeover price.

We may issue additional common units without your approval, which would dilute your existing ownership interests.
      During the subordination period and thereafter, our General Partner may cause us to issue, without your approval, an unlimited number of additional limited partner interests, which may include common units or limited partner interests that are junior, pari passu or senior to common units in respect of the preference to cash distributions and distributions in liquidation. Our partnership agreement does not give the common unitholders the right to approve our issuance at any time of equity securities ranking junior, pari passu or senior to the common units.
      The issuance of additional common units or other equity securities of equal or senior rank will have the following effects:

•	your proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	because a lower percentage of total outstanding common units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by the common unitholders will increase;

•	the relative voting strength of each previously outstanding common unit may be diminished; and

•	the market price of the common units may decline.
      One of our objectives is to continually add to our reserves through acquisitions of net profits interests in producing properties acquired in the future by the Operating Company. Our success is, in part, dependent on our ability to raise capital from time to time. Our common unitholders may suffer dilution in connection with future issuance of partnership units the proceeds of which are used to fund such acquisitions.

Cost reimbursements due our General Partner may be substantial and will reduce the cash available to you.
      Prior to making any regular quarterly distribution on the common units, we will reimburse (or set aside funds to reimburse) our General Partner and its affiliates, for all expenses they have incurred on our behalf. For a further description of the costs to be reimbursed, see “Description of Our Partnership Agreement — Reimbursement of Expenses” elsewhere in this prospectus. The reimbursement of expenses could adversely affect our ability to pay cash distributions to you. Our General Partner has sole discretion to determine the amount of these expenses. In addition, our General Partner and its affiliates may provide us with other services for which we will be charged fees as determined by our General Partner. Excluding reimbursements for costs and expenses associated with this Offer and the related transactions, we estimate that the total amount of the reimbursements and fees will be approximately $2.3 million in the first year following this Offer.

Your liability may not be limited if a court finds that common unitholder action constitutes control of our business.
      A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to such general partner. While our partnership is organized under Delaware law, we conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. You could be liable for our obligations as if you were a general partner if:

•	a court or government agency determined that we were conducting business in a state but had not complied with that particular state’s partnership statute; or

•	your right to act with other common unitholders to remove or replace the General Partner, to approve some amendment to our partnership agreement or to take other actions under our partnership agreement constitute “control” of our business.
      In addition, Section 17-607 of the Delaware Revised Uniform Limited Partnership Act provides that, under some circumstances, a common unitholder may be liable to us for the amount of a distribution for a period of three years from the date of the distribution. See “Description of Our Partnership Agreement — Limited Liability” for a discussion of the implications of the limitations on the liability of a common unitholder.

Economic downturns could impair the Operating Company’s access to capital, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment.
      The Operating Company will partially rely on bank loans and credit facilities to make acquisitions of oil and natural gas properties. Economic downturns could lead to decreases in revenues, net income and assets. Unfavorable economic conditions also could increase the Operating Company’s funding costs, limit its access to the capital markets or result in decisions by lenders not to extend credit to it. These events could prevent the Operating Company from making additional investments and harm its operating results, which in turn could negatively affect the amounts that the Operating Company pays to us in respect of the net profits interests we acquire from the Operating Company, and, therefore, our ability to pay you cash distributions. Similarly, we may be unable to make investments in additional net profits interests, which in turn could negatively impact our ability to pay you distributions.

The board of directors of the General Partner may change most of our operating policies and strategies without prior notice or common unitholder approval, the effects of which could adversely affect our results of operations, financial condition or the amount of cash available for distribution to unitholders.
      The board of directors of our General Partner has the authority to modify or waive most of our current operating policies and our strategies without prior notice and without common unitholder approval, except the members of our General Partner will have approval rights of certain changes. We cannot predict the effect that any changes to our current operating policies and strategies would have on our business, operating results or value of our common units. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. In the event that such board of directors determines that we cannot economically pursue our investment objectives, they may at some future date decide to seek to convert us to an operating company, pursue investments outside of the upstream oil and gas industry or cause us to liquidate. Such a conversion or election to liquidate may not be effected without approval of a requisite percentage of the General Partner’s board of directors and the holders of a majority of our common units. See “Description of Our Partnership Agreement — Termination and Dissolution.”
      Certain actions may not be taken without the approval of the members of the General Partner, many of which overlap certain actions that may not be taken without also having the approval of the board of directors. The following actions may not be taken by the General Partner without the approval of at least 66 2/3 % of the membership interests of its members (and to the extent it has the legal power and authority) the General Partner shall cause the Operating Company, its subsidiaries and the Partnership not to take the following actions:

•	expenditures during any one-year period in excess of $15 million for one or more acquisitions;

•	transfers, during any one-year period, of or abandonment of any properties or other assets or any interest in such properties or other assets, involving assets valued at or involving net proceeds of more than $15 million in the aggregate;

•	incurrence of any indebtedness for borrowed money (not including trade payables incurred in the Partnership’s or in the General Partner’s (or any of its subsidiaries) ordinary course of business) on behalf of the Partnership or the General Partner (or any of its subsidiaries) of more than $5 million outstanding at any one time;

•	mortgage, pledge, assignment in trust or otherwise encumber any property or assets of the General Partner, or assign any monies owed or to be owed to the General Partner, except for customary liens granted in the ordinary course of business to secure indebtedness for borrowed money as described immediately above;

•	enter into any merger, exchange or consolidation; effect a recapitalization or reorganization; commence a dissolution, liquidation or winding up of affairs; or commence, consent to or permit a bankruptcy;

•	authorize, offer, issue or sell any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities resulting, in any one-year period, in proceeds in excess of $1.0 million, or make one or more requests of the members for capital contributions in excess of $1.0 million in any one-year period;

•	approve, or otherwise modify any existing arrangements with respect to, compensation for members of the board of directors of the General Partner;

•	appoint or remove any executive officer, enter into or modify or amend in any material respect any employment agreement with any officer or hire any person on other than an at “at-will” basis or terminate any person employed on other than such basis;

•	admit any new partner, member, shareholder or other equity interest owner to any subsidiary of the General Partner;

•	authorize material transactions not in the ordinary course of business;

•	redeem or repurchase any securities;

•	amend the formation documents or other governing documents of such persons;

•	approve of any transaction with any affiliate of such persons, or any officer, director or employee of such persons, or any affiliate of any officer, director or employee of such persons; or

•	any action, authorization or approval, or the entry into any binding agreement, or to otherwise obligate the General Partner, any of its subsidiaries or the Partnership, with respect to the foregoing.

If we issue senior securities, such as preferred units, we will be exposed to additional risks, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment.
      Our present intention is not to issue any indebtedness of the Partnership. We may, however, issue preferred securities that are senior to rights to distributions or in liquidation than our common units. We refer to any such preferred units collectively as senior securities. We may issue senior securities to make investments in net profits interest royalties, or to pay our obligations and expenses. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. Further, if we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios if distributions are limited by the terms of any of the senior securities.
      Certain risks apply to the issuance of senior securities, including the following:

•	We will be exposed to increased risk of loss if we issue senior securities to raise cash to make investments. If we do issue senior securities, a decrease in the value of our investments would have a greater negative impact on our net asset value and the value of our common units than if we did not issue senior securities.

•	The costs of senior securities may exceed the income from the net profits interests in oil and natural gas properties we purchase with the senior securities. We will suffer a decline in net asset value if the investment performance of the net profits interests purchased with the proceeds of the senior securities fails to cover our costs (including any distributions paid on senior securities).

•	It is likely that any senior securities we may issue will be governed by an instrument containing covenants restricting our operating flexibility.

•	We, and indirectly our common unitholders, will bear the cost of issuing and servicing senior securities, resulting in increased expenses that could decrease our distributions and investment return.
      The occurrence of any of these risks could negatively impact our ability to pay distributions and cause you to lose all or part of your investment.

Increases in market interest rates may both reduce the value of our portfolio assets and increase our cost of capital.
      If the Operating Company incurs significant amounts of debt to finance its acquisitions activities, the cash we receive in respect of our net profits interests (which will be subordinated to debt service required to be paid by the Operating Company) would be negatively affected by increases in market interest rates, which would in turn adversely affect the amount of cash available for distributions to unitholders. In addition, an increase in interest rates would make it more expensive for the Operating Company to use debt to finance its investments, which could in turn adversely affect the Operating Company’s ability to acquire additional producing properties and our ability to successfully implement our strategy. As a result, a significant increase in market interest rates could reduce the value of our net profits interests burdening producing oil and gas assets and reduce the cash available for distributions to unitholders.
Tax Risks to Common Unitholders
      You are urged to read “Material Federal Income Tax Consequences” for a more complete discussion of the following federal income tax risks related to owning and disposing of our common units, including the following:

The IRS could treat us as a corporation for federal income tax purposes, which could substantially reduce the cash available for distribution to you.
      The after-tax economic benefit of an investment in the common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and we do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

      If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%. Distributions to you may be taxed again as corporate dividends, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. If we were treated as a corporation there would be a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units.
      Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. The partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on us.

If you are a depositary unitholder you may recognize gain from our sale of zero coupon bonds even if you do not receive cash distributions from us as a result of the sale.
      Any gain from our sale of zero coupon bonds will be allocated to the common units that depositary unitholders received in exchange for zero coupon bonds to account for the difference between the tax basis and fair market of the zero coupon bonds transferred to us. We do not anticipate making distributions as a result of proceeds from the sale of zero coupon bonds. Thus, a common unitholder might have gain allocated to him as a result of the sale of zero coupon bonds that he is required to take into account in computing his federal income tax liability, even though no cash distributions are made to him by us.

A successful IRS contest of the federal income tax positions we take may adversely affect the market for our common units, and the cost of any IRS contest will be borne by our common unitholders and our General Partner.
      We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the conclusions of our counsel expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel’s conclusions or the positions we take. A court may not agree with all of our counsel’s conclusions or positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders and our General Partner because the costs will reduce our cash available for distribution.

You may be required to pay taxes on your share of our income even if you do not receive any cash distributions from us.
      You will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income even if you receive no cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even the tax liability that results from that income.

Tax gain or loss on disposition of common units could be different than expected.
      If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Prior distributions to you in excess of the total net taxable income you were allocated for a common unit, which decreased your tax basis in that common unit, will, in effect, become taxable income to you if the common unit is sold at a price greater than your tax basis in that common unit, even if the price is less than your original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income. In addition, if you sell your common units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities, regulated investment companies and foreign persons face unique tax issues from owning common units that may result in adverse tax consequences to them.
      Investment in common units by tax-exempt entities, such as individual retirement accounts (known as IRAs), regulated investment companies (known as mutual funds) and non-U.S. persons raises issues unique to them. We expect all of our income will be qualifying income to a regulated investment company for taxable years of the regulated investment company beginning after October 22, 2004. Distributions to non-U.S. persons may be reduced by withholding tax at the highest effective tax rate applicable to individuals, and non-U.S. common unitholders may be required to file federal income tax returns and pay tax on their share of our taxable income.

You will likely be subject to state and local taxes in states where you do not live as a result of an investment in units.
      In addition to federal income taxes, you will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property, even if you do not live in any of those jurisdictions. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We will initially own assets in West Virginia and Pennsylvania. Each of these states currently imposes a personal income tax. It is your responsibility to file all United States federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in the common units.
Risk Factors Related to Our General Partner

Our General Partner and its management team have no experience managing a publicly traded partnership, and we cannot assure you that their past experience will be sufficient to manage the Partnership.
      Our General Partner’s senior management team lacks experience in managing a publicly traded partnership with a business plan and a cash distribution policy as described herein. This lack of experience may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives.

If our General Partner fails to develop or maintain an effective system of internal controls for us, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential common unitholders could lose confidence in our financial reporting, which would harm our business and the trading price of our common units.
      Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We cannot be certain that our General Partner’s efforts to develop and maintain our internal controls will be successful, that it will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common units.

Our General Partner will have conflicts of interest.
      Our General Partner will provide, or cause to be provided, management and supervisory services to the Partnership in consideration for reimbursement of the costs incurred. In addition, the incentive distribution rights held by our General Partner will entitle our General Partner to an increased share (an additional

24.75%) of cash distributed by the Partnership in excess of specified threshold levels. In addition, our General Partner will be entitled to a fee to be paid by the Operating Company that will be used to fund an employee bonus pool (“Employee Bonus Pool Fee”) under the direction of the General Partner’s board of directors. Please see “Certain Relationships and Related Party Transactions — Employment Bonus Pool Fee” for a description of this Employee Bonus Pool Fee. The incentive distribution rights may create an incentive for our General Partner to maximize the short-term payments to us in respect of our net profits interests rather than managing the Partnership in a manner better suited to the long term benefits of all the unitholders. This arrangement may also create an incentive for Ensource to selectively invest the Partnership’s assets in net profits interests burdening short-lived producing assets that generate significant cash flow over a relatively short time frame, thereby resulting in increased cash distributions by the Partnership in the short term.
      Any expenses which Ensource incurs in relation to the business of the Operating Company are required to be paid by the Operating Company and will be deducted in calculating the net profits interests payable to us. These expenses are not subject to a limit other than as may be provided under a periodic review by the board of directors of our General Partner.

Our obligation to reimburse our General Partner for certain expenses could result in a conflict of interest, which could negatively impact our investment returns and the value of your investment.
      Under our partnership agreement, we will reimburse our General Partner for certain expenses it incurs on our behalf, such as management, accounting, tax, legal and other administrative services and costs payable to employees and third parties to monitor our management, financial and legal affairs. As a result, investors in our common units will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than might be achieved if an investor were to invest in such properties directly. Due to this arrangement, there may be times when our General Partner has interests that differ from those of our common unitholders, giving rise to a conflict which could negatively impact our investment returns and the value of your investment.

We will pay our General Partner incentive distributions based on the level of cash we distribute to our unitholders. This arrangement may lead to riskier or more speculative investments for the Operating Company in an effort to maximize the General Partner’s incentive compensation.
      To the extent that the available cash from operating surplus that is distributed in any quarter during the period specified below exceeds the applicable Distribution Threshold Amount, the General Partner will participate in such excess by receiving 24.75% of such excess in respect of its incentive distribution rights (which is in addition to its 1% share of such excess distributions in respect of its 1% general partner interest).
      We expect that the quarterly Distribution Threshold Amount of $0.625 per unit will occur in 2012, so incentive distribution rights will thereafter share in quarterly distributions of available cash from operating surplus in excess of $0.625 per unit.
      The way in which the distributions payable to our General Partner in respect of the incentive distribution rights is determined may encourage the Operating Company, under management of the General Partner, to use leverage to increase the return on its investments. Under certain circumstances, the use of leverage by the Operating Company may increase the likelihood of default, which would adversely affect our common unitholders, including common unitholders considering this Offer, because payments in respect of the net profits interests burdening the properties would be subordinate to those of debt holders. Other key criteria related to determining appropriate investments and investment strategies, including the preservation of capital, might be under-weighted by our General Partner if it were to focus disproportionately on maximizing the incentive distributions. Such a practice could result in our General Partner causing the Operating Company to invest in more high cash flow properties with a shorter reserve life than would otherwise be the case, which could affect our ability to pay distributions at expected levels over the long term.

Ensource’s liability will be limited under the partnership agreement, and we will agree to indemnify Ensource against certain liabilities, which may lead Ensource to act in a riskier manner on our behalf than it would when acting for its own account.
      Ensource has not assumed any responsibility to us other than the responsibility to provide the services specified in our partnership agreement and they will not be responsible for any action of the board of directors of Ensource, as our general partner. Ensource and its directors, members, officers and employees will not be liable to us for their acts, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect Ensource and its members, directors, officers and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from their acts on our behalf not constituting bad faith, fraud or willful misconduct or, in the case of criminal acts, did not act with knowledge that the conduct was unlawful. These protections may lead Ensource to act in a riskier manner when acting on our behalf by virtue of its status as the General Partner, than it would when acting for its own account.

The Operating Company will pay Ensource an Employee Bonus Pool Fee based on base net profits interests proceeds. This arrangement may lead the management of Ensource to recommend riskier or more speculative investments for the Operating Company in an effort to maximize its incentive compensation.
      As an incentive to attract and maintain key employees that will be engaged in the acquisition, development and operation of oil and natural gas properties and performing its other duties, Ensource will be entitled to receive a fee, payable by the Operating Company in arrears, based on a sliding percentage of Base NPI Net Proceeds (which is defined in the glossary included as Annex B to this prospectus) that will be used to fund the Employee Bonus Pool under the guidance of the board of directors.
      The way in which the bonus pool fee payable to Ensource is determined may encourage Ensource to cause the Operating Company to use indebtedness to increase the base net profits interests proceeds payable to us. Under certain circumstances, the use of indebtedness by the Operating Company may increase the likelihood of default by the Operating Company in its obligations for such indebtedness, which would adversely affect our common unitholders, including common unitholders considering this Offer, because payments in respect of the net profits interests burdening the properties would be subordinate to those of debt holders. Other key criteria related to determining appropriate investments and investment strategies, including the preservation of capital, might be under-weighted by Ensource if it were to focus disproportionately on maximizing the bonus pool fee income. Such a practice could result in Ensource causing the Operating Company to invest in more high cash flow properties with a shorter reserve life than would otherwise be the case, which could affect our ability to pay distributions at expected levels over the long term.
      The bonus pool fee will not be payable by the Operating Company in respect of any calendar quarter in respect of which the cash distribution to our common and subordinated unitholders from operating surplus (excluding the use of any cash contributed by our General Partner) for such quarter is less than the minimum quarterly distribution per unit, or $0.50 per unit. The Partnership is not obligated to make this payment to the Operating Company, but the amount of such fee will be deducted each quarter in respect of which it is paid from, and such deduction will have the effect of reducing the applicable percentage of, Base NPI Net Proceeds otherwise payable to the Partnership in connection with the net profits interest purchased from the Operating Company.

SELECTED HISTORICAL FINANCIAL DATA OF NGT
      Since we have no operating history, the information presented below is limited to the selected historical financial data of NGT.
      The financial information concerning NGT presented herein are derived from NGT’s Annual Report on Form 10-K for the year ended December 31, 2005 and NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
      Such financial information relates only to the results of NGT, and does not include any effects of the zero coupon bonds held by the depositary and constituting a part of the depositary units. As of December 31, 2005, the face amount of such zero coupon bonds was approximately $117.6 million and, based on market quotes available as of December 31, 2005, the market value of such zero coupon bonds was approximately $84.9 million as of December 31, 2005.
      In accordance with a special rule of the SEC applicable to royalty trusts, NGT’s financial statements are prepared in accordance with a modified cash basis of accounting, which is a comprehensive basis of accounting other than GAAP. GAAP financial statements of NGT are not otherwise available to us.
      NGT is subject to the information requirements of the Exchange Act and the rules promulgated thereby. In accordance therewith, NGT files reports, proxy statements and other information with the SEC, to which reference is made for detailed information and other information regarding NGT. Such reports, proxy statements and other information can be obtained by going to the SEC’s website at www.sec.gov. The SEC does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. Although we have no reason to believe the information concerning NGT included therein is not reliable, we have not verified either its accuracy or its completeness. Neither we, nor our General Partner, warrants that there have not occurred events not yet publicly disclosed by NGT which would affect either the accuracy or the completeness of the information concerning NGT included therein. We have no affiliation with NGT other than its depositary unit ownership and therefore have no greater access to information relating to NGT than any other NGT trust unitholder. We do not intend to furnish to common unitholders subsequent information with respect to NGT.

      The following table sets forth selected historical consolidated financial data of NGT for each of the years in the five-year period ended December 31, 2005 and for each of the quarterly periods ended March 31, 2006 and 2005. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of NGT and the unaudited interim consolidated financial statements of NGT included elsewhere in this prospectus or are available in NGT’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, copies of which are available from the SEC’s website. The operating results for the twelve-month period ended December 31, 2005 and quarter ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. See “Where You Can Find More Information.”

	December 31,	December 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002	2001

Royalty Income	$18,179,459	$14,449,208	$13,177,510	$9,024,646	$13,260,202
Distributable Income	$14,597,387	$12,019,847	$10,947,816	$7,808,725	$11,268,383
Distribution Amount	$13,712,387	$11,919,847	$10,732,816	$7,808,725	$11,268,383
Distributable Income per unit	$2.47	$2.04	$1.86	$1.32	$1.91
Distribution Amount per unit	$2.32	$2.02	$1.82	$1.32	$1.91
Total assets at year end	$32,954,834	$35,000,087	$37,436,640	$41,006,654	$45,129,170

	Three Months Ended
	March 31,

	2006	2005

Royalty Income	$5,363,086	$3,648,398
Distributable Income	$4,384,616	$2,958,167
Distribution Amount	$4,384,616	$2,958,167
Distributable Income per unit	$0.74	$0.50
Distribution Amount per unit	$0.74	$0.50
Total assets at quarter end	$32,484,004	$32,954,834

BACKGROUND AND REASONS FOR AND ALTERNATIVES TO THE
OFFER AND SECOND-STEP MERGER

Background and Reasons
      Ensource evaluated various alternatives to create a vehicle for retail and institutional investors to participate in the ownership of a portfolio of oil and natural gas assets in the United States, while minimizing the exploration risks typically associated with exploration and production companies. Ensource also desired to develop a publicly traded non-taxable pass-through entity that would not generate UBTI so that tax-exempt entities might elect to invest in such an entity. Its business plan was to establish an entity whose operations would resemble the business model of the publicly traded Canadian energy income funds. The first income fund (Enerplus Resources Fund, NYSE:ERF) was formed in 1986. This Canadian energy income fund business model is based upon the following key principles, which Ensource believes would be applicable to the Partnership and the Operating Company, as applicable:

•	for the Partnership, grow production and distributions through the acquisition on acceptable terms of net profits interests that burden medium to long reserve life oil and natural gas assets;

•	for the Partnership, manage commodity price risk exposure through the use of financial instruments to ensure stability of distributions from the legacy assets and the returns associated with the acquisition of net profits interests from the Operating Company;

•	for the Operating Company, build a portfolio of both operated and non-operated interests and, when non-operated interests are acquired, ensuring that the operator has a proven track record of efficient and effective operations;

•	for the Operating Company, maintain a strong balance sheet with moderate amounts of leverage;

•	for the Operating Company, focus on operational and technical proficiency, maintaining low operating costs and maximizing lease level cash flows;

•	for the Operating Company, develop production on acquired properties through development drilling, workovers and other property enhancement processes;

•	for the Operating Company, farm out any exploration or high risk ventures existing within the asset base to quality exploration companies, allowing the Partnership to continue its participation in the project with no capital outlay; and

•	for the Operating Company, manage commodity price risk exposure through forward sales contracts in a way intended to permit the Operating Company to ensure acquisition economics and reduce the cost of capital for future acquisitions.
      The Canadian energy income funds principally seek to acquire and manage mature Canadian oil and natural gas properties. To Ensource’s knowledge, the first income fund, Enerplus (NYSE: ERF) was created in 1986 and today there are currently 36 publicly traded energy income funds listed on the Toronto Stock Exchange with a combined market capitalization of over U.S. $50 billion as of June 15, 2006. These funds report that they typically distribute approximately 50-90% of their cash flow, depending on their respective asset mix and reserve life. We are aware that the securities of eight of the Canadian energy income funds trade on exchanges in the United States (trading symbols: ERF, HTE, CNE, PTF, PVX, PWI, BTE and PGH). The combined market capitalization of these eight dual listed funds is in excess of U.S. $23 billion.
      After reviewing several candidates, including the existing U.S. royalty trust universe as well as other prospective entities that met some or all of Ensource’s criteria for conversion to a growth master limited partnership, Ensource determined that NGT was the best possible candidate. Foremost among its reasons is that the zero coupon bonds, which are a component of the depositary units, can be separated from the depositary units and sold and the proceeds therefrom can be invested in net profits interests in oil and natural gas properties owned by the Operating Company that fit the investment criteria. NGT also holds net profits interests in stable, long life natural gas properties that can support continuing cash distributions for the foreseeable future while Ensource implements the overall business plan. Additionally, Ensource has determined that an exchange of NGT into a new master limited partnership can be accomplished without triggering a fully taxable event (except for gain that will be recognized by holders of depositary units on a sale of zero coupon bonds, that will be recognized by holders of depositary units accepted for exchange pursuant to this Offer in respect of their receipt of their pro rata portion of the cash consideration or of their pro rata portion of the special cash distribution, and that will be recognized by holders of withdrawn trust units respect their receipt of cash in lieu of fractional common units) and would result in the owners of NGT trust units holding publicly-traded securities in a master limited partnership, which is a similar flow-through entity for tax purposes. Furthermore, the common units will be more easily transferred because, unlike depositary units, they do not have to be transferred in denominations of 50 or an integral multiple thereof. Finally, Ensource does not expect that the taxable income generated by the Partnership will constitute UBTI to tax-exempt investors thereby providing the Partnership with a broader potential investor base.
      In summary, the goals of Ensource are to create an energy income partnership for investors that it will manage conservatively, while providing what it believes is a solid foundation of cash flow with moderate exposure to commodity price changes while minimizing the exposure to the inherent risks of exploratory drilling activities. It believes that this Offer and the second-step merger, if completed as contemplated in this prospectus, will offer investors an alternative to other publicly traded investments in the master limited partnership market and offers common unitholders the opportunity to share in the potential for growth in both distributions and capital appreciation.
      The Partnership believes the Offer will significantly benefit both the Partnership and depositary unitholders and holders of withdrawn trust units. The Partnership believes that a combination of the Partnership and NGT has significant beneficial long-term growth prospects, which will maximize common unitholder value through cash distributions and changes in unit prices. The common units of the Partnership to be issued to depositary unitholders will allow such persons to participate in the growth and opportunities of the combined company.

Investigation of Alternatives and the Trustee’s Recommendation
      We did not consult with NGT’s trustee to discuss alternatives to the Offer and second-step merger. NGT’s trustee was not involved in structuring the Offer or producing this prospectus. Thus, it did not consider any alternatives to the Offer and second-step merger.
      The General Partner evaluated various alternatives to create a vehicle for retail and institutional investors to participate in the ownership of a portfolio of oil and natural gas assets in the United States, while minimizing the exploration risks typically associated with exploration and production companies. Among the alternatives considered was to undertake an acquisition program of long-lived, mature, low operating cost producing oil and gas properties of not less than $250.0 million with sustainable cash flow that could be used as the starting point for a publicly traded limited partnership. Because of uncertainties as to the timing of the acquisitions and the uncertainties of an initial public offering, management evaluated other alternatives. Management’s review of alternatives then focused on the finite lived, passive royalty trusts, some of which appeared to have assets that could be appropriate for the public entity that management envisioned. Additionally, the General Partner also considered various transaction structures that could be accomplished on a non-taxable basis, as well as other structures that would trigger a taxable event for depositary unitholders. Please see “Background and Reasons for and Alternatives to the Offer and Second-Step Merger” for a more detailed description of the alternatives that were considered by the General Partner.
      After reviewing several candidates, including the existing U.S. royalty trust universe as well as other prospective entities that met some or all of the General Partner’s criteria for conversion to a growth master limited partnership, the General Partner determined that NGT was the best possible candidate.

Determination of Exchange Ratio and Allocation of Consideration
      NGT’s trustee did not participate in the determination of the cash offer price or the exchange ratio and special cash distribution for the exchange portion of the Offer or the exchange ratio for the second-step merger. We determined the exchange ratio in the manner described in the paragraph below.
      In evaluating the appropriate exchange ratio, we determined it appropriate for the existing owners of depositary units and trust units to retain the same relative ownership ratios based upon our review of the relative value of a depositary unit in relation to the relative value of a withdrawn unit, subject to the agreement by our General Partner, subject to specified conditions, to contribute up to $40.0 million to us (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) upon consummation of the Offer (less (i) up to $20 million to be used to pay a portion of the cash consideration for depositary units accepted by us for cash consideration and (ii) the expenses of the offering, estimated to total $8.6 million). Based upon that evaluation, we determined to offer in the exchange portion of the Offer one common unit for each depositary unit validly tendered to us for exchange and one common unit and 0.4 of a common unit for each withdrawn unit exchanged in the second-step merger.
      Because NGT’s trustee will cease to serve in that capacity upon the consummation of the second-step merger, it will not be allocated any part of the common units or special cash distribution. However, we or our General Partner could elect in the future to retain the trustee or an affiliate in another capacity, although there is no definitive agreement, arrangement, or plan to do so and neither we, our General Partner nor our affiliates, on the one hand, nor the trustee, on the other hand, have held any such discussions.
Fairness Opinion, Reports and Appraisal
      No independent representative of the holders of depositary units was engaged by us for purposes of negotiating the terms of the Offer, nor was a fairness opinion, appraisal or other report related to the Offer obtained by us from an unaffiliated third party. The absence of these protections was considered, but was not judged to be significant by us, in determining the fairness of the proposed Offer to such holders. We determined that the likelihood that such an unaffiliated representative of the unitholders or a fairness opinion would add value to the process of structuring the combination transactions was minimal and outweighed the costs of retaining such a representative or fairness opinion. As a result, cash consideration and the exchange rate and other terms of the Offer may not be as favorable as the terms that might have been obtained had an independent representative been retained or a fairness opinion requested. The trustee of NGT was not involved in structuring the Offer, so it was not involved in determining whether a fairness opinion was necessary or advisable.
      Although we have notified the trustee of NGT of the Offer and second-step merger, to our knowledge, NGT’s trustee has recommended neither acceptance nor rejection of the transactions. To our knowledge as of the commencement of our Offer no adviser has rendered an opinion as to the fairness of the Offer. To the Partnership’s knowledge, the trustee has not stated an opinion on the fairness of the transactions to depositary unitholders and withdrawn trust unitholders.
      Pursuant to NGT’s trust agreement, the trustee must consent to the second-step merger before it can be consummated. The trustee owes fiduciary duties to the trust unitholders. While the law in Delaware is not well developed with respect to these duties, we understand that such duties correspond to some degree to the duties owed by a corporate director to the corporation’s shareholders. The three duties owed by the trustee are those of care, loyalty and disclosure. The duty of care requires that the trustee act in response to the second-step merger with the same care, skill, prudence and diligence as a prudent person acting under similar circumstances. This duty includes, among other things, a requirement to seek the advice of professionals such as financial advisors and attorneys when dealing with financial and legal matters. The duty of loyalty requires the trustee administer NGT in respect of the second-step merger solely in the interests of the trust unitholders and without regard to its own interests. Finally, the duty of disclosure, while not technically a separate duty from those of care and loyalty, requires that the trustee disclose to the trust unitholders all material information in its possession with respect to the second-step merger. If our Offer is successfully completed, however, we do not know whether the trustee intends to consult or seek the advice of experts or consultants to advise it of the fairness of the second-step merger to depositary unitholders and withdrawn trust unitholders. Additionally, we do not know whether the trustee will state its opinion on the fairness of the second-step merger to depositary unitholders and withdrawn trust unitholders.
Conflicts of Interest
      NGT’s trustee will not have continuing relationships with and will not engage in transactions with us on an ongoing basis following the closing of the second-step merger. However, we or our General Partner could elect in the future to engage the trustee or an affiliate in a different capacity than that of trustee, such as a possible commercial lender or underwriter for future offerings of our securities. No definitive agreement, arrangement or plan has been completed regarding this possibility, and we have not had discussions or negotiations with the trustee regarding this matter. Because the trustee has not been involved in preparing this prospectus or the structuring of the Offer and second-step merger, it has not, to our knowledge, retained an unaffiliated representative to act on behalf of depositary unitholders and withdrawn trust unitholders for purposes of negotiating the terms of the Offer and second-step merger.

THE OFFER
      The Partnership is offering to acquire (1) up to 2,950,001 of the outstanding depositary units for the cash consideration of $31.00 per unit, without interest, or (2) all of the outstanding depositary units in exchange for the exchange consideration of common units of the Partnership and a pro rata share of the $5.9 million special cash distribution (reduced for depositary units accepted by us for the cash consideration) that is to be paid promptly after completion of this Offer. The cash consideration and exchange consideration will be payable only to depositary units that are validly tendered and not properly withdrawn prior to the expiration date, subject to the terms of the Offer and the satisfaction or waiver of the conditions to the Offer as set forth in “The Offer — Conditions of the Offer”.
      Depositary unitholders who elect to participate in the cash tender offer and whose depositary units are not properly withdrawn and are accepted by us will not be able to participate in the exchange offer unless more than 2,950,001 depositary units validly tendered to us and not properly withdrawn for the cash consideration. Because only a maximum of 2,950,001 depositary units will be accepted for the cash consideration, the number of depositary units that we accept from each of the holders of the depositary units so validly tendered for the cash consideration will be prorated based upon the product of the number of depositary units so tendered by such holder times a fraction, of which (i) the numerator is 2,950,001 and (ii) the denominator is the total number of depositary units validly tendered to us for the cash consideration, rounded to the nearest whole number of depositary units. The excess of the number of depositary units validly tendered by a holder for cash consideration over the number of depositary units accepted by us for cash consideration, pro rated as described in the preceding sentence, will be treated as depositary units for which such holder validly tendered such depositary units for the exchange consideration and will be accepted by us for the exchange consideration.
      In exchange for each depositary unit you validly tender for the exchange consideration and do not properly withdraw before the expiration date (assuming the satisfaction of all conditions to the Offer, including the minimum tender condition) and that is accepted by us for exchange, you will receive consideration of one whole common unit of the Partnership and a special cash distribution of a pro rata portion of $5.9 million (rounded to the nearest $0.01) reduced proportionately for depositary units accepted by us for cash consideration (in respect of which the special cash distribution will not be paid). The reduced aggregate special cash distribution is calculated by multiplying $5,900,000 by a fraction, (i) the numerator of which is the number of depositary units accepted by the Partnership for the exchange consideration and (ii) the denominator of which is the total number of depositary units accepted by the Partnership pursuant to the Offer.
      The actual amount of the special cash distribution paid to each person whose depositary units are accepted by us for the exchange consideration will be calculated based on the following formula:

•	the number of depositary units of such person accepted by the Partnership for the exchange consideration, multiplied by

•	a fraction, of which (i) the numerator is the reduced aggregate special cash distribution calculated in the manner described above and (ii) the denominator is the total number of depositary units accepted by the Partnership for the exchange consideration.
      For example, assuming a total of 4.0 million depositary units are tendered for the exchange consideration, with none tendered for the cash consideration, then the $5,900,000 special cash distribution would all be paid to holders of the depositary units accepted for the exchange consideration. As a result, a hypothetical holder of 1,000 depositary units tendering his depositary units for the exchange consideration would receive $1.475 per unit, calculated by dividing $5,900,000 by 4,000,000, or a total of $1.475.
      If only a total of 2,950,001 of the depositary units are accepted by the Partnership for cash consideration or exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $2.00 per depositary unit so accepted. Alternatively, if 100% of the depositary units are accepted for cash consideration and exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $1.00 per depositary unit.

      The Partnership will pay the cash consideration, without interest, for depositary units validly tendered to us and not withdrawn and accepted by us for the cash consideration promptly after the expiration date of the Offer, subject to the terms of the Offer and the satisfaction or waiver of the conditions to the Offer, as set forth in “The Offer — Conditions of the Offer.” The Partnership will deposit with the exchange agent the cash required to pay the cash consideration, which will act as your agent for the purpose of receiving the cash consideration from the Partnership and transmitting such cash to you, promptly after the expiration date of the Offer, subject to the satisfaction or waiver of the conditions to the Offer. In all cases, delivery of the cash consideration will be made only after timely receipt by the exchange agent of NGT receipts for tendered depositary units and a properly completed and duly executed letter of transmittal in which the cash consideration election is made, accompanied by any other required documents for such depositary units.
      The Offer is structured so that the Partnership may effectively participate in the special cash distribution. The Partnership’s participation in the special cash distribution will result from the fact that the special cash distribution will not be paid for depositary units accepted by the Partnership for the cash consideration; the cash that is not so paid in respect of depositary units accepted for cash consideration will be retained by the Partnership. The cash so retained by the Partnership will be based on the following formula: the product of (1) the number of depositary units accepted by the Partnership for cash consideration times (2) a fraction, of which (a) the numerator is $5,900,000 and (b) the denominator equals the total number of depositary units that are accepted by the Partnership pursuant to the Offer.
      For example, if a total of 4 million depositary units are tendered and 2,950,001 depositary units are accepted for the cash consideration and the balance are accepted for the exchange consideration, the Partnership will be entitled to retain $4,351,251 of the $5,900,000 amount available for the special cash distribution, calculated as follows: 2,950,001 times $5,900,000/4,000,000, or $1.475 for each of the 2,950,001 depositary units accepted by the Partnership for the cash consideration.
      The term “expiration date” means 5:00 p.m., New York City time, on August 25, 2006, unless the Partnership extends the period of time for which the offer is open, in which case the term “expiration date” means the latest time and date on which the offer, as so extended, expires.
      A letter of transmittal will be mailed to record holders of depositary units and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT’s holder list, or if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of depositary units. To tender your depositary units, you must deliver, or cause to be delivered if your depositary units are held of record by a broker, dealer or similar person, the NGT receipts representing your depositary units, together with a completed letter of transmittal, to the exchange agent not later than the time the Offer expires. If you, or the broker, dealer or similar person holding of record the depositary units you beneficially own, cannot deliver everything required to make a valid tender to the exchange agent for the Offer prior to the expiration of the Offer, you may have a limited amount of additional time by having a broker, a bank or other fiduciary that is a member of the Securities Transfer Agents Medallion Program or other eligible institution guarantee that the missing items will be received by the exchange agent within three business days after the expiration of the Offer. However, the agent must receive the missing items within that three business day period. For a complete discussion on the procedures for tendering your depositary units, see “The Offer — Procedure for Tendering.”
      In the letter of transmittal you must elect whether you are tendering your depositary units for the cash consideration (subject to proration as described elsewhere herein if more than 2,950,001 depositary units are validly tendered for the cash consideration) or exchange consideration. Depositary units validly tendered to us for which an election is not made will be treated by us as an election for exchange consideration. In accordance with the deposit agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
      If you are a registered depositary unitholder and tender your depositary units directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you hold your shares through a broker or bank, you should consult your institution as to whether or not they will charge you any service fees. Except as set forth in the instructions to the letter of transmittal, transfer taxes on the exchange of depositary units pursuant to the offer will be paid by the Partnership.
      The Partnership is making the Offer in order to acquire control of, and ultimately the entire common equity interest in, NGT. The Offer is the first step in our acquisition of NGT and is intended to facilitate the acquisition of all depositary units and withdrawn trust units of NGT. We intend, as soon as possible after completion of the Offer, to seek to have NGT consummate the second-step merger. The purpose of the second-step merger is to acquire all remaining NGT trust units (whether represented by depositary units not tendered and exchanged in the Offer or withdrawn trust units of NGT) and to accept any depositary units thereafter delivered to us. Pursuant to the terms of the second-step merger, (1) all outstanding withdrawn trust units of NGT will be converted into 0.4 of a common unit of the Partnership (subject to payments by us of cash in lieu of fractional common units) and (2) each remaining depositary unit that is delivered to us with a properly completed letter of transmittal would be entitled to receive one whole common unit (which is the same number of common units of the Partnership as the Partnership is offering to holders of depositary units in this Offer, and is the sum of 0.4 of a common unit for the NGT trust unit component of the depositary unit and 0.6 of a common unit for the zero coupon component). However, holders of depositary units whose depositary units are exchanged for common units in the second-step merger (and, therefore, who did not participate in this Offer) will not be entitled to participate in the special cash distribution payable to holders whose depositary units are accepted for exchange in this Offer.
      Pursuant to the trust agreement of NGT and the depositary arrangement with JPMorgan Chase, depositary unitholders have the right to receive one zero coupon bond for each 50 trust units they own, thereby separating their units into two distinct securities. According to NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, unitholders owning 19,900 trust units had received their proportionate share of the zero coupon bonds. This withdrawal of trust units is the equivalent of $398,000 face value of zero coupon bonds. As described above, any depositary units that have been withdrawn in this manner will be converted into the right to receive 0.4 of a common unit in the second-step merger.
      Assuming that (i) 2,950,001 depositary units are accepted by us for the cash consideration, (ii) we exchange pursuant to the Offer or the second-step merger all of the remaining outstanding depositary units, which number is assumed to be the excess of 5,880,100 (based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006) and all of the withdrawn trust units of NGT (which number is assumed to be 19,900) and (iii) the General Partner owns 567,741 subordinated units, former depositary unitholders and holders of withdrawn trust units would own in the aggregate 50% of the outstanding common units of the Partnership, representing approximately 45.6% of the aggregate voting power of all our common and subordinated units then outstanding. The foregoing percentages are calculated before giving effect to (1) the issuance of 1,000,000 common units reserved for issuance upon the exercise by the General Partner of its warrant at an exercise price of $38.00 per common unit and (2) the payment of cash in lieu of fractional common units to holders of withdrawn trust units in the second-step merger.
      The Partnership’s obligation to exchange our common units for depositary units pursuant to the Offer is subject to several conditions referred to below under “— Conditions of the Offer,” including the registration statement condition, the minimum tender condition, the antitrust condition, the impairment condition and the listing condition as well as the other conditions that are discussed below.
      Pursuant to Exchange Act Rule 14d-5, Section 3819(a) of the Delaware Statutory Trust Act and NGT’s trust and deposit agreements, the Partnership is asking NGT for its list of depositary and withdrawn trust unitholders and security position listings to communicate with you and to distribute our Offer to you. Upon compliance by NGT with this request, this prospectus, the related letter of transmittal and other relevant materials will be delivered to record holders of depositary units and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT’s holder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of depositary units.

Timing of the Offer
      The Offer is scheduled to expire at 5:00 p.m., New York City time on August 25, 2006. For more information, you should read the discussion below under the caption “— Extension, Termination and Amendment.”
Extension, Termination and Amendment
      We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to so extend the Offer, we will make an announcement to that effect no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. We are not making any undertaking or commitment that we will exercise our right to extend the Offer, although we currently intend to do so until all conditions have been satisfied or waived. During any such extension, all depositary units previously tendered and not withdrawn will remain subject to the Offer, subject to your right to withdraw your depositary units. You should read the discussion under “— Withdrawal Rights” for more details.
      To the extent legally permissible, we also reserve the right, in our sole discretion, at any time or from time to time:

•	to extend, for any reason, the period of time during which the Offer is open;

•	to delay acceptance for exchange of, or exchange of, any depositary units pursuant to the Offer, or to terminate the Offer and not accept or exchange any depositary units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the expiration date; and

•	to waive any condition or otherwise amend the Offer in any respect.
      In addition, even if we have accepted, but not paid for, depositary units in the offer, we may terminate the offer and not exchange depositary units that were previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer.
      We will effect any extension, termination, amendment or delay by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter. In the case of an extension, any such announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to depositary unitholders in connection with the Offer be promptly disseminated to depositary unitholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release in accordance with applicable NYSE and NYSE Arca requirements.
      We confirm to you that if we make a material change in the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of depositary units being sought or the consideration offered to you, that change will apply to all holders whose depositary units are accepted for exchange pursuant to our Offer. If at the time notice of that change is first published, sent or given to you, the Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, we will extend the Offer until the expiration of that 10 business day period. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

Exchange of Depositary Units; Delivery of Our Common Units and Cash
      Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange, and will exchange, depositary units validly tendered and not properly withdrawn promptly after the expiration date. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange of, or the exchange of, depositary units in order to secure governmental regulatory approvals. In all cases, exchange of depositary units tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the exchange agent of certificates for those depositary units, a properly completed and duly executed letter of transmittal and any other required documents. In accordance with the deposit agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
      By accepting the common units issued upon the consummation of the Offer and second-step merger, the recipient agrees to be bound by the terms of our partnership agreement (a copy of which is attached as Annex A to this prospectus).
      For purposes of the Offer, we will be deemed to have accepted for cash consideration or exchange depositary units validly tendered and not withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of those depositary units pursuant to the Offer. The exchange agent will deliver our common units in exchange for depositary units pursuant to the Offer promptly after receipt of such notice. Promptly after the acceptance of depositary units tendered to us pursuant to this Offer we will deposit with the exchange agent up to $5.9 million for the special cash distribution in respect of depositary units accepted by us for exchange. We will instruct the exchange agent to make payment of such special cash distribution to the former holders of depositary units entitled thereto promptly after the closing of the Offer and to deliver such distributions along with delivery of the common units. The reduced aggregate special cash distribution is calculated by multiplying $5,900,000 by a fraction, (i) the numerator of which is the number of depositary units accepted by the Partnership for the exchange consideration and (ii) the denominator of which is the total number of depositary units accepted by the Partnership pursuant to the Offer.
      The actual amount of the special cash distribution paid to each person whose depositary units are accepted by us for the exchange consideration will be calculated based on the following formula:

•	the number of depositary units of such person accepted by the Partnership for the exchange consideration, multiplied by

•	a fraction, of which (i) the numerator is the reduced aggregate special cash distribution calculated in the manner described above and (ii) the denominator is the total number of depositary units accepted by the Partnership for the exchange consideration.
      For example, assuming a total of 4.0 million depositary units are tendered for the exchange consideration, with none tendered for the cash consideration, then the $5,900,000 special cash distribution would all be paid to holders of the depositary units accepted for the exchange consideration. As a result, a hypothetical holder of 1,000 depositary units tendering his depositary units for the exchange consideration would receive $1.475 per unit, calculated by dividing $5,900,000 by 4,000,000, or a total of $1.475.
      If only a total of 2,950,001 of the depositary units are accepted by the Partnership for cash consideration or exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $2.00 per depositary unit so accepted. Alternatively, if 100% of the depositary units are accepted for cash consideration and exchange consideration, each holder of a depositary unit accepted for the exchange consideration would receive $1.00 per depositary unit.
      The exchange agent will act as your agent for the purpose of receiving our common units from the Partnership and transmitting such common units and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.
      If we do not accept any tendered depositary units for exchange pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more depositary units than are tendered, we will return certificates for such unexchanged depositary units without expense to the tendering depositary unitholder, or such depositary unitholders’ broker, dealer or similar person who holds such depositary units on such depositary unitholder’s behalf, promptly following expiration or termination of the Offer.
      If (1) the Offer is consummated because 2,950,001 or more depositary units are validly tendered to the Partnership and the other conditions to closing are satisfied or waived, but (2) fewer than 2,950,001 depositary units are accepted for cash consideration, we will issue correspondingly fewer common units to the Third Point Parties and the General Partner. Thus, we will receive less cash from each of the Third Point Parties and the General Partner. The total number of common units that will be issued by the Partnership, however, will be the same whether or not the maximum number of depositary units (that is 2,950,001) are accepted by the Partnership for cash consideration, since the other depositary units accepted by the Partnership will be exchanged for common units on a one-for-one basis.
      As reported on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, NGT had approximately $892,220 of cash and cash equivalents. The Offer is contingent, among other things, on the satisfaction of a condition, which we refer to as the contribution condition, that the Partnership shall have received funds from the contribution from our General Partner and Third Point that, together with NGT’s expected cash balance, are sufficient to complete the transactions contemplated by the Offer and the second- step merger and to pay fees, expenses and other related amounts. See “The Offer — Conditions of the Offer.”
Cash Instead of Fractional Common Units
      We will not issue fractional common units of the Partnership (certificated or otherwise) in the second-step merger upon the conversion of withdrawn trust units. Instead, each holder of a withdrawn trust unit who would otherwise be entitled to a fractional common unit of the Partnership will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a common unit) multiplied by the average of the daily volume-weighted average prices, rounded to four decimal points, of the Partnership common units on the NYSE or NYSE Arca, as reported by Bloomberg, for the 10 consecutive trading day period commencing on the first trading day on which the common units trade regular way after the consummation of the second-step merger.
Withdrawal Rights
      You, or your broker, dealer or similar person holding your depositary units on your behalf and pursuant to your instructions, can withdraw tendered depositary units at any time until the Offer has expired and, if we have not agreed to accept your depositary units for exchange by the expiration date, you can withdraw them at any time after such date until we accept depositary units for exchange.
      For your withdrawal to be effective, the exchange agent must receive from you, or your broker, dealer or similar person holding your depositary units on your behalf, a written notice of withdrawal at its address set forth on the back cover of this prospectus. Your notice must include your name, address, social security number, the certificate number(s), the number of depositary units be withdrawn and the name of the registered holder, if it is different from that of the person who tendered those shares.
      A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, referred to as an “eligible institution,” unless the depositary units to be withdrawn were tendered for the account of any eligible institution.
      If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the depositary units withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of such certificates.
      We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal in our sole discretion, and our decision will be final and binding. None of the Partnership, the exchange agent, the information agent, any dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any depositary units properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, you may re-tender withdrawn depositary units by following one of the procedures discussed under the sections entitled “— Procedure for Tendering” or “— Guaranteed Delivery” at any time prior to the expiration date.
Procedure for Tendering
      If your depositary units are held of record by a broker, dealer or other similar person on your behalf, such person will contact you as to whether you want to tender the depositary units you beneficially own in the Offer. You must instruct such person to tender the depositary units it holds on your behalf by delivering to it an instruction letter that it will deliver to you. For you, or a broker, dealer or any other similar person holding of record depositary units on your behalf, to validly tender depositary units pursuant to the Offer, either (a) a properly completed and duly executed letter of transmittal along with any required signature guarantees and any other required documents must be received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered depositary units must be received by the exchange agent at such address before the expiration date, or (b) you, or a broker, dealer or other similar person holding of record depositary units on your behalf, must comply with the guaranteed delivery procedure set forth below under “— Guaranteed Delivery.”
      In the letter of transmittal you must elect whether you are tendering your depositary units for the cash consideration (subject to proration as described elsewhere herein if more than 2,950,001 depositary units are validly tendered for the cash consideration) or exchange consideration. Depositary units validly tendered to us for which an election is not made will be treated by us as an election for exchange consideration.
      Unlike the depositary units, which are not eligible for book-entry transfer through the DTC system, the common units will be eligible for such transfer. Thus, you may elect in the letter of transmittal to receive, through DTC’s system, the common units and pro rata share of the special cash distribution in exchange for the depositary units you, or a broker, dealer or similar person on your behalf, tendered.
      If you do not elect to receive your common units and pro rata share of the special cash distribution through DTC’s system, then we will register the ownership of such common units through the direct registration system, which we refer to as DRS, with our exchange and transfer agent. The exchange agent will mail your pro rata share of the special cash distribution to your designated address. Your ownership of such common units will be recorded in the DRS and you will receive a statement showing your ownership annually (much like how withdrawn trust units are recorded by the trustee). Once you receive notification of your ownership of common units, you may transfer such common units by completing a transaction request form and returning it to the transfer agent. Thus, you will not automatically receive certificates representing such common units, but you may request that a certificate be issued for some or all of such common units by completing a transaction request form and including payment of $25 to the transfer agent for processing.
      Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which depositary units are tendered either by a registered holder of depositary units who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal or for the account of an eligible institution.
      If the certificates for depositary units are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged depositary units are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.
      THE METHOD OF DELIVERY OF DEPOSITARY UNIT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE

DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
      TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME DEPOSITARY UNITHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE DEPOSITARY UNITHOLDER MUST SUBMIT A FORM W-8BEN, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL’S EXEMPT STATUS. IN ADDITION, TO PREVENT WITHHOLDING UNDER SECTION 1445 OF THE CODE AND THE TREASURY OBLIGATIONS THEREUNDER, YOU MUST CERTIFY THAT YOU ARE NOT A FOREIGN PERSON BY COMPLETING THE CERTIFICATE IN THE LETTER OF TRANSMITTAL.
Guaranteed Delivery
      If you, or a broker, dealer or other person holding of record depositary units on your behalf and at your direction, wish to tender depositary units pursuant to the Offer and certificates representing such depositary units are not immediately available or can not be delivered along with any of the other required documents to the exchange agent prior to the expiration date, such depositary units may nevertheless be tendered, as long as all of the following conditions are satisfied:

•	you or a broker, dealer or other person holding of record depositary units on your behalf and at your direction, make such tender by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form set forth in the letter of transmittal is received by the exchange agent as provided below on or prior to the expiration date; and

•	the certificates for all tendered depositary units, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of such notice of guaranteed delivery.
      You may deliver the notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent. The notice must include a guarantee by an eligible institution in the form set forth in the notice.
      In all cases, we will exchange depositary units tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for depositary units, properly completed and duly executed letter(s) of transmittal and any other required documents.
      By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your depositary units tendered and accepted for exchange by us and with respect to any and all other depositary units and other securities issued or issuable in respect of the depositary units on or after the expiration date. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit with the exchange agent our common units and cash in an amount sufficient to pay the special cash distribution of up to $5.9 million (which may be reduced proportionately for depositary units accepted by us for the cash consideration) for depositary units accepted for exchange by us in this Offer. All such proxies shall be considered coupled with an interest in the tendered depositary units and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the depositary units for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of NGT’s depositary or trust unitholders or otherwise. We reserve the right to require that, in order for depositary units to be deemed validly tendered, immediately upon the exchange of such depositary units, we must be able to exercise full voting rights with respect to such units.
      The tender of depositary units pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the Offer.
Matters Concerning Validity and Eligibility
      We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of depositary units, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of depositary units that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Thus if you tender depositary units other than in denominations of 50 or an integral multiple thereof, we may reject such tendered depositary units for exchange. We also reserve the absolute right to waive any defect or irregularity in the tender of any depositary units. No tender of depositary units will be deemed to have been validly made until all defects and irregularities in tenders of depositary units have been cured or waived. None of the Partnership, the exchange agent, the information agent, any dealer manager nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any depositary units or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Offer (including the letter of transmittal and instructions thereto) will be final and binding.
      IF YOU HAVE ANY QUESTIONS ABOUT THE PROCEDURE FOR TENDERING DEPOSITARY UNITS, PLEASE CONTACT THE INFORMATION AGENT AT ITS ADDRESSES AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS.
Conditions of the Offer
      Notwithstanding any other provision of the Offer, we will not be required to purchase or cash or accept for exchange or exchange any depositary units, may postpone the acceptance for exchange of, or exchange of, tendered depositary units, and may, in our sole reasonable discretion, terminate or amend the Offer as to any depositary units not then exchanged:

(i) if at the expiration date, any of the following conditions has not been satisfied or, in the case of the minimum tender condition and the listing condition, waived:

•	registration statement condition — the registration statement of which this prospectus is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and the Partnership shall have received all necessary state securities law or “blue sky” authorizations;

•	minimum tender condition — there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of depositary units representing at least a majority of the total voting power of all of the outstanding trust units immediately prior to the expiration of the Offer (currently estimated to be 2,950,001 depositary units based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006);

•	antitrust condition — any waiting periods under applicable antitrust laws shall have expired or terminated;

•	contribution condition — (1) our General Partner shall have contributed up to $40.0 million to us in exchange for (i) a 1% general partner interest in the Partnership, (ii) the incentive distribution rights, (iii) 567,741 subordinated units, (iv) a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase 1,000,000 common units at an exercise price of $38.00 per common unit, and (v) up to 645,161 common units in the Partnership; and (2) the Third Point Parties shall have contributed to us up to $71.5 million to fund a portion of the cash consideration for depositary units tendered to us for the cash consideration in exchange for common units of the Partnership at a price of $31.00 per common unit;

•	impairment condition — NGT shall not have entered into or effectuated any agreement or transaction with any person or entity contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT; and

•	listing condition — the common units of the Partnership to be issued to holders of depositary units and trust units in the Offer and second-step merger, to be issued to the Third Point Parties and the General Partner in exchange for funding the cash consideration, and to be issued to the General Partner in respect of its warrant to purchase 1,000,000 common units and conversion of its 567,741 subordinated units shall have been authorized for listing on the NYSE or NYSE Arca without any requirement for the Partnership under applicable NYSE or NYSE Arca rules to obtain common unitholder approval, subject to official notice of issuance;

•	regulatory approval condition — any required governmental regulatory approvals shall have not been secured; or

(ii) if at the expiration date, any of the following conditions are not satisfied or, in the case of clause (c), waived:

(a) There shall not have been any law which, directly or indirectly:

(i) prohibits, or imposes any limitations on, our ownership or operation (or that of any of its respective subsidiaries or affiliates) of any portion of our businesses or assets or any material portion of NGT’s businesses or assets, or compels us (or our respective subsidiaries or affiliates) to dispose of or hold separate any portion of our assets or any material portion of NGT’s business or assets;

(ii) prohibits, restrains or makes or seeks to make illegal the acceptance for exchange, payment for or purchase of depositary units pursuant to the Offer or the consummation of the second-step merger or that would impose material damages in connection therewith;

(iii) imposes material limitations on our ability (or any of our affiliates) effectively to acquire or to hold or to exercise full rights of ownership of the depositary units exchanged pursuant to the Offer, including, without limitation, the right to vote the depositary units on all matters properly presented to NGT’s trust unitholders;

(iv) imposes limitations on our ability (or any of our affiliates) effectively to control in any material respect any material portion of the business, assets, liabilities, capitalization, depositary unitholders’ equity, condition (financial or otherwise), licenses or franchises or results of operations of NGT;

(v) seeks to require divestiture by us or any of our affiliates of any depositary units; or
      As used in this prospectus, “law” means any supranational, federal, state, local or foreign law, rule, regulation, judgment, code, ruling, statute, order, decree, injunction, ordinance or other legal requirement (including any arbitral decision or award);

(b) There shall not be threatened or pending any action or proceeding by any governmental authority before any court or governmental authority that has a reasonable probability of success seeking any of the results described in clauses (i) through (v) of paragraph (a) above;

(c) There shall not be threatened or pending any action or proceeding by any other person or entity other than a governmental authority before any court or governmental authority that has a reasonable probability of success seeking any of the results described in clauses (i) through (v) of paragraph (a) above; and

(d) We shall not have reached an agreement or understanding with NGT providing for termination of the Offer or postponing the exchange for the depositary units thereunder.

      The satisfaction or existence of any of the conditions to the Offer will be determined by us in our sole reasonable discretion. These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived (to the extent legally permissible) by us in whole or in part at any time and from time to time as described above in our sole reasonable discretion. The failure by us at any time to exercise any of these rights shall not be deemed a waiver of any of these rights; the waiver of any of these rights with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each of these rights shall be deemed an ongoing right as described above that may be asserted at any time and from time to time. Any determination by us concerning the events described in this section “— Conditions of the Offer” will be final and binding on all parties.
Announcement of Results of the Offer
      We will announce the final results of the Offer, including whether all of the conditions to the Offer have been fulfilled or waived and whether we will accept the tendered depositary units for exchange, no later than four NYSE trading days after expiration of the Offer. The announcement will be made by a press release in accordance with applicable NYSE and NYSE Arca requirements.
Ownership of the Partnership After the Offer
      The ownership of the Partnership assuming 2,950,001 depositary units are accepted for the cash consideration and the balance of the depositary units are exchanged, either in the Offer or the second step merger, would be as follows:

•	The General Partner would own approximately 645,161 common units or approximately 10.9% of the outstanding common, as well as 567,741 subordinated units and the 1% General Partner interest;

•	The Third Point Parties would own approximately 2,304,839 common units or approximately 39.1% of the outstanding common units; and

•	The former NGT unitholders would own approximately 2,950,000 common units or approximately 50% of the outstanding common units.
Taxation
      Please see “Material Federal Income Tax Consequences” for a discussion of the federal income tax consequences of the Offer and second-step merger.
Purpose of the Offer; No Dissenters’ Rights

Purpose and Structure of the Offer
      The purpose of the Offer is to acquire control of, and ultimately the entire equity interest in, NGT and a substantial portion of the zero coupon bonds on deposit under the depositary arrangement. The Offer, as the first step in the acquisition of NGT and a substantial portion of the zero coupon bonds (of which, a total of approximately $117.6 million face amount ($83.3 million market value prices quoted as of June 1, 2006) of such zero coupon bonds was on deposit as of December 31, 2005 as reported by NGT). The purpose of the second-step merger is for us to acquire all outstanding withdrawn trust units and remaining depositary units that may be tendered to us for exchange after the second-step merger that are not tendered and purchased pursuant to the Offer. If the Offer is successful, we intend to consummate the second-step merger as promptly as practicable.

      We intend to submit the second-step merger to NGT’s trust unitholders for approval at a meeting of the owners of NGT’s trust units convened for that purpose in accordance with the NGT trust indenture and the Delaware Statutory Trust Act. If the minimum tender condition and the impairment condition are satisfied, we will, upon consummation of the Offer, have sufficient voting power to ensure approval of the second-step merger at the depositary unitholders’ meeting without the affirmative vote of any other depositary unitholder, and we do not intend to solicit proxies from other holders to approve the second-step merger at any meeting called for such purpose.
      Upon consummation of the second-step merger in which we opt for the Partnership Merger approach, NGT would be merged with and into the Partnership, with the Partnership continuing as the surviving entity. The separate existence of NGT will cease. Alternatively, if we choose the subsidiary merger approach, NGT a newly-formed, wholly-owned subsidiary of the Partnership will be merged with and into NGT and NGT will continue as the surviving entity. NGT would continue to exist as a wholly-owned subsidiary of the Partnership and the Partnership will be named as the trustee of NGT in place of the current trustee.

No Dissenters’ Rights
      The Delaware Statutory Trust Act does not provide for dissenters’ rights with respect to Delaware statutory trusts except to the extent such rights are contractually given in the governing instruments of the statutory trust. NGT’s trust agreement does not provide any such rights to the trust unitholders. As a consequence, dissenters’ rights are not available in the Offer or in connection with the second-step merger.
Effect of the Offer on the Market for Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations

Effect of the Offer on the Market for the Depositary Units
      According to NGT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, there were 241 holders of record of NGT trust units as of February 28, 2006. The tender of depositary units pursuant to the Offer will reduce the number of holders of depositary units and the number of depositary units that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining depositary units held by the public, especially in light of the fact that depositary units may only be transferred in denominations of 50 or an integral multiple thereof. The extent of the public market for NGT depositary units and the availability of quotations reported in the over-the-counter market depends upon the number of depositary unitholders holding depositary units, the aggregate market value of the shares remaining at such time, the interest of maintaining a market in the depositary units on the part of any securities firms and other factors.

NYSE Listing
      The depositary units are traded on the New York Stock Exchange.
      Depending upon the number of depositary units purchased in the Offer and the aggregate market value of any depositary units not exchanged pursuant to the Offer, the remaining depositary units may no longer meet the standards for continued listing on the NYSE and may be delisted from the NYSE. The published guidelines of the NYSE indicate that it would consider delisting the depositary units if, among other things, the number of round lot holders of depositary units falls below 400 or the market value of publicly held depositary units falls below $50,000,000. If depositary units are delisted from the NYSE, the market for depositary units could be adversely affected as described above. If depositary units are not delisted prior to the second-step merger, then we will make application and take steps to delist the depositary units upon consummation of the second-step merger.

Registration Under Exchange Act
      Based upon NGT’s public filings with the SEC, we believe that NGT is currently registered under the Exchange Act. This registration may be terminated upon application by NGT to the SEC if depositary units are not listed on a “national securities exchange” and there are fewer than 300 record holders. Termination of registration would substantially reduce the information required to be furnished by NGT to holders of depositary units and to the SEC, and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with depositary or trust unitholders’ meetings and the requirements of Exchange Act Rule 13e-3 with respect to “going private” transactions, no longer applicable to depositary units. In addition, persons holding “restricted securities” of NGT may be deprived of the ability to dispose of these securities pursuant to Rule 144 under the Securities Act. If registration of depositary units is not terminated prior to the second-step merger, then the registration of depositary units under the Exchange Act will be terminated upon consummation of the second-step merger.

Margin Regulations
      The depositary units currently constitute a “margin security” under the regulations of the Board of Governors of the Federal Reserve System, or Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the depositary units. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Offer, depositary units might no longer constitute “margin securities” for purposes of the margin regulations of the Federal Reserve Board, in which event such depositary units could no longer be used as collateral for loans made by brokers.
Dividends and Distributions
      If on or after the date of this prospectus, NGT:

(a) splits, combines or otherwise changes its shares of depositary units or its capitalization,

(b) acquires its depositary units or otherwise causes a reduction in the number of outstanding depositary units,

(c) issues or sells any additional depositary units, or

(d) discloses that it has taken such action,
then, without prejudice to our rights under “— Extension, Termination and Amendment” and “— Conditions of the Offer,” we may, in our sole discretion, make such adjustments in the terms of the Offer and the proposed merger as we deem appropriate, including, without limitation, the number or type of securities to be purchased.
Certain Legal Matters; Regulatory Approvals

General
      We are not aware of any governmental license or regulatory permit that appears to be material to NGT’s business that might be adversely affected by our acquisition of depositary units pursuant to the Offer or, except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for our acquisition or ownership of depositary units pursuant to the Offer. Should any of these approvals or other actions be required, we currently contemplate that these approvals or other actions will be sought. There can be no assurance that any of these approvals or other actions, if needed, will be obtained (with or without substantial conditions) or that if these approvals were not obtained or these other actions were not taken adverse consequences might not result to NGT’s business or certain parts of NGT’s or the Partnership’s, or any of their respective subsidiaries’, businesses might not have to be disposed of or held separate, any of which could cause us to elect to terminate the Offer without the purchase of depositary units under the Offer. Our obligation under the Offer to accept for exchange and pay for depositary units is subject to certain conditions. See “— Conditions of the Offer.”

State Takeover Statutes
      A number of states have adopted laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. We are not aware of any such state laws that apply to trusts such as NGT.
      We believe that NGT conducts business in a number of states throughout the United States, some of which have enacted takeover laws. Except as described in this prospectus, the Partnership has not attempted to comply with any state takeover statutes in connection with the Offer or the second-step merger. Should any person seek to apply any state takeover law, we will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Offer or the second-step merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the merger, the Partnership might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, the Partnership might be unable to accept for exchange any depositary units tendered pursuant to the Offer or be delayed in continuing or consummating the Offer or the second-step merger. In this case, the Partnership may not be obligated to accept for exchange any depositary units tendered.

“Going Private” Transactions
      Rule 13e-3 under the Exchange Act is applicable to certain “going private” transactions and may under certain circumstances be applicable to the second-step merger. We do not believe that Rule 13e-3 will be applicable to the second-step merger unless the merger is consummated more than one year after the termination of the Offer. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning NGT and certain information relating to the fairness of the second-step merger and the consideration offered to minority depositary unitholders be filed with the SEC and distributed to minority depositary unitholders before the consummation of the second-step merger.
Relationships With NGT
      As of the date of the Offer, we do not beneficially own any depositary units, although Scott W. Smith, one of the members of General Partner and one of its managers and senior executive officers and one of the directors of the board of directors of our General Partner, owns a total of 2050 depositary units. With the exception of the foregoing, we have not effected any transaction in securities of NGT in the past 60 days. Except as set forth above, to our knowledge, after reasonable inquiry, none of the General Partner’s officers, nor any of their respective associates or majority-owned subsidiaries, beneficially owns or has the right to acquire any securities of NGT or has effected any transaction in securities of NGT during the past 60 days. Assuming that (i) 2,950,001 depositary units are accepted by us for the cash consideration, (ii) we exchange pursuant to the Offer or the second-step merger all of the remaining outstanding depositary units, which number is assumed to be the excess of 5,880,100 (based on NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006) and all of the withdrawn trust units of NGT (which number is assumed to be 19,900) and (iii) the General Partner owns 567,741 subordinated units, former depositary unitholders and holders of withdrawn trust units would own in the aggregate 50% of the outstanding common units of the Partnership, representing approximately 45.6% of the aggregate voting power of all our common and subordinated units then outstanding. The foregoing percentages are calculated before giving effect to (1) the issuance of 1,000,000 common units reserved for issuance upon the exercise by the General Partner of its warrant at an exercise price of $38.00 per common unit and (2) the payment of cash in lieu of fractional common units to holders of withdrawn trust units in the second-step merger.
      The General Partner will pay to the Partnership a total of up to $39.5 million for the general partner interest, incentive distribution rights, common units and subordinated units. The remaining $0.5 million will be contributed by the General Partner for the warrant.

Source and Amount of Funds
      We estimate that the total amount of cash required to complete the transactions contemplated by the offer and the second-step merger, including:

•	$91.45 million in order to fund the cash consideration payable for up to 2,950,001 depositary units tendered to, and accepted for purchase by, the Partnership at a price of $31.00 per depositary unit; and

•	the special cash distribution totaling up to $5.9 million (reduced for depositary units accepted by the Partnership for the cash consideration) to be paid pro rata to persons whose depositary units are validly tendered, not properly withdrawn and accepted by us for exchange consideration; and

•	payment of any fees, expenses and other related amounts incurred in connection with the transactions, including the fees and expenses of the trustee and depositary of NGT;
will be approximately $100.05 million.
      The Partnership expects to have sufficient funds to complete the transactions contemplated by the Offer and the second-step merger and to pay fees, expenses and other related amounts through a combination of the Partnership’s cash on hand and NGT’s expected cash balance. The Partnership expects that such funds will be provided from the following sources:

•	up to $71.5 million will be contributed to the Partnership by the Third Point Parties, subject to specified conditions, to fund a portion of the cash consideration payable for depositary units accepted for cash consideration; and

•	up to $40.0 million to be contributed to us by the General Partner, subject to specified conditions, at the consummation of the Offer, in exchange for (i) a 1% general partner interest in the Partnership, (ii) the incentive distribution rights, (iii) 567,741 subordinated units, (iv) up to 645,161 common units and (v) a warrant, exercisable at any time prior to the third anniversary of the expiration date of this Offer, to purchase a total of 1,000,000 common units at an exercise price of $38.00 per unit.
      The Partnership intends to use up to $71.5 million that would be contributed to it by the Third Point Parties after the expiration of the Offer, together with up to $20.0 million of the cash to be contributed to the Partnership by the General Partner, to fund the cash consideration to be paid at the closing of the Offer to holders of depositary units whose depositary units are accepted for the cash consideration. Each of the Third Point Parties and the General Partner have agreed that after the expiration of the Offer they will, subject to specified conditions, contribute to the Partnership the cash necessary to fund in full our acceptance of a maximum of 2,950,001 depository units validly tendered to us for the cash consideration and not withdrawn. The amounts that will be so contributed to us by the Third Point Parties and the General Partner will be in the same proportion that such person’s maximum commitment ($71.5 million in the case of the Third Point Parties and $20.0 million in the case of the General Partner) bears to $91.5 million. The contribution to the Partnership by the Third Point Parties and the General Partner will be made in exchange for a number of common units to be issued to each of them at a price of $31.00 per common unit based on their respective contribution.
Common Unit Purchase Agreement and Participation Agreement with the Third Point Parties
      The Partnership has entered into an agreement with the Third Point Parties pursuant to which, upon consummation of the Offer, the Third Point Parties will contribute up to $71.5 million as consideration for our issuance of common units to the Third Point Parties, such contribution to be equal to $31.00 for each common unit so issued. The cash so contributed by the Third Point Parties will be used by us to fund a portion of the cash consideration payable for depositary units accepted by us for the cash consideration. A form of the common unit purchase agreement is attached as an exhibit to the registration statement of which this prospectus is a part. The aggregate amount of common units issued to the Third Point Parties will be equal to the cash amount to be paid at the closing by the Third Point Parties divided by the cash consideration price at a purchase price equal to the cash consideration price. Not later than two business days following the consummation of the Offer, we will pay the Third Point Parties a put premium which will equal 7.0% of the cash paid at the closing of the Offer by the Third Point Parties. The put premium will be at least $1,750,000. Thereafter, at each anniversary of the closing date of the Offer, the Partnership will pay an administrative fee of $50,000 to the Third Point Parties if on such date the Third Point Parties own at least 500,000 common units.
      None of the common units purchased by the Third Point Parties can be sold or transferred except pursuant to an effective registration under the Securities Act or in an exempt transaction under the Securities Act. The Partnership has agreed that, as soon as practicable after the closing of the Offer, the Partnership will file a registration statement at its expense that covers the common units purchased by the Third Point Parties. Additionally, the Partnership is required to indemnify the Third Point Parties against any claims resulting from any untrue statement of a material fact, furnished by the Partnership, that is contained in the registration statement. Similarly, the Third Point Parties are required to indemnify the Partnership and its officers, directors or controlling persons against claims that arise from any untrue statement of a material fact, furnished by the Third Point Parties, that is contained in the registration statement.
      In connection with, and as a condition to, the Third Point Parties becoming limited partners in the Partnership, our General Partner has agreed pursuant to a participation agreement to be entered into upon consummation of the Offer that upon receipt of cash by our General Partner pursuant to its incentive distribution right, whether as a result of (i) a distribution by the Partnership of available cash; (ii) any other distribution of cash made by the Partnership prior to, during or after the quarter in which a liquidation occurs or (iii) any cash received upon the sale or other disposition of the incentive distribution right, our General Partner will pay to the Third Point Parties up to 15% of the cash received. A form of the participation agreement is attached as an exhibit to the registration statement of which this prospectus is a part.
      In order to prevent the enlargement or dilution of the Third Point Parties’ rights under this participation agreement, the amount of payments will be adjusted if the incentive distribution right is changed due to a split, dividend, recapitalization, combination, exchange or other change.
      The obligation of the Third Point Parties to fund the Partnership is conditioned upon, in addition to other customary closing conditions, the following events:

•	there must have been no developments in the business of the Partnership or NGT, which would be reasonably likely to have a material adverse effect, including, without limitation, that NGT must not have entered into any agreement or transaction with person contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and a pro rata share of the special cash distribution or cash consideration not to exceed $31.00 per depositary unit;

•	in connection with the issuance of the common units of the Partnership and transactions contemplated thereby, the common units of the Partnership must be authorized for listing or admitted to trading on the NYSE, NYSE Arca or Nasdaq without any requirement for the Partnership to obtain common unitholder approval; and

•	the General Partner must have contributed up to $40.0 million to the Partnership.
General Partner Subscription Agreement
      On May 1, 2006, the General Partner entered into a subscription agreement with Lehman, the Ospraie Parties, Ensource’s management and other accredited investors, pursuant to which the investors have agreed, subject to specified conditions, to purchase all of the newly-issued membership interests in our General

Partner for an aggregate purchase price of up to $40.0 million. The General Partner will use the capital contribution from the investors as follows:

•	$0.5 million to purchase warrants from the Partnership;

•	$19.5 million to purchase (i) subordinated units of the Partnership at a price not to exceed $31.00 per subordinated unit, (ii) the 1% general partner interest in the Partnership and (iii) the incentive distribution rights of the Partnership; and

•	subject to specified conditions, an aggregate amount (not to exceed $20.0 million) to purchase up to 645,161 common units of the Partnership at a price not to exceed $31.00 per common unit to fund in part the cash consideration of the Offer (to the extent not required by the Partnership to fund such cash consideration, the amount contributed by the General Partner will be reduced).
      The membership interests of the investors will be subject to registration rights as set forth in the Amended and Restated Limited Liability Company Agreement of the General Partner. In addition, Lehman and the Ospraie Parties, by virtue of them each owning at least 34% of the sharing ratio of the General Partner, will each have the right to designate two members to the board of directors of the General Partner.
      In addition to customary closing conditions, the obligation of the investors to make the capital commitments in the Partnership is subject to the following events:

•	the Third Point Parties must have purchased the number of common units in the Partnership as contemplated by the common unit purchase agreement;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and/or cash consideration not to exceed $31.00 depositary unit;

•	there must not have been a material adverse change in any of (i) the business, operations, assets, liabilities, properties, financial condition or results of operations of the General Partner, Partnership or NGT or (ii) the legality, validity or enforceability of the subscription agreement or any of the other transaction documents or the rights or remedies of the investors under such agreements;

•	the General Partner must have obtained director and officer liability insurance with a financially sound and reputable insurance company with such coverage and in such amounts satisfactory to the investors in their sole discretion; and

•	the General Partner shall be the sole general partner of the Partnership.
Fees and Expenses
      We have retained Georgeson Shareholder Communications, Inc. as information agent and Computershare Trust Company, Inc. as exchange agent in connection with the Offer. The information agent may contact holders of depositary units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward material relating to the Offer to beneficial owners of depositary units. We will pay the information agent and exchange agent reasonable and customary compensation for their services in addition to reimbursing the information agent and exchange agent for their reasonable out-of-pocket expenses. We agreed to indemnify the information agent and exchange agent against certain liabilities and expenses in connection with the Offer, including certain liabilities under the U.S. federal securities laws. Additionally, we will pay brokers a fee of $0.50 per depositary unit for depositary units that elect to accept the exchange consideration (but not for depositary units that elect to accept the cash consideration but that are deemed to have elected to accept the exchange consideration because more than 2,950,001 depositary units elect the cash consideration in the Offer).
      Computershare Trust Company, Inc. will be retained after successful completion of the second-step merger as our transfer agent. We will pay the transfer agent reasonable and customary compensation for its services in connection with the Offer and any post merger services, will reimburse transfer agent for its reasonable out-of-pocket expenses and will indemnify the transfer agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.
      Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding Offer materials to their customers.
      We estimate that costs and expenses to be incurred in connection with the Offer and second-step merger to be approximately $8.6 million (which includes the $5.9 million special cash distribution) as summarized below.

Estimated Amount

SEC Registration Fee	$34,000
NYSE Group Listing Fee	$25,000
NYSE Group Annual Fee	$15,000
Director and Officer Policy Premiums	$153,000
Legal Fees	$1,422,000
Accounting Fees	$70,000
Printing and Filing Costs	$422,000
Solicitation Expenses	$470,000
Transfer Agent Fees	$20,000
Special Cash Distribution	$5,900,000
Miscellaneous Other	$69,000
Total	$8,600,000
      Our General Partner will pay the costs and expenses incurred in connection with the Offer and second-step merger (including the special cash distribution), however, it intends to seek reimbursement from the Partnership for the expenses incurred in this Offer and the second-step merger if the Offer is successfully completed. Please see “The Offer — Source and Amount of Funds” for a description of the source of funds used to cover the costs and expenses of the Offer and second-step merger.
Accounting Treatment
      The acquisition of depositary units acquired in our Offer will be accounted for under the purchase method of accounting under GAAP, which means that NGT’s results of operations will be included with the Partnership’s from the closing date and NGT’s consolidated assets and liabilities will be recorded at their estimated fair values at the same time with the excess, if any, allocated to specific identifiable intangibles acquired or goodwill.
Stock Exchange Listing
      The Partnership’s common units have been approved for listing on the NYSE, subject to official notice of issuance. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. Initially, we expect our common units will be traded on NYSE Arca after consummation of the Offer. However, upon consummation of the second-step merger, we will request that the NYSE Group transfer our common units for listing on NYSE.

THE SECOND-STEP MERGER AND POST-MERGER EXCHANGE PROCESS
      Upon consummation of the Offer, within in 10 business days after closing the Offer, we intend to exercise our right under the NGT trust agreement to call for a vote of the holders of trust units for the purpose of approving the second-step merger. We will endeavor to enter into a merger agreement for either the Partnership Merger or Subsidiary Merger in the form included as exhibits to the registration statement of which this prospectus is a part and to have either agreement approved by the required vote of the holders of NGT’s trust units at such meeting. On behalf of the Partnership, the General Partner has already approved the second-step merger upon terms substantially in the forms referred to above. As required by the trust agreement, we will also seek the consent of the trustee for the second-step merger. If the trustee does not consent to the second-step merger, we intend to continue with the implementation of our business plan except for the second-step merger, while continuing to pursue other remedies available to us with respect to the second-step merger, which may include exercising our right (as holder of a majority of the outstanding trust units) under the NGT trust agreement to replace the trustee with another trustee.
      Eastern American has advised us that it is of the opinion that if NGT is not the surviving entity in the second-step merger the gas purchase contract between NGT and Eastern American expires. We have advised Eastern American that we disagree with their conclusion — that is, the gas purchase agreement would continue in effect after such a second-step merger. To avoid a dispute with Eastern American and eliminate any uncertainty regarding the possible termination of the gas purchase contract upon the second-step merger, we may elect to cause the second-step merger to be effected by means of the Subsidiary Merger. If we and Eastern American resolve our dispute, the second-step merger would be effected by the Partnership Merger.
      Upon consummation of the second-step merger in which we opt for the Partnership Merger approach, NGT will be merged with and into the Partnership, with the Partnership continuing as the surviving entity. The separate existence of NGT will cease.
      In the Subsidiary Merger approach, a newly-formed, wholly-owned subsidiary of the Partnership will be merged with and into NGT, with NGT continuing as the surviving entity and the gas purchase contract remaining in effect. NGT will continue to exist and be a wholly-owned subsidiary of the Partnership. In the event we consummate a Subsidiary Merger, the Partnership will become the trustee of NGT (in place of the current trustee) and we will further amend the trust agreement to delete provisions of that agreement that are obsolete, inapplicable or unnecessary because NGT would no longer have public unitholders.
Trust Unitholders’ Meeting
      Under the terms of the trust agreement, more than 50% of the outstanding trust units must approve the second-step merger in a vote of trust unitholders taken at a meeting of trust unitholders. A meeting of trust unitholders may be called by either the trustee or by trust unitholders owning not less than 10% of outstanding trust units. If the minimum tender condition is met and the Offer is consummated, the Partnership will hold at least a majority of the outstanding trust units and will be able to call the meeting.
      Under the terms of the trust agreement, all meetings of trust unitholders must be held in New York, New York. Notices of any such meeting must be given in person or by mail not more than 60, nor less than 20, days before such meeting is to be held to all of the trust unitholders of record at the close of business on a record date selected by the trustee. The record date must be not more than 60 days before the date of such mailing. A quorum at such meetings is met by trust unitholders with at least a majority of the outstanding trust units.
      With the majority of trust units that the Partnership will hold after the consummation of the Offer, the Partnership will be able to and intends to approve the second-step merger. As a result, we do not intend to solicit proxies from other owners or holders of trust units for approval of the second-step merger. No dissenters’ rights of appraisal exist for trust unitholders with respect to the second-step merger. See “The Offer — Purpose of the Offer; No Dissenters’ Rights.” Additionally, NGT’s trustee must also approve the second-step merger as required by the trust agreement. The Partnership intends to seek such consent prior to consummation of the second-step merger.

      Upon approval of the second-step merger at such unitholder meeting, and at the effective time of the merger, each outstanding trust unit, including trust units evidenced by a depositary unit then outstanding, not held by NGT or us will be converted into the right to receive 0.4 of a common unit (subject to the payment of cash in lieu of fractional common units). If after the second-step merger any depositary unitholders whose depositary units were not accepted for payment in return for cash consideration or exchange in the exchange offer deliver their depositary units to us accompanied by a completed letter of transmittal, the Partnership will give them one whole common unit for each such depositary unit with a properly completed letter of transmittal (0.4 of a common unit for the trust unit on deposit and 0.6 of a common unit for the undivided one-fiftieth of the $1,000 face amount of the zero coupon bonds on deposit). In accordance with the depositary agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
      The Partnership will not issue fractional common units (certificated or otherwise) of the Partnership otherwise issuable to holders of withdrawn trust units pursuant to the second-step merger. Instead, each holder of withdrawn trust units who would otherwise be entitled to a fractional common unit of the Partnership will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest 0.01 of a common unit) multiplied by the average of the daily volume-weighted average prices, rounded to four decimal points, of the Partnership’s common units on the NYSE and NYSE Arca, as reported by Bloomberg, for the 10 consecutive trading day period commencing on the first trading day on which common units are traded on the NYSE, regular way, after consummation of the second-step merger.
Post-Merger Exchange Process
      Upon request from the holders of any depositary units not accepted by us for exchange in the Offer and promptly after the consummation of the second-step merger, we will transmit a copy of the letter of transmittal to such depositary unitholders. A completed and duly executed letter of transmittal must accompany the tendered depositary units for such tender to be valid (unless guaranteed delivery is used). Similar to tender of depositary units in the Offer, tenders of depositary units in the second-step merger are subject to the same procedure for tendering, guaranteed delivery option, validity and enforceability determination and tax effects. Please see “The Offer” and the applicable discussions. Persons whose depositary units are exchanged for common units as part of the second-step merger will not participate in the special cash distribution.
      The withdrawn trust units are not certificated. At the effective time of the second-step merger, (1) all withdrawn trust units will be converted into common units (or the right to receive cash in lieu of fractional common units), (2) each record holder of withdrawn trust units will be admitted as a limited partner of the Partnership in respect of common units issuable to such holder, and (3) the exchange agent will promptly issue the common units or cash in lieu of fractional units to which such record holder is entitled. A letter of transmittal is not necessary for withdrawn trust units as there is no certificate.
      Whether you are a depositary unitholder or a withdrawn unitholder after the second-step merger, you may elect to receive your common units through the DTC system. If you do not elect to receive your common units through DTC’s system, then we will register the ownership of such common units through the DRS with our exchange and transfer agent. The exchange agent will record ownership of common units in the DRS and will send you a statement showing your ownership annually (much like how withdrawn trust units are recorded by the trustee). Once you receive notification of ownership of common units, you may transfer such common units by completing a transaction request form (which will be provided to you by the exchange and transfer agent) and returning it to the transfer agent. Thus, you will not automatically receive certificates representing such common units, but you may request that a certificate be issued for some or all of such common units by completing a transaction request form and including payment of $25 to the transfer agent for processing.
Plans for NGT and the Depositary
      For a description of our strategy and business plan, see “Partnership Business and Properties — Our Growth Strategy.”

Amendment of Trust Agreement Upon Consummation of the Subsidiary Merger
      In the event we choose to effect the second-step merger by the Subsidiary Merger, we intend promptly in connection with such merger to amend provisions of the trust agreement that may be obsolete, inapplicable or unnecessary because NGT will no longer have public unitholders.

Termination of Depository Arrangement upon Consummation of the Second-Step Merger
      NGT’s deposit agreement provides that the depositary, JPMorgan Chase, must terminate the deposit agreement upon the affirmative vote of at least 80% of the outstanding depositary units or upon the termination and liquidation of the trust. As a result of consummation of the Offer, the Partnership may own at least 80% of the outstanding depositary units and thus may be able to terminate the deposit agreement unilaterally without seeking the consent or approval of any other holder of depositary units. In accordance with the trust agreement, which governs the votes of depositary unitholders on any matter concerning the trust, notice of a meeting to vote on termination of the deposit agreement must be given to depositary unitholders at least 20 days before the meeting. If not already terminated, after the consummation of the second-step merger, the Partnership intends to terminate the deposit agreement in accordance with the terms and provisions of the deposit agreement and trust agreement, although the Partnership is not yet certain how long after the second-step merger it will wait before taking such action (but in no event less than 75 days after the second-step merger has been effected).
      After termination of the deposit agreement and upon our request, the depositary must deliver the books, records and other related documents to the trustee before the consummation of the second-step merger or us after such merger is consummated. Subject to applicable escheat and other laws, the Partnership will cause a bank or comparable institution to hold any common units and zero coupon bonds of those depositary unitholders who have not been identified or who the Partnership, after conducting searches pursuant to applicable escheat and other laws, has not been able to locate.

Delisting and Termination of Registration upon Consummation of the Second-Step Merger
      In addition, once the Offer and second-step merger are consummated, if NGT qualifies for termination of registration under the Exchange Act, we intend to cause NGT to file applications to withdraw the NGT depositary units from listing on the NYSE and to terminate the registration of NGT depositary units under the Exchange Act. NGT depositary units could also be delisted from the NYSE independently of the Offer or as a result of the Offer without action by us. See “The Offer — Effect of the Offer on the Market for Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations.”

No Termination of Gas Purchase Contract
      Gas production attributable to the Net Profits Interests is purchased from NGT by Eastern Marketing, a wholly owned subsidiary of Eastern American, pursuant to the gas purchase contract which effectively commenced as of January 1, 1993 and expires upon the termination of NGT. Eastern American has advised us that it is of the opinion that if NGT is not the surviving entity in the second-step merger the gas purchase contract expires. To avoid a dispute with Eastern American and eliminate any uncertainty regarding the possible termination of the gas purchase contract upon the second-step merger, we may elect to cause the second-step merger to be effected by merging a wholly-owned subsidiary of the Partnership with and into NGT with NGT continuing as the surviving entity of the merger and a wholly-owned subsidiary of the Partnership. As a result, we expect that the Gas Purchase Agreement will remain in effect under its existing terms and conditions unless an amendment is agreed upon by us and Eastern Marketing. See “NGT Properties — The Net Profits Interests — Gas Purchase Contract” for more detailed information about the gas purchase contract.

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS
      You should read the following discussion of our cash distribution policy in conjunction with specific assumptions included in this section. For more detailed information regarding the factors and assumptions upon which our cash distribution policy is based, please see “— Assumptions and Considerations” below.
      The information concerning NGT used herein is based on NGT’s Annual Report on Form 10-K for the year ended December 31, 2005, NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and other quarterly and annual reports of NGT for other periods. You are encouraged to read the following information together with such annual and quarterly reports.
      NGT is subject to the information requirements of the Exchange Act and the rules promulgated thereby. In accordance therewith, NGT files reports, proxy statements and other information with the SEC, to which reference is made for detailed information and other information regarding NGT. Such reports, proxy statements and other information can be obtained by going to the SEC’s website at www.sec.gov. The SEC does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. Although we have no reason to believe the information concerning NGT included therein is not reliable, we have not verified either its accuracy or its completeness. Neither we nor our General Partner warrants that there have not occurred events not yet publicly disclosed by NGT which would affect either the accuracy or the completeness of the information concerning NGT included therein. We have no affiliation with NGT (other than a total of 2050 depositary units that are owned by Scott W. Smith, the President of Ensource) and therefore have no greater access to information relating to NGT than any other NGT trust unitholder. We do not intend to furnish to common unitholders subsequent information with respect to NGT.
General
      Our Cash Distribution Policy. Our distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly, subject to the NPI conveyance and reserves deemed necessary by the board of directors of our General Partner for our operation. Under our partnership agreement, available cash is defined to generally mean, for each fiscal quarter, cash generated from our business in excess of the amount our general partner determines is necessary or appropriate to provide for the conduct of our business, comply with applicable law, any of our debt instruments or other agreements or provide for future distributions to our unitholders for any one or more of the upcoming four quarters. Our partnership agreement provides that, whenever our General Partner makes a determination in its capacity as our general partner, then our General Partner will be obligated to make such determination in good faith, and any such determination will not be subject to any other standard imposed by our partnership agreement, the Delaware limited partnership statute or any other law, rule or regulation or at equity. Our partnership agreement also provides that, in order for a determination by our General Partner to be made in “good faith,” our general partner must believe that the determination is in our best interests.
      Our cash distribution policy, as expressed in our partnership agreement, may not be modified or repealed without amending our partnership agreement; however, the actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of available cash we generate from our business and the amount of reserves our General Partner establishes in accordance with our partnership agreement as described above. Our partnership agreement may be amended with the approval of our General Partner and holders of a unit majority.
      Rationale for Our Cash Distribution Policy. Our cash distribution policy reflects a basic judgment that our unitholders will be better served by our distributing our available cash rather than retaining it. It is important that you understand that after completion of the Offer and second-step merger our sole cash-generating assets will consist of the legacy net profits interests previously owned by NGT, the cash proceeds from our sale of the zero coupon bonds associated with the depositary units accepted for exchange, cash from our General Partner’s capital contribution (less expenses) and net profits interests burdening oil and natural gas properties acquired by the Operating Company in the future, all of which, together, we refer to as our Operating Assets. We currently have no independent operations and do not currently intend to conduct operations separate from those enumerated above. Because it is unlikely that we will acquire assets other than net profits interests from the Operating Company, which will pay the underlying operating expenses and capital investments of the Operating Company, we believe we will have relatively low cash requirements for operating expenses and capital investments. Because we are not subject to an entity-level federal income tax, we will have more cash to distribute to you than would be the case were we subject to federal income taxes. See “Risk Factors — Tax Risks to Common Unitholders — The IRS could treat us as a corporation for federal income tax purposes, which could substantially reduce the cash available for distribution to you.”
      Restrictions On and Our Ability to Change Our Cash Distribution Policy. There is no guarantee that common unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

•	our General Partner’s board of directors has broad discretion to establish reserves for the prudent conduct of our business and the establishment of those reserves could result in a reduction of our stated distribution policy;

•	while our partnership agreement requires us to distribute our available cash, our partnership agreement, including our cash distribution policy contained therein, may be amended by a vote of at least a majority of our outstanding common units;

•	even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is at the discretion of our General Partner, taking into consideration the terms of our partnership agreement;

•	under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets; and

•	we may lack sufficient cash to pay distributions to our unitholders due to increases in general and administrative expenses, working capital requirements and anticipated cash needs.
      Our Cash Distribution Policy Limits Our Ability to Grow. Because we will distribute all of our available cash, our growth may not be as fast as businesses that reinvest their available cash to expand ongoing operations. In fact, our future growth will be dependent upon the Operating Company’s ability to acquire, manage, operate and develop newly acquired producing properties.
      The Operating Company’s Ability to Grow is Primarily Dependent on its Ability to Access External Growth Capital. The Operating Company’s business is to acquire, manage and operate oil and natural gas properties and will rely upon external financing sources, including commercial borrowings and other debt and funds from us constituting our payment for the net profits interests on acquired producing oil and natural gas properties, to fund its acquisition and growth capital expenditures. As we do not intend to fund payments for net profits interests that we purchase from the Operating Company with debt, we will be dependant upon using cash from operations or funds from future issuance of our equity securities to pay the Operating Company such purchases. However, to the extent the Operating Company is unable to finance growth externally, its ability to grow will be significantly impaired, which will in turn impair our ability to grow.
Our Initial Distribution Rate
      Upon completion of the Offer and second-step merger, the Partnership will pay a cash distribution of $0.50 per common unit for the quarter in which the merger occurs, unless NGT has already paid a cash distribution with respect to that quarter, in which case, the cash distribution that the Partnership would have otherwise paid will be reduced by the amount of NGT’s distribution. After that quarter the board of directors of our General Partner will adopt a policy, subject to the discretion of such board of directors, pursuant to which we will declare an initial distribution of available cash from operating surplus of $0.50 per common and subordinated unit per complete quarter, or $2.00 per common unit per year, to be paid no later than 75 days after the end of each fiscal quarter. Distributions at this rate would, if made, equate to an aggregate cash distribution of approximately $3.3 million per quarter, or approximately $13.1 million per year, based on the common and subordinated units outstanding immediately after completion of the Offer and second-step merger and paying the 1% General Partner interest, including a total of up to 12,000 common units to be issued to our independent directors upon consummation of the Offer.
      The table below sets forth the assumed number of outstanding common units immediately following the closing of the Offer and second-step merger, assuming a total of up to 12,000 common units are issued to our independent directors upon consummation of the Offer, and the estimated per unit and aggregate distribution amounts payable in respect of such common units for the year following the closing of the Offer and second-step merger at the referenced distribution rate.

		Distributions
	Number of
	Outstanding and		Aggregate
	Subordinated	Assumed Annual Rate	Amount of
	Common Units	Per Unit	Available Cash

	(In thousands, except per unit information)
Estimated distributions on common units(a)	5,900.1	$2.00	$11,800.2
Estimated amount for subordinated units(b)	563.7	$2.00	$1,127.4
Estimated distributions on 1% general partner interest	—	N/A	$129.2
Total for common and subordinated units and general partner interests	6,463.8	—	$13,056.9

(a)	Assumes 5,880,100 common units are exchanged for the 5,880,100 currently outstanding depositary units in this Offer or the second-step merger, that the 19,900 withdrawn units that are currently outstanding are exchanged in the second-step merger at a rate 0.4-to-1.0 for a total of 7,960 common units, and that a total of 12,000 common units are issued to our independent directors upon consummation of the Offer.

(b)	Includes 563,741 subordinated units to be issued to the General Partner, which number is subject to adjustment as described elsewhere in this prospectus.
      In the sections that follow, we present in detail the basis for our belief that we will be able to fully fund our expected initial distribution rate. In those sections, we present two tables, including:

•	“Unaudited Estimated Available Cash,” in which we present the amount of available cash we would have had in fiscal 2005 and twelve months ended March 31, 2006, giving an estimated effect to the Offer and completion of the second step merger; and

•	“Estimated Cash Available to Pay Distributions Based Upon Estimated Available Cash for the Twelve Months Ending June 30, 2007,” in which we present the operating assumptions for the twelve months ending June 30, 2007 which we believe will enable us to fully fund distributions at our expected initial distribution rate.
      The information set forth below has been prepared by, and is the responsibility of, our management. None of Hein & Associates LLP or the independent auditors of NGT has examined, compiled or otherwise applied procedures to such information presented herein and, accordingly do not express an opinion or any other form of assurance with respect thereto. The reports of such independent registered public accountants do not extend to the tables and related information set forth below and should not be read to do so. In addition, the information below was not prepared:

•	with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information;

•	in accordance with accounting principles generally accepted in the United States of America; or

•	in accordance with procedures applied under the auditing standards of the Public Company Accounting Oversight Board (United States).

      Our management believes that the information and estimates set forth below and the assumptions and considerations upon which they are based are reasonable and constitute a reasonable presentation of the basis for the Partnership’s belief that its cash distribution policy described in this prospectus is reasonable. While we are furnishing the information below in support of our belief regarding our cash distribution policy, there will likely be differences between our actual results and those we estimate for the future. As none of the procedures described in the three bullet points immediately above has been performed with respect to the estimates, assumptions and considerations set forth herein, the Partnership cannot assure you that changes to the presentations below would not have been made if those procedures had been performed. Management believes, however, that any changes that might have so resulted would not be material and would not result in any change in our cash distribution policy or our expectations about our business plan or future results of operations. While the procedures described in the three bullet points above are reasonable, the Partnership is and, even if such procedures were performed, would continue to be responsible for our cash distribution policy and the estimates, assumptions and considerations upon which it is based. As a result, the Partnership concluded that the incremental costs and delay that it would incur in connection with the procedures described above would not be reasonable and would not result in any material change in our cash distribution policy or our belief that it and the estimates, assumptions and considerations upon which it is based are reasonable.
      Our minimum base level estimate of $13.1 million in Estimated Available Cash for the Twelve Months Ending June 30, 2007 is intended to be an indicator or benchmark of the amount management considers to be the lowest amount needed to generate sufficient available cash to make cash distributions to our common unitholders at our initial distribution rate of $0.50 per common unit per quarter (or $2.00 per common unit on an annualized basis) for the twelve months ending June 30, 2007. The baseline estimates of Estimated Available Cash for the twelve months ending June 30, 2007 should not be viewed as management’s projection of our operating earnings. Our management believes that our actual financial performance during the twelve months ending June 30, 2007 will exceed the minimum base level amount.
      If we had completed the transactions contemplated in this prospectus on December 31, 2004, estimated available cash from operating activities generated during fiscal 2005 and the twelve months ended March 31, 2006 would have been approximately $17.4 million and $19.5 million, respectively. These amounts assume approximately $15.1 million and $16.6 million of proceeds paid to us, net of expenses and cash reserves, in respect of the legacy net profits interests during 2005 and the twelve months ended March 31, 2006, respectively, which amounts are the actual amounts received by NGT during these periods after expenses of NGT. It also assumes we earned a total of approximately $2.6 million and $3.1 million of estimated interest income during calendar year 2005 and the twelve months ended March 31, 2006, respectively, which assumes (i) the sale by us on December 31, 2004, of approximately $117.6 million face amount of the zero coupon bonds for net proceeds of approximately $82.5 million (based upon a fair market sales price of approximately $701.40 per $1,000 face amount, using available market quotes as of December 31, 2004), and (ii) the capital contribution by our General Partner to us of $19.5 million, reduced by the payment of the estimated costs and expenses of the Offer and second-step merger of approximately $8.6 million, with such proceeds in (i) and (ii) above reinvested in cash paying U.S. government securities at an interest rate of 2.75% per annum for calendar year 2005 and 3.35% for the twelve months ended March 31, 2006 (based on the yield on the one-year U.S. Treasury note as reported by the Federal Reserve on January 3, 3005 and April 3, 2006, respectively). We have included interest income described under clause (ii) above in this presentation because our business plan is to invest our cash balances in U.S. Treasury bonds pending the use of same to purchase additional net profits interests, and the Partnership believes such presentation provides investors with a reasonable basis on which to determine what the Partnership’s results would have been if the Partnership completed the Offer and second-step merger as of January 1, 2005 or April 1, 2005, respectively, and invested such balances during the next 12-month period. The estimated income reflects approximately $0.3 million and $0.2 million of assumed incremental costs during 2005 and the twelve months ended March 31, 2006, respectively, above NGT’s actual costs as a result of being a public company.
      These amounts of estimated available cash from operating surplus would have exceeded by approximately $4,348,300 for calendar year 2005 and $6,476,000 for the twelve months ended March 31, 2006, the amount of available cash that would have been required to pay the full initial distribution amount on all our common and subordinated units and 1% general partner interest during 2005 and the twelve months ended March 31, 2006, respectively. We have assumed that during 2005 and the twelve months ended March 31, 2006 we would not have purchased net profits interests from the Operating Company, and thus would not receive any net profits distributions other than those from the legacy net profits interests acquired from NGT.
      The following table illustrates that our estimated available cash for 2005 and the twelve months ended March 31, 2006 would have been sufficient to pay at least the full $0.50 initial quarterly distribution rate ($2.00 per year) on all common units and subordinated units to be outstanding following the completion of the Offer and second-step merger.
Unaudited Estimated Available Cash

	For the Year Ended December 31, 2005			For the Twelve Months Ended March 31, 2006

			Partnership			Partnership
	NGT		Estimated	NGT		Estimated
	Historical	Adjustments	Combined	Historical	Adjustments	Combined

	(In thousands)			(In thousands)
Revenues:
Net proceeds from the legacy net profits interests	$18,719.5	$—	$18,719.5	$20,434.2		$20,434.2
Less Operating expenses:
Operating cost charges	$534.3	$—	$534.3	$541.0	$—	$541.0
General and administrative expenses	1,791.9	300.4	$2,092.3	1,935.6	159.5	$2,095.1
Production and property taxes	1,256.3	—	1,256.3	1,393.6	—	1,393.6
Total expenses	$3,582.5	$300.4	$3,882.9	$3,870.2	$159.5	$4,029.7
Consolidated Adjusted EBITDA	$15.137.0	$(300.4)	$(14,836.6)	$16,564.0	$(159.5)	$16,404.5
Cash interest income	$0.5	$2,568.1	$2,568.6	$—	$3,128.4	3,128.4
Estimated available cash at Partnership	$15,137.5	$2,267.7	$17,405.2	$16,564.0	$2,968.9	$19,532.9
Aggregate available cash required for $0.50 per quarter distribution			$13,056.9			$13,056.9
Excess (Shortfall) amount of cash available for distribution			$4,348.3			$6,476.0
Expected Cash Distributions per Unit
(Annualized Distribution Rate per Unit ($0.50 per quarter))			$2.00			$2.00
Excess (Shortfall) Amount Available per Unit			$0.67			$1.00
Total Annualized Distribution Paid to Common and Subordinated Unitholders			$2.67			$3.00
      During 2005, NGT reportedly incurred a total of approximately $1.8 million in general and administrative expenses, which amounts included, among other things, the fees and expenses payable to the trustee of NGT, fees and expenses to NGT’s independent auditors, the fees and expenses payable to the trustee and its financial advisor for this Offer, costs incurred to prepare and file annual, quarterly and current reports with the SEC and preparation of tax information. If the transactions contemplated by this prospectus had been completed on December 31, 2004, we estimate that our general and administrative costs would have totaled approximately $2.1 million during 2005, consisting of the following:

•	$600,000 in salaries and expenses payable to employees of the General Partner;

•	$317,300 in administrative costs payable to Eastern American Energy Corporation;

•	$175,000 payable to our independent auditor in connection with the audit of our annual financial statements and the review of our interim financial statements;

•	$500,000 in costs incurred as a public entity, for registrar and transfer agent fees and for preparation of tax return and Schedule K-1 preparation and distribution to our investors and directors and officers and other insurance;

•	a total of $225,000 payable in director fees to our independent directors, assuming all independent directors join upon consummation of the Offer;

•	a total of $100,000 in office expenses;

•	$50,000 annual fee payable to the Third Point Parties; and

•	$125,000 in other miscellaneous costs.
Based upon the foregoing estimates, we have assumed that during 2005 our general and administrative expenses would have exceeded those of NGT during that period by a total of approximately $0.30 million.

•	During the twelve months ended March 31, 2006, NGT reportedly incurred a total of approximately $1.9 million in general and administrative expenses, which amounts included, among other things, the fees and expenses payable to the trustee and its financial advisor for this Offer, costs associated with this Offer, costs associated with the implementation of the Sarbanes-Oxley Act of 2002, fees payable to the independent auditors of NGT and other costs of being a public reporting company. We estimate that our general and administrative costs would have totaled approximately $2.1 million during the twelve months ended March 31, 2006, and would have consisted of the same amounts estimated in the bullet points above except that the estimated administrative costs payable to Eastern American Energy Corporation would have increased to $320,100.
Based on the foregoing estimates, we have assumed that during the twelve months ended March 31, 2006 our general and administrative expenses would have exceeded those of NGT during that period by a total of approximately $0.16 million.
As a result of the factors described in “Estimated Available Cash for the Twelve Months Ending June 30, 2007,” “Estimated Cash Available to Pay Distributions Based Upon Estimated Available Cash for the Twelve Months Ending June 30, 2007,” and “Assumptions and Considerations” below, we believe we will be able to pay an initial quarterly distribution of $0.50 per common unit for each quarter in the twelve months ending June 30, 2007 following consummation of the Offer and second-step merger.

Estimated Available Cash for the Twelve Months Ending June 30, 2007
      If we consummated the Offer and second-step merger on June 30, 2006, in order to fund distributions to our common and subordinated unitholders at our initial rate of $0.50 per common unit per whole quarter, our Estimated Available Cash for the Twelve Months Ending June 30, 2007 (that is, for the year following the Offer and second-step merger) must be at least $13.1 million (which includes amounts in respect of up to 12,000 common units to be issued to our independent directors upon consummation of the Offer and distributions in respect of the 1.0% general partner interest). As used herein, Estimated Available Cash for the twelve months ending June 30, 2007 is equal to the sum of our Estimated Consolidated Adjusted EBITDA for the twelve months ending June 30, 2007 plus estimated cash interest income on our estimated cash balance, and less the excess of such sum over the minimum amount of available cash for such twelve month period required to pay cash distributions of $0.50 per common unit and subordinated unit for the twelve months ending June 30, 2007. Estimated Consolidated Adjusted EBITDA for the twelve months ending June 30, 2007 is equal to the excess of our estimated revenues for such twelve month period over our estimated operating expenses before depletion and amortization expense for such twelve month period. Estimated Available Cash for the Twelve Months Ending June 30, 2007 should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with accounting principles generally accepted in the United States, as those items are used to measure operating performance, liquidity or ability to service debt obligations.

      In the table below entitled “Estimated Available Cash for the Twelve Months Ending June 30, 2007 to Pay Distributions Based Upon Estimated Available Cash for the Twelve Months Ending June 30, 2007” we estimate that our Estimated Available Cash for the twelve months ending June 30, 2007 will be at least $13.1 million for the twelve months ending June 30, 2007. We refer to this amount as our “Estimated Available Cash for the Twelve Months Ending June 30, 2007.”
      You should read “— Assumptions and Considerations” below for a discussion of the material assumptions underlying our belief that we will be able to generate our Estimated Available Cash for the Twelve Months Ending June 30, 2007. Our belief is based on certain assumptions and reflects our judgment of conditions we expect to exist and the course of action we expect to take. The assumptions disclosed herein are those that we believe are significant to our ability to generate the Estimated Available Cash for the Twelve Months Ending June 30, 2007. If our estimate is not achieved, we may not be able to pay the $0.50 per quarter initial distribution rate, or any amount, on the common units during the Twelve Months Ending June 30, 2007. Consequently, our statement that we believe that we will have sufficient available cash from operating surplus to pay distributions at the initial distribution rate of $0.50 for each quarter during the Twelve Months Ending June 30, 2007 should not be regarded as a representation by us that we will declare and make distributions at that rate for such twelve month period. Our Estimated Available Cash for the Twelve Months Ending June 30, 2007 has been prepared by our management. Our independent auditors have not examined, compiled or otherwise applied procedures to our Estimated Available Cash for the Twelve Months Ending June 30, 2007 presented herein and, accordingly, do not express an opinion or any other form of assurance on it.
      When considering our Estimated Available Cash for the Twelve Months Ending June 30, 2007, you should keep in mind the risk factors and other cautionary statements under the heading “Risk Factors” beginning on page 61 of this prospectus, and elsewhere in this prospectus. Any of these factors or the other risks discussed in this prospectus could cause our financial condition and consolidated results of operations to vary significantly from those set forth in “Estimated Cash Available to Pay Distributions for the Twelve Months Ending June 30, 2007 Based Upon Estimated Available Cash for the Twelve Months Ending June 30, 2007” below.
Ensource Energy Income Fund LP
Estimated Cash Available for the Twelve Months Ending June 30, 2007 to Pay Distributions
Based Upon Estimated Available Cash for the Twelve Months Ending June 30, 2007

Twelve Months Ending
June 30, 2007

(Dollars in thousands,
except per unit data)
Estimated Available Cash for the Twelve Months Ending June 30, 2007(a)	$13,057
Expected Cash Distributions by the Partnership
Expected distribution per common unit per year	$2.00
Total available cash required to distribute $2.00 per year to our common and subordinated unitholders and 1% General Partner interest in respect of the twelve months ending June 30, 2007(b)	$13,057

(a)	Our Estimated Available Cash for the Twelve Months Ending June 30, 2007 is the minimum amount of available cash of the Partnership that would be necessary to pay distributions at the initial minimum quarterly distribution rate of $0.50 per common unit and subordinated unit for such twelve month period. Our Estimated Available Cash for the Twelve Months Ending June 30, 2007 is equal to the sum of our Estimated Consolidated Adjusted EBITDA for 2006 plus Estimated Cash Interest Income earned on our estimated cash balance, less the excess of such sum over the minimum amount of available cash required to pay cash distributions at the expected rate. Set forth below is our computation of the Estimated Available Cash for the Twelve Months Ending June 30, 2007:

(In thousands)
Estimated Consolidated Adjusted EBITDA for the twelve months ending June 30, 2007(i)(iii)(iv)	$12,915
Plus Estimated Cash Interest Income(ii)	4,640
Less Excess Amount of Available Cash(v)	$4,599
Estimated Available Cash for Twelve Months Ended June 30, 2007	$13,057

(i)	We believe that our Estimated Consolidated Adjusted EBITDA for the Twelve Months Ending June 30, 2007 will be approximately $12.9 million, net of our estimated operating and administrative expenses of $2.939 million. Please see “Assumptions and Considerations” below for more detailed information regarding these assumptions.

(ii)	Gives effect to approximately $4.7 million of estimated interest income that would be earned from investing our cash balance at 5.05%. Please see “— Assumptions and Considerations” below for more detailed information regarding these assumptions. A 25 basis point increase (decrease) in the assumed interest rate on our cash balance would increase (decrease) our estimated cash interest income by $235,000 for the Twelve Months Ending June 30, 2007.

(iii)	Based upon our assumption that during the Twelve Months Ending June 30, 2007 our assets will be comprised of the legacy net profits interests we acquire from NGT and cash that we will invest in government securities pending application, we do not expect to incur any maintenance capital expenditures during the Twelve Months Ending June 30, 2007. For purposes of this analysis, we have assumed that we will not purchase any net profits interests from the Operating Company during such twelve month period. Based upon the historical production received by NGT from inception through March 31, 2006, the reserve report included in NGT’s Annual Report on Form 10-K for the year ended December 31, 2005, we have assumed that:

•	total production during the Twelve Months Ending June 30, 2007 attributable to the legacy net profits interests is 1,814 MMcf to our net profits interest; and

•	based on actual settlement prices and the future closing prices of the NYMEX natural gas contracts on the closing as of June 1, 2006, the average Henry Hub price per MMBtu, using the Henry Hub Average Spot Price as defined under the gas purchase contract, throughout the twelve months ending June 30, 2007 is $8.30 per MMBtu, resulting in a price per Mcfe under the gas purchase contract, that is then adjusted for a $0.30/ MMBtu premium and multiplied by 110% to effect a fixed adjustment for BTU content, for a purchase price for estimated production during such twelve-month period in respect of the net profits interest of $9.46 per MMBtu. Please refer to the discussion under the caption “— Assumptions and Considerations” below. As of June , 2006, the most recent date prior to the date of this prospectus for which information is available, the Henry Hub Average Spot Price based on the actual settlement prices and future closing prices of the NYMEX natural gas contracts as refined under the gas purchase contract is $ per MMBtu, which would result in a price paid per Mcfe under the gas purchase contract.

(iv)	The Partnership’s growth strategy is to acquire net profits interests on oil and natural gas properties to be acquired by the Operating Company. The Operating Company intends to finance such acquisitions through debt financing. We intend to use cash on hand and the proceeds from sales of additional equity securities to finance our future acquisitions of net profits interests. The timing and size of any such acquisition(s) is uncertain, and we are not party to any agreement or understanding regarding any such acquisitions. For purposes of this analysis, we have assumed that we will not purchase any net profits interests from the Operating Company during the twelve months ending June 30, 2007. For a description of the criteria that we will use in evaluating future acquisitions, see “Partnership Business and Properties — Our Growth Strategy — Acquisition Criteria” on page 142 of this prospectus.

(v)	Represents the excess of (A) the sum of (I) our Estimated Consolidated Adjusted EBITDA for the twelve months ending June 30, 2007 and (II) Estimated Cash Interest for the twelve months ending June 30, 2007 over (B) the minimum amount of Estimated Available Cash for the twelve months ending June 30, 2007 required to pay cash distributions for such twelve month period at the expected distribution rate of $0.50 per unit per quarter, or an annual rate of $2.00 per unit.

(b)	Represents the amount required to fund distributions to our common and subordinated unitholders and the 1% general partner interest based upon the declared annualized distribution of $0.50 per unit and assuming the issuance of up to 12,000 common units to be issued to our independent directors upon consummation of the Offer and excludes incentive distributions to the General Partner.
      The following table illustrates, for the twelve months ending June 30, 2007, the amount of Estimated Available Cash for the twelve months ending June 30, 2007 that would have been available for distributions to our common and subordinated unitholders and the 1% general partner interest, assuming that the Offer and second-step merger had been consummated at the beginning of such period. The adjustments presented below are explained in the footnotes to such adjustments. The assumptions and considerations that we made in preparing the following table are set forth below under the caption “— Assumptions and Considerations.”
      None of the financial information used in the presentation of the following table has been audited or otherwise reviewed or examined by an independent auditor. In addition, our independent auditors have not examined, compiled or otherwise applied procedures to the information set forth below, and accordingly, do not express an opinion or any other assurance on the financial information set forth below.
Ensource Energy Income Fund LP
Unaudited Estimated Available Cash for the Twelve Months Ending June 30, 2007

Twelve Months Ending
June 30, 2007

(In thousands, except
per unit amounts)
Estimated Revenues:
Estimated net proceeds from the legacy net profits interests	$17,155
Less Estimated Operating expenses:
Estimated operating cost charges(a)	$561
Estimated general and administrative expenses(b)	2,428
Estimated production and property taxes	1,251
Total expenses	$4,240
Estimated Consolidated Adjusted EBITDA for 2006	$12,915
Plus Estimated Cash Interest Income(c)	$4,741
Less Excess Amount of Estimated Available Cash	$4,599
Minimum Estimated Available Cash for 2006	$13,057
Expected Cash Distributions
Aggregate available cash required for $0.50 per quarter distribution(d)	$13,057
(Annualized Distribution Rate per Unit ($0.50 per quarter))	$2.00

(a)	Calculated based upon the conveyance agreements between NGT and Eastern American pursuant to which Eastern American is paid a fee for its operating expenses.

(b)	Reflects an adjustment to our Consolidated Adjusted EBITDA for approximately $2.4 million in ongoing expenses associated with being a public company, including, among other things, estimated accounting and audit fees, director and officer liability insurance, fees payable to independent directors of our General Partner, salaries for additional employees or consultants and other miscellaneous fees.

(c)	Reflects approximately $4.7 million of estimated interest income from investing our cash balance at an assumed rate of 4.82% per annum. A 25 basis point increase (decrease) in the assumed interest rate would increase (decrease) our estimated cash interest income by $236,000 for the twelve months ending June 30, 2007.

(d)	The table below sets forth the assumed number of outstanding common and subordinated units upon the closing of the Offer and second-step merger and the estimated per common unit and aggregate distribution amounts payable on such common and subordinated units during the year following the closing of the Offer and second-step merger at our declared distribution rate, including amounts required to be distributed in respect of the 1% General Partner interest and excludes incentive distributions to the General Partner.

			Aggregate
	Number of	Assumed Quarterly	Annualized
	Common Units	Rates Per Unit	Amount

	(In thousands, except per unit data)
Estimated distributions on publicly held common units(1)	5,900.1	$0.50	$11,800.2
Total for subordinated units(2)	563.7	$0.50	$1,127.4
Corresponding amount for 1% General Partner interest	—	NM	$129.3
Total for common and subordinated units and General Partner interest	6,463.8	—	$13,056.9

(1)	Assumes 5,880,100 common units are exchanged for the 5,880,100 currently outstanding depositary units in this Offer or the second-step merger, that the 19,900 withdrawn units that are currently outstanding are exchanged in the second-step merger at a rate 0.4-to-1.0 for a total of 7,960 common units, and that a total of 12,000 common units are issued to our independent directors upon consummation of the Offer.

(2)	The 563,741 subordinated units used in this table and elsewhere in this prospectus is based on an assumed price of $31.00 per subordinated unit.
      For the specific assumptions we are making in projecting that we will have sufficient available cash in the four quarters after the Offer and second-step merger, see “— Assumptions and Considerations.”
Assumptions and Considerations
      Although we are a new partnership with no operating history and no historical financial information, we believe that we will generate sufficient cash flow to enable us to pay the initial distribution on all common units through March 31, 2007. Our belief is based on a number of specific assumptions which we believe to be reasonable.

•	The production for the twelve months ending June 30, 2007 from the legacy net profits interests we acquire from NGT will be 1,767 MMcf, which is the volume that we estimate for production attributable to the legacy net profits interests based upon NGT’s 2005 report of oil and gas reserves attributable to NGT as of December 31, 2005, as prepared by Ryder Scott Company and the decline curve based on our evaluation of historical production received by NGT from inception through March 31, 2006;

•	The production rate used for the twelve month ending June 30, 2007 in the immediately preceding bullet point assumes a 5% annual decline in the production rate attributable to the legacy net profits interests for the twelve months ending June 30, 2007 from the 2005 production volumes disclosed by NGT in its annual report on Form 10-K for calendar year 2005 and from the 2006 production disclosed by NGT in its quarterly report on Form 10-Q for the quarter ended March 31, 2006. The actual production decline rate from the year ended December 31, 2004 as compared to the year ended December 31, 2005 was 5.4%, based on production volumes reported by NGT. The actual production decline rate for the twelve months ended March 31, 2005 as compared to the twelve months ended March 31, 2006 was 5.6%, based on production volumes reported by NGT. If we had assumed a 7% production decline rate for the twelve months ended June 30, 2007, our estimated production for such twelve month period would be 1,767 MMcf, resulting in a reduction in our estimated net proceeds from the legacy net profits for the twelve months ended June 3, 2007 of approximately $415,000. If we had assumed a 3% production decline rate for such twelve month period, our estimated production for the twelve months ended June 3, 2007 would be 1,862 MMcf, resulting in an increase in our estimated net proceeds from the legacy net profits for the twelve months ended June 3, 2007 interests of approximately $419,000;

•	The average net realized price for such estimated production for the twelve months ended June 30, 2007 attributable to the legacy net profits interests is $9.46 per MMcf, which equals the average of the closing prices for NYMEX natural gas contracts for the actual settlement prices and the future closing prices for NYMEX natural gas as of June 1, 2006, the average Henry Hub price per MMBtu, using the Henry Hub Average Spot Price as defined under the gas purchase contract, throughout the twelve months ending June 30, 2007 of $8.30 per MMBtu, resulting in a price per MMBtu under the gas purchase contract, then adjusted for a $0.30/ MMBtu premium then multiplied by 110% to effect a fixed adjustment for BTU content, for production in respect of the net profits interest of $9.46 per MMcf. As of June , 2006, the most recent date prior to the date of this prospectus for which information is available, the Henry Hub Average Spot Price based on the actual settlement prices and the future closing prices for NYMEX natural gas is $ per MMBtu, which would result in a price paid per Mcfe under the gas purchase contract. A $0.10 increase (decrease) in the average net realized price for such estimated production for the twelve months ended June 30, 2007 would increase (decrease) our estimated net proceeds from our legacy net profits interests by approximately $168,000;

•	We will receive approximately $83.3 million from the sale of the $117.6 million face amount of stripped coupon U.S. treasury bonds in respect of the issued and outstanding depositary units, which price is based upon the closing quotation as of June 1, 2006 of $705.60 per $1,000 face amount of zero coupon bonds; we have assumed that we will invest such funds in U.S. government securities at an assumed interest rate of 5.05% per annum, which will generate interest income of approximately $4.19 million for the twelve months ending June 30, 2007. The assumed rate of 5.05% is the rate of one year U.S. Treasury notes on June 1, 2006 as reported by the Federal Reserve. On June , 2006, the most recent date prior to the date of this prospectus for which information is available, the closing quotation of the U.S. treasury bonds was $ per $1,000 face amount of stripped coupon bonds;

•	We will invest the excess of the $19.5 million to be contributed by our General Partner over the special cash distributions and expenses of the offering (estimated to total approximately $8.6 million) in U.S. government securities at an assumed interest rate of 5.05% per annum which will generate interest income of approximately $0.55 million for the twelve months ending June 30, 2007. The total interest income for the twelve months ending June 30, 2007 in respect of this bullet point and the immediately preceding bullet point is assumed to be $4.74 million;

•	An issuance of up to 12,000 common units to our independent directors upon consummation of the Offer;

•	That we do not complete any acquisitions of net profits interests from the Operating Company during the twelve months ending June 30, 2007, as a result of which we neither incur such acquisition expenditures nor receive any net profits distributions from property interests other than the legacy net profits interests;

•	We do not incur in excess of $305,000 in total costs (including consultant and professional fees) during the twelve months ending June 30, 2007 to evaluate acquisitions of additional net profits interests from the Operating Company;

•	Our incremental general and administrative expenses will not exceed $2.428 million for the twelve months ending June 30, 2007 comprised of:

•	$750,000 in salaries and expenses payable to employees and consultants of the General Partner;

•	$328,400 in administrative costs payable to Eastern American Energy Corporation;

•	$175,000 payable to our independent auditor;

•	$500,000 in costs incurred as a public entity, including registrar and transfer agent fees and implementation of the Sarbanes-Oxley Act of 2002, and for preparation and distribution of tax return and Schedule K-1 information to our investors;

•	$225,000 in fees payable to our independent directors, assuming all independent directors join upon consummation of the Offer;

•	$100,000 in office expenses;

•	$50,000 annual fee payable to the Third Point Parties; and

•	$300,000 in legal and other transaction expenses;

•	There will not be any new federal, state or local regulation of the oil and natural gas industry, or an interpretation of existing regulation, that will be materially adverse to our or the Operating Company’s business;

•	There will not be any major adverse change in the oil and natural gas industry or in general economic conditions; and

•	Market, regulatory, insurance and overall economic conditions will not change substantially.
      While we believe that these assumptions are reasonable in light of our current beliefs concerning future events, the assumptions underlying our Estimated Available Cash for the Twelve Months Ending June 30, 2007 are inherently uncertain and are subject to significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate. If our assumptions are not realized, the actual available cash that we generate could be substantially less than that currently expected and could, therefore, be insufficient to permit us to make our declared distribution on the common units, in which event the market price of the common units may decline materially. In addition, if the subordination period ends in any period prior to June 30, 2007, and our available cash from operating surplus declines during such twelve month period ending June 30, 2007, it will be likely that distributions on our common units could be less than the minimum quarterly distribution for that period. Consequently, the statement that we believe that we will have sufficient available cash to pay the initial distribution on the common units for each quarter through June 30, 2007 should not be regarded as a representation by us or any other person that we will make such a distribution. When reading this section, you should keep in mind the risk factors and other cautionary statements under the heading “Risk Factors” in this prospectus. Please also read “Description of the Subordinated Common Units — Subordination Period.”
PARTNERSHIP AGREEMENT PROVISIONS
RELATING TO CASH DISTRIBUTIONS
      Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.
      General. Our partnership agreement requires that, within 75 days after the end of each quarter, we distribute all of our available cash to our unitholders of record on the applicable record date. If we close this Offer before NGT pays a distribution for the quarter ending June 30, 2006, we will pay a distribution for the quarter of NGT’s operations ending June 30, 2006, which distribution will be paid on or about September 15, 2006 to our unitholders of record as of September 1, 2006.
Quarterly Distributions Of Available Cash

General
      Our Partnership agreement requires that within 75 days after the end of each quarter, beginning with the quarter ending September 30, 2006 (if we close this Offer before NGT pays a distribution for the quarter ending September 30, 2006), we will distribute all of our available cash to common and subordinated unitholders (who we refer to collectively as unitholders) of record on the applicable record date. We will pay cash distributions on each March 16 (or March 15 in leap years), June 15, September 15, and December 15 (or if such day is a banking holiday, on the business day next succeeding such date) to holders of record as the preceding March 1, June 1, September 1, and December 1.

Definition of Available Cash
      Available cash, which is defined in the partnership agreement and in the glossary, generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves necessary or appropriate, as determined in good faith by our General Partner to:

•	provide for the proper conduct of our business (including, but not limited to, working capital reserves, administrative expenses incurred by our General Partner on our behalf, and any amount of general and administrative expenses incurred by us);

•	comply with applicable law or other agreements; or

•	provide funds for distributions to our common unitholders and our General Partner for any one or more of the next four quarters.

Intent to Distribute the Minimum Quarterly Distribution
      Upon completion of the Offer and second-step merger, the Partnership will pay a cash distribution of $0.50 per common unit for the quarter in which the merger occurs, unless NGT has already paid a cash distribution with respect to that quarter, in which case, the cash distribution that the Partnership would have otherwise paid will be reduced by the amount of NGT’s distribution. After that quarter the board of directors of our General Partner will adopt a policy, subject to the discretion of such board of directors, pursuant to which we will declare an initial distribution of available cash from operating surplus of $0.50 per common and subordinated unit per complete quarter, or $2.00 per common unit per year, to be paid no later than 75 days after the end of each fiscal quarter. There is no guarantee, however, that we will pay the minimum quarterly distribution on the common and subordinated units in any quarter. If an event of default occurs under the credit facility to be maintained by the Operating Company, such an event of default will likely restrict the Operating Company from making payments to us under the net profits interests we hold on properties owned by the Operating Company, which would reduce the amount of cash available for distribution to our common and subordinated unitholders.
Operating Surplus and Capital Surplus

General
      All cash distributed to common and subordinated unitholders will be characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus.

Definition of Operating Surplus
      We define operating surplus in the Partnership agreement and in the glossary and it generally means:

•	$10.0 million plus our net cash balance on the date that the Offer is consummated (excluding the excess of (i) the funds to be contributed by our General Partner upon the closing of the Offer (such contribution is to be up to $19.50 million, after deducting the $500,000 purchase price of the warrant) over the sum of (ii) the cash consideration from depositary units accepted by the Partnership funded by the issuance to the General Partner of common units for a cash consideration of $31.00 per common unit from the General Partner and (iii) $8.6 million, consisting of the sum of (1) the special cash distribution, which will total $5.9 million (reduced for depositary units accepted by the Partnership for the cash consideration) and (2) the expected expenses of the offering and second-step merger); plus

•	cash of NGT to which we succeed upon consummation of the second-step merger; plus

•	all of our cash after the closing of the second-step merger, excluding (1) proceeds from our sale of the zero coupon bonds constituting a part of the depositary units, (2) cash from sales of equity securities and (3) cash from sales or other dispositions of assets outside the ordinary course of business; less

•	all of our operating expenditures incurred after the consummation of the Offer, and our capital expenditures (which we expect will consist principally of the purchase of net profits or other similar interests in oil and natural gas properties acquired by the Operating Company in the future); and less

•	the amount of cash reserves that our General Partner deems necessary or advisable to provide funds for future operating expenditures and acquisitions.

Definition of Capital Surplus
      We define capital surplus in the partnership agreement and in the glossary and it generally means:

•	the excess of the up to $40.0 million Offer to be contributed to the Partnership by our General Partner at the closing of this Offer over $8.6 million; or

•	proceeds from our sale of the zero coupon bonds constituting a part of the depositary units; or

•	proceeds from sales of equity securities; or

•	sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.
Characterization of Cash Distributions
      We will treat all available cash distributed prior to the commencement of our liquidation as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. Although we are not restricted from making cash distributions from capital surplus, we anticipate that we will not make any such distributions in the foreseeable future. See “Partnership Agreement Provisions Relating to Cash Distributions — Distributions from Capital Surplus” on page 131.
Distributions of Available Cash from Operating Surplus during the Subordination Period
      Please see “Description of the Subordinated Common Units — Subordination Period” for a description of the subordinated units and the subordination period.
      We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•	First, 1% to the General Partner in respect of its general partner interest, and 99% to the common unitholders, pro rata, until we have distributed for each common unit outstanding as of the record date for such distribution an amount equal to the minimum quarterly distribution for that quarter;

•	Second, 1% to the General Partner in respect of its general partner interest, and 99% to the common unitholders, pro rata, until we have distributed for each common unit outstanding as of the record date for such distribution an amount equal to any arrearages in payment of the quarterly distribution on the common units represented by such interest for any prior quarters during the subordination period;

•	Third, 1% to the General Partner in respect of its general partner interest, and 99% to the subordinated unitholders, pro rata, until we have distributed for each subordinated unit outstanding as of the record date of such distribution an amount equal to the minimum quarterly distribution for that quarter;

•	Fourth, 1% to the General Partner in respect of its general partner interest, and 99% to the holders of common units and subordinated units, pro rata, until we have distributed to the holders of each common unit and subordinated unit outstanding as of the record date for such distribution an amount equal to the excess of the then applicable Distribution Threshold Amount over the minimum quarterly distribution; and

•	Thereafter, any excess will be distributed 1% to the General Partner, 24.75% to the holder(s) of the incentive distribution rights, and 74.25% to the holders of record of common units and subordinated units outstanding as of the record data for such distribution, pro rata.

Distributions of Available Cash from Operating Surplus after the Subordination Period

•	First, 1% to the General Partner in respect of its general partner interest, and 99% pro rata to the holders of common units, until we have distributed for each common unit outstanding as of the record date for such distribution an amount equal to the then applicable Distribution Threshold Amount; and

•	Second, any excess will be distributed 1% to the General Partner, 24.75% to the holder(s) of incentive distribution rights and 74.25% pro rata to the holders of record of common units outstanding as of the record date for such distribution.
      After the subordination period has ended, the subordinated units become common units and distributions on those units will not be subordinated to distributions on other common units. As a result, after the subordination period if our available cash from operating surplus declines in any period it will be likely that distributions on our common units could be less than the applicable minimum quarterly distribution for that period.
General Partner Incentive Distribution Rights
      Incentive distribution rights represent the right to receive a fixed percentage of quarterly distributions of available cash from operating surplus after the then applicable Distribution Threshold Amount has been distributed (or set aside for payment) for each common unit and subordinated unit outstanding as of the record date for such distribution. Our General Partner will hold all the incentive distribution rights immediately after the closing of the acceptance of depositary units for cash consideration or exchange in this Offer. The General Partner may only transfer these rights separately from its general partner interest in accordance with restrictions in the partnership agreement.
      As used herein, the term Distribution Threshold Amount is the amount reflected in the middle column below, which must have been distributed (or set aside for distribution) to each holder of common units and subordinated units outstanding as of the record date for such distribution before any amount is distributed in respect of the incentive distribution rights (and such amounts exclude distributions in respect of accrued distribution arrearages on the common units). The Distribution Threshold Amount will adjust on each annual anniversary of the first full calendar quarter that commences after the acceptance of depositary units validly tendered, and not withdrawn, to us for exchange pursuant to this Offer.

Quarterly Distribution Amount
Distributions in Respect of the	(Referred to as the “Distribution	Annualized Equivalent of the
Four Quarters During the Following Period	Threshold Amount”)	Distribution Threshold Amount

The four calendar quarters commencing with the calendar quarter in which the closing of the Offer occurs (such four quarter period, the “First Year”)	$0.75 per common unit and subordinated unit	$3.00 per common unit and subordinated unit
The four calendar quarters next following the First Year (such four quarter period, the “Second Year”)	$0.55 per common unit and subordinated unit	$2.20 per common unit and subordinated unit
The four calendar quarters next following the Second Year (such four quarter period, the “Third Year”)	$0.575 per common unit and subordinated unit	$2.30 per common unit and subordinated unit
The four calendar quarters next following the Third Year (such four quarter period, the “Fourth Year”)	$0.60 per common unit and subordinated unit	$2.40 per common unit and subordinated unit
All quarterly distributions after the Fourth Year	$0.625 per common unit and subordinated unit	$2.50 per common unit and subordinated unit
Distributions from Capital Surplus
      How Distributions from Capital Surplus will be Made. All distributions of available cash from capital surplus, if any, will be distributed in the following manner:

•	First, 1% to the General Partner in respect of its general partner interest, and 99% to the holders of the common units and subordinated units as of the record date for the distribution, pro rata, until we distribute in respect of each common unit issued in the Offer an amount of available cash from capital surplus equal to the average closing price of a depositary unit for the 10 trading day period ending two trading days before the date depositary units are first accepted by us for exchange pursuant to the Offer, as reported by the New York Stock Exchange — Composite Transactions;

•	Second, 1% to the General Partner in respect of its general partner interest and 99% to the holders of the common units outstanding as of the record date for the distribution, pro rata, until we distribute for each such common unit an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on common units; and

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.
      Effect of a Distribution from Capital Surplus. Our partnership agreement treats a distribution of available cash from capital surplus as the repayment or recovery of the value, which we refer to as the “initial contributed value,” contributed by holders of depositary units purchased for cash or accepted for exchange in this Offer, with such value based on the trading price of the depositary units during a specified period before the mailing date of this prospectus, such a repayment can be considered by a holder as a return of capital. The initial contributed value less any distributions of capital surplus per unit is referred to as the “unrecovered per unit capital.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the time a distribution of capital surplus is made, the minimum quarterly distribution and the distribution threshold amounts will be reduced in the same proportion as the corresponding reduction in the unrecovered per unit capital. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made it may be easier for our General Partner to receive distributions in respect of its incentive distribution rights and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered per unit capital is reduced to zero cannot be applied to pay the minimum quarterly distribution or any common unit arrearages.
      Once we distribute capital surplus on a common unit issued in this Offer in an amount equal to the initial contributed value, we will reduce the minimum quarterly distribution and the Distribution Threshold Amounts to zero. We will then make all future distributions from operating surplus, with 25.75% being paid to the General Partner (in respect of its 1% general partner interest and its incentive distribution rights) and 74.25% to our unitholders, pro rata.
Adjustment of Minimum Quarterly Distribution Levels and Distribution Threshold Amounts
      If we combine our common units into fewer common units or subdivide our common units into a greater number of common units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	the Distribution Threshold Amounts; and

•	the number of common units into which a subordinated common unit is convertible.
      For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, and the Distribution Threshold Amounts would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional common units for cash or property.
      In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the Distribution Threshold Amounts by multiplying the same by one minus the sum of the highest marginal federal corporate income tax rate that could apply and any increase in the effective overall state and local income tax rates. For example, if we become subject to a maximum combined marginal federal and effective state and local income tax rate of 38%, then the minimum quarterly distribution and the Distribution Threshold Amounts would each be reduced to 62% of their previous levels.
Distributions of Cash upon Liquidation

General
      If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the holders of our outstanding common units and subordinated units and our General Partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.
      The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive the minimum quarterly distribution for the quarter during which liquidation occurs plus any accrued and unpaid arrearages in payment of the minimum quarterly distribution on the common units. There may not be sufficient gain upon our liquidation, however, to enable the holder of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of our General Partner.

Manner of Adjustment for Gain
      The manner of the adjustment is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	First, to our General Partner and the holders of common units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 1% to the General Partner in respect of its general partner interest, and 99% to the common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:

•	the unrecovered per unit capital for that common unit;

•	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; plus

•	any unpaid arrearages in payment of the minimum quarterly distribution;

•	Third, 1% to the General Partner in respect of its general partner interest, and 99% to the subordinated unitholders, pro rata, until the capital account for each subordinated unit is equal to the sum of:

•	the unrecovered per unit capital for that subordinated unit; plus

•	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	Fourth, 1% to the General Partner in respect of its general partner interest, and 99% to holders of all common units and subordinated units, pro rata, until we allocate under this bullet point an amount per unit equal to the sum of the excess, if any, of the Distribution Threshold Amount for the Second Year over the quarterly amount distributed per unit of available cash from operating surplus (excluding distributions in respect of common unit arrearages) calculated for each quarter during the Second Year;

•	Fifth, 1% to the General Partner in respect of its general partner interest, and 99% to holders of all common units and subordinated units, pro rata, until we allocate under this bullet point an amount per unit equal to the sum of the excess, if any, of the Distribution Threshold Amount for the Third Year over the quarterly amount distributed per unit of available cash from operating surplus (excluding distributions in respect of common unit arrearages) calculated for each quarter during the Third Year;

•	Sixth, 1% to the General Partner in respect of its general partner interest, and 99% to all unit holders, pro rata, until we allocate under this bullet point an amount per unit equal to the sum of the excess, if any, of the Distribution Threshold Amount for the Fourth Year over the quarterly amount distributed per unit of available cash from operating surplus (excluding distributions in respect of common unit arrearages) calculated for each quarter during the Fourth Year;

•	Seventh, 1% to the General Partner in respect of its general partner interest, and 99% to all unitholders, pro rata, until we allocate under this bullet point an amount per unit equal to the sum of the excess, if any, of the Distribution Threshold Amount after the Fourth Year (that is, $0.625 per unit) over the quarterly amount distributed per unit of available cash from operating surplus (excluding distributions in respect of common unit arrearages) calculated for each quarter of the Partnership’s existence after the Fourth Year; and

•	Eighth, 74.25% to all unitholders, pro rata, and 25.75% to our General Partner.
      If the liquidation occurs after the end of the subordination periods, the distinction between common units and subordinated units will disappear, so that the third bullet point of the Second allocation step above and all of the clause Third above will no longer be applicable.

Manner of Adjustments for Losses
      If our liquidation occurs before the end of the subordination periods, we will generally allocate any loss to our General Partner and the unitholders in the following manner:

•	First, 99% to holders of subordinated units in proportion to the positive balances in their capital accounts and 1% to our General Partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	Second, 99% to the holders of common units in proportion to the positive balances in their capital accounts and 1% to our general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	Thereafter, 100% to our General Partner.
      If the liquidation occurs after the end of the subordination periods, the distinction between common units and subordinated units will disappear, so that the first bullet point above will no longer be applicable.
Adjustments to Capital Accounts upon the Issuance of Additional Units
      We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the holders of common units and subordinated units and in respect of the general partner interest in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional common units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional common units or upon our liquidation in a manner that results, to the extent possible, in the General Partner’s capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made.

MANAGEMENT’S OUTLOOK

General
      We do not own any properties and we currently do not conduct any operations. If the Offer and second-step merger are successfully consummated, our business plan is to own and hold the legacy assets acquired from NGT in the second-step merger, which will provide the source for ongoing distributions to our limited partners. Upon consummation of the Offer, we plan to sell the zero coupon bonds underlying the depositary units that are acquired for cash consideration or accepted by us for exchange. Also at that time, our General Partner will contribute up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) for its 1% general partner interest, the incentive distribution rights, common units, subordinated units and the warrant to purchase a total of 1,000,000 common units at an exercise price of $38.00 per common unit.
      The General Partner owns all the limited liability company interests of the Operating Company, which will be an operating company that will acquire and hold title to any oil and natural gas properties acquired after the second-step merger. We will invest a portion of the net proceeds from the capital contributions of the General Partner, along with net proceeds from the sale of zero coupon bonds (which could total up to approximately $83.3 million based on quoted prices as of June 1, 2006 and assuming the sale of the full $117.6 million face amount of zero coupon bonds underlying all outstanding depositary units), to acquire up to 99% net profits interests in oil and gas properties purchased by the Operating Company. The Operating Company intends to set up a borrowing base facility with a lender to manage working capital requirements and to fund acquisitions.
      We also plan to distribute on a quarterly basis all available cash from operating surplus that we receive from the ownership of those interests beyond that required to pay our costs and fund reasonable working capital reserves. We do not anticipate incurring any debt at the Partnership other than trade accounts payable incurred in the ordinary course of our business.

Critical Accounting Policies
      We expect to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. We plan to evaluate our estimates and assumptions on a regular basis. We will base our estimates on our management’s experience in the energy industry and various other assumptions we believe to be reasonable under the circumstances, the results of which will form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions. Below, we have provided expanded discussion of the more significant accounting policies, estimates and judgments we expect to use. After the consummation of the Offer, we will discuss the development, selection and disclosure of each of these with our audit committee. We believe these accounting policies reflect our more significant estimates and assumptions used in preparation of our financial statements.

Basis of Accounting
      NGT’s financial statements differ from our financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America, due to the following: (i) certain cash reserves may be established for contingencies which were not accrued in the financial statements; (ii) amortization of the legacy assets is charged directly to NGT’s trust corpus; and (iii) the sale of percent of the net profits interests is reflected in NGT’s statements of distributable income as cash proceeds to NGT.

Net Profits Interests in Gas Properties
      We plan to periodically assess our net profits interests, including the legacy assets, to determine whether their net capitalized cost is impaired. We will determine if a writedown is necessary to its investment in the net profits interests in gas properties to the extent that total capitalized costs, less accumulated amortization, exceed undiscounted future net revenues attributable to proved gas reserves of the underlying properties. We will then provide a writedown to the extent that the net capitalized costs exceed the discounted future net revenues attributable to proved gas reserves of the underlying properties. Any such writedown would not reduce distributable income.
      Amortization of the net profits interests in gas properties will be calculated on a units-of-production basis, hereby our cost basis in the properties will be divided by total proved reserves to derive an amortization rate per reserve unit. Such amortization will not reduce distributable income, rather it is charged directly to properties. Revisions to estimated future units-of-production will be treated on a prospective basis beginning on the date significant revisions are known.
      The net profits interest impairment test and the determination of amortization rates will be dependent on estimates of proved gas reserves attributable to our net profits interests. Numerous uncertainties are inherent in estimating reserve volumes and values, including economic and operating conditions, and such estimates are subject to change as additional information becomes available.

Income Taxes
      Our tax counsel have advised us that, under then current tax laws, we will be classified as partnership for federal and state income tax purposes and, therefore, would not be subject to taxation at the Partnership level. Accordingly, no provision for federal or state income taxes has been made. However, the opinion of tax counsel is not binding on taxing authorities.

Oil and Natural Gas Reserve Quantities
      Our estimate of proved reserves will be based on the quantities of natural gas and oil that engineering and geological analysis demonstrate, with reasonable certainty, to be recoverable from established reservoirs in the future under current operating and economic parameters. We expect to engage an independent reservoir engineer to prepare an annual reserve and economic evaluation of all our properties on a well-by-well basis.
      Reserves and their relation to estimated future net cash flows impact our depletion and impairment calculations. As a result, adjustments to depletion and impairment will be made concurrently with changes to reserve estimates. We will prepare our reserve estimates, and the projected cash flows derived from these reserve estimates, in accordance with SEC guidelines. The independent engineering firm described above will adhere to the same guidelines when preparing their reserve reports. The accuracy of our reserve estimates will be a function of many factors including the following: the quality and quantity of available data, the interpretation of that data, the accuracy of various mandated economic assumptions, and the judgments of the individuals preparing the estimates.
      Our proved reserve estimates will be a function of many assumptions, all of which could deviate significantly from actual results. As such, reserve estimates may materially vary from the ultimate quantities of natural gas and oil and natural gas liquids eventually recovered.

Revenue Recognition
      Under our business plan, we will hold net profits interests in underlying properties owned by others. We will use the sales method to account for natural gas imbalances. Under this method, revenue will be recorded on the basis of natural gas and oil actually sold by us. In addition, we will record revenue for our share of natural gas and oil sold by other owners that cannot be volumetrically balanced in the future due to insufficient remaining reserves. We will also reduce revenue for other owners’ natural gas sold by us that cannot be volumetrically balanced in the future due to insufficient remaining reserves. Our remaining over- and under-produced natural gas balancing positions will be considered in our proved reserves.

Derivative Instruments and Hedging Activities
      We plan to use derivative financial instruments to achieve a more predictable cash flow from our natural gas production by reducing our exposure to price fluctuations. We currently have no such hedges. We plan to use swaps, collars, floors or any combination thereof. We will account for these activities pursuant to SFAS No. 133 — Accounting for Derivative Instruments and Hedging Activities, as amended. This statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair market value and included in the balance sheet as assets or liabilities.
      The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. SFAS No. 133 requires that a company formally document, at the inception of a hedge, the hedging relationship and the entity’s risk management objective and strategy for undertaking the hedge, including identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged, the method that will be used to assess effectiveness and the method that will be used to measure hedge ineffectiveness of derivative instruments that receive hedge accounting treatment.
      For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, will be recognized in other comprehensive income until the hedged item are recognized in earnings. Hedge effectiveness is assessed at least quarterly based on total changes in the derivative’s fair value. Any ineffective portion of the derivative instrument’s change in fair value will be recognized immediately in earnings.

New Accounting Pronouncements
      In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, which requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which discontinues the practice of amortizing goodwill and indefinite lived intangible assets and initiates an annual review for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. There had been industry wide uncertainty as to whether SFAS No. 142 required registrants to reclassify costs associated with mineral rights, including both proved and unproved leasehold acquisition costs, as intangible assets in the balance sheet, apart from other capitalized oil and natural gas property costs. However, in September 2004 the FASB issued FASB Staff Position (“FSP”) No. FAS 142-2, Application of FASB Statement No. 142, “Goodwill and Other Intangible Assets,” to Oil- and Gas-Producing Entities, which clarifies that drilling and mineral rights of oil- and gas-producing entities that are within the scope of SFAS No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies, are tangible assets. We will prepare our financial statements accordingly.
      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No 51. This interpretation, as revised by Interpretation No. 46-R in December 2003, clarifies consolidation requirements for variable interest entities. It establishes additional factors beyond ownership of a majority voting interest to indicate that a company has a controlling financial interest in an entity or a relationship sufficiently similar to a controlling financial interest that it requires consolidation. This interpretation applies immediately to variable interest entities created or obtained after January 31, 2003 and must be retroactively applied to holdings in variable interest entities acquired before February 1, 2003 in interim and annual financial statements issued for periods ending after March 15, 2004. We do not expect that the adoption of this interpretation to have an impact on our financial position, results of operations or cash flows.
      In September 2004, the FASB issued FASB Staff Position (FSP) EITF Issue 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”, which delays the effective date for the recognition and measurement guidance in EITF Issue No. 0-3-1. In addition, the FASB has issued a proposed FSP to consider whether further application guidance is necessary for securities analyzed for impairment under EITF Issue No. 03-1. We will prepare our financial statements accordingly.
      In December 2004, FASB issued a revised version of SFAS 123, Share-based Payment. The statement requires public entities to measure the costs of employee services received in exchange for an award of equity instrument based on the grant-date fair value of the award. The costs will be recognized over the period during which an employee is required to provide service in exchange for the award, generally the vesting period. The grant-date fair value of employee share options and similar instruments will be estimated using option pricing models and adjusted for the unique characteristics of those instruments. We do not expect that the adoption of this interpretation to have an impact on our financial position, results of operations or cash flows.
      In March 2005, FASB issued Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, which provides additional guidance for SFAS 143, Asset Retirement Obligation. The statement provides clarification that the term asset obligation refers to a legal obligation to perform asset retirement activity in which the timing and (or) method of the settlement conditional on a future event that may or may not be within the control of the entity. The statement also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We will prepare our financial statements accordingly.

Quantitative and Qualitative Disclosure About Market Risk
      We plan to use derivative financial instruments to achieve a more predictable cash flow from our natural gas production by reducing our exposure to price fluctuations. We currently have no such hedges. We do not plan to incur debt at the Partnership level. The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in natural gas prices. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures.
      Our market risk exposure will be in the pricing applicable to the natural gas production attributable to our net profits interests. Realized pricing is primarily driven by the spot market prices applicable to our natural gas production and the prevailing price for crude oil. Pricing for natural gas production has been volatile and unpredictable for several years, and we expect this volatility to continue in the future. The prices we receive for production depend on many factors outside of our control.
      We plan to enter into hedging activities with respect to a portion of our projected natural gas production through various transactions which hedge the future prices received. These transactions may include price swaps whereby we will receive a fixed price for our production and pay a variable market price to the contract counterparty. These hedging activities are intended to support natural gas prices at targeted levels and to manage our exposure to natural gas price fluctuations. We do not plan to hold or issue derivative instruments for speculative trading purposes.

PARTNERSHIP BUSINESS AND PROPERTIES
      We are a master limited partnership formed by our former general partner in May 2005 to engage in the business of acquiring (either directly or through a newly-formed wholly-owned subsidiary of the Partnership) the legacy net profits interests owned by NGT, the zero coupon bonds in respect of depositary units that we accept for exchange and subsequently deploying the proceeds from the sale of the zero coupon bonds (which could total up to approximately $83.3 million based on quoted prices as of June 1, 2006 and assuming the sale of the full $117.6 million face amount of zero coupon bonds underlying all outstanding depositary units), together with the funds contributed by our General Partner (less expenses), to acquire net profits interests burdening oil and gas producing properties located in the United States that will be acquired by the Operating Company. Our goal is to increase unitholder value through increased distributions by acquiring net profits interest royalties in lower risk, medium to long lived, oil and gas properties from the Operating Company. We plan to achieve this goal by pursuing acquisitions of net profits interests burdening oil and gas properties located predominantly in the onshore continental United States that are owned by the Operating Company. Our strategy will be similar to many of the energy income funds operating in Canada.
      If the Offer and second-step merger are successfully consummated, our business plan is to own and hold the legacy net profits royalty interests acquired from NGT, which will provide the source for ongoing distributions to our limited partners. We also plan to distribute on a quarterly basis all available cash from operating surplus that we receive from the ownership of those interests beyond that required to pay our costs and fund reasonable working capital reserves. We do not anticipate incurring any debt at the Partnership other than trade accounts payable incurred in the ordinary course of our business.
      We do not own any properties and we currently do not conduct any operations. As of December 31, 2005, NGT’s assets consisted of its net profits interests on properties located in the Appalachian Basin states of West Virginia and Pennsylvania, the legacy assets (containing estimated proved reserves of 17,263 MMcf of natural gas, with a PV-10 present value of approximately $114.27 million using a gas price of $12.60 per Mcf for the life of the properties). The zero coupon bonds, which mature on May 15, 2013, in respect of the outstanding depositary units have a face amount of approximately $117.6 million and an estimated fair market value (based on recently quoted prices) of approximately $83.3 million as of June 1, 2006. Upon the closing of the Offer and the acceptance of depositary units validly tendered for cash or for exchange, our General Partner will contribute up to $40.0 million for its 1% general partner interest, the incentive distribution rights, 567,741 subordinated units, up to 645,161 common units and the warrant to purchase a total of 1,000,000 common units at an exercise price of $38.00 per common unit. The 567,741 subordinated units that the General Partner will receive is based on an acquisition price of $31.00 per subordinated unit.
      The General Partner owns all the limited liability company interests of the Operating Company, which will be an operating company that will acquire and hold title to any oil and natural gas properties acquired after the second-step merger. We will invest a portion of the net proceeds from the capital contributions of the General Partner, along with net proceeds from the sale of zero coupon bonds (which could total up to approximately $83.3 million based on quoted prices as of June 1, 2006 and assuming the sale of the full $117.6 million face amount of zero coupon bonds underlying all outstanding depositary units), to acquire up to 99% net profits interests in oil and gas properties purchased by the Operating Company. The Operating Company intends to set up a borrowing base facility with a lender to manage working capital requirements and to fund acquisitions.
      Partnership common units entitle the holders thereof to receive distributions of available cash attributable to the net profits interests on the oil and natural gas interests of the Operating Company and the income generated from the legacy net profits interests from NGT, less expenses paid to the General Partner. Amounts payable to us in respect of the net profits interests we expect to acquire represent the applicable percentage of the excess of the revenues received by the Operating Company from its oil and natural gas interests, over operating costs, capital expenditures, royalties, general and administrative expenses, employee bonus pool fee, debt service charges, taxes, and any amount of funds retained as working capital as dictated by the General Partner. The Partnership’s legacy net profits interests income, together with any interest and other income of the Partnership, less general and administrative expenses, management fees, taxes and other expenses will provide the source for the cash distributions to be made by the Partnership. The Partnership will distribute its available cash on a quarterly basis to the holders of partnership common units. See “Our Cash Distribution Policy and Restrictions on Distributions.”
      We believe that a publicly traded limited partnership structured as described herein will provide a distinctive platform to compete effectively in the acquisition of net profits interests in mature U.S. oil and natural gas properties. We believe that our structure, tax efficiency and cost of capital will allow us, through the relationship with the Operating Company, to bid competitively for interests in crude oil and natural gas properties against taxable corporations and other taxable entities.
Our Structure
      The chart on page 34 of this prospectus depicts the organization and ownership of the Partnership after giving effect to the Offer and the related formation transactions. Upon consummation of the second-step merger, NGT’s trustee will cease to serve in that capacity. However, we or our General Partner could elect in the future to engage it or any of its affiliates to serve in another capacity for us or our General Partner. There is no definitive agreement, arrangement or plan to this effect and we have not had any discussions with the trustee in this regard.

The General Partner
      Following this Offer and second-step merger, the General Partner will own the following interests in the Partnership:

•	a 1% General Partner interest;

•	the incentive distribution rights;

•	567,741 subordinated units representing approximately 8.8% of limited partnership interests to be outstanding after the Offer and second-step merger (before giving effect to the exercise of the warrant referred to in the bullet point below);

•	up to 645,161 common units; and

•	warrant, exercisable at any time prior to the third anniversary of the expiration of this Offer, for the purchase of 1,000,000 common units at an exercise price of $38.00 per common unit.
      The General Partner will contribute to the Partnership a total of up to $39.5 million for the general partner interest, incentive distribution rights, common units and subordinated units. The remaining $0.5 million will be contributed by the General Partner for the warrant. The actual number of subordinated units to be issued to our General Partner in connection with our General Partner’s up to $40.0 million capital contribution upon the consummation of the Offer will be based on a price per subordinated unit of $31.00. The 567,741 subordinated units used throughout this prospectus is based on a price of $31.00 per subordinated unit.
      Our General Partner will provide management and supervisory services to us and our General Partner will employ personnel to provide all other services necessary for our operations, such as tax, accounting, legal and other services. Our General Partner will be reimbursed for direct and indirect expenses incurred on our behalf, subject to certain limitations. In addition, we will reimburse the General Partner for the costs and expenses incurred by General Partner on our behalf.
      Our General Partner is controlled by its members, officers, and board or directors. By virtue of the ownership structure of our Partnership and the limited liability company agreement of our General Partner, Lehman and the Ospraie Parties along with the board of directors of our General Partner will exercise the effective control of our Partnership. Our General Partner’s members, pursuant to the limited liability company agreement of our General Partner, will appoint the members of the board of directors of the General Partner, who will in turn appoint the executive officers of our General Partner.

•	The General Partner’s day-to-day operations will be managed by its executive officers, Scott W. Smith and Marshall M. Eubank. For a summary of Messrs. Smith’s and Eubank’s biography, see “Manage-

ment — The General Partner’s Board of Directors and Executive Officers.” The limited liability company agreement of our General Partner provides that any of the executive officers may be removed with or without cause by the board of directors of our General Partner.

      Please see “Our Cash Distribution Policy and Restrictions on Distributions” for a discussion of the minimum quarterly distributions.
      Commensurate with the size and scope of the Partnership and the Operating Company, the General Partner intends to hire additional oil and natural gas professionals and staff to expand the energy investment and management business at the Operating Company level. The General Partner will also be entitled to fund the employee bonus pool with the fee payable by the Operating Company. For a description of such employee bonus pool fee, see “Certain Relationships and Related Party Transactions — Employee Bonus Pool Fee” on page 178 of this prospectus.
      In managing our business and the business of the Operating Company, the General Partner does not intend for us or the Operating Company to participate in high risk exploration for oil and natural gas. Instead it focuses on making effective acquisitions and maximizing the value of the Operating Company’s property base by reducing operating costs, implementing applicable development technologies, including well stimulation and other completion operations, and implementing other operational efficiencies.
      Upon the effectiveness of the registration statement of which this prospectus is a part, the General Partner’s board of directors will consist of four directors, three of which will be an independent director within the definition of the NYSE and NYSE Arca. Certain governance matters will be handled through committees of the General Partner’s board of directors. After closing of the this Offer, the board of directors will consist of seven members. The directors will be Scott W. Smith, Jacob Roorda, S. P. Johnson IV, Mark J. Warner, J. Robert Chambers, Richard G. Zepernick, Jr., and John Duryea. Mr. Warner will be the chairman of our audit committee. Mr. Zepernick will be chairman of our conflicts committee. Mr. Johnson will be chairman of our compensation committee.

The Operating Company
      Ensource Reserves, also referred to as the Operating Company, is a Delaware limited liability company formed on May 25, 2005 and wholly-owned by the General Partner. After the consummation of the second-step merger, the Operating Company will acquire, manage and operate all newly acquired properties (other than properties we acquire directly, which we expect would be the legacy properties from NGT and only properties that do not generate unrelated business taxable income for federal income tax purposes — generally, gross royalties, net profits interests and production payments). Its business is to acquire, manage and operate oil and natural gas producing properties located in the United States. The Operating Company’s strategy is to target lower risk, medium-to-long lived oil and natural gas properties located predominantly onshore in the continental United States. The Operating Company does not intend to participate in high risk exploration for oil and natural gas. Instead, it is focused on making effective acquisitions and maximizing the value of its properties by reducing operating costs and developing reserves through the implementation of applicable development technologies, including, among other things, well stimulation and other completion operations and implementing other operational efficiencies to enhance or extend the production from its properties. See “Partnership Business and Properties — Our Growth Strategy” for a description of our and the Operating Company’s growth strategy.
      Our General Partner owns all of the limited liability company interests of the Operating Company. Thus, the Operating Company’s business and affairs will be managed by the board of directors of our General Partner. The General Partner will provide supervisory and management for which it will be reimbursed its direct and indirect expenses and will be entitled to be paid a variable fee based on the level of the Operating Company’s revenues which will serve as the General Partner’s employee bonus pool. Actual and reasonable costs incurred by General Partner in performing the services will be an expense to be paid by the Operating Company. The General Partner will employ personnel to provide to the Operating Company day-to-day administrative and operational support and services, such as accounting, and operations and tax services. The General Partner will be reimbursed for its direct and indirect expenses for the services.

      The structure of the Partnership and the Operating Company will allow the Operating Company to acquire working interests in additional oil and natural gas properties and to engage in operations on such properties to maximize the productive life thereof, while allowing us to acquire net profits interest royalties from the Operating Company attributable to such oil and natural gas interests. See “Certain Relationships and Related Party Transactions — Net Profits Interests Agreement” for a description of the net profits interests arrangement. We and the Operating Company generally do not pay federal income taxes. Tax deductions available to us reduce the taxable component of income allocated to our partners, including holders of common units. See “Material Federal Income Tax Consequences.”
      The executive officers of the Operating Company are: Scott W. Smith, Chief Executive Officer and President; Marshall M. Eubank, Executive Vice President and Chief Financial Officer.
Our Growth Strategy
      Our growth strategy contemplates the acquisition of net profits interests in oil and gas producing assets acquired in the future by the Operating Company predominantly in the onshore United States combined with moderate development expenditures to help replace reserves. See “Certain Relationships and Related Party Transactions — Net Profits Interests Agreement” for a description of the net profits interests arrangement. To successfully execute our growth strategy, we will require access to capital on competitive terms. We believe that we will have a low cost of capital as compared to our competitors that pay income taxes at the corporate level. Unlike oil and gas companies organized for tax purposes as C corporations, we will not be required to pay federal income taxes at the partnership level which will allow for additional cash that can be used to pay distributions to our partners or to re-invest in our business. We intend to finance future acquisitions of net profits interests in oil and gas properties acquired by the Operating Company with the funds from converting the zero coupon bonds into cash, the $19.5 million to be contributed to us by our General Partner for the purchase of subordinated units, net of amounts expended to consummate this Offer and the second-step merger, and proceeds from future issuance of Partnership equities. We believe that continued growth can be achieved by the Partnership raising equity capital.
      Based on materials and reports produced by John S. Herold, Inc., an independent oil and gas research firm, the U.S. energy and petroleum property acquisition and divestiture market has averaged approximately $37.7 billion of annual transactions during the past five years. Based on such report, the transactions with a value less than $100 million comprise approximately 21% of the aggregate dollar value of this market, but comprise a majority of the number of transactions in the market. This activity has been largely independent of commodity price fluctuations and, instead, has been driven by a combination of strategic business decisions and the desire to efficiently deploy capital. Over time, a company is likely to sell assets that have become less meaningful to its total asset base so that the capital can be re-deployed into other assets that will have a greater impact on its financial performance. Also, once a company has exploited its undeveloped potential associated with a field or fields, it often will look to sell such mature assets to harvest its investment.

Creating a Diversified Property Base
      As an important component of our and the Operating Company’s business strategy, as determined by the General Partner, the General Partner will seek to assure diversity of the Operating Company’s portfolio of crude oil and natural gas producing properties, without assuming exploration risks commonly associated with the energy industry. The Operating Company intends to acquire a portfolio of lower risk, medium-to-long lived oil and gas properties, emphasizing producing properties with more stable production profiles and opportunities for low risk development. Thus, the Operating Company does not intend to participate in high risk exploration for oil and natural gas. Instead, it is focused on making effective acquisitions and maximizing the value of its properties by reducing operating costs, implementing applicable development technologies, including well stimulation and other completion operations, and implementing other operational efficiencies to enhance or extend the production from its properties. The Operating Company intends to develop newly acquired properties on an on-going basis to help replace production and improve deliverability. Since NGT’s inception, the actual production of the underlying properties burdened by NGT’s net profits interests and royalty interests have declined faster than what was projected at the time of inception; thereby accelerating the eventual depletion of such underlying properties and reducing their useful lives. Continued acquisitions coupled with moderate development should replenish and add to the reserve base. The General Partner expects that the Operating Company will own a portfolio of properties across several basins that will complement the legacy assets.

Investment Size and Ownership Types
      The key focus area for the Operating Company’s investments in the energy industry will be producing oil and natural gas properties located in the producing basins located in the United States, specifically the Permian, San Juan, Arkoma, the mid-continent, Arkansas, Louisiana, Texas, Black Warrior, Michigan, Appalachia and other producing regions that have a production profile which fits our acquisition criteria. Its investments will generally range in size from $50 million to $100 million, although we anticipate that no more than one investment per year would be in excess of $100 million. The types of investments that it will seek primarily consist of producing working interests, both operated and non-operated, producing royalty and/or mineral interests, net profits interests derived from producing oil and gas assets and partnership interests in funds which hold an economic interest in producing oil and gas properties. For acquisitions of properties with additional development and exploitation potential, its focus will be to acquire operated properties so that it can better control the timing and implementation of capital spending. We refer to these investments as the Operating Company’s targeted investments. As of the date of this Offer, the Operating Company has not identified any specific investments meeting its investment objectives in which to invest.

Pursuing Acquisitions with a Large Producing Component
      The General Partner, has an experienced management team, to be complemented by planned additions of full-time and contract seasoned oil and gas professionals employed by the General Partner, to identify and evaluate acquisition opportunities, negotiate and close purchases and manage acquired properties. Other than our senior management, we do not currently have any employees. Within 60 days of the consummation of the Offer, the General Partner expects to have employed at least one engineer and an office manager. By the end of 2006, the General Partner expects to have as many as 5-7 additional employees. The General Partner intends to cause the Operating Company to primarily pursue acquisitions of properties that have a large component of proved producing reserves and moderate decline rates. As a result, primarily properties with limited capital reinvestment will be pursued. As of the date of the consummation of the Offer, we do not have any agreements or arrangements for the acquisition of any properties.

Acquisition Criteria
      Our business model is designed to increase distributions to our common unitholders. Our ability to pay out distributions while enhancing unitholder value over time is dependent upon the Operating Company’s effective operations and ability to make acquisitions which yield returns that exceed its estimated cost of capital. Through the General Partner, it evaluates acquisition opportunities based on the following general acquisition criteria:

Financial

•	Acquisitions should increase (or be accretive to) net profits interests to us and thus distributions on common units on a per common unit basis based upon current economics and Ensource’s evaluation of the economics of the targeted acquisition.

•	The aggregate purchase price of all properties acquired in a single transaction should not exceed the undiscounted aggregate projected net cash flow from the properties from the date of purchase plus a reasonable rate of return in the circumstances.

•	The oil and gas producing properties to be acquired should, in the context of the market, have a reasonable rate of return and reserve acquisition cost.

Operational

•	The Operating Company, in consultation with Ensource, will give priority to properties exhibiting some or all of the following characteristics:

•	low capital expenditures relative to cash generation potential;

•	low operating costs or high margins;

•	experienced, well-regarded operators or where operatorship may be assumed by the Operating Company;

•	favorable production history;

•	upside potential through infill drilling, improved field operations and other development activities;

•	medium to long reserve life; and

•	moderate environmental and site remediation risk.

Independent Verification

•	Each purchase of new properties will be based on an independent engineering report except for properties where the combined purchase price is less than $20 million.
      We do not, however, have an operational history that you can use to inform your decision to participate in the Offer. Please see “Risk Factors — Risk Factors Related to Our Business and the Oil and Natural Gas Industry” for more information about our lack of operational history.
Competitive Strengths
      We believe that our key competitive strengths lie in Ensource’s management team and its focus on predominantly producing property acquisitions.

Experienced Management Team
      Mr. Smith is the President and Chief Executive Officer of the General Partner and is a member of the General Partner’s board of directors. He has over 25 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE:WZR) until its sale to Forest Oil Corporation (NYSE:FST) in June of 2004. Prior to that time, Mr. Smith was a director and member of the executive committee of The Wiser Oil Company.
      Mr. Eubank is the Executive Vice President and Chief Financial Officer of the General Partner. He has over 18 years of corporate finance, investment banking and business development and property acquisition experience in the investment banking and energy sectors. Mr. Eubank’s expertise includes soliciting, arranging, structuring, and negotiating single and multi-party transactions for debt, equity and joint venture instruments for small to medium sized upstream, pipeline and oil field service companies. He was most recently Vice President, Business Development of Black Stone Minerals Company, LP (“Black Stone”) where he was responsible for raising capital from institutional investors and sourcing and negotiating the acquisition of oil and natural gas properties in the United States. During his tenure with BlackStone, Mr. Eubank was directly involved in the acquisition of approximately $300 million of oil and natural gas properties. From June 1997 to December 2001, Mr. Eubank worked for Enron Energy Capital Resources as a director of producer finance where he generated and managed a portfolio of investments in the exploration and production and oil field service segments. Prior to joining Enron Energy Capital Resources, Mr. Eubank was Vice President of EnCap Investments, LLC, where he was responsible for managing corporate finance engagements as well as investments in EnCap’s institutional funds for exploration and production companies and mid stream companies.

Producing Property Acquisition Market
      The Operating Company, through consultation with Ensource, will not pursue acquisitions that require substantial drilling expenditures to generate its target returns or pursue high decline properties. The Operating Company believes that the property acquisition market for producing oil and natural gas properties is more stable and less volatile than the property acquisition market for properties with substantial drilling opportunities. The Operating Company also believes that many larger public and private oil and natural gas companies desire to purchase properties with a large component of value attributable to non-producing reserves and acreage. The Operating Company believes that the valuation of such types of properties is more arbitrary and often requires extensive drilling to generate acceptable returns to the buyer. Producing properties are often purchased by private companies that have higher costs of capital and higher return requirements. By focusing on mature producing properties, we believe that the Operating Company will be able to successfully acquire oil and gas properties.
Expenses
      Our primary operating expenses will include the reimbursement of our General Partner for its administrative expenses, and overhead expenses. In addition, we will bear all other costs and expenses of our operations and transactions, including those relating to the following:

•	the organization of the Partnership;

•	expenses incurred by our General Partner or us payable to third parties, including agents or consultants, related to, or associated with, providing administrative oversight of our financial and legal affairs and performing due diligence on our prospective acquisitions;

•	subsequent offerings of our common units or other securities;

•	payments under our partnership agreement, including direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, stationary, supplies, and all other expenses incurred by us or the General Partner in connection with managing our business;

•	fees payable to third parties, including agents or consultants, relating to, or associated with, evaluating and making acquisitions of net profits interests;

•	legal and auditing fees (including litigation fees);

•	trade organization expenses;

•	transfer agent and custodial and dividend disbursement fees;

•	listing fees;

•	all taxes (including transfer taxes and filing fees);

•	independent directors’ fees and expenses;

•	preparing, printing, filing and distributing reports or other documents to our common unitholders and the SEC;

•	board and common unitholders meetings, proxy solicitations for meetings and attendance expenses for directors;

•	directors and officers errors and omissions liability insurance and any other insurance premiums;

•	annual fee of $50,000 payable to the Third Point Parties; and

•	all other expenses incurred by us and our General Partner in connection with administering our business.
Financial Condition, Liquidity and Capital Resources
      Immediately after the second-step merger, we expect to have net cash resources of approximately $95 million and no indebtedness. We will generate cash from the contribution of the General Partner, net of expenses, the net proceeds from the sale of the zero coupon bonds (which could total up to approximately $83.3 million based on quoted prices as of June 1, 2006 and assuming the sale of the full $117.6 million face amount of zero coupon bonds underlying all outstanding depositary units), and cash flows from the legacy net profits interests and on our financial assets, including interest earned from the temporary investment of our cash assets in U.S. government securities and other high-quality debt maturing in one year or less. Our primary use of our financial assets will be acquisitions of net profits interests burdening producing properties that are acquired in the future by the Operating Company and cash distributions to holders of our common and subordinated units.
Contractual Arrangements
      Please see “Certain Relationships and Related Party Transactions” on page 177 of this prospectus for a description of the management arrangements between the General Partner and the Operating Company.
Distributions
      We intend to pay quarterly distributions to our common and subordinated common unitholders out of assets legally available for distribution. Our quarterly distributions, if any, will be determined by the board of directors of our General Partner. See “Our Cash Distribution Policy and Restrictions on Distributions” that begins on page 116 of this prospectus.
      After completion of the second-step merger, we plan to establish an “opt in” distribution reinvestment plan for our common unitholders. If we implement such a plan, then, if we declare a distribution, common unitholders who specifically “opt in” to the distribution reinvestment plan will receive common units in lieu of cash distributions. See “Proposed Distribution Reinvestment Plan.”
Legal Proceedings
      Neither the Partnership nor the General Partner is currently subject to any legal proceedings.

NGT PROPERTIES
      The Partnership does not currently own any properties. The information concerning NGT presented herein are taken from NGT’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. You are encouraged to read the following information together with such annual and quarterly reports.
      NGT is subject to the information requirements of the Exchange Act and the rules promulgated thereby. In accordance therewith, NGT files reports, proxy statements and other information with the SEC, to which reference is made for detailed information and other information regarding NGT. Such reports, proxy statements and other information can be obtained by going to the SEC’s website at www.sec.gov. The SEC does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. Although we have no reason to believe the information concerning NGT included therein is not reliable, we have not verified either its accuracy or its completeness. Neither we nor our General Partner warrants that there have not occurred events not yet publicly disclosed by NGT which would affect either the accuracy or the completeness of the information concerning NGT included therein. We have no affiliation with NGT (other than a total of 2050 depositary units that are owned by Scott W. Smith, one of the members of the General Partner) and therefore have no greater access to information relating to NGT than any other NGT trust unitholder. We do not intend to furnish to common unitholders subsequent information with respect to NGT.
Description of the Trust
      NGT was formed under the Delaware Business Trust Act pursuant to a trust agreement among Eastern American, as grantor, Bank of Montreal Trust Company, as trustee, and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”). Effective May 8, 2000, The Bank of New York acquired the corporate trust business of the Bank of Montreal Trust Company/ Harris Trust, and consequently, The Bank of New York served as trustee of NGT. On November 20, 2004, the holders of a majority of NGT trust units voting at a special meeting approved the resignation of The Bank of New York as trustee and depositary of NGT and the appointment of JPMorgan Chase Bank, N.A. as successor trustee of NGT. The appointment of JPMorgan Chase Bank, N.A. as successor trustee became effective as of January 1, 2005. Consequently, references herein to the “Trustee” mean JPMorgan Chase Bank, N.A. as successor trustee, on and after January 1, 2005. References to the “Trustee” at any time prior to January 1, 2005 mean The Bank of New York as trustee. Effective January 1, 2005, the transfer agent for NGT is Bondholder Communications.
      On April 8, 2006, JP Morgan Chase and Bank of New York announced an agreement pursuant to which Bank of New York would acquire JPMorgan Chase’s corporate trust business. The transaction has been approved by both companies’ boards of directors. Subject to regulatory approvals, the transaction is expected to close in the late third quarter or fourth quarter of 2006. The transaction is not expected to have any material effect on the Trust.
      NGT was formed to acquire and hold net profits interests (the “Net Profits Interests”) created from the working interests owned by Eastern American in 650 producing gas wells and 65 proved development well locations located in West Virginia and Pennsylvania (the “Underlying Properties”). A portion of the production from the wells burdened by the Net Profits Interests was intended to be eligible for credits (“Section 29 Credits”) under the Internal Revenue Code of 1986 for production of gas from Devonian shale or tight formations. The Net Profits Interests to be acquired consisted of a royalty interest in 322 wells and a term interest in the remaining wells and locations. Eastern American was obligated to drill and complete, at its expense, 65 development wells (the “Development Wells”) on the development well locations conveyed to NGT. Eastern American has fulfilled its obligation with respect to the drilling of the Development Wells (see Note 1 of Financial Statements attached hereto). As of December 31, 2005, NGT held Net Profits Interests in 671 wells, consisting of a royalty interest in 317 wells and a term interest in the remaining wells. After

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

May 15, 2012 and prior to or on May 15, 2013 (the “Liquidation Date”), the trustee is required to sell the remaining royalty interests and liquidate NGT.
      On March 15, 1993, 5,900,000 depositary units were issued in a public offering at an initial public offering price of $20.50 per depositary unit. Each depositary unit consists of beneficial ownership of one unit of beneficial interest (“trust unit”) in NGT and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon United States Treasury obligation (“zero coupon bonds”) maturing on May 15, 2013. Holders of depositary units (“depositary unitholders”) may withdraw the zero coupon bonds associated with NGT trust units. Of the net proceeds from such offering, $27,787,820 was used to purchase $118,000,000 in face amount of zero coupon bonds and $93,162,180 was retained by Eastern American in consideration for the conveyance of the Net Profits Interests to NGT. NGT acquired the Net Profits Interests effective as of January 1, 1993.
      The Net Profits Interests are passive in nature, and neither the trustee nor the Delaware trustee has management control or authority over, nor any responsibility relating to, the operation of the Underlying Properties subject to the Net Profits Interests. The trust agreement provides, among other things, that: NGT shall not engage in any business or commercial activity or acquire any asset other than the Net Profits Interests initially conveyed to NGT; the trustee may establish a reserve for payment of any liability which is contingent, uncertain in amount or that is not currently due and payable; the trustee is authorized to borrow funds required to pay liabilities of NGT, provided that such borrowings are repaid in full prior to further distributions to unitholders and other holders of trust units (together, “trust unitholders”); and the trustee will make quarterly depositary cash distributions to Trust unitholders from funds of NGT.
      The Trust is responsible for paying the Trustee’s fees and all legal, accounting, engineering and stock exchange fees, printing costs and other administrative expenses incurred by or at the direction of the Trustee. The total fees paid to the Trustee for 2005 were $108,000 and for the quarter ended March 31, 2006 were $27,000. The total of all Trustee fees and Trust administrative expenses for 2005 was $1,474,570 and for the quarter ended March 31, 2006 were $447,220. Such costs could fluctuate in the future depending primarily on the expenses the Trust incurs for professional services, particularly legal, accounting and engineering services. In addition to such expenses, in 2005, the Trust paid Eastern American an overhead reimbursement of $317,324. The overhead reimbursement was established at the inception of the Trust, increases by 3.5% per year, and is payable quarterly.
      On December 8, 2004 NGT announced approval by NGT unitholders of a proposal to elect JPMorgan Chase to serve as successor trustee of NGT upon the effective date of the resignation of The Bank of New York as trustee of and depositary for NGT and to amend the trust agreement to change the compensation of the trustee. The resignation of The Bank of New York took effect on January 1, 2005. As successor trustee, JPMorgan Chase will receive annual compensation of $108,000, plus fees and expenses.
The Net Profits Interests

The Conveyances
      The Net Profits Interests (“NPI”) were created from the Underlying Properties and conveyed to NGT pursuant to two Conveyances — one conveying a royalty interest in specified wells (the “Royalty NPI Conveyance”) and the other conveying the a term interest in specified wells (the “Term NPI Conveyance”, and together with the Royalty NPI Conveyance, the “Conveyances”). Forms of the Conveyances have been incorporated by reference as exhibits to this report.
      The Underlying Properties are subject to and burdened by the Net Profits Interests. The interests of Eastern American comprising the Underlying Properties represent, on average, a working interest of approximately 90% and a net revenue interest of approximately 76%. The Conveyances provide that NGT is only entitled to gas produced from the specific wells identified in the Conveyances and is not entitled to any

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

gas produced from adjacent wells (including adjacent wells subject to the same lease or farm-out agreement as the wells subject to the Net Profits Interests). Gas produced from the Underlying Properties which is attributable to the Net Profits Interests is purchased from NGT by Eastern Marketing Corporation, a wholly-owned subsidiary of Eastern American (“Eastern Marketing”) pursuant to a gas purchase contract (the “Gas Purchase Contract”). The volumes attributable to the Net Profits Interests and the purchase price for such gas is calculated for each calendar quarter, and payment for such gas is made to NGT not later than the 10th day of the third calendar month following the end of each calendar quarter.
      The Royalty NPI is not limited in term or amount. Under the Trust Agreement, the Trustee is directed to sell all remaining Royalty NPI after May 15, 2012 and prior to May 15, 2013, and net proceeds from selling such Royalty NPI will be distributed to Unitholders on the first quarterly payment date following the receipt of such proceeds by the Trust. The Term NPI will expire on the earlier of May 15, 2013 or such time as 41,683 MMcf of gas has been produced which is attributable to Eastern American’s net revenue interests in the properties burdened by the Term NPI. As of December 31, 2005, 21,814 MMcf of such gas had been produced.
      Eastern American can sell the Underlying Properties, subject to and burdened by the Net Profits Interests, without the consent of the trustee or the unitholders. In limited circumstances, Eastern American also can transfer the Underlying Properties and require NGT to release the NPI burdening that property, without the consent of the trustee or unitholders, subject to payment to NGT of the fair value of the interest released. In addition, any abandonment of a well included in the Underlying Properties or the Development Wells will extinguish that portion of the Net Profits Interests that relate to such well. See “Sale and Abandonment of Underlying Properties; Sale of Royalty NPI” below.

Calculation of Net Proceeds
      The definitions, formulas, accounting procedures and other terms governing the computation of Net Proceeds are detailed and extensive, and reference is made to both the Royalty NPI Conveyance and the Term NPI Conveyance (which are included as exhibits to NGT’s Annual Report on Form 10-K for the year ended December 31, 2005) for a more detailed discussion of the computation thereof.
      The Conveyances and the Gas Purchase Contract entitle NGT to receive an amount of cash for each calendar quarter equal to the Net Proceeds for such quarter. “Net Proceeds” for any calendar quarter generally means an amount of cash equal to (a) 90% of a volume of gas equal to (i) the volume of gas produced during such quarter attributable to the Underlying Properties less (ii) a volume of gas equal to Chargeable Costs, as defined below, for such quarter, multiplied by (b) the applicable price for such quarter under the Gas Purchase Contract. If, for any reason, the Gas Purchase Contract terminates prior to the Liquidation Date, “Net Proceeds” will mean an amount of cash equal to (a) 90% of a volume of gas equal to (i) the volume of gas produced during such quarter attributable to the Underlying Properties less (ii) a volume of gas equal to Chargeable Costs for such quarter, multiplied by (b) the applicable price for such quarter determined in accordance with the Conveyances. Pursuant to the Conveyances, NGT is not entitled to receive any natural gas liquids produced from the Underlying Properties or any proceeds relating thereto.
      “Chargeable Costs” is that volume of gas which equates in value, determined by reference to the relevant sales price under the Gas Purchase Contract or the Conveyances, as applicable, to the sum of the “Operating Cost Charge”, “Capital Costs” and “Taxes” (as defined in the Conveyances). The Operating Cost Charge for 2005 was $534,348, for 2004 was $519,228 and for 2003 was $510,032. The Operating Cost Charge for 2006 was based on an annual rate of $561,068. As provided in the Conveyances, the Operating Cost Charge will increase based on the lesser of (A) five percent (5%) or (B) a percentage, not less than zero percent (0%), equal to the percentage increase, if any, in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year, as shown by the index of average weekly earnings of Crude

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Petroleum and Gas Production Workers, as published by the United States Department of Labor, Bureau of Labor Statistics, based on December-to-December comparison.
      During 2003, the United States Department of Labor, Bureau of Labor Statistics converted all of its industry-based statistics to a different reporting system that was developed in cooperation with the United States’ North American Free Trade Agreement Partners, Canada and Mexico, in an effort to standardize and modernize reporting codes. As a result of this conversion, the Crude Petroleum and Gas Production Workers index is no longer available for use in the annual calculation of overhead adjustment called for in the various Council of Petroleum Accountants Societies, or COPAS, model forms after March 2003.
      Research by COPAS covering the past ten years indicated that by blending the Oil and Gas Extraction Index with the Professional and Technical Services Index, the results approximate the data from the old Crude Petroleum and Natural Gas Workers Index. Accordingly, COPAS has calculated the percentage change in the simple average of the Oil and Extraction Index and the Professional and Technical Services Index, commencing in April 2004. This “Overhead Adjustment Index” has been provided as a guidance to the industry as a replacement index for use in calculating the overhead adjustment. The adjustment for the effective time period is 3.5%. Since the Conveyance Documents do not specifically provide for a replacement index if the Crude Petroleum and Gas Production Workers Index was no longer published, Eastern American believes, and advised the trustee, that the “Overhead Adjustment Index” as calculated by COPAS is a reasonable index to utilize since the industry is generally adopting the same as a replacement. Eastern American, with the concurrence of the trustee, will utilize this “Overhead Adjustment Index” to adjust the “Operating Cost Charge” so long as such index is published by COPAS.
      The Operating Cost Charge will be reduced for each well that is sold (free of the Net Profits Interests) or plugged and abandoned. Capital Costs are defined as Eastern American’s working interest share of capital costs for operations on the Underlying Properties having a useful life of at least three years, and excluding any capital costs incurred in drilling the Development Wells. Taxes refer to ad valorem taxes, production and severance taxes, and other taxes imposed on Eastern American’s or NGT’s interests in the Underlying Properties, or production therefrom.
      Although NGT bears the full economic burden of Chargeable Costs, it does so indirectly in the calculation of Net Proceeds and NGT is not directly liable for any share of the costs, risks, and liabilities associated with the ownership or operation of the Underlying Properties. If NGT ever receives payments in excess of the Net Proceeds or other amounts it was not entitled to receive, NGT will not be required to refund the money, but Eastern American may recover the amount of such overpayments from future distributions in accordance with the Conveyances.
      The Conveyances require Eastern American to maintain books, records, and accounts sufficient to calculate the volumes of gas and the share of Net Proceeds payable to NGT. Eastern American provides to NGT quarterly and annual statements of applicable production, revenues, and costs necessary for NGT to prepare quarterly and annual financial statements with respect to the Net Profits Interests and the Underlying Properties. The financial statements of NGT are audited annually at NGT’s expense.

Gas Purchase Contract
      Gas production attributable to the Net Profits Interests is purchased from NGT by Eastern Marketing, a wholly owned subsidiary of Eastern American, pursuant to the Gas Purchase Contract which effectively commenced as of January 1, 1993 and expires upon the termination of NGT.
      Under the Gas Purchase Contract, Eastern Marketing purchases gas from NGT at a variable price for each quarter equal to the Henry Hub Average Spot Price (as defined) per MMBtu plus $0.30 per MMBtu, multiplied by 110% to effect a fixed adjustment for Btu content. The Henry Hub Average Spot Price is defined as the price per MMBtu determined for any calendar quarter equal to the price obtained with respect

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

to each of the three months in such quarter, in the manner specified below, and then taking the average of the prices determined for each of such three months. The price determined for any month of such quarter is equal to the average of (i) the final settlement prices per MMBtu for Henry Hub Gas Futures Contracts (as defined), as reported in The Wall Street Journal, for such contracts which expired in each of the five months prior to such month, (ii) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts, as reported in The Wall Street Journal, for such contracts which expire during such month and (iii) the closing settlement prices per MMBtu of Henry Hub Gas Futures Contracts determined as of the contract settlement date for such month, as reported in The Wall Street Journal, for such contracts which expire in each of the six months following such month. A Henry Hub Gas Futures Contract is defined as a gas futures contract for gas to be delivered to the Henry Hub, which is traded on the New York Mercantile Exchange.
      The purchase price paid to NGT pursuant to the Gas Purchase Contract is a wellhead price and title to the gas purchased pursuant to the Gas Purchase Contract passes to Eastern Marketing at the point of delivery. Payments to NGT for gas purchased pursuant to the Gas Purchase Contract are made by Eastern Marketing on or before the tenth day of the third calendar month following the end of each calendar quarter.
      The trust agreement provides that the trustee may not agree to any amendment to the Gas Purchase Contract which would materially and adversely affect the revenues to NGT without the approval of the holders of a majority of the outstanding trust units. The trust agreement also provides that the Gas Purchase Contract may not be terminated by NGT without the approval of the holders of a majority of the outstanding trust units. The Gas Purchase Contract and the trust agreement have been filed as exhibits to NGT’s Form 10-K for the year ended December 31, 2005. The foregoing summary of the principal provisions of the Gas Purchase Contract, and certain provisions of the trust agreement, is qualified in its entirety by reference to the terms of such agreements as set forth in such exhibits.
      Eastern Marketing’s rights and obligations under the Gas Purchase Contract are assignable under circumstances where the assignee unconditionally assumes Eastern Marketing’s obligations under the Gas Purchase Contract only if such assignee (or assignee’s parent corporation if such parent guarantees the assignee’s obligations) has a rating assigned to its unsecured long-term debt by Moody’s Investor Service of at least Baa+ and by Standard & Poor’s Corporation of at least BBB-. Under such circumstances, Eastern Marketing and Eastern American would be released from their obligations under the Gas Purchase Contract.

Performance Support for Gas Purchase Contract
      Gas production attributable to the Net Profits Interests will be purchased by Eastern Marketing pursuant to the Gas Purchase Contract, which expires upon the Liquidation Date of NGT. Eastern American has agreed to make payment under a standby performance agreement to the extent such payments are not made by Eastern Marketing under the Gas Purchase Contract.

Distributions and Income Computations
      The Trustee determines for each quarter the amount of cash available for distribution to holders of Depositary Units and the Trust Units evidenced thereby. Such amount (the “Quarterly Distribution Amount”) is equal to the excess, if any, of (i) the cash that the Trust receives on or before the tenth day of the third month after the end of each calendar quarter ending before the Trust is dissolved and that is attributable to production from the Net Profits Interest held by the Trust during that calendar quarter, plus, with certain exceptions, any other cash receipts of the Trust during such quarter, over (ii) the liabilities of the Trust paid during such quarter, subject to adjustments for changes made by the Trustee during such quarter in any cash reserves established for the payment of contingent or future obligations of the Trust. Quarterly Distribution Amounts for each of the quarters in 2005 were $0.50, $0.51, $0.64, and $0.67 respectively. Based on the payment procedures relating to the Net Profits Interests, cash received by the Trustee in a particular quarter from the Net Profits Interests reflects actual gas production for a portion of such quarter and a

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

production estimate for the remainder of such quarter, such estimate to be adjusted to actual production in the following quarter. The Quarterly Distribution Amount for each quarter is payable to Unitholders of record on the last day of the second month following the end of such calendar quarter or such later date as the Trustee determines is required to comply with legal or stock exchange requirements (“Quarterly Record Date”). It is expected that the Trustee will continue to be able to distribute cash on or before the 15th day (or the next succeeding business day following such day if such day is not a business day) of the third month following the end of each calendar quarter to each person who was a Unitholder of record on the Quarterly Record Date, together with interest earned on such Quarterly Distribution Amount from the date of receipt thereof by the Trustee to the payment date.
      The net taxable income of NGT for each calendar quarter is reported by the trustee for tax purposes as belonging to the holders of record to whom the Quarterly Distribution Amount was or will be distributed. Assuming that NGT will be classified for tax purposes as a “grantor trust,” the net taxable income will be realized by the holders for tax purposes in the calendar quarter received by the trustee, rather than in the quarter distributed by the trustee. Thus, a unitholder’s taxable income for a taxable year may differ from the cash the unitholder receives during that year. In addition, taxable income of a holder will differ from the Quarterly Distribution Amount because the zero coupon bonds will be treated as generating interest income for tax purposes. There may also be minor variances because of the possibilities that a reserve will be established in one quarter that will not give rise to a tax deduction until a subsequent quarter, an expenditure paid for in one quarter will have to be amortized for tax purposes over several quarters, or for other reasons.
      Each holder of depositary units (including the underlying trust units) of record as of the record date for the final quarter of NGT’s existence will be entitled to receive a liquidating distribution equal to a pro rata portion of the net proceeds from the sale of the Royalty NPI (to the extent not previously distributed) and a pro rata portion of the proceeds from the matured zero coupon bonds.

Sale and Abandonment of Underlying Properties; Sale of Royalty NPI
      Eastern American and any transferees have the right to abandon any well or working interest included in the Underlying Properties if, in its opinion, such well or property ceases to produce or is not capable of producing in commercially paying quantities. To reduce or eliminate the potential conflict of interest between Eastern American and NGT in determining whether a well is capable of producing in paying quantities, Eastern American is required under the Conveyances to make any such determination as would a reasonably prudent operator in the Appalachian Basin if it were acting with respect to its own properties, disregarding (i) the existence of the Net Profits Interests as a burden on such property and (ii) the direct or indirect effect, financial or otherwise, on Eastern American or any of its affiliates that may result from the performance by Eastern Marketing of its obligations under the Gas Purchase Contract.
      Eastern American has the right, pursuant to the Conveyances, to sell all or any portion of the Underlying Properties without restrictions; however, the purchaser of any of the Underlying Properties will acquire such Underlying Properties subject to the Net Profits Interests relating thereto (except in certain circumstances described below where NGT may be required to release the Net Profits Interests, subject to its receipt of the fair value thereof). Any such purchaser will be subject to the same standards of conduct with respect to development, operation and abandonment of such Underlying Properties as set forth in the preceding paragraph.
      Eastern American may sell the Underlying Properties, subject to and burdened by the Net Profits Interests, without the consent of NGT or the unitholders. In addition, until January 1, 2010, Eastern American can require NGT to release the net profits interests associated with the sale of wells, regardless of number of wells sold, provided that such releases cannot exceed an aggregate value to NGT of $500,000 during any 12 month period. Sales subsequent to January 1, 2010 may be made without regard to dollar limitations. These releases will be made only in connection with a sale by Eastern American of the Underlying

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Properties and are conditioned upon NGT receiving an amount equal to the fair value to NGT of such Net Profits Interests (taking into account the existence of the Gas Purchase Contract with respect to the gas attributable to the Net Profits Interests to be released). Any proceeds paid to NGT are distributable to unitholders for the quarter in which they are received.
      The trustee is required to sell all of the Royalty NPI after May 15, 2012 and prior to the Liquidation Date. The proceeds of such sale, together with the matured face amount of the zero coupon bonds, will be distributed to unitholders on or prior to the Liquidation Date. Under the trust agreement, Eastern American has a right of first refusal to purchase any of the Royalty NPI at the fair value to NGT, or if applicable the offered third-party price, prior to the Liquidation Date.
The Underlying Properties
      General. The Underlying Properties are comprised of Eastern American’s working interests in certain properties located in the Appalachian Basin states of West Virginia and Pennsylvania. As of December 31, 2005 and March 31, 2006, such properties consisted of 671 producing gas wells. The working interests of Eastern American comprising the Underlying Properties are held under leases and farm-out agreements with third parties. Such working interests are subject to landowner’s royalties (typically 12 1/2%) and may be subject to additional royalties or other obligations burdening the working interests. Such royalties do not bear lease operating expenses, but reduce the revenue interests attributable to the Underlying Properties. Eastern American’s interests comprising the Underlying Properties represent, on average, a working interest of approximately 90% and a net revenue interest of approximately 76%. As of December 31, 2005, proved developed reserves attributable to the Net Profits Interests (reflecting quantities of gas free of future costs and expenses based on estimated prices) were approximately 17,263 MMcf. (See “Reserves”).
      The Appalachian Basin is a mature producing region with well known geologic characteristics. Substantially all of the wells comprising the Underlying Properties are relatively shallow, ranging from 2,500 to 5,500 feet, and many are completed to multiple producing zones. In general, the wells to which the Underlying Properties relate are proved producing properties with stable production profiles and generally long-lived production, often with total projected economic lives in excess of 25 years. Once drilled and completed, ongoing operating and maintenance requirements are low and only minimal, if any, capital expenditures are typically required.
      The Underlying Properties initially included 65 specified development well locations for the drilling of the Development Wells by Eastern American. Eastern American was obligated to bear the costs of drilling and completing the Development Wells. Eastern American has fulfilled its obligation with respect to the drilling of the Development Wells. (see Note 1 of Financial Statements attached hereto)
      Eastern American acquired its interests in the Underlying Properties under or through (i) oil and gas leases granted by the mineral owner directly to Eastern American, (ii) assignments of oil and gas leases by the lessee who originally obtained the leases from the mineral owner, (iii) farm-out agreements that grant Eastern American the right to earn interests in the properties covered by such agreements by drilling wells and (iv) the acquisitions of oil and gas interests by Eastern American.
      After NGT was formed, 59 of the 65 Development Wells were drilled and completed. The remaining six Development Wells were not drilled. Clear title to two of the Development Wells could not be established, and they were excluded from NGT in accordance with the conveyance transferring them to NGT. Eastern American asserted the remaining four undrilled Development Wells, if drilled, would be too close to then existing wells on the property or an adjoining property, and thereafter settled its dispute with NGT about drilling those four Development Wells by agreeing instead to pay NGT annually for the annual volume of gas projected to be produced from those Development Wells as if they had been drilled.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

      NGT agreed that in lieu of drilling these closely offset Development Wells, Eastern American could provide NGT, on an annual basis commencing on April 1, 1997, and over the remaining life of NGT, a volume of gas which is equal to the projected volumes of the wells as if they had been drilled. These volumes have been estimated by Ryder Scott Company, independent petroleum engineers. During the quarter ended March 31, 2006, an additional volume of 4,457 Mcf was delivered to NGT, as compared to 4,822 Mcf for the quarter ended March 31, 2005. These additional volumes fulfill Eastern American’s obligation to provide volumes for Development Wells that had been closely offset by third parties.
      Eastern American has fulfilled its obligation with respect to the drilling of the Development Wells. Since the inception of NGT, Eastern has drilled a total of 59 Development Wells, which are online and producing.
      Production from the wells to which the Underlying Properties relate is typically subject to (i) landowner royalties and other burdens and obligations retained under oil and gas leases, (ii) overriding royalty interests and (iii) interests of other working interest owners in the wells. The royalty and overriding interests entitle the holders thereof to a certain percentage of the oil and gas produced from the wells or the proceeds therefrom and are generally delivered free of all expenses of production but may be subject to post-production costs, such as production or gathering taxes, costs to treat the gas to render it marketable, and certain transportation or gathering costs. Royalty interests are usually reserved by the lessor under an oil and gas lease. Overriding royalty interests are carved out of a lessee’s share of production under an oil and gas lease and are generally reserved by a predecessor in title or reserved under farm-out agreements.
      A farm-out agreement is typically an agreement under which a lessee under an oil and gas lease (the “Farmor”) grants to another party the right to drill wells on the tract covered by such lease and to earn certain acreage for drilling such wells. In the Appalachian Basin, the Farmor generally receives a well location fee and reserves an overriding royalty interest in the wells which typically ranges from 3.25% to 6.25%. Farm-out agreements typically provide that wells must be drilled and completed as a condition to a transfer by the Farmor of the interest in the underlying lease.

Reserves
      Proved Reserves of Underlying Properties and Net Profits Interests. The following table sets forth, as of December 31, 2005, certain estimated proved reserves, estimated future net revenues and the discounted present value thereof attributable to the Underlying Properties, the Royalty NPI and the Term NPI, in each case derived from a report of oil and gas reserves attributable to NGT as of December 31, 2005 prepared by Ryder Scott Company (the “Reserve Report”). Proved reserve quantities attributable to the Net Profits Interests are calculated by subtracting an amount of gas sufficient, if sold at the prices used in preparing the reserve estimates, to pay the future estimated costs and expenses deducted in the calculation of Net Proceeds. Accordingly, the reserves attributable to the Net Profits Interests reflect quantities of gas that are free of future costs or expenses if the price and cost assumptions set forth in the Reserve Report occur. A decrease in the price assumption, or an increase in the cost assumption used in the Reserve Report would reduce the estimates of proved reserves, future net revenues and discounted future net revenues, set forth herein and in the Reserve Report. The Term NPI excludes production beyond the earlier of May 15, 2013 or such time as 41,683 MMcf of gas has been produced which is attributable to Eastern American’s net revenue interests in the properties burdened by the Term NPI. The discounted present value of estimated future net revenues was

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

determined using a discount rate of 10% in accordance with applicable requirements. A copy of the Reserve Report is filed as an exhibit to NGT’s Annual Report on Form 10-K for the year ended December 31, 2005.

	Proved Gas Reserves				Discounted
				Estimated	Estimated
		(MMcf)		Future Net	Future Net
	Developed	Undeveloped	Total	Revenues(2)	Revenues(2)(3)

				(Dollars in thousands)
Underlying Properties(1)	34,653	0	34,653	$382,226	$154,236

Net Profits Interests:
Royalty NPI	11,266	0	11,266	$141,923	$59,278
Term NPI	5,997	0	5,997	75,540	54,992

Total	17,263	0	17,263	$217,463	$114,270

(1)	Reserve volumes and estimated future net revenues for Underlying Properties reflect volumes and revenues distributable to Eastern American’s entire net revenue interest with respect to the Underlying Properties.

(2)	The effects of depreciation, depletion and federal income tax have not been taken into account in estimating future net revenues. Estimated future net revenues and discounted estimated future net revenues are not intended, and should not be interpreted, as representing the fair market value for the estimated reserves.

(3)	The gas price used in determining this Discounted Estimated Future Net Revenues was $12.561 per Mcf.
      The value of the depositary units and NGT trust units are substantially dependent upon the proved reserves and production levels attributable to the Net Profits Interests. There are many uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the timing of development expenditures, if any. The reserve data set forth herein, although prepared by independent engineers in a manner customary in the industry, are estimates only, and actual quantities and values of gas are likely to differ from the estimated amounts set forth herein. In addition, the discounted present values shown herein were prepared using guidelines established by the SEC and Financial Accounting Standards Board for disclosure of reserves and should not be considered representative of the market value of such reserves or the depositary units or NGT trust units evidenced thereby. A market value determination would include many additional factors.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

General
      The Trust does not conduct any operations or activities. The Trust’s purpose is, in general, to hold the Net Profits Interests, to distribute to Unitholders cash which the Trust receives in respect of the Net Profits Interests and to perform certain administrative functions in respect of the Net Profits Interests and the Depositary Units. The Trust derives substantially all of its income and cash flows from the Net Profits Interests.
      Under the Gas Purchase Contract, Eastern Marketing purchases gas from the Trust at a variable price for any quarter equal to the Henry Hub Average Spot Price (as defined) per MMBtu plus $0.30 per MMBtu, multiplied by 110% to effect a fixed adjustment for Btu content. The Henry Hub Average Spot Price is defined as the price per MMBtu determined for any calendar quarter equal to the price obtained with respect to each of the three months in such quarter, in the manner specified below, and then taking the average of the prices determined for each of such three months. The price determined for any month of such quarter is equal to the average of (i) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts (as

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

defined), as reported in The Wall Street Journal, for such contracts which expired in each of the five months prior to such month, (ii) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts, as reported in The Wall Street Journal, for such contracts which expire during such month and (iii) the closing settlement price per MMBtu of Henry Hub Gas Futures Contracts determined as of the contract settlement date for such month, as reported in The Wall Street Journal, for such contracts which expire in each of the six months following such month. A Henry Hub Gas Futures Contract is defined as a gas futures contract for gas to be delivered to the Henry Hub which is traded on the New York Mercantile Exchange.
      Accordingly, the price payable to the Trust for production may vary based on fluctuations in natural gas futures prices during the relevant calculation period. The price payable to the Trust will have a direct impact, positively or negatively, on the quarterly distributions payable by the Trust to the Unitholders.
      Eastern American had a disagreement with the Trust over Eastern American’s obligation to drill certain Development Wells that were closely offset by third parties. The Trust agreed that in lieu of drilling these closely offset Development Wells, Eastern American could provide the Trust, on an annual basis commencing on April 1, 1997, and over the remaining life of the Trust, a volume of gas which is equal to the projected volumes of the wells as if they had been drilled. These volumes have been estimated by Ryder Scott Company, independent petroleum engineers. During the quarter ended March 31, 2006, an additional volume of 4,457 Mcf was delivered to the Trust, as compared to 4,822 Mcf for the quarter ended March 31, 2005. These additional volumes fulfill Eastern American’s obligation to provide volumes for Development Wells that had been closely offset by third parties. Eastern American has fulfilled its obligation with respect to the drilling of the Development Wells. Since the inception of the Trust, Eastern has drilled a total of 59 Development Wells, which are online and producing.
      During 2002, Eastern American was asked to sell 3 wells in which the Trust owned a Net Profits Interest (the Western Pocahontas #7, #8 and #10 wells). The party seeking to purchase the wells owned the right to mine for coal on such properties (the “Coal Lessee”). The Coal Lessee stated that the wells would materially interfere with the Coal Lessee’s proposed mining operations.
      Eastern American reviewed the Trust Agreement and production from these wells, and determined that the Net Profits Interest associated with the Western Pocahontas #7 well accounted for more than 0.25% of the total production from the Underlying Properties for the prior twelve (12) month period. Eastern American advised the Coal Lessee that it could not sell this well.
      Subsequently, the Coal Lessee asserted that the coal estate in the relevant Underlying Properties was the dominate estate and that under the relevant oil and gas leases and applicable case law, the Coal Lessee could cause the Trust and Eastern American to plug and abandon the well. Eastern American and the Trust did not necessarily agree with the Coal Lessee position, however, and in an effort to avoid litigation, the Trust and Eastern American entered into a Settlement Agreement and Release of All Claims with the Coal Lessee pursuant to which Eastern agreed to sell the Western Pocahontas #7 well for the amount of $426,187. The Trust’s share of the proceeds of $303,438 was included in Distributable Income to the Trust during the year ended December 31, 2002. The Coal Lessee purchased the two additional wells, the Western Pocahontas #8 and #10 for the amount of $209,561. The Trust’s share of the proceeds of $188,605 was also included in the Distributable Income of the Trust during the year ended December 31, 2002.
      During 2003, a Coal Lessee contacted Eastern American and inquired as to whether it would sell the U.S. Steel Well #26, which is a well in which the Trust owns a Net Profits Interests. The Coal Lessee stated that the well would materially interfere with the Coal Lessee’s proposed mining operations. Eastern American reviewed the Trust Agreement and production from this well to determine if it could cause the Trust to sell its Net Profits Interest in the well. Upon review, it was discovered that the Net Profits Interests associated with the U.S. Steel #26 well accounted for less than 0.25% of the total production from the Underlying Properties for the prior twelve (12) month period. Eastern American advised the Coal Lessee that it could sell this well.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Eastern American received $11,437 for the sale of the U.S. Steel Well #26. The Trust’s share of the proceeds of $10,293 was included in the Distributable Income of the Trust during the year ended December 31, 2003.
      During 2004, an oil and gas company contacted Eastern American and inquired as to whether it would sell certain assets situated in Centre County, Pennsylvania including the Horne #1, Horne #2 and Horne #15 wells (the Horne Underlying Properties), which are wells in which the Trust owns a Net Profits Interests. Eastern American reviewed the Trust Agreement and certified to the Trustee that: (i) the gross purchase price to be received by Eastern American for the sale of the Horne Underlying Properties in a single transaction or a series of related transactions was less than $500,000; (ii) the Assignee of the Horne Underlying Properties was not an Affiliate of Eastern American; (iii) the aggregate sale proceeds of $80,205 to be received by the Trust from Eastern American (the Trust’s Horne Sale Proceeds) represented the fair value to the Trust for Net Profits Interests to be released by the Trustee in connection with Eastern American’s sale of the Horne Underlying Properties; and (iv) the Trust’s Horne Sale Proceeds plus the aggregate sale proceeds received by the Trust pursuant to Section 3.02(b)(ii) of the Trust Agreement with respect to all other Net Profits Interests previously released by the Trustee pursuant to Section 3.02(b) during the most recently completed twelve calendar months did not exceed $500,000. Eastern American advised the oil and gas company that it could sell these wells. The Trust’s share of the proceeds of $80,205 was included in the Distributable Income of the Trust during the year ended December 31, 2004.
      Also, during 2004, a landowner contacted Eastern American to inquire about the sale of certain wells located on the landowner’s property, including the Wurst #2 well, which is a well in which the Trust owns a Net Profits Interest. Eastern certified to the Trust that, (i) the Assignee of the Wurst #2 was not an Affiliate of Eastern and, (ii) the aggregate sale proceeds to be received from all other sales of wells in which the Trust owns a Net Profits Interest and previously released by the Trust during the preceding twelve (12) calendar months did not exceed $500,000. The Wurst #2 well was found to be uneconomic to operate and was subject to plugging and abandonment by Eastern American if not assigned to the landowner. Eastern American advised the landowner that it could assign this well. The Wurst #2 well had no value and no cash distribution was made to the Trust.
      Over the remaining life of the Trust, additional wells may need to be disposed of for similar or other reasons.
      The Trust is responsible for paying the Trustee’s fees and all legal, accounting, engineering and stock exchange fees, printing costs and other administrative expenses incurred by or at the direction of the Trustee. The total of all Trustee fees and Trust administrative expenses for 2004 was $695,805, including the Trustee’s fee of $45,000. In addition to such expenses, in 2004, the Trust paid Eastern American an overhead reimbursement of $306,592. The overhead reimbursement increases by 3.5% per year and is payable quarterly.
      On December 8, 2004 the Trust announced approval by the Trust Unitholders of a proposal to elect JPMorgan Chase to serve as successor trustee of the Trust upon the effective date of the resignation of The Bank of New York as trustee of and depositary for the Trust and to amend the Trust Agreement to change the compensation of the Trustee. The resignation of The Bank of New York took effect on January 1, 2005. As successor trustee, JPMorgan Chase will receive annual compensation of $108,000, plus fees and expenses.
      During the last two quarters of 2005, the Trust incurred substantially increased fees for professional services relating to the Ensource exchange offer. These expenses, and any other expenses, will decrease distributions to the Unitholders. Expenses relating to the Ensource exchange offer incurred by the Trust during 2005 total approximately $725,798, including $418,639 for fees and expenses the Trust paid to a financial advisory firm in connection with its analysis of the Ensource exchange offer. In addition, the Trust has incurred and is likely to continue to incur additional increased legal and other expenses relating to the Ensource exchange offer. The aggregate amount of future additional expenses could be substantially greater or less than the 2005 expenses. The Trust incurred approximately $146,352 of expenses relating to the initial Ensource exchange offer in the three-month period ended March 31, 2006.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

      The costs the Trust incurs in the future will fluctuate depending primarily on the expenses the Trust incurs for professional services, particularly legal, accounting and engineering services. If Ensource makes a substantially different offer to acquire control of the Trust, the Trust could incur substantial additional fees for additional financial advisory services and other professional and administrative expenses.

Critical Accounting Policies
      The following is a summary of the critical accounting policies followed by the Trust.

Basis of Accounting
      The financial statements of the Trust differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America due to the following; i) certain cash reserves may be established for contingencies which were not accrued in the financial statements; ii) amortization of the Net Profits Interests in gas properties is charged directly to Trust Corpus; and iii) the sale of the Net Profits Interests is reflected in the Statements of Distributable Income as cash proceeds to the Trust.

Net Profits Interests in Gas Properties
      The Net Profits Interests in gas properties are periodically assessed to determine whether their net capitalized cost is impaired. The Trust will determine if a writedown is necessary to its investment in the Net Profits Interests in gas properties to the extent that total capitalized costs, less accumulated amortization, exceed undiscounted future net revenues attributable to proved gas reserves of the Underlying Properties. The Trust will then provide a writedown to the extent that the net capitalized costs exceed the discounted future net revenues attributable to proved gas reserves of the Underlying Properties. Any such writedown would not reduce distributable income, although it would reduce Trust Corpus.
      Amortization of the Net Profits Interests in gas properties is calculated on a units-of-production basis, whereby the Trust’s cost basis in the properties is divided by total Trust proved reserves to derive an amortization rate per reserve unit. Such amortization does not reduce distributable income, rather it is charged directly to Trust Corpus. Revisions to estimated future units-of-production are treated on a prospective basis beginning on the date significant revisions are known.
      The Net Profits Interest impairment test and the determination of amortization rates are dependent on estimates of proved gas reserves attributable to the Trust. Numerous uncertainties are inherent in estimating reserve volumes and values, including economic and operating conditions, and such estimates are subject to change as additional information becomes available.

Income Taxes
      Tax counsel to the Trust advised the Trust at the time of formation that, under then current tax laws, the Trust would be classified as a grantor trust for federal and state income tax purposes and, therefore, would not be subject to taxation at the Trust level. The Trust continues to be tax exempt. Accordingly, no provision for federal or state income taxes has been made. However, the opinion of tax counsel is not binding on taxing authorities.
Liquidity and Capital Resources
      The Trust has no source of liquidity or capital resources other than the distributions received from the Net Profits Interests.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

      In accordance with the provisions of the Conveyances, generally all revenues received by the Trust, net of Trust administrative expenses and the amount of established reserves, are distributed currently to the Unitholders.
      The Trust did not have any contractual obligations as of December 31, 2005. At March 31, 2006, the Trust had accounts payable of $139,440 and distributions payable of $4,384,616.
Results of Operations

Comparison of Results of Operations for Three Months Ended March 31, 2006 and Three Months Ended March 31, 2005
      The Trust’s distributable income was $4,384,616 for the three months ended March 31, 2006 as compared to $2,958,167 for the three months ended March 31, 2005. This increase was due to an increase in Royalty Income for the three months ended March 31, 2006 of $5,363,086 as compared to the three months ended March 31, 2005 of $3,648,398. The increase in Royalty Income was due to an increase in the price payable to the Trust under the Gas Purchase Contract as discussed below ($11.565 per Mcf for the three months ended March 31, 2006 as compared to $7.455 per Mcf for the three months ended March 31, 2005). This increase was offset by a decrease in production of gas attributable to the Net Profits Interests for the three months ended March 31, 2006 (467 Mmcf) as compared to the three months ended March 31, 2005 (491 Mmcf). The decline in production is primarily attributable to natural production declines. Taxes on production and property were $390,983 for the three months ended March 31, 2006 as compared to $253,671 for the three months ended March 31, 2005. The increase in taxes is due directly to the increase in Royalty Income as discussed above. Trust general and administrative expenses were $447,220 for the three months ended March 31, 2006 as compared to $303,473 for the three months ended March 31, 2005. This increase in general and administrative expense was primarily related to professional service fees of $143,747, most of which were incurred as a direct result of the Ensource exchange offer.
      The price payable to the Trust for gas production attributable to the Net Profits Interests was $11.565 per Mcf for the three months ended March 31, 2006 and $7.455 per Mcf for the three months ended March 31, 2005. The price per Mcf was higher for the three months ended March 31, 2006 than for the corresponding three month period ended March 31, 2005 due to an increase in the average spot market price for gas delivered at the Henry Hub near Henry, Louisiana ($10.213 per Dth for the three months ended March 31, 2006 as compared to $6.477 per Dth for the three months ended March 31, 2005).

2005 Compared with 2004
      The Trust’s distributable income was $14,597,387 for the twelve months ended December 31, 2005 as compared to $12,019,847 for the twelve months ended December 31, 2004. This increase was due to an increase in Royalty Income for the twelve months ended December 31, 2005 ($18,179,459) as compared to the twelve months ended December 31, 2004 ($14,449,208). The increase in Royalty Income was due to an increase in the average price payable to the Trust under the Gas Purchase Contract as discussed below ($9.315 per Mcf for the twelve months ended December 31, 2005; $6.989 per Mcf for the twelve months ended December 31, 2004). This increase was offset by a decrease in production of gas attributable to the Net Profits Interests for the twelve months ended December 31, 2005 (1,956 Mmcf) as compared to the twelve months ended December 31, 2004 (2,068 Mmcf). The decline in production is primarily attributable to natural production declines and the sale of wells. Taxes on production and property were $1,256,330 for the twelve months ended December 31, 2005 as compared to $989,430 for the twelve months ended December 31, 2004. The increase in taxes is due directly to the increase in Royalty Income as discussed above. The production tax for the quarter also includes one month of charges related to a new West Virginia tax on the Severance of Natural Resources that is effective for gas produced after November 30, 2005. The additional Severance Tax rate is four and seven-tenths cents per MCF. Trust general and administrative expenses were

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

$1,791,894 for the twelve months ended December 31, 2005 as compared to $1,002,397 for the twelve months ended December 31, 2004. The increase of $789,497 in general and administrative expenses was due primarily to professional fees of approximately $725,798 incurred as a direct result of the Ensource exchange offer as described on Page 2. The distributable income includes no Cash Proceeds on Sale of Net Profits Interests for the period ended December 31, 2005, while $80,205 was recognized in the corresponding prior twelve months.
      During the twelve months ended December 31, 2005, the Trustee added an additional $885,000 to the cash reserve balance compared to the twelve months ended December 31, 2004 in the amount of $100,000. This reserve was established to facilitate the payment of vendor invoices on a timely basis. The increase of this reserve reduced the Distribution Amount by $885,000 or $0.15 per unit for the twelve months ended December 31, 2005 and by $100,000 or $0.0169 per unit for the twelve months ended December 31, 2004. Amortization of Nets Profits Interests in Gas Properties was $3,321,243 for the twelve months ended December 31, 2005 as compared to $3,818,158 for the twelve months ended December 31, 2004. This decrease was due to the decrease in production volumes and a decrease in the depletion rate to $1.6976 for the twelve months ended December 31, 2005 from $1.8465 for the year ended December 31, 2004, due to higher reserves.
      The average price payable to the Trust for gas production attributable to the Net Profits Interests was $9.315 per Mcf for the twelve months ended December 31, 2005 and $6.989 per Mcf for the twelve months ended December 31, 2004. The price per Mcf was higher for the twelve months ended December 31, 2005 than for the corresponding twelve month period ended December 31, 2004 due to an increase in the average spot market price for gas delivered at the Henry Hub near Henry, Louisiana ($8.168 per Dth for the twelve months ended December 31, 2005; $6.054 per Dth for the twelve months ended December 31, 2004).

2004 Compared with 2003
      The Trust’s distributable income was $12,019,847 for the twelve months ended December 31, 2004 as compared to $10,947,816 for the twelve months ended December 31, 2003. This increase was due to an increase in Royalty Income for the twelve months ended December 31, 2004 ($14,449,208) as compared to the twelve months ended December 31, 2003 ($13,177,510). The increase in Royalty Income was due to an increase in the average price payable to the Trust under the Gas Purchase Contract as discussed below ($6.989 per Mcf for the twelve months ended December 31, 2004; $6.086 per Mcf for the twelve months ended December 31, 2003). This increase was offset by a decrease in production of gas attributable to the Net Profits Interests for the twelve months ended December 31, 2004 (2,068 Mmcf) as compared to the twelve months ended December 31, 2003 (2,161 Mmcf). The decline in production is primarily attributable to natural production declines and the sale of wells. Taxes on production and property were $989,430 for the twelve months ended December 31, 2004 as compared to $897,881 for the twelve months ended December 31, 2003. The increase in taxes is due directly to the increase in Royalty Income as discussed above. Trust general and administrative expenses were $1,002,397 for the twelve months ended December 31, 2004 as compared to $833,027 for the twelve months ended December 31, 2003. The increase in general and administrative expenses was due primarily to an increase in legal fees of $64,234 and $51,406 in direct expenses related to the resignation of the former trustee and the appointment of a successor trustee. The distributable income includes Cash Proceeds on Sale of Net Profits Interests of $80,205 for the period ended December 31, 2004, while $10,293 was recognized in the corresponding prior twelve months.
      During the twelve months ended December 31, 2004, the Trustee added an additional $100,000 to the cash reserve balance which was established during the twelve months ended December 31, 2003 in the amount of $215,000. This reserve was established to facilitate the payment of vendor invoices on a timely basis. The establishment and subsequent increase of this reserve reduced the Distribution Amount by $100,000 or $0.0169 per unit for the twelve months ended December 31, 2004 and by $215,000 or $0.0365 per unit for the twelve months ended December 31, 2003. Amortization of Nets Profits Interests in Gas Properties was

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

$3,818,158 for the twelve months ended December 31, 2004 as compared to $4,053,133 for the twelve months ended December 31, 2003. This decrease was primarily due to the decrease in production volumes.
      The average price payable to the Trust for gas production attributable to the Net Profits Interests was $6.989 per Mcf for the twelve months ended December 31, 2004 and $6.086 per Mcf for the twelve months ended December 31, 2003. The price per Mcf was higher for the twelve months ended December 31, 2004 than for the corresponding twelve month period ended December 31, 2003 due to an increase in the average spot market price for gas delivered at the Henry Hub near Henry, Louisiana ($6.054 per Dth for the twelve months ended December 31, 2004; $5.233 per Dth for the twelve months ended December 31, 2003).

Off-Balance Sheet Arrangements
      The Trust does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Trust’s financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Other Information

United States Treasury Obligations
      For the calendar year ended March 31, 2006, the high and low closing prices of the Treasury Obligations (which have $1,000 face principal amount), as quoted in the over-the-counter market for United States Treasury obligations, were $728.21 and $707.24, respectively. On March 31, 2006, the closing price of the Treasury Obligations, as quoted on such market, was $708.20.
      The Trust provides Unitholders with the option to separate the related Treasury Obligation from the Trust Units. Upon exercising this option, the Trustee transfers such Trust Units from the name of the Depositary for the name of the withdrawing Unitholder. As of May 1, 2006, this option was exercised on 19,900 Trust Units.
      Proved Reserves of Underlying Properties and Net Profits Interests. The following table sets forth, as of December 31, 2005, certain estimated proved reserves, estimated future net revenues and the discounted present value thereof attributable to the Underlying Properties, the Royalty NPI and the Term NPI, in each case derived from a report of oil and gas reserves attributable to the Trust as of December 31, 2005 prepared by Ryder Scott Company (the “Reserve Report”). Proved reserve quantities attributable to the Net Profits Interests are calculated by subtracting an amount of gas sufficient, if sold at the prices used in preparing the reserve estimates, to pay the future estimated costs and expenses deducted in the calculation of Net Proceeds. Accordingly, the reserves attributable to the Net Profits Interests reflect quantities of gas that are free of future costs or expenses if the price and cost assumptions set forth in the Reserve Report occur. A decrease in the price assumption, or an increase in the cost assumption used in the Reserve Report would reduce the estimates of proved reserves, future net revenues and discounted future net revenues, set forth herein and in the Reserve Report. The Term NPI excludes production beyond the earlier of May 15, 2013 or such time as 41,683 MMcf of gas has been produced which is attributable to Eastern American’s net revenue interests in the properties burdened by the Term NPI. The discounted present value of estimated future net revenues was

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

determined using a discount rate of 10% in accordance with applicable requirements. A copy of the Reserve Report is included as Exhibit A hereto.

	Proved Gas Reserves				Discounted
				Estimated	Estimated
		(MMcf)		Future Net	Future Net
	Developed	Undeveloped	Total	Revenues(2)	Revenues(2)(3)

				(dollars in thousands)
Underlying Properties(1)	34,653	0	34,653	$382,226	$154,236

Net Profits Interests:
Royalty NPI	11,266	0	11,266	$141,923	$59,278
Term NPI	5,997	0	5,997	75,540	54,992

Total	17,263	0	17,263	$217,463	$114,270

(1)	Reserve volumes and estimated future net revenues for Underlying Properties reflect volumes and revenues distributable to Eastern American’s entire net revenue interest with respect to the Underlying Properties.

(2)	The effects of depreciation, depletion and federal income tax have not been taken into account in estimating future net revenues. Estimated future net revenues and discounted estimated future net revenues are not intended, and should not be interpreted, as representing the fair market value for the estimated reserves.
      The value of the Depositary Units and the Trust Units evidenced thereby are substantially dependent upon the proved reserves and production levels attributable to the Net Profits Interests. There are many uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the timing of development expenditures, if any. The reserve data set forth herein, although prepared by independent engineers in a manner customary in the industry, are estimates only, and actual quantities and values of gas are likely to differ from the estimated amounts set forth herein. In addition, the discounted present values shown herein were prepared using guidelines established by the Securities and Exchange Commission (the “Commission”) and the Financial Accounting Standards Board for disclosure of reserves and should not be considered representative of the market value of such reserves or the Depositary Units or the Trust Units evidenced thereby. A market value determination would include many additional factors.
      The price assumptions used by Ryder Scott Company in preparing the reserve report were furnished to Ryder Scott Company by Eastern American Energy Corporation and were prepared in accordance with applicable SEC guidelines and the terms of the Gas Purchase Contract between the Trust and Eastern Marketing Corporation. The price under the Gas Purchase Contract as of December 31, 2005 was $12.597 per Mcf and was based on the Henry Hub Average Spot Price (as defined in the Gas Purchase Contract) of $11.152 per Mmbtu.
Quantitative and Qualitative Disclosure About Market Risk
      The Trust does not engage in any operations, and does not utilize market risk sensitive instruments, either for trading purposes or for other than trading purposes. As described in detail elsewhere herein, the Depositary Units consist of beneficial ownership of one unit of beneficial interest in the Trust and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon Treasury Obligation maturing on May 15, 2013. Gas production attributable to the Net Profits Interest is sold to a wholly owned subsidiary of Eastern American pursuant to the Gas Purchase Contract described herein. Natural gas prices can fluctuate widely in response to many factors, all of which are outside of the control of the Trust, the Trustee and Eastern American.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Evaluation of Disclosure Controls and Procedures
      The Trustee maintains disclosure controls and procedures designed to ensure that information required to be disclosed by the Trust in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Trust is accumulated and communicated by several parties, including without limitation, the working interest owner, Eastern American Energy Corporation (“Eastern American”), and the independent reserve engineer to JPMorgan Chase Bank, N.A., as Trustee of the Trust, and its employees who participate in the preparation of the Trust’s periodic reports as appropriate to allow timely decisions regarding required disclosure. In addition, the Trustee is required by the Trust Agreement to engage and has engaged an independent registered public accounting firm to review the quarterly financial statements of the Trust and audit the annual financial statements of the Trust, which includes financial data provided by Eastern American.
      As of March 31, 2006, the Trustee carried out an evaluation of the Trustee’s disclosure controls and procedures. Mike Ulrich, as Trust Officer of the Trustee, has concluded that the disclosure controls and procedures are effective.
      Due to the contractual arrangements of (i) the Trust Agreement and (ii) the rights of the Trustee under the Conveyances regarding information furnished by Eastern American, there are certain potential weaknesses that may limit the effectiveness of disclosure controls and procedures established by the Trustee or its employees and their ability to verify the accuracy of certain financial information. The contractual limitations creating potential weaknesses in disclosure controls and procedures may be deemed to include:

•	Eastern American and its consolidated subsidiaries manage information relating to the Trust, including (i) historical operating data, including production volumes, marketing of products, operating and capital expenditures, environmental and other liabilities, the effects of regulatory changes and the number of producing wells and acreage, (ii) plans for future operating and capital expenditures and (iii) geological data relating to reserves; and

•	The independent reserve engineer, as an expert with respect to the annual reserve report, which includes projected production, operating expenses and capital expenses.
      Other than reviewing the financial and other information provided to the Trust by Eastern American and the independent reserve engineer, the Trustee made no independent or direct verification of this financial or other information. The Trustee does not intend to expand its responsibilities beyond those permitted or required by the Trust Agreement and those required under applicable law.
      The Trustee does not expect that the Trustee’s disclosure controls and procedures or the Trustee’s internal control over financial reporting will prevent all errors and all fraud. Further, the design of disclosure controls and procedures and internal control over financial reporting must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.
Changes in Internal Control Over Financial Reporting
      In connection with the evaluation by the Trustee of changes in internal control over financial reporting of the Trust that occurred during the Trust’s last fiscal quarter, no change in the Trust’s internal control over financial reporting was identified that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Trustee’s Report on Internal Control over Financial Reporting
      The Trustee is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) promulgated under the Securities and Exchange Act of 1934, as amended. The Trustee conducted an evaluation of the effectiveness of the Trust’s internal control over financial reporting based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on the Trustee’s evaluation under the framework in Internal Control-Integrated Framework, the Trustee concluded that the Trust’s internal control over financial reporting was effective as of December 31, 2005. The Trustee’s assessment of the effectiveness of the Trust’s internal control over financial reporting as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is included herein.
      A registrant’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A registrant’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the registrant; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the registrant s assets that could have a material effect on the financial statements.
      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate
The Zero Coupon Bonds
      The zero coupon bonds are $1,000 face amount zero coupon U.S. Treasury obligations maturing on May 15, 2013. The zero coupon bonds had a face amount of $118,000,000 at the time of formation of NGT. The withdrawn number of zero coupon bonds as of March 31, 2006 was the equivalent of $398,000 face value. For the calendar year ended March 31, 2006, the high and low closing prices of the zero coupon bonds (which have $1,000 face principal amount), as quoted in the over-the-counter market for United States Treasury obligations were $728.21 and $707.24, respectively. On March 31, 2006, the closing price per $1,000 face amount of the zero coupon bonds, as quoted on such market, was $708.20.

Reproduced from Eastern American Natural Gas Trust Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

MANAGEMENT
Management of the Partnership
      Because our General Partner is a limited liability company, our General Partner’s and our business and affairs are managed under the direction of its board of directors, whose members will be appointed by the General Partner’s members. The board of directors of our General Partner is responsible for all management duties, including the oversight of any agreements between the General Partner and the Operating Company, which will be entered into upon consummation of the Offer and thereafter. By virtue of our organizational structure, the General Partner will effectively provide to the Partnership certain of our management needs. We will reimburse our General Partner the costs of these services both on its behalf and on our behalf.
      Our General Partner will employ personnel to provide the administrative services necessary for our and our General Partner’s operations. Such services include accounting, tax, legal and other services. We will reimburse our General Partner for its costs and expenses in providing these services if such services are directly attributable to us, which will be deducted from cash available for distributions to unitholders.
The Board of Directors of Our General Partner
      The board of directors of our General Partner will consist of seven directors upon consummation of the Offer. Each director will hold office for a one-year term or until his successor is duly elected and qualified. Scott W. Smith, Jacob Roorda, Mark J. Warner and S.P. Johnson IV will remain as directors of the General Partner’s board of directors. Pursuant to the General Partner’s limited liability company agreement, each of Lehman and the Ospraie Parties has the right to designate either one or two directors to our General Partner’s board of directors depending on their ownership interests in our General Partner. Each of them has the right to designate two directors if such party in the aggregate owns membership interests with an aggregate sharing ratio that is equal or greater than 34% of the aggregate sharing ratio of the membership interest owned by such party or its respective affiliates immediately following the consummation of the Offer. One of each of their two designees must be independent under the independence requirements of the NYSE (including the requirements of the NYSE Arca) and SEC rules. Each of them has the right to designate one director if such party in the aggregate own membership interests in the General Partner with an aggregate sharing ratio that is equal to or greater than 20% but less than 34% of the membership interests owned by such party or its respective affiliates immediately following the consummation of the Offer.
      Immediately following the consummation of the Offer, Lehman will designate Messrs. J. Robert Chambers and Richard G. Zepernick, Jr., to serve on our General Partner’s board of directors, and the Ospraie Parties will designate John Duryea to serve on our General Partner’s board of directors. Messrs. Zepernick, Roorda, Johnson and Warner will each satisfy the independence requirements of the NYSE (including the requirements of NYSE Area) and SEC rules.
      In addition, Messrs. Smith and Eubank, for so long as they remain employees of the General Partner, have the right to designate one director to the board of directors of our General Partner. Messrs. Smith and Eubank have designated Mr. Smith as a member of the board of directors. Messrs. Smith and Eubank, together with the members of the board of directors designated by Lehman and the Ospraie Parties, have the right to designate two members to the board of directors and will designate Messrs. Jacob Roorda and S.P. Johnson IV to continue to serve as board members upon consummation of the Offer. Each of Messrs. Roorda and Johnson will satisfy the independence requirement of the New York Stock Exchange Group and SEC rules.
      The General Partner’s board of directors elects officers, who serve at the discretion of the board of directors. Our General Partner, through its board of directors, will manage the Partnership and will have the authority to approve, with respect to the General Partner, any of its subsidiaries and the Partnership, certain actions, including:

•	any acquisitions;

•	any transfer or abandonment of any properties or other assets or any interest in such properties or other assets;

•	the incurrence of any indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business);

•	the mortgage, pledge, assignment in trust or other encumbrance of any property or assets, or the assignment of any monies owed or to be owed, except for customary liens granted in the ordinary course or to secure any indebtedness for borrowed money as described immediately above;

•	any merger, exchange or consolidation, recapitalization or reorganization, dissolution, liquidation, winding up of affairs or the commencement of any bankruptcy;

•	enter into any commodity hedging transactions pertaining to oil, gas and related hydrocarbons and minerals, whereby more than 25% of the Partnership’s and/or the General Partner’s (including its subsidiaries) expected production from the proved developed producing reserves is hedged for the succeeding 12-month period or whereby the term of such hedging transaction exceeds two years;

•	the guarantee of the performance of any non-financing contract or other obligation of any person (other than the General Partner) other than in the ordinary course of business;

•	the authorization, offer, issuance or sale of any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities or the request of members for capital contributions;

•	any transaction involving us, the General Partner or any of its subsidiaries, on the one hand, and any member of the General Partner, on the other hand (subject to the approval by 66 2/3 % of the membership interest of the members of the General Partner that such transaction is fair, as set forth in the limited liability company agreement);

•	our operating budget or any changes thereto;

•	any change in our outside auditor;

•	the appointment of the General Partner’s independent petroleum engineer;

•	the compromise or settlement of any lawsuit, administrative matter or other dispute where the amount the General Partner, its subsidiaries or the Partnership may recover or be obligated to pay, as applicable, is in excess of the applicable amount set forth in the limited liability company agreement;

•	any amendment, modification or change in any material respect in any of our material agreements;

•	any amendment to the formation documents or other governing documents of Ensource Reserves or the Partnership;

•	any transaction with any of our affiliates, or any officer, director or employee of the General Partner or any affiliate of any officer, director or employee of the General Partner; and

•	any action or approval to enter into any binding agreement with respect to the foregoing.
      In addition, certain actions may not be taken without the approval of the members of the General Partner, many of which overlap certain actions that may not be taken without also having the approval of the board of directors. The following actions may not be taken by the General Partner without the approval of at least 66 2/3 % of the membership interests of its members (and to the extent it has the legal power and authority) the General Partner shall cause its subsidiaries and the Partnership not to take the following actions:

•	expenditures during any one-year period in excess of $15 million for one or more acquisitions;

•	transfers, during any one-year period, of or abandonment of any properties or other assets or any interest in such properties or other assets, involving assets valued at or involving net proceeds of more than $15 million in the aggregate;

•	incurrence of any indebtedness for borrowed money (not including trade payables incurred in the Partnership’s or in the General Partner’s (or any of its subsidiaries) ordinary course of business) on behalf of the Partnership or the General Partner (or any of its subsidiaries) of more than $5 million outstanding at any one time;

•	mortgage, pledge, assignment in trust or otherwise encumber any property or assets of the General Partner, or assign any monies owed or to be owed to the General Partner, except for customary liens granted in the ordinary course of business to secure indebtedness for borrowed money as described immediately above;

•	enter into any merger, exchange or consolidation; effect a recapitalization or reorganization; commence a dissolution, liquidation or winding up of affairs; or commence, consent to or permit a bankruptcy;

•	authorize, offer, issue or sell any securities (other than to an eligible officer, manager or other employee pursuant to the terms and conditions set forth in the limited liability company agreement) or a new class or series of any securities resulting, in any one-year period, in proceeds in excess of $1.0 million, or make one or more requests of the members for capital contributions in excess of $1.0 million in any one-year period;

•	approve, or otherwise modify any existing arrangements with respect to, compensation for members of the board of directors of the General Partner;

•	appoint or remove any executive officer, enter into or modify or amend in any material respect any employment agreement with any officer or hire any person on other than an at “at-will” basis or terminate any person employed on other than such basis;

•	admit any new partner, member, shareholder or other equity interest owner to any subsidiary of the General Partner;

•	authorize material transactions not in the ordinary course of business;

•	redeem or repurchase any securities;

•	amend the formation documents or other governing documents of such persons;

•	approve of any transaction with any affiliate of such persons, or any officer, director or employee of such persons, or any affiliate of any officer, director or employee of such persons; or

•	any action, authorization or approval, or the entry into any binding agreement, or to otherwise obligate the General Partner, any of its subsidiaries or the Partnership, with respect to the foregoing.

Audit Committee
      Upon consummation of the Offer, the members of the General Partner’s audit committee will be Mark J. Warner, Richard G. Zepernick, Jr. and S.P. Johnson, IV, all of whom will be independent for purposes of the NYSE corporate governance rules (including those of NYSE Arca) and SEC rules. The audit committee will have the powers designated to it by the board of directors, including approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The board of directors will designate Mr. Warner as audit committee financial expert after consummation of the Offer.

Conflicts Committee
      Upon consummation of the Offer, the members of the General Partner’s conflicts committee will be Mark J. Warner, Richard G. Zepernick, Jr. and Jacob Roorda. The conflicts committee will have the power designated to it by the board of directors, which will include reviewing specific matters that the board of directors believes may involve conflicts of interest. The conflicts committee will also determine if the resolution of the conflict of interest is fair and reasonable to the Partnership.

Compensation Committee
      Upon consummation of the Offer, we plan to establish a compensation committee. The members of the General Partner’s compensation committee will be S.P. Johnson IV, Mark J. Warner and Jacob Roorda. The compensation committee will be responsible for determining the compensation of the General Partner’s executive officers.

Nominating Committee and Corporate Governance Committee
      Upon consummation of the Offer, we plan to establish a nominating and corporate governance committee. The members of the General Partner’s nominating and corporate governance committee will be independent for purposes of the NYSE corporate governance rules (including those of NYSE Arca) and SEC rules. The nominating and corporate governance committee will be responsible for selecting nominees to fill vacancies on the General Partner’s board of directors or a committee thereof, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The nominating and corporate governance committee will consider candidates for board membership suggested by its members and other board members.
Governance Matters

Independence of Board Members
      Our general partner is committed to having a board of directors that consists of at least four independent directors. Pursuant to the NYSE and NYSE Arca listing standards, a director will be considered independent if the board determines that he or she does not have a material relationship with our general partner or us (either directly or as a partner, unitholder or officer of an organization that has a material relationship with our general partner or us). The independent members of the board of directors of our General Partner will serve as the initial members of the audit and conflicts committees.

Heightened Independence for Audit Committee Members
      As required by the Sarbanes-Oxley Act of 2002, the SEC has adopted rules that direct national securities exchanges and associations to prohibit the listing of securities of a public company if members of its audit committee do not satisfy a heightened independence standard. In order to meet this standard, a member of an audit committee may not receive any consulting fee, advisory fee or other compensation from the public company other than fees for service as a director or committee member and may not be considered an affiliate of the public company. The board of directors of our general partner expects that all members of its audit committee will satisfy this heightened independence requirement.

Audit Committee Financial Expert
      An audit committee plays an important role in promoting effective corporate governance, and it is imperative that members of an audit committee have requisite financial literacy and expertise. As required by the Sarbanes-Oxley Act of 2002, SEC rules require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

•	An understanding of generally accepted accounting principles and financial statements;

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.
      The board of directors of our general partner expects that Mr. Warner will constitute the “audit committee financial expert” on our General Partner’s audit committee.
Compensation Committee Interlocks and Insider Participation
      None of the General Partner’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the General Partner’s board of directors or its compensation committee.
      Our common unitholders will not have an opportunity to elect the board of directors of our General Partner. They will be appointed by the members of the General Partner.
      The General Partner’s board will hold regular and special meetings at any time as may be necessary. Regular meetings may be held without notice on dates set by the board from time to time. Special meetings of the board may be called on 72 hours’ written notice to each member upon request of a management director or a member holding in aggregate a membership interest sharing ratio equal to at least 20%. A quorum for a regular or special meeting will exist when a majority of the members are participating in the meeting either in person or by conference telephone. Any action required or permitted to be taken at a board meeting may be taken without a meeting, without prior notice and without a vote if all of the members sign a written consent authorizing the action.
The General Partner’s Board of Directors and Executive Officers
      Upon consummation of the Offer, the board of directors of our General Partner will consist of seven directors. The following table shows information for those persons who will be members of the General Partner’s board of directors and existing executive officers. The General Partner’s executive officers are appointed by the board of directors.

	Age	Position with Our Company

Scott W. Smith	48	Chief Executive Officer, President and Director
Marshall M. Eubank	41	Executive Vice President and Chief Financial Officer
J. Robert Chambers*	39	Director
Mark J. Warner	42	Director
John Duryea*	41	Director
Jacob Roorda	48	Director
S.P. Johnson IV	50	Director
Richard Zepernick, Jr.*	45	Director

*	Such person has consented to serve as a director upon consummation of the Offer.

      The current business address of each director and executive officer is c/o Ensource Energy Income Fund LP, 7500 San Felipe, Suite 440, Houston, Texas 77063 and the business telephone number at such address is (713) 659-1794 or (888) 844-1784. There are no family relationships between any of our directors and executive officers. During the past five years, none of our directors or executive officers have been convicted in a criminal proceeding or was a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All directors and executive officers listed below are citizens of the United States.
      Mr. Scott W. Smith is our General Partner’s President and Chief Executive Officer and Director. He has over 25 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE:WZR) until its sale to Forest Oil Corporation (NYSE:FST) in June of 2004. From June 2000 to June 2004 Mr. Smith served on the board of directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company.
      Mr. Marshall M. Eubank is our General Partner’s Executive Vice President and Chief Financial Officer. He has over 18 years of corporate finance, investment banking and business development and property acquisition experience in the investment banking and energy sectors. Mr. Eubank’s expertise includes soliciting, arranging, structuring, and negotiating single and multi-party transactions for debt, equity and joint venture instruments for small to medium sized upstream, pipeline and oil field service companies. From December 2001 to December 2004 Mr. Eubank served as Vice President, Business Development of Black Stone Minerals Company, LP, or Black Stone, where he was responsible for raising capital from institutional investors and sourcing and negotiating the acquisition of oil and natural gas properties in the United States. During his tenure with BlackStone, Mr. Eubank was directly involved in the acquisition of approximately $300 million of oil and natural gas properties. From June 1997 to December 2001, Mr. Eubank worked for Enron Energy Capital Resources as a director of producer finance where he generated and managed a portfolio of investments in the exploration and production and oil field service segments. Prior to joining Enron Energy Capital Resources, Mr. Eubank was Vice President of EnCap Investments, LLC, where he was responsible for managing corporate finance engagements as well as investments in EnCap’s institutional funds for exploration and production companies and mid stream companies.
      Mr. J. Robert Chambers will become a member of our General Partner’s board of directors upon consummation of the Offer. Mr. Chambers is currently a Managing Director of Lehman Brothers Inc., where he manages the Lehman Energy Fund, a pool of proprietary energy investments. Prior to his current position, he was the firm’s high yield bond research analyst covering the energy sector. Mr. Chambers was named six times by Institutional Investor magazine to its annual All-American Research Team. Mr. Chambers graduated Magna Cum Laude with a B.B.A. in Finance and Accounting from Texas A&M University in 1989.
      Mr. Mark J. Warner is Director of Corporate Development for PointOne, Inc. in Austin, Texas. In this role, he is responsible for all capital markets and mergers and acquisitions activity for the company. Previously, Mr. Warner was Senior Vice President and head of the Austin, Texas office of Growth Capital Partners, L.P., one of the largest regional investment and merchant-banking firms in the Southwest. He successfully assisted a variety of companies in a broad range of industries execute capital raising and merger, acquisition and divestiture transactions. From 1995 to July 2000 Mr. Warner was with Enron Corporation in Houston, Texas as a Director in Enron North America’s energy finance group. From 1989 to 1993 he served as Manager of Petroleum Engineering for Remington Oil Company (formerly Box Energy) in Dallas, Texas. From 1987-1989 he was a reservoir engineer with Marathon Oil Company in Lafayette, Louisiana working in the offshore Gulf of Mexico. Mr. Warner has previously served as a member of the board of directors of Hornbeck Offshore Services, Inc. (NYSE:HOS), an integrated marine transportation company in New Orleans, Louisiana and is currently a director of Quicksilver Resources, Inc (NYSE:KWK) a Fort Worth, Texas based natural gas exploration and production company where he serves on the compensation and audit committees and chairs the nominating committee.
      Mr. John Duryea will become a member of our General Partner’s board of directors upon consummation of the Offer .. Mr. Duryea is currently a Portfolio Manager at an affiliate of Ospraie Management. From 1995 through 2001, Mr. Duryea was an original member and Managing Director of Ripplewood Holdings, L.L.C., a private equity firm with more than $7 billion of capital under management with investments in the U.S., Japan and Europe, where he specialized in leveraged acquisitions of industrial companies. Prior to joining Ripplewood, Mr. Duryea was one of the members of the formalized merchant banking effort at Goldman Sachs & Co. and made investments in leveraged buyouts, venture capital, reorganizations and other private equity situations. Mr. Duryea earned a B.A. in Philosophy with Honors from Yale University in 1987.
      Mr. Jacob Roorda is currently Vice President — Corporate of Harvest Energy Trust (NYSE: HTE), a leading energy trust based in Calgary, Alberta. From June 1999 to July 2002 Mr. Roorda served as Managing Director of Research Capital, an investment banking firm, and was responsible for the overall direction and operations of the Calgary investment banking office of the firm. From 1991 to 1996 Mr. Roorda was Manager of Business Development at Fletcher Challenge. In January 1996 he co-founded Primewest Energy Trust (NYSE: PWI) and served as Director and Vice President — Corporate where he oversaw acquisition strategies. Mr. Roorda holds a Bachelor of Applied Science degree from Queen’s University and a Master of Business Administration from the University of Calgary. Mr. Roorda has also held a number of senior engineering positions with Dome Petroleum Ltd. From 1987 to 1991 he was Vice President of the equity research group and was a ranked oil and natural gas analyst at BZW Canada Ltd. in Toronto.
      Mr. S.P. Johnson IV is currently President Chief Executive Officer and a member of the board of directors of Carrizo Oil & Gas, Inc. (NASDAQ:CRZO) and has been since 1993. Prior to that time, he worked for 15 years for Shell Oil Company. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado. Mr. Johnson is also a director of Basic Energy Services, Inc. (NYSE: BSE).
      Mr. Richard Zepernick, Jr. will become a member of our General Partner’s board of directors upon consummation of the Offer. Mr. Zepernick currently serves as President and Chief Executive Officer of Marlin Energy, L.L.C., a privately held exploration and production company. Prior to Marlin Energy he served as President and Chief Operating Officer of Forest Oil Corporation from December 2000 until July of 2001. Mr. Zepernick served as President and Chief Executive Officer of Forcenergy, Inc. from April of 2000 until December of 2000 when the company was sold to Forest Oil. Prior to Forcenergy, Inc., Mr. Zepernick served in various capacities for Ocean Energy and predecessor Flores & Rucks from 1986 until 2000 including Director, C.O.O, and Executive Vice President. Mr. Zepernick received an MBA from Loyola University in 1987 and a B.S. from Louisiana State University in 1983. He currently serves as a director of Our Lady of Lourdes Regional Medical Center.
Executive Compensation
      Employment Agreement with Scott W. Smith. Scott W. Smith serves as President and Chief Executive Officer of our General Partner under an employment agreement to be entered into upon the consummation of the Offer. The term of Mr. Smith’s employment under the agreement is for three years, followed by additional one-year terms commencing on the third anniversary of the effective date of the agreement and on each successive day thereafter unless at least 90-days prior to the ensuing expiration date our General Partner or Mr. Smith gives written notice to the other party that it or he does not wish to extend the agreement. The agreement provides for the payment to Mr. Smith of an annual base salary of $250,000 and an annual cash bonus based on established performance standards, with a target amount equal to 100% of the annual base salary. Mr. Smith is entitled to vacation time as generally available to executive employees of our General Partner, which shall be at least 15 business days per year, accrued at a rate of 1.25 days per month. A maximum of five days of accrued but unused vacation may be carried over into the next calendar year.

      In addition to his base salary and other compensation, Mr. Smith will share in our General Partner’s items of income, gain, loss and deduction (the “Sharing Ratio”) at a rate of 2.25%, effective 30 days after the date of the agreement. Mr. Smith’s Sharing Ratio will further increase, up to a maximum of 9.00%, contingent upon the price of the Partnership’s common units reaching certain thresholds. In addition, Mr. Smith’s Sharing Ratio shall automatically increase to 9.00% upon the earlier of:

•	the time immediately prior to a change of control of our General Partner that results in net proceeds to each institutional investor equal to or greater than the greater of (i) the fair market value of such institutional investor’s membership interests and (ii) the sum of the aggregate capital contributions made to our General Partner as of such date by such institutional investor (net of the aggregate distributions from our General Partner received by such institutional investor) plus an amount equal to 8.00% per annum return thereon, such amount to be compounded quarterly;

•	the date Mr. Smith’s employment is terminated by our General Partner other than for “cause” (as defined in the agreement);

•	the date Mr. Smith’s employment is terminated by Mr. Smith for “good reason” (as defined in the agreement); or

•	the date on which each institutional investor shall have received cash distributions from our General Partner equal, in the aggregate, to the sum of (i) 120% of the aggregate amount of all capital contributions made to our General Partner by such institutional investor on or prior to any date of determination plus (ii) the aggregate principal amount of all indebtedness of our General Partner for borrowed money outstanding on the date of any such determination.
      Mr. Smith’s rights to an increase in his Sharing Ratio pursuant to the agreement shall terminate automatically upon termination of his employment by our General Partner if such termination is:

•	by our General Partner for cause;

•	by Mr. Smith for other than “good reason”;

•	by reason of disability (as set forth in the agreement); or

•	as a result of death if such death occurs during his employment.
      Either party may terminate the agreement upon 30 days written notice of such termination. Upon such termination by Mr. Smith, he will be entitled to payment of any accrued but unpaid compensation and reimbursements. Upon such termination by our General Partner, Mr. Smith will receive a severance amount equal to the greater of his base salary (in effect at the date of termination) for (i) 24 months or (ii) the remaining duration of his employment period. If employment is terminated by our General Partner for cause, Mr. Smith is only entitled to accrued and unpaid compensation and reimbursements. If the agreement is terminated due to disability or death, our General Partner will have the right for a period of 90 days to redeem or repurchase, as the case may be, or assign to any other person the right to purchase, all of any number of the securities of our General Partner held by Mr. Smith. Mr. Smith is also subject to non-competition and non-solicitation provisions for a period of one year after termination of employment, along with ongoing confidentiality requirements.
      Employment Agreement with Marshall M. Eubank. Marshall M. Eubank serves as Executive Vice President and Chief Financial Officer of our General Partner under an employment agreement to be entered into upon the consummation of the Offer. The term of Mr. Eubank’s employment under the agreement is for three years, followed by additional one-year terms commencing on the third anniversary of the effective date of the agreement and on each successive day thereafter unless at least 90-days prior to the ensuing expiration date our General Partner or Mr. Eubank gives written notice to the other party that it or he does not wish to extend the agreement. The agreement provides for the payment to Mr. Eubank of an annual base salary of $250,000 and an annual cash bonus based on established performance standards, with a target amount equal to 100% of the annual base salary. Mr. Eubank is entitled to vacation time as generally available to executive employees of our General Partner, which shall be at least 15 business days per year, accrued at a rate of

1.25 days per month. A maximum of five days of accrued but unused vacation may be carried over into the next calendar year.
      In addition to his base salary and other compensation, Mr. Eubank will share in our General Partner’s items of income, gain, loss and deduction (the “Sharing Ratio”) at a rate of 1.50%, effective 30 days after the date of the agreement. Mr. Eubank’s Sharing Ratio will further increase, up to a maximum of 6.00%, contingent upon the price of the Partnership’s common units reaching certain thresholds. In addition, Mr. Eubank’s Sharing Ratio shall automatically increase to 6.00% upon the earlier of:

•	the time immediately prior to a change of control of our General Partner that results in net proceeds to each institutional investor equal to or greater than the greater of (i) the fair market value of such institutional investor’s membership interests and (ii) the sum of the aggregate capital contributions made to our General Partner as of such date by such institutional investor (net of the aggregate distributions from our General Partner received by such institutional investor) plus an amount equal to 8.00% per annum return thereon, such amount to be compounded quarterly;

•	the date Mr. Eubank’s employment is terminated by our General Partner other than for “cause” (as defined in the agreement);

•	the date Mr. Eubank’s employment is terminated by Mr. Eubank for “good reason” (as defined in the agreement); or

•	the date on which each institutional investor shall have received cash distributions from our General Partner equal, in the aggregate, to the sum of (i) 120% of the aggregate amount of all capital contributions made to our General Partner by such institutional investor on or prior to any date of determination plus (ii) the aggregate principal amount of all indebtedness of our General Partner for borrowed money outstanding on the date of any such determination.
      Mr. Eubank’s rights to an increase in his Sharing Ratio pursuant to the agreement shall terminate automatically upon termination of his employment by the General Partner if such termination is:

•	by our General Partner for “cause”;

•	by Mr. Eubank for other than “good reason”;

•	by reason of disability (as set forth in the agreement); or

•	as a result of death if such death occurs during his employment.
      Either party may terminate the agreement upon 30 days written notice of such termination. Upon such termination by Mr. Eubank, he will be entitled to payment of any accrued but unpaid compensation and reimbursements. Upon such termination by our General Partner, Mr. Eubank will receive a severance amount equal to the greater of his base salary (in effect at the date of termination) for (i) 24 months or (ii) the remaining duration of his employment period. If employment is terminated by our General Partner for cause, Mr. Eubank is only entitled to accrued and unpaid compensation and reimbursements. If the agreement is terminated due to disability or death, our General Partner will have the right for a period of 90 days to redeem or repurchase, as the case may be, or assign to any other person the right to purchase, all of any number of the securities of our General Partner held by Mr. Eubank. Mr. Eubank is also subject to non-competition and non-solicitation provisions for a period of one year after termination of employment, along with ongoing confidentiality requirements.

Compensation of Directors
      The following table shows information regarding the compensation expected to be received by the independent directors for the calendar year ending December 31, 2006, assuming consummation of the Offer on June 1, 2006 and that date the board will meet two times and each committee will meet once. No compensation is paid to directors who are not independent directors.

		Pension or
		Retirement Benefits	Total Compensation
	Aggregate	Accrued as Part of	from Us Paid to
Name	Compensation from Us	Our Expenses	Director/Officer

Independent Directors
Mark J. Warner	$30,000	0	$30,000
Jacob Roorda	$27,500	0	$27,500
S. P. Johnson IV	$27,500	0	$27,500
Richard Zepernick, Jr.	$27,500	0	$27,500
Interested Directors
Scott W. Smith	0	0	0
John Duryea	0	0	0
J. Robert Chambers	0	0	0
Officers
Scott W. Smith	$145,833	0	$145,833
Marshall M. Eubank	$145,833	0	$145,833
      Each independent director will receive an annual fee of $50,000 in quarterly payments. They will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with participating in each board meeting and will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with participating in each committee meeting. In addition, the chairman of the audit committee will receive an annual fee of $10,000 in quarterly payments and each chairman of any other committee will receive an annual fee of $5,000 in quarterly payments for their additional services in these capacities. In addition, the General Partner will purchase directors and officers’ liability insurance on behalf of its directors and officers. Independent directors will receive 75% of their directors’ fees paid in our common units issued at a price per share equal to the market price at the time of payment.
      In addition, upon the closing of the Offer, each of Messrs. Warner, Roorda, Zepernick and Johnson intend to acquire 1,500 common units from the Partnership at a price of $31.00 per common unit, or $46,500. The Partnership intends to match their acquisition with a grant of 1,500 common units each.

CONTROL PERSONS AND PRINCIPAL COMMON UNITHOLDERS
      The following table sets forth the beneficial ownership of our common units and subordinated units as they will be owned prior to the Offer and upon the closing of the Offer and second step merger by:

•	each person known to us to be a beneficial owner of more than 5% of the units,

•	each director and executive officer of our General Partner and

•	by all directors and executive officers of our General Partner as a group.
      The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
      Percentage of beneficial ownership prior to the Offer is based on 990 common units and no subordinated units outstanding. Percentage of beneficial ownership upon consummation of the Offer and second step merger is based on a total of 5,900,000 common units and 567,741 subordinated units issued and outstanding. The number of common units issued and outstanding is based on the assumption that 2,950,001 depositary units are tendered for cash in the Offer. Unless otherwise indicated, the business address of all persons named below is 7500 San Felipe, Suite 440, Houston, Texas, 77063.

			Percentage of Common				Percentage of		Percentage of Total
	Common Units		Units Beneficially		Subordinated Units		Subordinated Units		Units Beneficially
	Beneficially Owned		Owned		Beneficially Owned(1)		Beneficially Owned		Owned

		Upon		Upon		Upon		Upon		Upon
		Consummation		Consummation		Consummation		Consummation		Consummation
		of the Offer		of the Offer		of the Offer		of the Offer		of the Offer
	Prior to	and second	Prior to	and second	Prior to	and second	Prior to	and second	Prior to	and second
Name	the Offer	step merger	the Offer	step merger	the Offer	step merger	the Offer	step merger	the Offer	step merger

Ensource Energy LLC(2)	—	4,583,161	—	66.4%	—	567,741	—	100%	—	69.0%
Scott W. Smith(3)	990	3,040	100%	*	—	—	—	—	100%	*
Marshall M. Eubank(3)	—	—	—	—	—	—	—	—	—	—
Mark J. Warner(4)(5)	—	3,000	—	*	—	—	—	—	—	*
Jacob Roorda(4)	—	3,000	—	*	—	—	—	—	—	*
S. P. Johnson(4)	—	3,000	—	*	—	—	—	—	*
J. Robert Chambers(6)	—	—	—	—	—	—	—	—	—	—
Richard J. Zepernick, Jr.(4)(6)	—	3,000	—	*	—	—	—	—	—	*
John Duryea(5)	—	—	—	—	—	—	—	—	—	—
Third Point Parties(7)	—	2,304,839	—	39.1%	—	—	—	—	—	35.6%
All directors and executive officers as a group (8 persons)	990	15,040	100%	*	—	—	—	—	100%	*

*	Less than 1%.

(1)	The actual number of subordinated units to be issued to our General Partner in connection with our General Partner’s capital contribution of up to $40.0 million upon the consummation of the Offer will be based on a price per subordinated unit of $31.00. The 567,741 subordinated units used throughout this prospectus is based on a price of $31.00 per subordinated unit.

(2)	As the general partner of the Partnership, the General Partner is deemed to beneficially own all of the 2,938,000 outstanding common units of the Partnership upon consummation of the second-step merger. Includes 1,000,000 common units issuable upon exercise of a warrant granted to our General Partner upon consummation of the Offer, which is exercisable at any time prior to the third anniversary of the expiration date of this Offer. Lehman owns an approximate 46.75% membership interest in the General Partner and because of its ownership interest has the right to appoint two members to the General Partner’s board of directors and each of Messrs. Chambers and Zepernick have been designated by Lehman as board members. The Ospraie Parties own an approximate 46.75% membership interest in the General Partner and because of its ownership interest has the right to appoint two members to the General Partner’s board of directors and each of Messrs. Duryea and Warner have been designated by the Ospraie Parties as board members. Messrs. Smith and Eubank have the right to jointly appoint one member to the General Partner’s board of directors and has designated Scott W. Smith as a board member. Messrs. Smith and Eubank, together with the board members designated by Lehman and the Ospraie Parties, have the right to appoint two members to the General Partner’s board of directors and have designated Messrs. Roorda and Johnson as board members. Due to their right to appoint board members, each of Lehman, the Ospraie Parties, Messrs. Smith and Eubank and each of the board members designated by Lehman and the Ospraie Parties have voting and investment power with respect to the shares owned by the General Partner, and may be deemed to be the owner of the units owned by the General Partner and each of them disclaim beneficial ownership of the units owned by the General Partner.

(3)	Messrs. Smith and Eubank are the executive officers of the General Partner. In addition, Messrs. Smith and Eubank have the right to jointly appoint one member to the General Partner’s board of directors and, together with the board members designated by Lehman and the Ospraie Parties, have the right to appoint two members to the General Partner’s board of directors. Therefore, each of Messrs. Smith and Eubank could be deemed to be a beneficial owner of the units owned by the General Partner each of them disclaims beneficial ownership of the units owned by the General Partner.

(4)	Includes 1,500 common units that each of Messrs. Warner, Roorda, Zepernick and Johnson intend to acquire from the Partnership upon the closing of the Offer and 1,500 common units that the Partnership intends to grant to each upon such acquisitions.

(5)	The Ospraie Parties own an approximate 46.75% membership interest in the General Partner and because of its ownership interest has the right to appoint two members to the General Partner’s board of directors and each of Messrs. Duryea and Warner have been designated by the Ospraie Parties as board members Messrs. Smith and Eubank, together with the board members designated by Lehman and the Ospraie Parties, have the right to appoint two members to the General Partner’s board of directors. Therefore, each of Messrs. Duryea and Warner could be deemed to be a beneficial owner of the units owned by the General Partner and each of them disclaims beneficial ownership of the units owned by the General Partner.

(6)	Lehman owns an approximate 46.75% membership interest in the General Partner and because of its ownership interest has the right to appoint two members to the General Partner’s board of directors and each of Messrs. Chambers and Zepernick have been designated by Lehman as board members. Mr. Chambers is a Managing Director of Lehman and participates in its investment decisions. Messrs. Smith and Eubank, together with the board members designated by Lehman and the Ospraie Parties, have the right to appoint two members to the General Partner’s board of directors. Therefore, each of Messrs. Chambers and Zepernick could be deemed to be a beneficial owner of the units owned by the General Partner and each of them disclaims beneficial ownership of the units owned by the General Partner.

(7)	Third Point LLC is the investment manager or adviser to the Third Point Parties, and as such, may be deemed the beneficial owner of the common units held in their account. Daniel S. Loeb is the managing member of Third Point LLC and controls Third Point LLC’s business activities. As such, Mr. Loeb may be deemed the beneficial owner of the common units held for the account of the Third Point Parties.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Expenses of the Offer and Second-Step Merger
      General Partner will pay all the cost of preparing and effecting the Offer and consummating the second-step merger. Upon closing of the second-step merger, the Partnership will reimburse General Partner and its members for their proportionate shares of the actual costs in effecting the original exchange offer dated November 21, 2005, this Offer and second-step merger.
Subordinated Units and Warrant
      Concurrently with the acceptance of validly tendered, and not properly withdrawn, depositary units for tender or exchange pursuant to this Offer, our limited partnership agreement will be amended and restated to be as set forth on Annex A hereto. In connection with such amendment and restatement, our General Partner will contribute up to $40.0 million (with a minimum contribution of $20.0 million if no depositary units are accepted for the cash consideration) to the Partnership in consideration for the following:

•	its 1% general partner interest;

•	certain incentive distribution rights (see “Our Cash Distribution Policy and Restrictions on Distributions — Partnership Agreement Provisions Relating to Cash Distributions — General Partner Incentive Distribution Rights”);

•	up to 645,161 common units;

•	567,741 subordinated units; and

•	a warrant, exercisable at any time during its 3-year term, to purchase from the Partnership 1,000,000 common units at an exercise price of $38.00 per common unit.
      The General Partner will pay to the Partnership a total of $19.5 million for the general partner interest, incentive distribution rights and subordinated units. Up to $20.0 million will be contributed to us by the General Partner in consideration for common units, at a price of $31.00 per common unit, which cash will be used by us to fund a portion of the cash consideration for depositary units accepted by us for the cash consideration. The remaining $.5 million will be paid for the warrant. The actual number of subordinated units that the General Partner will receive for its cash contribution will be based on a price per subordinated unit of $31.00 per unit.
      Pursuant to the limited partnership agreement upon expiration of the subordination period and subject to applicable federal income tax rules and regulations, all remaining subordinated units will convert into common units on a one-for-one basis.
Reimbursement of the General Partner
      Pursuant to our partnership agreement, we have agreed to reimburse the General Partner for its costs and expenses incurred in its capacity as our General Partner, including general and administrative and other services provided to us by our General Partner. The General Partner will employ all necessary personnel to provide certain administrative services (such as accounting, tax, legal and other services) to us. The costs and expenses for such services will include the General Partner’s actual costs incurred in managing us.
Management of the Operating Company
      By virtue of being the sole member of the Operating Company, our General Partner, through is board of directors and executive officers, will identify, assess and assist in the acquisition, disposition and ongoing management of the Operating Company’s properties and matters generally pertaining to the management and operations of the Operating Company.
      The General Partner will be reimbursed by the Operating Company for the costs of such management services so provided by General Partner. The amounts so payable by the Operating Company will be deducted in calculating the net profits payable to the Partnership under the net profits interests purchased in the future by the Partnership from the Operating Company on properties acquired by the Operating Company in the future.
      The Operating Company’s limited liability company agreement provides that it will indemnify the General Partner, as the sole member, its managers and its officers for all claims, liabilities, and expenses arising out of any act performed or omitted to be performed in connection with the management of the Operating Company’s affairs, including reasonable attorneys’ fees incurred by such member, manager or officer in connection with the defense of any action based on any such act or omission, but excluding those claims, liabilities and expenses caused by the gross negligence or willful misconduct of such member, manager or officer.
Employee Bonus Pool Fee
      As an incentive for its employees to meet the acquisition goals as determined by the board of directors, the General Partner will be entitled to receive a quarterly Employee Bonus Pool Fee (a copy the agreement governing this arrangement is attached as an exhibit to the registration statement of which is prospectus is a part), payable by the Operating Company in arrears, based on a sliding percentage of base net profits interests proceeds, or Base NPI Net Proceeds, which we define below and in the glossary of terms attached as Annex B, as determined as follows:

•	2.0% of Base NPI Net Proceeds up to $25 million, plus

•	1.75% of Base NPI Net Proceeds in excess of $25 million and up to, and including, $50 million, plus

•	1.0% of Base NPI Net Proceeds in excess of $50 million.
      The Employee Bonus Pool Fee will not be payable by the Operating Company in respect of any calendar quarter in respect of which the cash distribution to our common and subordinated unitholders from operating surplus (excluding the use of any cash contributed by our General Partner) for such quarter is less than the minimum quarterly distribution per unit, or $0.50 per unit. The Partnership is not obligated to make this payment to the Operating Company, but the amount of such fee will be deducted each quarter in respect of which it is paid from, and such deduction will have the effect of reducing the applicable percentage of, the Base NPI Net Proceeds otherwise payable to the Partnership in connection with the net profits interest purchased from the Operating Company.
      As used herein, Base NPI Net Proceeds is defined as the percentage (which may be up to 99%) specified in the applicable net profits interests of the net proceeds of the Base NPI in the quarter in respect of which the determination in being made. Base NPI, which we also define in the glossary, is defined as the sum of net oil and natural gas revenues received by the Operating Company in the quarter for which the determination is being made from the sale of production pursuant to third party marketing agreements, less the sum (determined on a cash, instead of an accrual basis) of (i) severance and ad valorem taxes, (ii) direct operating expenditures and (iii) general and administrative expenses incurred by the Operating Company. The Employee Bonus Pool Fee for a particular quarter will be paid on the payment date for cash distributions to holders of common units in respect of the calendar quarter for which such Employee Bonus Pool Fee related (generally, 45 days after the end of such calendar quarter). The General Partner will, upon approval by the board of directors, make distributions from the Employee Bonus Pool to qualified employees within ninety (90) days after then end of each calendar year.
Net Profits Interests Agreement
      We plan to enter purchase net profits interests, or NPIs, in each of the oil and gas properties purchased by the Operating Company. The amounts of the NPIs are expected to vary on a property-by-property basis. While the actual NPI conveyances will likely differ in some ways, such agreements will generally be entered into on the following terms.

      The Operating Company will sell and we will buy a right to some percentage (up to 99%) of the Net Profits arising from the sale of oil and gas produced from a property purchased by the Operating Company. Any Net Profits will be paid to us monthly in arrears by the Operating Company. Net Profits, if any, with respect to a particular month will be the positive remainder of Base NPI less

•	any capital expenditures paid by the Operating Company on that property in that month;

•	principal, interest, fees, expenses and other amounts paid by the Operating Company under any revolving credit facility during that month; and

•	an amount projected by the General Partner under the agreement with the Operating Company to meet the working capital needs of the Operating Company.
If there is no positive remainder in that calculation, the negative result of the calculation is carried forward and applied to successive months’ Base NPI until the negative amount has been exhausted. As used in that calculation, Base NPI means the gross proceeds received from the sale of oil and gas produced from that property during that month, less

•	any ad valorem and any similar direct taxes paid in that month;

•	direct expenses (other than capital expenditures) for delivery of the oil and gas to the appropriate gathering system, as well as all labor, material and other costs of operating, producing and maintaining the property; and

•	a pro rata portion of the Operating Company’s general and administrative costs and expenses, including the portion of the Employee Bonus Pool Fee earned in that month by the General Partner under the agreement with the Operating Company (calculated to spread such costs over each of the Operating Company’s producing properties).
      The Operating Company will be required to operate, maintain and manage the property in a prudent manner and take other steps to protect our interest in the property. The conveyance agreement will contain reasonable and customary warranty of title and limitations of liability.
Fiduciary Duties
      Our General Partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our General Partner are prescribed by law and our Partnership Agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as DRLPA, provides that Delaware limited partnerships may, in their partnership agreements, restrict, eliminate or otherwise modify the fiduciary duties otherwise owed by a general partner to limited partners and the partnership.
      Our Partnership Agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our General Partner. We have adopted these provisions to allow our General Partner to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our General Partner has fiduciary duties to manage our General Partner in a manner beneficial both to its owners, which consists of the General Partner and other private investors, as well as to unitholders of the Partnership. Without these modifications, the General Partner’s ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards benefit our General Partner by enabling it to take into consideration all parties involved in the proposed action. These modifications also strengthen the ability of our General Partner to attract and retain experienced and capable directors. These modifications represent a detriment to our unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care,

in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

Partnership agreement modified standards	Our Partnership Agreement contains provisions that waive or consent to conduct by our General Partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our Partnership Agreement provides that when our General Partner is acting in its capacity as our General Partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our General Partner is acting in its individual capacity, as opposed to in its capacity as our General Partner, it may act without any fiduciary obligations to us or the unitholders whatsoever. These standards reduce the obligations to which our General Partner would otherwise be held.

Our Partnership Agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the Conflicts Committee of the board of directors of our General Partner must be:

• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

• “fair and reasonable” to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our General Partner does not seek approval from the Conflicts Committee and its board of directors determines that the resolution or course of action taken with respect to the conflicts of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our General Partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our General Partner, our Partnership Agreement further provides that our General Partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the

General Partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

The limited liability company agreement of the General Partner generally provides that a director, in performing his duties and obligations as a director, may choose to act in the interests of the member who designated such director or may choose not to act in the interests of the member who designated such director and such actions will not constitute a breach of any fiduciary duty under Delaware law.

Rights and remedies of unitholders	DRLPA generally provides that a limited partner may institute legal action on behalf of the partnership to remove damages from a third party where a General Partner has refused to institute the action or where an effort to cause a General Partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of the partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a General Partner for violations of its fiduciary duties to the limited partners.

      In order to become one of our limited partners, you must agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. Please read “Description of the Common Units — Transfer of Common Units.” This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.
      Under the Partnership Agreement, we are required to indemnify our General Partner and its officers, directors, and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our General Partner or these other persons. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. Indemnification is also required for criminal proceedings unless our General Partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our General Partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent that these indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and, therefore, is unenforceable. If you have questions regarding the fiduciary duties of our General Partner, you should consult with your own counsel. Please read “Description of Our Partnership Agreement — Indemnification.”
General Partner Subscription Agreement
      On May 1, 2006, the General Partner entered into a subscription agreement with Lehman, the Ospraie Parties, Ensource’s management and other accredited investors, pursuant to which the investors have agreed, subject to specified conditions, to purchase all of the newly-issued membership interests in our General Partner for an aggregate purchase price of up to $40.0 million. The General Partner will use the capital contribution from the investors as follows:

•	$0.5 million to purchase warrants from the Partnership;

•	$19.5 million to purchase (i) subordinated units of the Partnership at a price not to exceed $31.00 per subordinated unit, (ii) the 1% general partner interest in the Partnership and (iii) the incentive distribution rights of the Partnership; and

•	subject to specified conditions, an aggregate amount (not to exceed $20.0 million) to purchase up to 645,161 common units of the Partnership at a price not to exceed $31.00 per common unit to fund in part the cash consideration of the Offer (to the extent not required by the Partnership to fund such cash consideration, the amount contributed by the General Partner will be reduced).
      The membership interests of the investors will be subject to registration rights as set forth in the Amended and Restated Limited Liability Company Agreement of the General Partner. In addition, Lehman and the Ospraie Parties, by virtue of them each owning at least 34% of the sharing ratio of the General Partner, will each have the right to designate two members to the board of directors of the General Partner.
      In addition to customary closing conditions, the obligation of the investors to make the capital commitments in the Partnership is subject to the following events:

•	the Third Point Parties must have purchased the number of common units in the Partnership as contemplated by the common unit purchase agreement;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and/or cash consideration not to exceed $31.00 depositary unit;

•	there must not have been a material adverse change in any of (i) the business, operations, assets, liabilities, properties, financial condition or results of operations of the General Partner, Partnership or NGT or (ii) the legality, validity or enforceability of the subscription agreement or any of the other transaction documents or the rights or remedies of the investors under such agreements;

•	the General Partner must have obtained director and officer liability insurance with a financially sound and reputable insurance company with such coverage and in such amounts satisfactory to the investors in their sole discretion; and

•	the General Partner shall be the sole general partner of the Partnership.
Common Unit Purchase Agreement and Participation Agreement with the Third Point Parties
      The Partnership has entered into an agreement with the Third Point Parties pursuant to which, upon consummation of the Offer, the Third Point Parties will contribute up to $71.5 million as consideration for our issuance of common units to the Third Point Parties, such contribution to be equal to $31.00 for each common unit so issued. The cash so contributed by the Third Point Parties will be used by us to fund a portion of the cash consideration payable for depositary units accepted by us for the cash consideration. A form of the common unit purchase agreement is attached as an exhibit to the registration statement of which this prospectus is a part. The aggregate amount of common units issued to the Third Point Parties will be equal to the cash amount to be paid at the closing by the Third Point Parties divided by the cash consideration price at a purchase price equal to the cash consideration price. Not later than two business days following the consummation of the Offer, we will pay the Third Point Parties a put premium which will equal 7.0% of the cash paid at the closing of the Offer by the Third Point Parties. The put premium will be at least $1,750,000. Thereafter, at each anniversary of the closing date of the Offer, the Partnership will pay an administrative fee of $50,000 to the Third Point Parties if on such date the Third Point Parties own at least 500,000 common units.
      None of the common units purchased by the Third Point Parties can be sold or transferred except pursuant to an effective registration under the Securities Act or in an exempt transaction under the Securities Act. The Partnership has agreed that, as soon as practicable after the closing of the Offer, the Partnership will file a registration statement at its expense that covers the common units purchased by the Third Point Parties. Additionally, the Partnership is required to indemnify the Third Point Parties against any claims resulting from any untrue statement of a material fact, furnished by the Partnership, that is contained in the registration statement. Similarly, the Third Point Parties are required to indemnify the Partnership and its officers, directors or controlling persons against claims that arise from any untrue statement of a material fact, furnished by the Third Point Parties, that is contained in the registration statement.

      In connection with, and as a condition to, the Third Point Parties becoming limited partners in the Partnership, our General Partner has agreed pursuant to a participation agreement to be entered into upon consummation of the Offer that upon receipt of cash by our General Partner pursuant to its incentive distribution right, whether as a result of (i) a distribution by the Partnership of available cash; (ii) any other distribution of cash made by the Partnership prior to, during or after the quarter in which a liquidation occurs or (iii) any cash received upon the sale or other disposition of the incentive distribution right, our General Partner will pay to the Third Point Parties up to 15% of the cash received. A form of the participation agreement is attached as an exhibit to the registration statement of which this prospectus is a part.
      In order to prevent the enlargement or dilution of the Third Point Parties’ rights under this participation agreement, the amount of payments will be adjusted if the incentive distribution right is changed due to a split, dividend, recapitalization, combination, exchange or other change.
      The obligation of the Third Point Parties to fund the Partnership is conditioned upon, in addition to other customary closing conditions, the following events:

•	there must have been no developments in the business of the Partnership or NGT, which would be reasonably likely to have a material adverse effect, including, without limitation, that NGT must not have entered into any agreement or transaction with person contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT;

•	there must be at least 2,950,001 depositary units validly tendered and not properly withdrawn in consideration for a corresponding number of common units of the Partnership and a pro rata share of the special cash distribution or cash consideration not to exceed $31.00 per depositary unit;

•	in connection with the issuance of the common units of the Partnership and transactions contemplated thereby, the common units of the Partnership must be authorized for listing or admitted to trading on the NYSE, NYSE Arca or Nasdaq without any requirement for the Partnership to obtain common unitholder approval; and

•	the General Partner must have contributed up to $40.0 million to the Partnership.

PROPOSED DISTRIBUTION REINVESTMENT PLAN
      We intend to establish a distribution reinvestment plan that provides for reinvestment of our distributions on behalf of our common unitholders who choose to receive common units in lieu of cash distributions as provided below. As a result, if the board of directors of our General Partner authorizes, and we declare, a cash distribution, then our common unitholders who “opt in” to our distribution reinvestment plan will have their cash distributions automatically reinvested in additional common units.
      Action will be required on the part of a registered common unitholder to have the common unitholder’s cash distribution reinvested in shares of our common units. The plan administrator will set up an account for shares acquired through the plan for each common unitholder who elects to receive distributions in common unit form and hold such common units in non-certificated form. A registered common unitholder may terminate participation in the plan at any time and elect to receive cash distributions by notifying the plan administrator in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to common unitholders. Participants will be able to terminate participation in the plan by notifying the plan administrator at its web site, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at its address listed on such statement or to be provided in the future or by calling the plan administrator. Within 20 days following receipt of a termination notice by the plan administrator and according to a participant’s instructions, the plan administrator will either: (a) maintain all common units held by such participant in a plan account designated to receive all future distributions in cash; (b) issue certificates for the whole common units credited to such participant’s plan account and issue a check representing the value of any fractional common units to such participant; or (c) sell the common units held in the plan account and remit the proceeds of the sale, less any brokerage commissions that may be incurred and a transaction fee (currently estimated to be $15.00), to such participant at his or her address of record at the time of such liquidation. A common unitholder who has elected to receive distributions in common units may re-enroll in the plan at any time by providing notice to the plan administrator.
      Those common unitholders whose common units are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.
      We intend to primarily use newly issued common units to implement the plan. However, we reserve the right to purchase common units in the open market in connection with our implementation of the plan. The number of newly issued common units to be issued to a common unitholder is determined by dividing the total dollar amount of the distribution payable to such common unitholder by the average market price per unit of our common units at the close of regular trading on the exchange or market on which our common units are listed for the five trading days preceding the valuation date for such distribution. The number of our common units to be outstanding after giving effect to payment of the distribution cannot be established until the value per unit at which additional common units will be issued has been determined and elections of our common unitholders have been tabulated.
      There will be no brokerage charges or other charges to common unitholders who participate in the plan. The plan administrator’s fees under the plan will be paid by us.
      The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us. When a plan participant withdraws from the plan or when the plan is terminated, the participant will receive a cash payment for any fractional common units based on the market price on the date of withdrawal or termination. All correspondence concerning the plan should be directed to the plan administrator by mail at its address to be furnished in the future.
      The automatic reinvestment of distributions will not relieve a participant of any income liability associated with the unitholder’s allocable share of our taxable income. A U.S. common unitholder participating in the plan will be treated for federal income tax purposes as having received, on the distribution payment date, a distribution in an equal amount to the cash that the participant could have received instead of common units. The tax basis of such common units will equal the amount of such cash. A participant will not realize any taxable income upon receipt of a certificate for whole common units credited to the participant’s account whether upon the participant’s request for a specified number of common units or upon termination of enrollment in the plan.

NGT MARKET PRICE AND DISTRIBUTION MATTERS
Market Price History
      Our common units are not currently traded. The depositary units are traded on the New York Stock Exchange under the ticker symbol “NGT”. The high and low prices and distributions paid during the quarters in the three-year period ended December 31, 2005 were as follows:

			Distributions
Quarter	High	Low	Paid

2006(a):
Third Quarter (through July 25, 2006)	$30.00	$29.26	N/A
Second Quarter	$29.64	$27.00	N/A
First Quarter	$28.65	$26.71	$0.74
2005:(a)
First Quarter	$28.90	$24.40	$0.50
Second Quarter	$28.11	$25.45	$0.51
Third Quarter	$31.58	$27.62	$0.64
Fourth Quarter	$31.20	$26.75	$0.67
2004:(a)
First Quarter	$27.40	$22.95	$0.43
Second Quarter	$23.80	$20.95	$0.49
Third Quarter	$25.65	$23.41	$0.48
Fourth Quarter	$27.00	$24.75	$0.62
2003:(a)
First Quarter	$19.58	$18.70	$0.38
Second Quarter	$22.28	$18.87	$0.52
Third Quarter	$23.55	$20.83	$0.51
Fourth Quarter	$26.03	$22.10	$0.41

(a)	The high and low prices and distributions paid during the quarters in 2003, 2004 and 2005 are taken from NGT’s Annual Report on Form 10-K for the year ended December 31, 2005. The high and low prices paid during the first and second quarters of 2006 are taken from Bloomberg.
      On June      , 2006, which was the last full trading day for which information is available prior to the date of this prospectus and the most recent practicable date prior to the mailing of this prospectus, the per depositary unit closing price of NGT depositary units was $           per share.
      The Partnership encourages you to obtain current market quotations for NGT depositary units.
      For a description of the Partnership’s distribution policy, see “Our Cash Distribution Policy and Restrictions on Distributions.”
      The common units that the Partnership will issue and exchange pursuant to the Offer and the second-step merger have been approved for listing on the NYSE, subject to official notice of issuance. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. We expect that the common units will be listed on NYSE Arca immediately after the consummation of the Offer. However, upon consummation of the second-step merger, we will request that our common units be transferred for listing on the NYSE.

DESCRIPTION OF PARTNERSHIP COMMON UNITS
The Common Units
      The common units and the subordinated units represent limited partner interests in us. We refer to the common units and subordinated units collectively as the units and we refer to holders of common units and subordinated units as unitholders. The holders of common or subordinated units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and subordinated units in and to partnership distributions, please read this section, “Cash Distribution Policy” and “Description of the Subordinated Common Units.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “Description of Our Partnership Agreement.”
Transfer Agent and Registrar

Duties
      Computershare Trust Company, Inc. will serve as registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following fees that will be paid by common unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.
      There will be no charge to holders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal
      The transfer agent may at any time resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and accepted the appointment within 30 days after notice of the resignation or removal, our General Partner is authorized to act as the transfer agent and registrar until a successor is appointed.
Transfer of Common Units
      By becoming a holder of common units, such person:

•	becomes the record holder of the common units and is admitted into our partnership as a limited partner;

•	agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

•	represents that the transferee has the capacity, power and authority to enter into the partnership agreement;

•	grants powers of attorney to officers of the General Partner and any liquidator of the Partnership as specified in the partnership agreement; and

•	makes the consents and waivers contained in the partnership agreement.
      Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to be admitted as an additional limited partner in our partnership for the transferred common units.
      The transferor of common units will have a duty to provide the transferee with all information that may be necessary to transfer the common units. Please read “Description of Our Partnership Agreement — Status as Limited Partner.”
      Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF THE SUBORDINATED COMMON UNITS
      The subordinated units are a separate class of limited partner interests in our partnership, and the rights of holders of subordinated units to participate in distributions to partners differ from, and are subordinated to, the rights of the holders of common units. For any given quarter, any available cash from operating surplus will first be distributed to our General Partner and to the holders of common units, until the holders of common units have received the minimum quarterly distribution plus any arrearages, and then, to the extent there is available cash from operating surplus remaining, will be distributed to the holders of subordinated units. See “Our Cash Distribution Policy and Restrictions on Distributions.”
Subordination Period

General
      During the subordination period, which we define below, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.50 per common unit, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units. After the subordination period ends, therefore, if our available cash from operating surplus declines in any period it will be more likely that distributions of our common units could be less than the applicable minimum quarterly distribution for that period. See “Our Cash Distribution Policy and Restrictions on Distributions — Partnership Agreement Provisions Relating to Cash Distributions — Distributions of Available Cash from Operating Surplus During the Subordination Period” and “— Partnership Agreement Provisions Relating to Cash Distributions — Distributions of Available Cash from Operating Surplus After the Subordination Period.”

Definition of Subordination Period
      Subject to early conversion described below, the subordination period will extend until the first to occur of (a) the first day of any quarter beginning after the four full consecutive calendar quarters in respect of which the Partnership has paid quarterly distributions of available cash from operating surplus to holders of our common units and subordinated units over such four full consecutive quarterly periods of at least $3.25 per unit for each unit outstanding as of the record date for such distributions, provided that during such four quarterly periods there are no cumulative arrearages in payment of the minimum quarterly distribution on the common units (excluding distributions in respect of accrued arrearages on the common units); and (b) a sale by the Partnership of additional common units in an underwritten public offering at a price equal to or greater than $36.00 per common unit, with total gross proceeds (before deducting underwriting discounts and commissions and expenses of the offering) to the Partnership of not less than $25.0 million. Distribution arrearages do not accrue on the subordinated units.

Effects of Expiration of Subordination Period
      Upon expiration of the subordination period and subject to compliance with applicable federal income tax rules and regulations, all remaining subordinated units will convert into common units on a one-for-one basis and will then participate, pro rata, with the other common units in all future distributions of available cash. In addition, if the common unitholders remove our General Partner other than for cause and common units held by the General Partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and each subordinated common unit will immediately convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	the General Partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.
Limited Voting Rights
      Holders of subordinated units will sometimes vote as a single class together with the holders of common units and sometimes vote as a class separate from the holders of common units and, as in the case of holders of common units, will have very limited voting rights. During the subordination period, common units and subordinated units each vote separately as a class on the following matters:

•	a sale or exchange of all or substantially all of our assets;

•	the election of a successor General Partner in connection with the removal of our General Partner;

•	a dissolution or reconstitution of our partnership;

•	a merger of our partnership; and

•	some amendments to the partnership agreement, including any amendment that would cause us to be treated as an association taxable as a corporation.
      The subordinated units are not entitled to vote on approval of the withdrawal of our General Partner or the transfer by our General Partner of its General Partner interest or incentive distribution rights, except the subordinated unitholders are entitled to vote on the removal of our General Partner. Removal of our General Partner requires:

•	the affirmative vote of 66 2/3 % of all outstanding common and subordinated units voting as a single class; and

•	the election of a successor General Partner by the holders of a majority of the outstanding common units and subordinated units, voting as separate classes.
      Under the partnership agreement, our General Partner generally will be permitted to effect amendments to the partnership agreement that do not materially and adversely affect common and subordinated common unitholders without the approval of any common or subordinated common unitholders.
Distributions Upon Liquidation
      If we liquidate during the subordination period, in some circumstances holders of outstanding common units will be entitled to receive more per unit in liquidating distributions than holders of outstanding subordinated units. The per-unit difference will be dependent upon the amount of gain or loss recognized by us in liquidating our assets. Following conversion of the subordinated units into common units, all common and subordinated units will be treated the same upon liquidation of our partnership.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
      The following is a summary of the material provisions of our amended and restated partnership agreement to be entered into at the closing of this Offer. The form of the partnership agreement is included in this prospectus as Annex A. References in this prospectus to our partnership agreement constitute references to the form of agreement attached as Annex A. The form of our organizational agreement of limited partnership and the organizational agreements of our General Partner and the Operating Company is included as an exhibit to the registration statement of which this prospectus constitutes a part. We will provide prospective investors with a copy of the forms of these agreements upon request at no charge.
      We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to Partnership distributions of available cash, please read “Our Cash Distribution Policy and Restrictions on Distributions” that begins on page 116 of this prospectus;

•	with regard to the transfer of common units, please read “Description of Partnership Common Units — Transfer of Common Units” that begins on page 186 of this prospectus; and

•	with regard to allocations of taxable income and taxable loss, please read “Material Federal Income Tax Consequences” that begins on page 211 of this prospectus.

Organization
      Our partnership was formed on May 26, 2005 and will remain in existence until dissolved in accordance with our partnership agreement. Since our inception, we have not conducted any business activities.
Purpose
      Our purposes under our partnership agreement are:

•	to conduct this Offer and the second-step merger;

•	to own and administer the legacy assets that we acquire pursuant to this Offer and the second-step merger;

•	to acquire net profits interests burdening oil and natural gas properties that the Operating Company will acquire in the future;

•	any other activity approved by our General Partner that may be lawfully conducted by a limited partnership organized under Delaware law;

•	to acquire net profits interests or other economic interests on properties determined by the General Partner to be appropriate; and

•	any activity that is necessary or appropriate to the foregoing clauses.
      Notwithstanding the foregoing, our General Partner does not have the authority to cause us to engage, directly or indirectly, in any business activity that it reasonably determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.
      Although our General Partner has the ability to cause us and the Operating Company or its subsidiaries to engage in activities other than the ownership of oil and natural gas reserves, our General Partner has no current plans to do so. Our General Partner is authorized in general to perform all acts deemed necessary to carry out our purposes and to conduct our business.
Power of Attorney
      Each limited partner and each person who acquires a common or subordinated common unit from a common or subordinated common unitholder grants to our General Partner (and, if appointed, a liquidator), a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our General Partner the authority to amend, and to make consents and waivers under, and in accordance with, our partnership agreement. The form of power of attorney is set forth in our partnership agreement which is included as Annex A to this prospectus.
Capital Contributions
      Neither holders of common units nor holders of subordinated units are obligated to make additional capital contributions to us, except as described below under “Limited Liability.”
Limited Liability
      Participation in the Control of Our Partnership. Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and that it otherwise acts in conformity with the provisions of our partnership agreement, such holder’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

•	to remove or replace the General Partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;
constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law to the same extent as the general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a General Partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our General Partner if a limited partner were to lose its limited liability through any fault of the General Partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.
      Unlawful Partnership Distributions. Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the limited partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the Partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.
      Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business. The Operating Company, which is a wholly owned subsidiary of our General Partner, may conduct business in numerous oil and gas producing states. Maintenance of limited liability for our General Partner as the sole member of the Operating Company, may require compliance with legal requirements in the jurisdictions in which the Operating Company conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of members for the obligations of a limited liability company have not been clearly established in some jurisdictions. If it were determined that our General Partner was, by virtue of its member interest in the Operating Company or otherwise, conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, our General Partner could be held personally liable for our obligations under the law of that jurisdiction.

Voting Rights
      The following matters require the common unitholder vote specified below:

Issuance of units senior to the common units during the subordination period	No approval right.

Issuance of units junior to the common units during the subordination period	No approval right.

Issuance of additional common units or units of equal rank with the common units during or after the subordination period	No approval right.

Amendment of the partnership agreement
Certain amendments may be made by the general partner without the approval of the common and subordinated common unitholders. Other amendments generally require the approval of a unit majority. Please read “— Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read “— Merger, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “— Termination and Dissolution.”

Reconstitution of our partnership upon dissolution	Unit majority.

Withdrawal of the General Partner	The approval of a majority of the common units, excluding common units held by the General Partner and its affiliates, is required for the withdrawal of the General Partner prior to December 31, 2016 to prevent the withdrawal from being deemed a breach of our partnership agreement. Please read “— Withdrawal or Removal of the General Partner.”

Removal of the General Partner	Not less than 66 2/3 % of the outstanding units, including units held by our General Partner and its affiliates. Please read “— Withdrawal or Removal of the General Partner.”

Transfer of the general partner interest
The General Partner may transfer its general partner interest without a vote of our unitholders to an affiliate (other than an individual) or in connection with the General Partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to another person (other than an individual). The approval of a majority of the common units, excluding common units held by the General Partner and its affiliates, is required in other circumstances for a transfer of the General Partner interest to a third party prior to December 31, 2016. Please read “— Transfer of General Partner Interest.”

Transfer of incentive distribution rights	Except for transfers to an affiliate (other than an individual) or another person (other than an individual) as part of the General Partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such person prior to December 31, 2016, the approval of a majority of the common units, excluding common units held by the General Partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2016. Please read “— Transfer of Incentive Distribution Rights.

Transfer of ownership interests in the General Partner	No approval required at any time. Please read “— Transfer of Ownership Interests in the General Partner.”

      Matters requiring the approval of a “unit majority” require:

•	during the subordination period, the approval of a majority of the common units, excluding those common units held by our General Partner and its affiliates, and a majority of the subordinated units, voting as separate classes; and

•	after the subordination period, the approval of a majority of the common units.
Issuance of Additional Securities
      Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.
      During the subordination period and thereafter we may issue, without unitholder approval, an unlimited number of partnership securities, whether they are senior, subordinate or equal in rank to the common units or similar to subordinated units.
      It is possible that we will fund future acquisitions of net profits interests from the Operating Company or directly in royalty, overriding royalty or similar interests through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional partnership common units or other equity securities may dilute the value of the interests of the then-existing holders of common units in our net assets.
      In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, in the sole discretion of our General Partner, may have special voting rights to which the common units are not entitled.
      Upon issuance of additional partnership securities, our General Partner will be permitted at its option to make additional capital contributions to the extent necessary to maintain its 1% general partner interest in us. If it elects not to make such contributions its 1% general partner interest in us will be proportionately reduced. Moreover, our General Partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our General Partner and its affiliates, to the extent necessary to maintain their percentage interest in the Partnership, including such interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.
Amendment of the Partnership Agreement
      General. Amendments to our partnership agreement may be proposed only by or with the consent of our General Partner, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, our General Partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.
      Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

•	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our General Partner or any of its affiliates without the consent of our General Partner, which may be given or withheld in its sole discretion;

•	change the duration of the Partnership;

•	provide that we are not dissolved upon an election to dissolve our Partnership by our General Partner that is approved by a unit majority; or

•	give any person the right to dissolve our Partnership other than our General Partner’s right to dissolve our Partnership with the approval of a unit majority.
      The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units, voting together as a single class (including units owned by the General Partner and its affiliates). Upon completion of the Offer and second-step merger (assuming all outstanding depositary units and withdrawn trust units are exchanged or converted into common units), our General Partner and its affiliates will own 567,741 subordinated units and up to 645,161 common units representing approximately 18.75% of the total outstanding units of the Partnership (before giving effect to the exercise by our General Partner of its warrant to purchase a total of 1,000,000 common units or the payment of cash in lieu of fractional common units in the second-step merger). The 567,741 subordinated units that the General Partner will receive is based on a price of $31.00 per depositary unit.
      No Unitholder Approval. Our General Partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	a change that, in the sole discretion of our General Partner, is necessary or advisable for us to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our General Partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of our General Partner is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

•	any amendment expressly permitted in our partnership agreement to be made by our General Partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•	any amendment that, in the discretion of our General Partner, is necessary or advisable for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and related changes;

•	a merger, conversion or conveyance effected in accordance with the partnership agreement; and

•	any other amendments substantially similar to any of the matters described in the clauses above.
      In addition, our General Partner may make amendments to our partnership agreement without the approval of any limited partner or assignee if those amendments, in the discretion of our General Partner:

•	do not adversely affect the limited partners (including any particular class of limited partners as compared to other classes of limited partners) in any material respect;

•	are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which our General Partner deems to be in the best interests of us and our limited partners;

•	are necessary or advisable for any action taken by our General Partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.
      Opinion of Counsel and Unitholder Approval. Our General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under “— No Unitholder Approval” should occur. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any limited partner in our partnership.
      Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the limited partner voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.
Merger, Sale or Other Disposition of Assets
      Our General Partner is generally prohibited, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, if any; provided that our General Partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our General Partner may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

      If the conditions specified in the partnership agreement are satisfied, our General Partner may merge the Partnership or any of its subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other transaction or event.
Termination and Dissolution
      We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

•	the election of our General Partner to dissolve us, if approved by the holders of a unit majority;

•	the entry of a decree of judicial dissolution of our partnership;

•	the withdrawal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its General Partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor; or

•	at any time that there are no limited partners unless the Partnership is continued in accordance with the Delaware Act.
      Upon a dissolution under the last clause above, a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by forming a new limited partnership on terms identical to those in our partnership agreement and having as General Partner an entity approved by a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•	neither our Partnership nor any member of our Partnership group would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.
Liquidation and Distribution of Proceeds
      Upon our dissolution, unless the business of the Partnership is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our General Partner that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “Partnership Agreement Provisions Relating to Cash Distributions — Distributions of Cash upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.
Withdrawal or Removal of the General Partner
      Except as described below, our General Partner has agreed not to withdraw voluntarily as General Partner of our partnership prior to December 31, 2016 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the General Partner and its affiliates, giving at least 90 days’ advance written notice and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2016 our General Partner may withdraw as General Partner without first obtaining approval of any unitholder by giving 90 days’ advance written notice. Notwithstanding the information above, our General Partner may withdraw without unitholder approval upon 90 days’ advance written notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our General Partner and its affiliates. In addition, our partnership agreement permits our General Partner in some instances to sell or otherwise transfer all of its general partner interests in our Partnership without the approval of the unitholders. See “— Transfer of General Partner Interest.”
      Upon the withdrawal of our General Partner under any circumstances, other than as a result of a transfer by our General Partner of all or a part of its General Partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing General Partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal, a unit majority agree in writing to continue the business of the Partnership and to appoint a successor General Partner. See “— Termination and Dissolution.”
      Our General Partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our General Partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our General Partner is also subject to the approval of a successor General Partner by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes (including units held by the General Partner and its affiliates). The ownership of more than 33 1/3 % of the outstanding units by our General Partner and its affiliates would give them the practical ability to prevent our General Partner’s removal. At the closing of this Offer and the second-step merger our General Partner will own approximately 18.75% of the outstanding units.
      Our partnership agreement also provides that if the General Partner is removed as our general partner under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and each outstanding subordinated unit will immediately and automatically convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our General Partner will have the right to convert its General Partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time.
      In the event of removal of our General Partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a General Partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor General Partner will determine the fair market value. Or, if the departing General Partner and the successor General Partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
      If the above-described options are not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
      In addition, we will be required to reimburse the departing general partner for all amounts due to the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.
Transfer of General Partner Interest
      Except for the transfer by our General Partner of all, but not less than all, of its general partner interest in our partnership to:

•	an affiliate of our General Partner (other than an individual); or

•	another entity as part of the merger or consolidation of our General Partner with or into another entity or the transfer by our General Partner of all or substantially all of its assets to another entity, our General Partner may not transfer all or any part of its general partner interest in our partnership to another person prior to December 31, 2016 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our General Partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our General Partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters. After December 31, 2016, our General Partner and its affiliates may at any time, however, transfer units to one or more persons without unitholder approval.
Transfer of Incentive Distribution Rights
      Prior to December 31, 2016, our General Partner or a subsequent holder of the incentive distribution rights may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or to another entity as part of the merger or consolidation of such holder with or into such other entity or the transfer by such holder or its affiliates, of all or substantially all of its assets to another entity, without the prior approval of the unitholders; provided that the transferee agrees to be bound by the provisions of the partnership agreement. Prior to December 31, 2016, other transfers of incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units, excluding common units held by the General Partner or its affiliates. On or after December 31, 2016, all of the incentive distribution rights will be freely transferable.
Transfer of Ownership Interests In The General Partner
      At any time, the General Partner may sell or transfer all or part of its ownership interests in our General Partner without the approval of the unitholders.
Change of Management Provisions
      Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the General Partner as our General Partner or otherwise change our management. If any person or group other than our General Partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our General Partner or its affiliates and any transferees of that person or group approved by our General Partner or to any person or group who acquires the units with the prior approval of the board of directors of our General Partner.
      Our partnership agreement also provides that if our General Partner is removed under circumstances where cause does not exist and units held by our General Partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and each outstanding subordinated unit will immediately and automatically convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our General Partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time.
Limited Call Right
      If at any time our General Partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our General Partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our General Partner, on at least 10 but not more than 60 days’ notice. In the event the General Partner exercises such right, we will comply with all applicable securities laws, including the tender offer rules, if applicable. If we do not issue any equity securities prior to the expiration of the subordination period, upon the conversion of subordinated units into common units at the end of the subordination period, our General Partner will own approximately 10% of our outstanding common units and will be not be able to exercise this call right. The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by either of our General Partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our General Partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three trading days before the date the notice is mailed.
      As a result of our General Partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.
Meetings; Voting
      Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, shall be voted by our General Partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our General Partner on behalf of non-citizen assignees, our General Partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.
      Our General Partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our General Partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unit holders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.
      Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. See “— Issuance of Additional Securities.” However, if at any time any person or group, other than our General Partner and its affiliates, or a direct or subsequently approved transferee of our General Partner or its affiliates or a person or group who acquires the units with the prior approval of the board of directors of our General Partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, the person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name accounts will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Except as otherwise provided in the partnership agreement, subordinated units will vote together with common units as a single class.
      Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.
Status as Limited Partner
      Except as described above under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.
Non-Citizen Assignees; Redemption
      If we or any of our subsidiaries are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our General Partner, create a substantial risk of cancellation or forfeiture of any property that we or any of our subsidiaries have an interest in because of the nationality, citizenship or other related status of any limited partner, we may redeem, upon 30 days’ advance notice, the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our General Partner may require each limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our General Partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.
Indemnification
      Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our General Partner;

•	any departing general partner;

•	for so long as Ensource Energy LLC is the General Partner;

•	any person who is or was a director of our General Partner;

•	any person who is or was an affiliate of the General Partner, any departing General Partner or Ensource Energy LLC;

•	any person who is or was a member, partner, officer, director or trustee of any of our subsidiaries, if any, a general partner or any departing general partner or any affiliate of any of our subsidiaries, a general partner or any departing general partner; or

•	any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, member, partner or trustee of another person.
      Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, our General Partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Reimbursement of Expenses
      Our partnership agreement requires us to reimburse our General Partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other necessary appropriate expenses allocable to us or otherwise reasonably incurred by our General Partner in connection with operating our business. The General Partner will provide, or cause to be provided to the Partnership supervisory and management services. Our General Partner will employ personnel to provide administrative services such as accounting, tax, legal and other services to us. Such costs will be reimbursed by the Partnership to the General Partner. Amounts submitted by General Partner for reimbursement will be subject to review by the General Partner’s Conflicts Committee.
Books and Reports
      Our General Partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.
      We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.
      We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.
Right to Inspect Our Books and Records
      Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, and our certificate of limited partnership, and related amendments and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.
      Our General Partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our General Partner believes in good faith is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Registration Rights
      Under our partnership agreement, we have agreed to register for sale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our General Partner or any of its affiliates if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our General Partner. We have also agreed to include any partnership securities held by our General Partner or its affiliates in any registration statement that we file to offer partnership securities for cash, except an offering relating solely to an employee benefit plan, for the same period. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. See “Units Eligible for Future Sale.”
      Pursuant to the partnership agreement of our General Partner, our General Partner has agreed to use its best efforts to cause the Partnership to register for resale the common units into which the subordinated units held by our General Partner will be converted upon termination of the subordination period. Our General Partner is required to cause such registration statement to be effective not more than 30 days after the end of the subordination period.

UNITS ELIGIBLE FOR FUTURE SALE
      After the closing of the Offer and merger, it is estimated that (i) our General Partner will hold an aggregate of up to 645,161 common units (assuming 2,950,001 depositary units are accepted by us for the cash consideration), 567,741 subordinated units and a warrant to purchase 1,000,000 common units from us, exercisable at any time prior to the third anniversary of the expiration date of this Offer, at an exercise price of $38.00 per common unit and (ii) the Third Point Parties will own 2,304,839 common units (assuming 2,950,001 depositary units are accepted by us for the cash consideration). All of the subordinated units will convert into common units at the end of the subordination period and may convert earlier. The sale of these units could have an adverse impact on the price of the common units or on any trading market that may develop.
      The common units sold in the offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any common units owned by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of the securities outstanding; or

•	the average weekly reported trading volume of the common units for the four calendar weeks prior to the sale.
      Sales under Rule 144 are also subject to specific manner of sale provisions, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his common units for at least two years, would be entitled to sell common units under Rule 144 without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.
      We are not subject to any restriction on our ability to issue in the future additional equity securities. Any issuance of additional common units or other equity securities would result in a corresponding decrease in the proportionate ownership interest in us represented by, and could adversely affect the cash distributions to and market price of, common units then outstanding. See “Description of Our Partnership Agreement — Issuance of Additional Securities.”
      Under our partnership agreement, our General Partner and its affiliates have the right to cause us to register under the Securities Act and state laws the offer and sale of any units that they hold. Subject to the terms and conditions of our partnership agreement, these registration rights allow our General Partner and its affiliates or their assignees holding any units to require registration of any of these units and to include any of these units in a registration by us of other units, including units offered by us or by any unitholder. Our General Partner will continue to have these registration rights for two years following its withdrawal or removal as our General Partner. In connection with any registration of this kind, we will indemnify each unitholder participating in the registration and its officers, directors and controlling persons from and against any liabilities under the Securities Act or any state securities laws arising from the registration statement or prospectus. We will bear all costs and expenses incidental to any registration, excluding any underwriting discounts and commissions. Except as described above, our General Partner and its affiliates may sell their units in private transactions at any time, subject to compliance with applicable laws.

COMPARISON OF DEPOSITARY UNITHOLDERS’ AND COMMON UNITHOLDERS’ RIGHTS
      Holders of depositary units whose depositary units are accepted for exchange pursuant to exchange portion of this Offer, and upon the second-step merger, holders of withdrawn and depositary units will receive common units of the Partnership as consideration for such exchange. NGT is a statutory trust and the Partnership is a limited partnership, each organized under the laws of the State of Delaware. The following is a summary of the material differences between (a) the current rights of NGT depositary unitholders under Delaware law and NGT’s trust agreement and depositary agreement and (b) the current rights of the Partnership’s common unitholders under Delaware law and the partnership agreement.
      The following summary is not a complete statement of the rights of holders of depositary units or withdrawn trust units as contrasted with the rights of holders of common units or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Delaware law and NGT’s and the Partnership’s constituent documents, which you are urged to read. Copies of the NGT’s constituent documents have been filed with the SEC. To find out where you can get copies of these documents, see the section entitled “Where You Can Find More Information.” A copy of the form of Amended and Restated Agreement of Limited Partnership of the Partnership that will be in effect upon the closing of this Offer, see Annex A to this prospectus.

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

Comparison of the Units
Each depositary unit (which is evidenced by a depositary receipt) evidences ownership of both(a) one trust unit of NGT and(b) one-fiftieth of a zero coupon U.S. treasury bond. Withdrawn trust units (which are neither certificated nor transferable) evidence a trust unit of NGT.	Each common unit represents an undivided interest in the outstanding limited partner interests of the Partnership.

Approval Requirements
Matters including, but not limited to, appointment of a successor trustee and approval of amendments, waivers, and consents, generally require the approval of holders that hold more than 50% of the trust units as of the record date.

No amendment may be made to the trust agreement that adversely affects the interests of holders of trust units without the vote of the holders holding a majority of the outstanding trust units.	Our partnership agreement generally provides that the approval of “unit majority” (as defined below) is required for the following:

(1) certain amendments to the partnership agreement;

(2) dissolution of our partnership or reconstitution of our partnership after dissolution.

The approval of a majority of the common units, excluding common units held by the General Partner and its affiliates is required (1) for transfer by the General Partner of its General Partner interest to a third party, and (2) for a transfer of the incentive distribution rights to a third party prior to December 31, 2016.

Amendments to the partnership agreement may only be proposed by the General Partner, which proposal may be denied in its sole discretion and the General Partner shall have no duty or obligation to propose any amendment. Except in certain circumstances, amendments must be approved by the holders of a unit majority.

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

Matters requiring the vote of a “unit majority” require:

• During the subordination period, the approval of a majority of the common units, excluding those common units held by our General Partner and its affiliates, and a majority of the subordinated units, voting as separate classes; and
• after the subordination period, the approval of a majority of the common units.
The votes required for actions under NGT are similar to votes required for actions under our partnership agreement. However, because our Partnership will issue subordinated units, the votes of subordinated unitholders will also be necessary.

Meetings
Meetings of the holders of trust units may be called at any time by the trustee. The Delaware trustee may only call meetings for appointing a successor to it upon its resignation.

Additionally, a trust unitholder owning of record not less than 10% in number of the outstanding trust units may call a meeting of the trust unitholders.	Meetings of the common unitholders may be called by the General Partner or by common unitholders owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed, by delivering to the General Partner a written request. Within 60 days from receipt of such request or such greater time as is reasonably necessary, the General Partner shall send notice of the meeting to the limited partners. A meeting should be held on a date not less than 10 days nor more than 60 days after the notice is mailed.

Notice
Written notice of the meetings of the holders of trust units must be given in person or by mail not more than 60 days nor less than 20 days before the date of such meeting. Written notice should be given to trust unitholders of record at the close of business on a record date selected by the trustee, which shall not be more than 60 days before the date of such mailing.	Notice of a meeting should be given to the record holders in writing by mail or other means of written communication not less than 10 days nor more than 60 days before the meeting.

Quorum
The presence in person or by proxy of holders of trust units as of the record date holding a majority of the trust units constitutes a quorum.	The holders of a majority of the outstanding common units of the class or classes for which a meeting has been called, represented in person or by proxy, shall constitute a quorum at a meeting of limited partners of such class or classes unless any such action by the limited partners requires approval by holders of a greater percentage of such units, in which case the quorum shall be such greater percentage.

Our General Partner owes the duties of loyalty, care and good faith. Our Partnership Agreement provides

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

that our General Partner’s business will be to act as a general partner of the Partnership and not to engage in any business or activity or incur any debts or liabilities except in connection with or incidental to its performance as a general partner. Thus, it may not engage in competitive activities to the Partnership and may not engage in business interests and activities in preference to or to the exclusion of the Partnership. However, our General Partner has no obligation under the Partnership Agreement or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.

Approval of Business Combinations
The trust may merge or consolidate with or into limited or general partnerships, corporations, business trusts, limited liability companies, or associations or unincorporated business if the trustee agrees and holders owning more than 50% of the outstanding trust units and is permitted under the Delaware Statutory Trust Act.	A merger or consolidation of us requires the consent of the General Partner. Approval of the holders of a unit majority is required to sell, exchange or dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination.

Dissenters’ Rights
Holders of trust units do not have dissenters’ rights.	The holders of common units are not entitled to dissenters’ rights or appraisal rights under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Election and Removal of Directors/Trustees
The trustee and Delaware trustee may be removed, with the vote of the holders with or without cause, by the vote of not less than a majority of the then outstanding trust units at a meeting. Such removal is effective when a successor is appointed. A successor trustee may be elected by a majority vote. Nominees for appointment may be made by NGT, the resigning or removed trustee or any trust unitholder owning of record at least 10% of the outstanding trust units.	Upon withdrawal of our General Partner under any circumstances, other than as a result of a transfer by the General Partner of all or a part of its General Partner interest in us, the holders of a unit majority, may select a successor.

Our General Partner may not be removed unless that removal is approved by less than 66 2/3 % of the outstanding units, voting together as a single class, including units held by the General Partner and its affiliates and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of a general partner is subject to the approval of a successor general partner by vote of the holders of a majority of outstanding common and subordinated units, voting as separate classes.

Limited Liability of Limited Partners and Holders of Trust Units
Under the NGT trust agreement, the holders of trust units are entitled, to the fullest extent permitted by law, to the same limitation on personal	A limited partner who does not participate in the “control” of our business and acts in conformity with the provisions of the partnership agreement, his

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

liability as stockholders under the Delaware General Corporation law.	liability under Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of undistributed profits and assets.

If the exercise of rights by limited partners constitute “participation in the control” of our business under the Delaware Act, the limited partners could be held personally liable for our obligations to the same extent as the General Partner.

Distributions
Distributions on the trust units are payable on a quarterly basis, and consist in the aggregate of cash receipts and certain other amounts received by the trust, less trustee expenses, other expenses and less reserves established.	Under the Delaware Act, we cannot make a distribution to a partner, if after the distribution, all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership would exceed the fair value of the assets of the assets of the limited partnership.
We intend to make quarterly distributions to the holders of our common and subordinated units. During the subordination period, distributions of available cash from operating surplus to subordinated units will be subordinated to distributions of $0.50 per common unit per quarter.

Indemnification
The trustee, Delaware trustee and the depositary and their agents will be indemnified and held harmless and receive reimbursement from the trust estate for all liabilities, claims, losses and other charges, except when they are personally liable for fraud or acts or omissions in bad faith or which constitute gross negligence and taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received. The trustee and Delaware trustee are not liable to anyone other than the trust unitholders.	Our partnership agreement permits indemnification of the General Partner or its representatives to the fullest extent permitted by law unless there has been a final and non-appealable judgment entered by a court determining that such person acted in bad faith or engaged in fraud or willful misconduct or in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful. Indemnification will be made only out of the assets of the partnership and the General Partner shall not be personally liable.

Inspection of Books and Records
Each holder of trust units and its agents have the right, at its own expense and during reasonable business hours upon reasonable prior notice, to examine and inspect the records of the trust, trustee and Delaware trustee. The trustee and its agents have the right, at the expense of the trust and during reasonable business hours upon reasonable prior written notice to examine and inspect books and records of NGT relating to certain matters.

Additionally, NGT’s depositary agreement permits a depositary unitholder, upon notifying the Depositary in writing, to have furnished to such holder at such	The partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him: (1) a list of the name and address of each partner; (2) a copy of our tax returns; (3) information relating to the value of property or services contributed by each partner; (4) copies of the organizational documents of the partnership; (5) information regarding our business and financial condition; and (6) any other information regarding our affairs as is just and reasonable. The General Partner may keep confidential from the limited

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

holder’s expense, a list of the names and addresses of all record depositary unitholders and related information.	partners trade secrets or other information that he believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Liquidity, Marketability and Restrictions on Transfers
Trust units are generally not transferable. However, depositary units, comprised of trust units and the zero coupon bonds, are traded on The New York Stock Exchange and are transferable in accordance with laws governing transfers of investment securities and the deposit agreement. To register the transfer of depositary units, the transferee must deliver a properly executed transfer application.	Our common units have been approved for listing on The New York Stock Exchange, subject to official notice of issuance, under the symbol “ENF” and will generally be freely tradable. The Partnership has been approved for listing of the common units on NYSE Arca, subject to official notice of issuance. We expect that our common units will be initially listed on NYSE Arca upon consummation of the Offer. We intend to request that our common units be transferred to the NYSE for listing once we consummate the second-step merger. Subject to limited exceptions, our General Partner may not transfer any part of its general partner interest in our partnership prior to December 31, 2016 without approval of the holders of a majority of our common units (excluding common units held by the General Partner and its affiliates).

Anti-takeover Provisions
None.	The partnership agreement contains provisions intended to discourage a person or group from attempting to remove our General Partner or change management. Any group that acquires beneficial ownership of 20% of more of any class of units not approved by the board of directors of our General Partner loses all voting rights.

Fees and Expenses
Both the trustee and the Delaware trustee are compensated by the trust for their services. Additionally, they are reimbursed for all actual expenditures made in connection with the administration of the trust. Similarly, Eastern American Energy Corporation, the owner of the oil and natural gas property upon which NGT’s net profits and royalty interests burden, is entitled to reimbursement from the trust for all out-of-pocket costs and expenses paid by it on behalf of the trust plus an annual fee payable quarterly for overhead expenses. Such annual fee was $317,324 for 2005 and increases annually by 3.5%.	The Partnership must reimburse the General Partner for all of the costs and expenses the General Partner incurs attributable to managing the Partnership and attributable to supervising and managing the Partnership. Our General Partner intends to seek reimbursement from the Partnership for the expenses incurred in this Offer and second- step merger if the Offer is successfully completed.

Distributions to Our General Partner
NGT’s trustee does not receive any distribution from NGT.	Upon consummation of the Offer and after making its capital contribution to the Partnership, our General Partner will be issued 567,741 subordinated units, incentive distribution rights, and up to 645,161 common units, assuming 2,950,001

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

depositary units are accepted by us for the cash consideration.
During the subordination period, the subordinated units give our General Partner the right to receive distributions from available cash from operating surplus of the Partnership for the particular quarter only after common unitholders receive distributions of at least $0.50 per common unit. After the subordination period, the subordinated units will be converted into common units, so the General Partner will participate in Partnership distributions pro rata.

The incentive distribution rights held by our General Partner will entitle our General Partner to an increased share (an additional 24.75%) of cash distributed by the Partnership in excess of specified threshold levels.
Thus, our General Partner will participate in the successes of the Partnership, compared to NGT’s trustee, who is not permitted to participate in the successes of NGT. The subordinated units and incentive distribution rights may create a conflict of interest between our General Partner and us because it may cause our General Partner to maximize short-term payments to us in respect of our net profits interests rather than managing the Partnership in a manner better suited to the long term benefits of all the unitholders. This arrangement may also create an incentive for the General Partner to selectively invest the Partnership’s assets in net profits interests burdening short-lived producing assets that generate significant cash flow over a relatively short time frame, thereby resulting in increased cash distributions by the Partnership in the short term.

Investment Policy
NGT is a passive entity, with no investment policy. It derives its revenues and profits from the net profits interests and legacy assets that it currently owns and will not be investing in any new properties.	The Partnership’s investment policy is to acquire net profits interests burdening oil and natural gas properties to be acquired by the Operating Company in the future. The Partnership does not intend to finance such acquisitions with borrowings or any other form of debt financing. Instead, the Partnership may issue additional equity securities and intends to sell the zero coupon bonds and temporarily invest such funds until net profits interests are available for acquisition from the Operating Company. Other than the zero coupon bonds, the General Partner does not intend to dispose of any material assets of the Partnership after consummation of the Offer and second-step merger.

Our business is to continuously acquire net profits

Rights of Depositary and Trust Unitholders	Rights of Common Unitholders

interests and build our portfolio of investments. NGT’s business is based on its current portfolio of investments and not on continuous investments and growth. Our investment strategy and policy are dependent on the Operating Company’s ability to acquire, manage and operate oil and natural gas properties. The Operating Company’s strategy is to target lower risk, medium-to-long lived oil and natural gas properties located predominantly onshore in the continental United States. The Operating Company does not intend to participate in high risk exploration for oil and natural gas. Instead, it is focused on making effective acquisitions and maximizing the value of its properties by reducing operating costs and developing reserves through the implementation of applicable development technologies, including well stimulation and other completion operations, and implementing other operational efficiencies to enhance or extend the production from its properties.

Termination Provisions
The trust shall terminate upon the first to occur of the following events or times:

(1) the disposition of all net profits interests and any other cash or other assets of the trust;

(2) the action by trust unitholders of record holding a majority of the then outstanding trust units, at a duly called meeting, to terminate the trust; and

(3) the liquidation date of May 15, 2003.	The Partnership shall dissolve upon the earlier to occur of:

(1) the election of our General Partner to dissolve us, if approved by the holders of a unit majority;

(2) the entry of a decree of judicial dissolution of our partnership;

(3) the withdrawal of our General Partner or any other event that results in its ceasing to be our General Partner other than by reason of a transfer of its General Partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor; or

(4) at any time that there are no limited partners unless the Partnership is continued in accordance with the Delaware Act.
Upon a dissolution under the last clause above, a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by forming a new limited partnership on terms identical to those in our partnership agreement and having as General Partner an entity approved by a unit majority, subject to our receipt of an opinion of counsel to the effect that:
• the action would not result in the loss of limited liability of any limited partner; and
• neither our Partnership nor any member of our Partnership group would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
      The following discussion summarizes the material federal income tax consequences of the proposed transactions, as well as the material federal income tax consequences that are applicable to owning Partnership common units received in the proposed transactions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, also referred to as the Code, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change possibly with retroactive effect. Later changes in these authorities may cause the federal income tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to the Partnership.
      This section does not address all federal income tax matters affecting us, depositary unitholders or holders of withdrawn trust units. Moreover, this section applies to a depositary unitholder or holder of withdrawn trust units who is an individual citizen or resident of the United States and may not apply to a corporation, an estate, a trust, a non-resident alien or other trust unitholders subject to specialized tax treatment, such as:

•	a dealer in securities or currencies;

•	a trader in securities who elects to use a mark-to-market method of accounting for his securities holdings;

•	a bank or financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a person liable for alternative minimum tax;

•	a person that acquires the units in compensatory transactions;

•	a person holding units as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a United States expatriate or former long-term resident;

•	a holder whose “functional currency” is not the United States dollar;

•	a regulated investment company, also referred to as a “mutual fund”;

•	a real estate investment trust (REIT);

•	an individual retirement account (IRA); or

•	a foreign person.
      Accordingly, we urge each depositary unitholder or holder of withdrawn trust units to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences to him of the proposed transactions and subsequent ownership or disposition of our common units received in the proposed transactions. If a trust unitholder is an entity classified as a partnership for federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership that holds depositary units or withdrawn trust units is encouraged to consult his own tax advisor.
      No ruling has been or will be requested from the IRS regarding any matter that affects us or prospective common unitholders. Instead, we will rely on opinions and advice of Andrews Kurth LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne directly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied. All statements regarding matters of law and legal conclusions set forth below, unless otherwise noted, are the opinion of Andrews Kurth LLP and are based on the accuracy of the representations made by us and the General Partner. Statements of fact do not represent opinions of Andrews Kurth LLP.
      For the reasons described below, Andrews Kurth LLP has not rendered an opinion with respect to the following specific federal income tax issues:

•	the character of any gain or loss attributable to the portion of the Term NPI treated as sold for a pro rata share of the cash consideration or for a portion of the special cash distribution (please read “— The Offer and Second-Step Merger — NGT Depositary Unitholders” and “— Holders of Withdrawn Trust Units”);

•	whether our method of accounting for the Term NPI is proper for federal income tax purposes (please read “— Sale of Zero Coupon Bonds, Production Payment Income and Royalty Income — Production Payment Income”);

•	the treatment of a common unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”);

•	whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”);

•	whether percentage depletion will be available to a common unitholder or the extent of the percentage depletion deduction available to any common unitholder (please read “— Tax Treatment of Operations”);

•	whether the deduction under Section 199 of the Code will be available to common unitholders (please read “— Tax Treatment of Operations — Deduction for United States Production Activities”); and

•	whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election”).
      We strongly urge each trust unitholder to consult with, and rely on, his own tax advisor in analyzing the federal income tax consequences to him of the proposed transactions as well as the subsequent ownership and disposition of the Partnership common units received in the proposed transactions in light of his own particular circumstances along with any tax consequences arising under the federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.
The Offer and Second-Step Merger

Federal Income Tax Consequences to Trust Unitholders
      Subject to the discussion under “— Tax Consequences of Unit Ownership,” the Partnership will be treated as a partnership for federal income tax purposes. Each depositary unitholder and holder of a withdrawn trust unit that receives our common units pursuant to the proposed transactions will thus be treated as a partner of the Partnership.

NGT Depositary Unitholders
      NGT has been treated as a grantor trust for federal income tax purposes, and the following discussion assumes NGT is a grantor trust and not an association taxable as a corporation. Except as discussed below with respect to cash received pursuant to the cash tender offer or to the special cash distribution, no gain or loss will be recognized by a depositary unitholder as a result of the tender of depositary units solely in exchange for our common units pursuant to the Offer or in connection with the second-step merger. To the extent a depositary unitholder receives a pro rata share of the cash consideration from participation in the cash tender offer or a pro rata share of the special cash distribution from participation in the exchange offer, such holder will be treated for federal income tax purposes as if he sold a portion of each of his depositary units to the Partnership in exchange for a pro rata share of the cash consideration received or for a pro rata share of the special cash distribution received. Generally, a depositary unitholder will recognize gain or loss on this deemed sale of depositary units measured by the sum of the amount of the cash consideration received or the amount of the special cash distribution received pursuant to the Offer less his adjusted tax basis for the portion of such depositary units deemed sold. Gain or loss on the sale of depositary units by a holder who is not a dealer with respect to such depositary units and who has a holding period for the depositary units of more than twelve months will be treated as long-term capital gain or loss except to the extent of the depletion recapture amounts and except possibly with respect to the term interest in the legacy assets, or the Term NPI, as explained below. Capital loss may offset capital gains and net capital loss may offset not more than $3,000 of ordinary income per taxable year in the case of individuals.
      Because NGT is treated as a grantor trust for federal income tax purposes, it is not subject to federal income tax as an entity separate from its beneficial owners. As a result, each depositary unitholder is considered to directly own a proportionate share of NGT’s assets and zero coupon bonds as though the depositary trust was not in existence. For federal income tax purposes, the sale of a depositary unit is treated as a sale by the holder of his interest in the assets of NGT and the zero coupon bonds. Thus, each depositary unitholder who receives a pro rata share of the cash consideration from participation in the cash tender offer or a pro rata share of the special cash distribution from participation in the exchange offer will be treated as selling a portion of his interest in the royalty interest in the legacy assets, or the Royalty NPI, the Term NPI and the zero coupon bonds to the extent he receives cash from the cash consideration or from the special cash distribution. The amount of cash the depositary unitholder receives from the cash consideration or from the special cash distribution will be allocated among the Royalty NPI, the Term NPI and the zero coupon bonds considered to be owned by him in proportion to their respective fair market values. Gain or loss to the depositary unitholder resulting from the deemed sale of the Royalty NPI, Term NPI and zero coupon bonds will be determined by the amount of cash allocated to each of the Royalty NPI, the Term NPI and the zero coupon bonds less the depositary unitholder’s adjusted tax basis in each of these assets allocated to the portion of each of those properties considered sold. The depositary unitholder’s adjusted tax basis allocable to the Royalty NPI, the Term NPI or the zero coupon bonds, as the case may be, considered sold by the unitholder will be equal to the depositary unitholder’s adjusted tax basis for each type of property multiplied by the amount of cash received with respect to that property over the sum of the cash received and the fair market value of the common units received with respect to that property.
      Upon the deemed sale of a portion of a depositary unitholder’s interest in the Royalty NPI, a holder must treat as ordinary income his depletion recapture amount, which is an amount equal to the lesser of (i) the gain on that sale attributable to disposition of the Royalty NPI or (ii) the sum of the prior depletion deductions taken with respect to the Royalty NPI (but not in excess of the initial basis of such depositary units allocated to the Royalty NPI). As discussed below under “— Sale of Zero Coupon Bonds, Production Payment Income and Royalty Income — Production Payment Income,” the method to account for income, gain and loss attributable to the Term NPI is not specified by present Treasury regulations. Instead each taxpayer owning an interest in an instrument like the Term NPI is directed to use any reasonable method to account for such instrument. Thus it is not clear and Andrews Kurth LLP is unable to opine as to whether any gain or loss with respect to a portion of a depositary unitholder’s interest in the Term NPI is ordinary or capital under the original issue discount (“OID”) rules.

Holders of Withdrawn Trust Units
      Except as discussed below with respect to cash received instead of fractional units, no gain or loss will be recognized by a holder of withdrawn trust units as a result of the conversion of outstanding trust units into our common units pursuant to the second-step merger. To the extent a trust unitholder receives cash instead of fractional units, such holder will be treated for federal income tax purposes as if he sold a portion of each of his trust units to the Partnership in exchange for the cash received. Generally, a trust unitholder will recognize gain or loss on this deemed sale of trust units measured by the difference between the amount of the cash received and his adjusted tax basis for the portion of such trust units deemed sold.
      As described above, NGT is treated as a grantor trust for federal income tax purposes that is not subject to federal income tax as an entity separate from its beneficial owners. As a result, each trust unitholder is considered to directly own a proportionate share of NGT’s assets as though NGT was not in existence. For federal income tax purposes, the sale of a trust unit is treated as a sale by the holder of his interest in the assets of NGT. Thus, each holder of withdrawn trust units who receives cash instead of fractional units will be treated as selling a portion of his interest in the Royalty NPI and the Term NPI to the extent he receives cash. The amount the holder of withdrawn trust units receives in cash instead of fractional units will be allocated among the Royalty NPI and the Term NPI considered to be owned by him in proportion to their respective fair market values. Gain or loss to the holder of withdrawn trust units resulting from the deemed sale of the Royalty NPI and Term NPI will be determined by the amount of cash allocated to each of the Royalty NPI and the Term NPI less the holder’s adjusted tax basis allocated to the portion of the holder’s interest in each of those properties considered sold. The adjusted tax basis allocable to the portion of the holder’s interest in the Royalty NPI or the Term NPI, as the case may be, considered sold by the unitholder will be equal to the adjusted tax basis for each type of property multiplied by the amount of cash received with respect to that property over the sum of the cash received and the fair market value of the common units received with respect to that property.
      Gain or loss on the sale of trust units by a holder who is not a dealer with respect to such trust units and who has a holding period for the trust units of more than twelve months will be treated as long-term capital gain or loss except to the extent of the depletion recapture amounts with respect to his interest in the Royalty NPI or to the extent of gain or loss attributable to the Term NPI, which possibly will be ordinary income or loss, as explained above. See discussion of gain or loss on the Term NPI above under “— NGT Depositary Unitholders.” Capital loss may offset capital gains and net capital loss may offset not more than $3,000 of ordinary income per taxable year in the case of individuals.

Information Reporting and Backup Withholding
      Trust unitholders may be subject, under some circumstances, to information reporting and possibly backup withholding with respect to the amount of cash received in the proposed transactions unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under backup withholding rules is not an additional tax and may be refunded or credited against a unitholder’s federal income tax liability, so long as the required information is furnished to the IRS.

Tax Basis Information
      Because the federal income tax consequences of your ownership and disposition of common units will depend in part on your share of the tax bases of the legacy assets and the zero coupon bonds at the time of the proposed transactions, we will request that each unitholder provide us with information regarding his tax basis in the legacy assets and the zero coupon bonds as of the consummation of the Offer or the second-step merger, as the case may be. A unitholder’s failure to provide us with the requested tax basis information may cause the character and amount of income, gains, losses and deductions we report to a unitholder to differ from the character and amount of such items had the requested tax basis information been provided. A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item we report on our federal income tax return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.
Partnership Status
      A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, even if no cash distributions are made to him by us. Distributions by a partnership to a partner generally are not taxable to the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest.
      Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships 90% or more of the gross income of which for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation and marketing of any mineral or natural resources, including oil, natural gas, and products thereof. Other types of qualifying income include interest on any portion of a royalty that is treated as a debt instrument as well as other interest (other than from a financial business), dividends, gains from the sale or lease of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that 0% of our current income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and the General Partner and a review of the applicable legal authorities, Andrews Kurth LLP is of the opinion that more than 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income can change from time to time.
      No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Partnership for federal income tax purposes or as to whether our operations generate “qualifying income” under Section 7704 of the Code. Instead, we will rely on the opinion of Andrews Kurth LLP. Andrews Kurth LLP is of the opinion that, based upon the Code, applicable Treasury regulations, published revenue rulings and court decisions and the representations described below, the Partnership will be classified as a partnership for federal income tax purposes.
      In rendering its opinion, Andrews Kurth LLP has relied on factual representations made by us and the General Partner. The representations made by us and the General Partner upon which Andrews Kurth LLP has relied include:

•	The Partnership will not elect to be treated as an association or corporation; and

•	For each taxable year, more than 90% of the Partnership’s gross income will be income that Andrews Kurth LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code.
      If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to our unitholders and the General Partner so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.
      If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a common unitholder would be treated as taxable dividend income to the extent of our current or accumulated earnings and profits or, in the absence of earnings and profits, a nontaxable return of capital to the extent of the unitholder’s tax basis in his common units or taxable capital gain after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, treatment of us as a corporation would result in a material reduction in a common unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.
      The remainder of this section is based on Andrews Kurth LLP’s opinion that we will be treated as a partnership for federal income tax purposes.
Limited Partner Status
      Common unitholders who have become limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes. Also common unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of the Partnership for federal income tax purposes.
      A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to these common units for federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

      Income, gain, deductions or losses would not appear to be reportable by a common unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a common unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These common unitholders are urged to consult their own tax advisors with respect to their status as partners in the Partnership for federal income tax purposes.
Tax Consequences of Unit Ownership

Flow-Through of Taxable Income
      We will not pay any federal income tax. Instead, each common unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether cash distributions are received by him. Consequently, we may allocate income to a common unitholder even if he has not received a cash distribution from us. Each common unitholder will be required to include in income his share of income, gain, loss and deduction for our taxable year ending with or within his taxable year.

Treatment of Distributions
      Our distributions to a common unitholder generally will not be taxable to him for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a common unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. To the extent our distributions cause a common unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses.”
      Any reduction in a common unitholder’s share of our liabilities, if any, for which no partner, including the General Partner, bears the economic risk of loss, known as “non-recourse liabilities,” will be treated as a distribution of cash to that unitholder. A decrease in a common unitholder’s percentage interest in us because of our issuance of additional units will decrease his share of our non-recourse liabilities, if any, and thus will result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a common unitholder, regardless of his tax basis in his common units, if the distribution reduces his share of our “unrealized receivables,” including depletion and depreciation recapture and/or substantially appreciated “inventory items,” both as defined in the Code, and collectively, “Section 751 assets.” To that extent, he will be treated as having received his proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the common unitholder’s realization of ordinary income. That income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the common unitholder’s tax basis for the share of Section 751 assets deemed relinquished in the exchange.

Basis and Holding Period of Common Units
      A common unitholder’s initial tax basis for his common units generally will equal the adjusted tax basis the common unitholder had in the assets of NGT and the zero coupon bonds transferred to us in the proposed transactions reduced by the adjusted tax basis of the portion of such assets and zero coupon bonds allocated to the deemed sales transaction with respect to the receipt of the cash consideration the special cash distribution and cash instead of fractional units. That basis generally will be increased by his share of our income and by any increases in his share of our non-recourse liabilities, if any. That basis generally will be decreased, but not below zero, by our distributions to him, by his share of our losses, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate share of the adjusted tax basis of the underlying producing properties, by any decreases in his share of our non-recourse liabilities, if any, and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A common unitholder generally will have no share of our debt, if any, that is recourse to the General Partner, but will have a share of our non-recourse liabilities, if any, generally based on his share of our profits. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

      A depositary unitholder’s or a holder of withdrawn trust unit’s holding period for the portion of each common unit received that is attributable to capital assets or assets used in its business (as defined in Section 1231 of the Code) will include the depositary unitholder’s or holder of a withdrawn trust unit’s holding period in these assets. The holding periods for the portion of each common unit attributable to other assets, such as inventory and receivables, if any, will begin (i) on the date following the date of acceptance for exchange pursuant to the Offer with respect to common units received in the Offer and (ii) on the date following the effective date of the second-step merger with respect to common units received in the second-step merger.

Limitations on Deductibility of Losses
      The deduction by a common unitholder of his share of our losses may be limited under the basis limitation, “at-risk” rules and passive loss rules. Special passive loss rules apply with respect to publicly traded partnerships. Although it is not anticipated that we will generate losses, the deduction by a common unitholder of his share of our losses, if any, will be limited to the tax basis in his common units and, in the case of an individual common unitholder or a corporate common unitholder, if more than 50% of the value of its stock is owned directly or indirectly by, or for, five or fewer individuals or some tax-exempt organizations, to the amount for which the common unitholder is considered to be “at risk” with respect to our activities, if that amount is less than his tax basis. A common unitholder must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or at-risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a common unit, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at-risk or basis limitations is no longer utilizable.
      In general, a common unitholder will be at risk to the extent of the tax basis of his common units, excluding any portion of that basis attributable to his share of our non-recourse liabilities, if any, reduced by any amount of money he borrows to acquire or hold his common units, if the lender of those borrowed funds owns an interest in us, is related to the common unitholder or can look only to the common units for repayment. A common unitholder’s at-risk amount will increase or decrease as the tax basis of his units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our non-recourse liabilities, if any.
      Under the passive loss rules, portfolio income is generally income not derived in the ordinary course of a trade or business from interest, ordinary dividends, annuities, or royalties and gain or loss on the sale of property that produces such income. Applicable Treasury regulations provide that mineral production payments are treated either as interest or royalties depending upon whether the payments are treated as loans or not as loans. Because we expect to limit our activities to investments in the existing net profits interests in the legacy assets and net profits interest royalties in oil and natural gas assets, we believe that most, and possibly all, of our income will be portfolio income from mineral production payments treated as interest or royalties.
      The passive loss limitations generally provide that individuals, estates, trusts and some closely held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. Further, portfolio income cannot be offset by passive losses. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future, if any, and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly traded partnerships, or salary or active business income, and we may generate no, or very little, passive income. Similarly, a common unitholder’s share of our passive income may not be offset by any other current or carry over losses from other passive activities, including those attributable to other publicly traded partnerships. Passive losses that are not deductible because they exceed a common unitholder’s share of our income may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation rules.

Limitations on Interest Deductions
      The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense, if any, attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.
      The computation of a common unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit.
      Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, a common unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections
      If we are required or elect under applicable law to pay any federal, foreign, state or local income tax on behalf of any unitholder or the General Partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder in which event the common unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction
      In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the General Partner and the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units and not to the subordinated units, or incentive distributions are made to the General Partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss for the entire year, the amount of that loss will be allocated first to the General Partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the General Partner.
      Specified items of our income, gain, loss and deduction (including items of income, gain, loss and deduction attributable to the Partnership’s sale of zero coupon bonds in connection with the proposed transactions) will be allocated to account for the difference between the tax basis and fair market value of property contributed to us by the General Partner and certain unitholders referred to in this discussion as “Contributed Property.” In the event we issue additional units or engage in certain other transactions in the future, Section 704(c) allocations will be made to all unitholders, including depositary unitholders and holders of withdrawn trust units who receive common units in the proposed transactions, to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of the future transaction. In addition, recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.
      An allocation of items of our income, gain, loss or deduction, other than an allocation required by Section 704(c), will generally be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a unitholder’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the unitholders in profits and losses;

•	the interests of all the unitholders in cash flow; and

•	the rights of all the unitholders to distributions of capital upon liquidation.
      Andrews Kurth LLP is of the opinion that, with the exception of the issues described in “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a unitholder’s distributive share of an item of income, gain, loss or deduction.

Treatment of Short Sales
      A common unitholder whose units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of ownership of those units. If so, he would no longer be a partner for tax purposes with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those common units would not be reportable by him;

•	any cash distributions received by him with respect to those common units would be fully taxable; and

•	all of these distributions would appear to be treated as ordinary income.
      Andrews Kurth LLP has not rendered an opinion regarding the treatment of a common unitholder whose common units are loaned to a short seller. Therefore, common unitholders desiring to assure their status as partners and avoid the risk of gain recognition are urged to modify any applicable brokerage account agreements to prohibit their brokers from loaning their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Alternative Minimum Tax
      Although it is not expected that we will generate significant tax preference items or adjustments, each common unitholder will be required to take into account his share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective common unitholders are urged to consult with their tax advisors with respect to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates
      In general the highest effective federal income tax rate for individuals is currently 35% and the maximum federal income tax rate for net capital gains of an individual is currently 15% if the asset disposed of was held for more than 12 months at the time of disposition.

Section 754 Election
      We will make the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. That election will generally permit us to adjust a common unit purchaser’s tax basis in our assets, or the inside basis, under Section 743(b) of the Code to reflect his purchase price. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. Please also read, however, “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” above. For purposes of this discussion, a common unitholder’s inside basis in our assets has two components: (i) his share of our tax basis in our assets, or common basis, and (ii) his Section 743(b) adjustment to that basis.
      Treasury regulations under Section 743 of the Code require, if the remedial allocation method is adopted (which we will adopt), a portion of the Section 743(b) adjustment attributable to recovery property to be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury Regulation Section 1.167(c)-l(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Code rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. We do not expect to own any material amounts of Section 167 property. Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury regulations. Please read “— Uniformity of Units.”
      Although Andrews Kurth LLP is unable to opine on the validity of this approach because there is no clear authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized book-tax disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the regulations under Section 743 but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent a Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized book-tax disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Uniformity of Units.”
      A Section 754 election is advantageous if the transferee’s tax basis in his common units is higher than the common units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have a higher tax basis in his share of our assets for purposes of calculating, among other items, his depletion deductions and his share of any gain or loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his common units is lower than those common units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election.
      The calculations involved in the Section 754 election are complex, and we will make them on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than tangible assets. We cannot assure you that the determinations made by us will not be successfully challenged by the IRS and the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election.
Sale of Zero Coupon Bonds, Production Payment Income and Royalty Income

Sale of Zero Coupon Bonds
      We will recognize gain or loss on a sale of the zero coupon bonds equal to the difference between the amount realized and our adjusted tax basis for the zero coupon bonds sold. Our amount realized from the sale of the zero coupon bonds will be measured by the sum of the cash and the fair market value of property we receive for the zero coupon bonds. Gain or loss on the sale of zero coupon bonds in which we have a holding period of more than one year will generally be taxable as long-term capital gain or loss. Any gain or loss from the sale of zero coupon bonds will be allocated to account for the difference between the tax basis and the fair market value of the zero coupon bonds immediately prior to the proposed transactions. As a result, the federal income tax burden associated with the difference between the fair market value of the zero coupon bonds and their tax basis immediately prior to the proposed transactions will be borne by common unitholders who tendered depositary units pursuant to the Offer or in connection with the second-step merger. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.” We do not anticipate making distributions of the proceeds from any sales of zero coupon bonds. Consequently, we may allocate gain from the sale of zero coupon bonds to a common unitholder that is required to be taken into account in computing the common unitholder’s federal income tax liability even if such unitholder has not received a corresponding cash distribution.

Production Payment Income
      The Term NPI is treated as a “production payment” under Section 636(a) of the Code. Thus, unitholders are treated as holding a mortgage loan on the underlying properties of the Term NPI to Eastern American in an amount equal to the amount of the purchase price of each trust unit allocated to the Term NPI. Because it is treated as a debt instrument for tax purposes, the Term NPI is subject to the OID rules of the Code which generally require the periodic inclusion of the OID in income of the purchaser of a debt instrument. The Code also authorizes the IRS to prescribe regulations modifying the statutory provisions where, by reason of contingent payments such as those provided for by the Term NPI, the tax treatment provided under the Code provisions does not carry out the purposes of such provisions.
      The IRS has issued a series of proposed and final regulations dealing with debt instruments which call for contingent payments. The initial set of proposed regulations dealing with this topic were issued on April 8, 1986, and modified on February 26, 1991, or the Old Proposed Regulations. A second set of proposed contingent payment regulations were issued on January 19, 1993, but were withdrawn prior to publication in the Federal Register. On December 15, 1994, the IRS replaced the Old Proposed Regulations by issuing a third set of proposed regulations addressing debt obligations that provide for contingent payments, the New Proposed Regulations. The New Proposed Regulations were proposed to be effective for debt obligations issued on or after the date that is sixty days following the promulgation of the New Proposed Regulations in final form. In this regard, the New Proposed Regulations have been adopted in final form, or the Final Regulations, though effective only for debt instruments issued after August 12, 1996. Thus, by their terms, the New Proposed Regulations and the Final Regulations do not apply to the Term NPI. However, the Preamble to the Final Regulations provides that for debt instruments issued prior to the effective date of the Final Regulations, a taxpayer may use any reasonable method to account for such debt instruments, including a method that would have been permitted under the proposed regulations when the debt instrument was issued.
      We understand that, in accordance with the foregoing, Eastern American, as obligor under the Term NPI, intends to continue to treat the Term NPI in the manner provided under the Old Proposed Regulations, which were proposed at the time the Term NPI was transferred to the NGT and trust units were issued. Under this approach, each payment (at the time the amount of such payment becomes fixed) made to us with respect to the Term NPI will be treated first as a payment of interest to the extent of interest deemed accrued under the OID rules and the excess (if any) will be treated as a payment of principal. The total amount treated as principal will be limited to a portion of the purchase price of each trust unit allocated to the Term NPI. For purposes of determining the amount of accrued interest, the Old Proposed Regulations required the use of the Applicable Federal Rate based on the due date of the final payment due under the terms of the production payment, which for the Term NPI is May 15, 2013. Because of the lack of clear authority, Andrews Kurth LLP is unable to opine on the validity of our accounting for the Term NPI for federal income tax purposes.
      Because the Term NPI held by the Partnership will be treated as a debt instrument for federal income tax purposes, common unitholders are not entitled to claim depletion deductions with respect to the properties burdened by the Term NPI.

Royalty Income
      The income from the Royalty NPI legacy asset is royalty income subject to an allowance for depletion. The depletion allowance must be computed separately by each common unitholder for each oil or gas property (within the meaning of the Code). The IRS presently takes the position that a net profits interest burdening multiple properties is one property for depletion purposes. Accordingly, the tax information reports that NGT has historically provided to trust unitholders and the IRS have reported all production attributable to the Royalty NPI as production attributable to a single property for depletion purposes. Such reporting treatment is expected to continue.
Tax Treatment of Operations

Accounting Method and Taxable Year
      We will use the year ending December 31 as our taxable year, and we will adopt the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year must include his allocable share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read “— Disposition of Common Units  — Allocations Between Transferors and Transferees.”

Depletion Deductions
      Subject to the limitations on deductibility of losses discussed above, common unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests that are not treated as a debt instrument for federal income tax purposes. Although the Code requires each common unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our common unitholders with information relating to this computation for federal income tax purposes.
      Percentage depletion is generally available with respect to common unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the common unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the common unitholder from the property for each taxable year, computed without the depletion allowance. A common unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the common unitholder’s daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between crude oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000 barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

      In addition to the foregoing limitation, the percentage depletion deduction otherwise available is limited to 65% of a common unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the common unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.
      Common unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (i) dividing the common unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the common unitholder’s share of the total adjusted tax basis in the property.
      All or a portion of any gain recognized by a common unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the common unitholder of some or all of his common units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.
      The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury regulations relating to the availability and calculation of depletion deductions by the common unitholders. Further, because depletion is required to be computed separately by each common unitholder and not by the Partnership, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the common unitholders for any taxable year. We encourage each prospective common unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deduction for United States Production Activities
      The American Jobs Creation Act of 2004 enacted a deduction, herein referred to as the Section 199 deduction, that might entitle common unitholders, subject to the limitations on the deductibility of losses discussed above and the limitations discussed below, to a deduction equal to a specified percentage of our qualified production activities income, if any, that is allocated to such common unitholder. Because there is limited authority with respect to the Section 199 deduction, we are unable to determine whether any of our income will be qualified production activities income and therefore, whether common unitholders will be entitled to a Section 199 deduction. The percentages are 3% for qualified production activities income generated in 2006; 6% for the years 2007, 2008, and 2009; and 9% thereafter.
      Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.
      For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each common unitholder will aggregate his share of the qualified production activities income allocated to him from us with his qualified production activities income from other sources. Each common unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are only taken into account if and to the extent the common unitholder’s share of losses and deductions from all of our activities is not disallowed by the basis rules, the at-risk rules or the passive activity loss rules. Please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses.”

      The amount of a common unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages paid by him during the calendar year that are deducted in arriving at qualified production activities income. Each common unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the common unitholder’s allocable share of our wages that are deducted in arriving at our qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our common unitholders.
      This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to common unitholders. Further, because of limited authority with respect to the Section 199 deduction and because any Section 199 deduction is required to be computed separately by each common unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the common unitholders. Each prospective common unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

Tax Basis, Depletion, Depreciation and Amortization
      The tax basis of our assets will be used for purposes of computing depletion and depreciation deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of property contributed to us and the tax basis established for that property will be borne by the common unitholder that contributed the property to us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”
      To the extent allowable, we may elect to use depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.
      If we dispose of depletable or depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depletion or depreciation previously deducted will be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken depletion or depreciation deductions with respect to property owned by us may be required to recapture those deductions as ordinary income upon a sale of his units in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”
      The costs incurred in this Offer (known as Offer expenses) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized, and as syndication expenses, which may not be amortized.

Valuation of Our Properties
      The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values and tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect the character and amount of items of income, gain, loss or deduction previously reported by the common unitholders might change and common unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.
Disposition of Common Units

Recognition of Gain or Loss
      Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the common unitholder’s tax basis for the common units sold. A common unitholder’s amount realized will equal the sum of the cash and the fair market value of other property he receives plus his share of our non-recourse liabilities. Because the amount realized includes a common unitholder’s share of our non-

recourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.
      Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a common unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than his tax basis in that common unit, even if the price is less than his original cost.
      Except as noted below, gain or loss recognized by a common unitholder, other than a “dealer” in units, on the sale or exchange of a unit held for more than one year will generally be taxable as long-term capital gain or loss. Capital gain recognized by an individual on the sale of units held more than one year will generally be taxed at a maximum rate of 15%. A portion of this gain or loss, which may be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables” or to “inventory items” owned by us. The term “unrealized receivables” includes potential recapture items, including depletion and depreciation recapture. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of the common unit and may be recognized even if there is a net taxable loss realized on the sale of the common unit. Thus, a common unitholder may recognize both ordinary income and a capital loss upon a disposition of common units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income per taxable year in the case of individuals and may only be used to offset capital gain in the case of corporations.
      The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury regulations under Section 1223 of the Code allow a selling common unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred provided that he consistently uses that method for all subsequent sales or exchanges of common units. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock but, under the Treasury regulations, may designate specific common units sold for purposes of determining the holding period of the common units transferred. A common unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury regulations.
      Provisions of the Code affect the taxation of some financial products and securities, including partnership interests such as our common units, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.
      Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of Treasury is also authorized to issue regulations that treat a taxpayer who enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees
      In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, or the Allocation Date. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units in the open market may be allocated income, gain, loss and deduction realized after the date of transfer.
      The use of this method may not be permitted under existing Treasury regulations. Accordingly, Andrews Kurth LLP is unable to opine on the validity of this method of allocating income and deductions between the transferors and the transferees of units. If this method is not allowed under the Treasury regulations, or only applies to transfers of less than all of a unitholder’s interest, our taxable income or losses might be reallocated among our unitholders. We are authorized to revise our method of allocation between transferors and transferees, as well as among our unitholders whose interests otherwise vary during a taxable period, to conform to a method permitted under future Treasury regulations.
      A common unitholder who owns common units at any time during a quarter and who disposes of those common units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements
      A person who purchases common units is required to notify us in writing of that purchase within 30 days after the purchase. We are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Failure to notify us of a purchase may lead to the imposition of substantial penalties.

Constructive Termination
      We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination of us will result in the closing of our taxable year for all common unitholders. In the case of a common unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of any deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.
Uniformity of Units
      Because we cannot match transferors and transferees of common units, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
      We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized book-tax disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6). This method is consistent with the Treasury regulations applicable to property depreciable under the accelerated cost recovery system or the modified accelerated cost recovery system, which we expect will apply to substantially all, if not all, of our depreciable property. We also intend to use this method with respect to property that we own, if any, depreciable under Section 167 of the Code. We do not expect Section 1.167(c) to apply to a material portion, if any, of our assets. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized book-tax disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If we adopt this position, it may result in lower annual deductions than would otherwise be allowable to some common unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. We will not adopt this position if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the common unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the common unitholders. Our counsel, Andrews Kurth LLP, is unable to opine on the validity of any of these positions. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of common units might be affected, and the gain from the sale of common units might be increased without the benefit of additional deductions. Please read “— Disposition of Units — Recognition of Gain or Loss.”
Tax-Exempt Organizations and Other Investors
      Ownership of common units by employee benefit plans, other tax-exempt organizations and regulated investment companies raises issues unique to those investors and, as described below, may have substantially adverse tax consequences. Employee benefit plans and most tax-exempt organizations, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income, or UBTI. Because we expect substantially all of our income to be royalty income or interest, neither of which is UBTI, a tax-exempt organization should not be taxable on any income generated by ownership of the common units except as described in the next paragraph. It is possible that the IRS could contend that some or all of our income does not qualify as royalty income but should be treated as UBTI. Legislative proposals have been made from time to time which, if adopted, would result in the treatment of royalty income as UBTI.
      If the common units constitute “debt-financed property” within the meaning of Section 514(b) of the Code, then a portion of royalty income and interest received by a tax-exempt organization attributable to the common units will be treated as UBTI and thus will be taxable. Under Section 514(b) of the Code, “debt-financed property” is defined as any property which is held to produce income and with respect to which there is acquisition indebtedness. In general, a common unit will be treated as debt-financed property if a tax-exempt organization incurs debt to acquire a common unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the common unit had not been acquired, or if we incur debt, which we are allowed, but presently do not expect, to incur. We strongly urge each unitholder that is a tax-exempt organization to consult with, and rely on, its own tax advisor in analyzing the ownership of Partnership common units.
      A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from certain permitted sources. Effective for taxable years of a regulated investment company beginning after October 22, 2004 the American Jobs Creation Act of 2004 generally treats income from the ownership of units in a “qualified publicly traded partnership” as income from a permitted source. We expect that we will meet the definition of a qualified publicly traded partnership. With respect to a regulated investment company that owns our common units in a taxable year beginning on or before October 22, 2004, it is not anticipated that any significant amount of our income will be treated as derived from a permitted source for that taxable year.
Administrative Matters

Information Returns and Audit Procedures
      We intend to furnish to each common unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will generally not be reviewed by counsel, we will use various accounting and reporting conventions, some of which have been mentioned earlier, to determine the common unitholder’s share of income, gain, loss and deduction. We cannot assure you that any of those conventions will yield a result that conforms to the requirements of the Code, Treasury regulations or administrative interpretations of the IRS. Neither we nor our counsel, Andrews Kurth LLP, can assure prospective common unitholders that the IRS will not successfully contend in court that these accounting and reporting conventions are impermissible. Any challenge by the IRS could negatively affect the value of the common units.
      The IRS may audit our federal income tax information returns. Adjustments resulting from any audit of this kind may require each common unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of that unitholder’s own return. Any audit of a common unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.
      Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as our “Tax Matters Partner” for these purposes. The partnership agreement appoints the General Partner as the Tax Matters Partner, subject to redetermination by our General Partner’s board of directors from time to time.
      The Tax Matters Partner will make some elections on our behalf and on behalf of our unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of our unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each common unitholder with an interest in the outcome may participate. However, if we elect to be treated as a large partnership, a common unitholder will not have the right to participate in settlement conferences with the IRS or to seek a refund.
      A common unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of the consistency requirement may subject a common unitholder to substantial penalties.

Nominee Reporting
      Persons who hold an interest in our partnership as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is a person that is not a United States person, a foreign government or an international organization or any wholly owned agency or instrumentality of either of the foregoing, or a tax-exempt entity;

•	the amount and description of common units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.
      Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

Accuracy-related Penalties
      An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.
      A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority”; or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.
      More stringent rules apply to “tax shelters,” a term that in this context does not appear to include us. If any item of income, gain, loss or deduction included in the distributive shares of our unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for common unitholders to make adequate disclosure on their returns to avoid liability for this penalty.
      A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

Reportable Transactions
      If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) is audited by the IRS. Please read “— Information Returns and Audit Procedures” above.
      Moreover, if we were to participate in a listed transaction or a reportable transaction (other than a listed transaction) with a significant purpose to avoid or evade tax, you could be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

•	in the case of a listed transaction, an extended statute of limitations.
      We do not expect to engage in any reportable transactions.
State, Local and Other Tax Considerations
      In addition to federal income taxes, you will be subject to other taxes, including foreign, state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective common unitholder is urged to consider their potential impact on his investment in us. We will initially own property in West Virginia and Pennsylvania. We may also own property in other states in the future. You may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. A common unitholder will likely be required, however, to file state income tax returns and to pay state income taxes in many of these states and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a common unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular common unitholder’s income tax liability to the state, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to common unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, the General Partner anticipates that any amounts required to be withheld will not be material.
      It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent foreign jurisdictions, states and localities, of his investment in us. Accordingly, we strongly recommend that each prospective common unitholder consult, and depend upon, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all foreign, state and local, as well as United States federal tax returns that may be required of him. Andrews Kurth LLP has not rendered an opinion on the foreign, state or local tax consequences of an investment in us.

INVESTMENT IN ENSOURCE ENERGY INCOME FUND LP
BY EMPLOYEE BENEFIT PLANS
      An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.
      The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan.
      In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that the General Partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.
      The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things,

•	the equity interests acquired by employee benefit plans are publicly offered securities — i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws,

•	the entity is an “operating company,” — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries, or

•	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by the General Partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.
      Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in the first bullet point of the preceding paragraph.
      Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

VALIDITY OF THE COMMON UNITS
      The validity of the common units will be passed upon for the Partnership by Andrews Kurth LLP, Houston, Texas.
EXPERTS
      The financial statements of Ensource Energy Income Fund LP and Ensource Energy LLC as of December 31, 2005 and May 1, 2006, respectively, have been so included in reliance on the report of Hein & Associates LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      Pursuant to Rule 409, we have requested that NGT and its independent public accountants and independent reserve engineers provide us with the information that we require to furnish complete disclosure regarding the business, properties, operations, financial condition and management of NGT. In addition, pursuant to Rule 437 promulgated under the Securities Act, we have requested that NGT provide us with the consents of its independent public accountants and independent reserve engineers required for us to include in this prospectus its audit reports with respect to NGT’s financial statements and year-end reserve report. NGT and its independent public accountant and independent reserve engineers have refused such requests and have not consented to the inclusion of the independent public accountant’s report or the report of the independent reserve engineer in the registration statement of which this prospectus is a part. However, in reliance on Rule 437, the registration statement has been filed without including a written consent of NGT’s independent public accountant and independent reserve engineers. As a result, you will not be able to recover against such independent accountant or reserve engineer under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements of NGT included in this prospectus or any omissions to state a material fact required to be stated herein.

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements
Audited Financial Statements of Eastern American Natural Gas Trust for the year ended December 31, 2005 (reproduced from Annual Report on Form 10-K for the fiscal year ended December 31, 2005)	F-2
Unaudited Financial Statements of Eastern American Natural Gas Trust for the quarter ended March 31, 2006 (reproduced from Quarterly Report on Form 10-Q for the quarter ended March 31, 2006)	F-14
Report of Independent Registered Public Accounting Firm in regards to Ensource Energy Income Fund LP for the period from May 26, 2005 (INCEPTION) to December 31, 2005	F-26
Audited Financial Statements of Ensource Energy Income Fund LP for the period from May 26, 2005 (inception) to December 31, 2005 and as of December 31, 2005	F-27
Unaudited Financial Statements of Ensource Energy Income Fund LP for the quarter ended, and as of, March 31, 2006	F-34
Report of Independent Registered Public Accounting Firm in regards to Ensource Energy LLC as of May 1, 2006	F-41
Audited Financial Statements of Ensource Energy LLC as of May 1, 2006	F-42

FINANCIAL INFORMATION CONCERNING EASTERN AMERICAN NATURAL GAS TRUST
          The financial information concerning Eastern American Natural Gas Trust (“NGT”) presented herein are taken from NGT’s Annual Report on Form 10-K for the year ended December 31, 2005 and from the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 together with the notes related thereto and NGT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 together with the notes related thereto.
      Such financial information relates only to the results of NGT, and does not include any effects of the zero coupon bonds held by the depositary and constituting a part of the depositary units. As of May 1, 2006, the face amount of such zero coupon bonds was approximately $117.6 million and, based on market quotes available as of Mary 1, 2006, the market value of such zero coupon bonds was approximately $82.9 million.
      NGT is subject to the information requirements of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereby. In accordance therewith, NGT files reports, proxy statements and other information with the SEC, to which reference is made for detailed information and other information regarding NGT. Such reports, proxy statements and other information can be obtained by going to the SEC’s website at www.sec.gov. The SEC does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. Although we have no reason to believe the information concerning NGT included therein is not reliable, we have not verified either its accuracy or its completeness. Neither we nor our General Partner warrants that there have not occurred events not yet publicly disclosed by NGT which would affect either the accuracy or the completeness of the information concerning NGT included therein. We have no affiliation with NGT (other than a total of 2050 depositary units that are owned by Scott W. Smith, one of the members of General Partner) and therefore have no greater access to information relating to NGT than any other NGT trust unitholder. We do not intend to furnish to common unitholders subsequent information with respect to NGT.

EASTERN AMERICAN NATURAL GAS TRUST
AUDITED STATEMENTS OF ASSETS, LIABILITIES AND TRUST CORPUS
as of December 31, 2005 and 2004

	2005	2004

ASSETS:
Cash	$43,478	$185,752
Net Proceeds Receivable	5,408,091	3,989,827
Net Profits Interests in Gas Properties	93,162,180	93,162,180
Accumulated Amortization	(65,658,915)	(62,337,672)

Total Assets	$32,954,834	$5,000,087

LIABILITIES AND TRUST CORPUS:
Trust General and Administrative Expenses Payable	$318,120	$220,596
Distributions Payable	3,933,449	3,639,983
Trust Corpus (5,900,000 Trust Units authorized and outstanding)	28,703,265	31,139,508

Total Liabilities and Trust Corpus	$32,954,834	$35,000,087

The accompanying notes are an integral part of these financial statements.

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

STATEMENTS OF DISTRIBUTABLE INCOME
for the years ended
December 31, 2005, 2004 and 2003

	2005	2004	2003

Royalty Income	$18,179,459	$14,449,208	$13,177,510
Operating Expenses:
Taxes on production and property	1,256,330	989,430	897,881
Operating cost charges	534,348	519,228	510,032

Total Operating Expenses	1,790,678	1,508,658	1,407,913

Net Proceeds to the Trust	16,388,781	12,940,550	11,769,597
General and Administrative Expenses	(1,791,894)	(1,002,397)	(833,027)
Interest Income	500	1,489	953
Cash Proceeds on Sale of Net Profits Interests	—	80,205	10,293

Distributable Income	14,597,387	12,019,847	10,947,816
Cash Reserve	(885,000)	(100,000)	(215,000)

Distribution Amount	$13,712,387	$11,919,847	$10,732,816

Distributable Income Per Unit (5,900,000 units authorized and outstanding)	$2.4741	$2.0373	$1.8556

Distribution Amount Per Unit (5,900,000 units authorized and outstanding)	$2.3241	$2.0203	$1.8191

The accompanying notes are an integral part of these financial statements.

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
STATEMENTS OF CHANGES IN TRUST CORPUS
for the years ended
December 31, 2005, 2004 and 2003

	2005	2004	2003

Trust Corpus, Beginning of Period	$31,139,508	$34,857,666	$38,695,799
Distributable Income	14,597,387	12,019,847	10,947,816
Distributions Paid or Payable to Unitholders	(13,712,387)	(11,919,847)	(10,732,816)
Amortization of Net Profits Interests in Gas Properties	(3,321,243)	(3,818,158)	(4,053,133)

Trust Corpus, End of Period	$28,703,265	$31,139,508	$34,857,666

The accompanying notes are an integral part of these financial statements.

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS

1.	Organization of the Trust:
      The Eastern American Natural Gas Trust (the “Trust”) was formed under the Delaware Business Trust Act pursuant to a Trust Agreement (the “Trust Agreement”) among Eastern American Energy Corporation (“Eastern American”), as grantor, Bank of Montreal Trust Company, as Trustee, and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”). Effective May 8, 2000, The Bank of New York acquired the corporate trust business of The Bank of Montreal Trust Company. As a result, The Bank of New York served as Trustee (the “Trustee”). On November 20, 2004, the holders of a majority of the Trust Units voting at a special meeting approved the resignation of The Bank of New York as trustee and depositary of the Trust and the appointment of JPMorgan Chase Bank, N.A. as successor trustee of the Trust. The appointment of JPMorgan Chase Bank, N.A. as successor trustee became effective as of January 1, 2005. Consequently, references herein to the “Trustee” mean JPMorgan Chase Bank, N.A. as successor trustee, on and after January 1, 2005. References to the “Trustee” at any time prior to January 1, 2005 mean The Bank of New York as trustee. Effective January 1, 2005, the transfer agent for the Trust is Bondholder Communications.
      The purpose of the Trust is to acquire and hold net profits interests owned by Eastern American in 650 producing gas wells and 65 proved development well locations in West Virginia and Pennsylvania (the “Underlying Properties”). The Underlying Properties are operated by Eastern American. The Net Profits Interests (the “Net Profits Interests”) consist of a Royalty interest in 322 wells and a Term interest in the remaining wells and locations. Eastern American drilled 59 of the 65 development wells.
      The Royalty NPI is not limited in term or amount. Under the Trust Agreement, the Trustee is directed to sell all remaining Royalty NPI after May 15, 2012 and prior to May 15, 2013, and net proceeds from selling such Royalty NPI will be distributed to Unitholders on the first quarterly payment date following the receipt of such proceeds by the Trust. The Term NPI will expire on the earlier of May 15, 2013 or such time as 41,683 MMcf of gas has been produced which is attributable to Eastern American’s net revenue interests in the properties burdened by the Term NPI. As of December 31, 2005, 21,814 MMcf of such gas had been produced.
      Eastern American can sell the Underlying Properties, subject to and burdened by the Net Profits Interests, without the consent of the Trustee or the Unitholders. In limited circumstances, Eastern American also can transfer the Underlying Properties and require the Trust to release the NPI burdening that property, without the consent of the Trustee or Unitholders, subject to payment to the Trust of the fair value of the interest released. In addition, any abandonment of a well included in the Underlying Properties or the Development Wells will extinguish that portion of the Net Profits Interests that relate to such well.
      Four (4) of the remaining six (6) development wells were closely offset by third parties. Since the wells drilled by the third parties were within 1,000 feet of these development wells, Eastern American had a disagreement with the Trust over Eastern American’s obligation to drill these closely offset development wells. The Trust has agreed that, in lieu of drilling these closely offset development wells Eastern American can provide the Trust, on an annual basis commencing on April 1, 1997, and over the remaining life of the Trust, a volume of gas which is equal to the projected volumes of the wells as if they had been drilled. These volumes have been estimated by the Ryder Scott Company.
      The two (2) remaining development wells were not drilled because Eastern American was unable to cure various title defects associated with these wells. Eastern American advised the Trust that it made a diligent effort to cure title but was unsuccessful. In West Virginia, an oil and gas well cannot be drilled unless a full and complete 100% leasehold interest is first obtained. Drilling an oil and gas well without obtaining the entire

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
leasehold estate would expose the oil and gas operator and the Trust to a possible suit for trespass. Pursuant to the Term Net Profits Interest Conveyance, if the state of title to the drill site to any development well renders such property undrillable in the good faith opinion of Eastern American under the Reasonably Prudent Operator Standard then such drill site(s) shall be construed as a development well(s). Consequently, Eastern American has fulfilled its commitment to the Trust to drill the required number of development wells.
      On March 15, 1993, 5,900,000 depositary units were issued in a public offering at an initial public offering price of $20.50 per depositary unit. Each depositary unit consists of beneficial ownership of one unit of beneficial interest (“Trust Unit”) in the Trust and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon United States Treasury Obligation (“Treasury Obligation”) maturing on May 15, 2013. Of the net proceeds from such offering, $27,787,820 was used to purchase $118,000,000 in face amount of Treasury Obligations and $93,162,180 was paid to Eastern American in consideration for the conveyance of the Net Profits Interests to the Trust. The Trust acquired the Net Profits Interests effective as of January 1, 1993. The Treasury Obligations are directly owned by the Unitholders and are not part of the Trust Corpus. The Treasury Obligations are on deposit with the Trustee pursuant to the Deposit Agreement.
      The Net Profits Interests are passive in nature, and neither the Trustee nor the Delaware Trustee has management control or authority over, nor any responsibility relating to, the operation of the properties subject to the Net Profits Interests. The Trust Agreement provides, among other things, that the Trust shall not engage in any business or commercial activity or acquire any asset other than the Net Profits Interests initially conveyed to the Trust; the Trustee may establish a reserve for payment of any liability which is contingent, uncertain in amount or that is not currently due and payable; the Trustee is authorized to borrow funds required to pay liabilities of the Trust, provided that such borrowings are repaid in full prior to further distributions to Unitholders; and the Trustee will make quarterly cash distributions to Unitholders from funds of the Trust.

2.	Significant Accounting Policies:
      The following is a summary of the significant accounting policies followed by the Trust.

Basis of Accounting:
      The financial statements of the Trust differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America due to the following; i) certain cash reserves may be established for contingencies which were not accrued in the financial statements; ii) amortization of the Net Profits Interests in gas properties is charged directly to Trust Corpus; and iii) the sale of the Net Profits Interests is reflected in the Statements of Distributable Income as cash proceeds to the Trust.

Cash:
      Cash consists of highly liquid instruments with maturities at the time of acquisition of three months or less.

Net Profits Interests in Gas Properties:
      The Net Profits Interests in gas properties are periodically assessed to determine whether their net capitalized cost is impaired. The Trust will determine if a writedown is necessary to its investment in the Net Profits Interests in gas properties to the extent that total capitalized costs, less accumulated amortization,

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
exceed undiscounted future net revenues attributable to proved gas reserves of the Underlying Properties. The Trust will then provide a writedown to the extent that the net capitalized costs exceed the discounted future net revenues attributable to proved gas reserves of the Underlying Properties. Any such writedown would not reduce distributable income, although it would reduce Trust Corpus.
      Significant dispositions or abandonment of the Underlying Properties are charged to Net Profits Interests and the Trust Corpus.
      Amortization of the Net Profits Interests in gas properties is calculated on a units-of-production basis, whereby the Trust’s cost basis in the properties is divided by total Trust proved reserves to derive an amortization rate per reserve unit. Such amortization does not reduce distributable income, rather it is charged directly to Trust Corpus. Revisions to estimated future units-of-production are treated on a prospective basis beginning on the date significant revisions are known.
      The conveyance of the Royalty and Term Interests to the Trust was accounted for as a purchase transaction. The $93,162,180 reflected in the Statement of Assets, Liabilities and Trust Corpus as Net Profits Interests represents 5,900,000 Trust Units valued at $20.50 per depositary unit less the $27,787,820 paid for Treasury obligations. The carrying value of the Trust’s investment in the Royalty Interests is not necessarily indicative of the fair value of such Royalty Interests.

Revenues and Expenses:
      The Trust serves as a pass-through entity, with items of depletion, interest income and expense, and income tax attributes being based upon the status and election of the Unitholders. Thus, the Statements of Distributable Income purport to show distributable income, defined as Trust income available for distribution to Unitholders before application of those Unitholders’ additional expenses, if any, for depletion, interest income and expense, and income taxes.
      The Trust uses the accrual basis to recognize revenue, with royalty income recorded as reserves are extracted from the Underlying Properties and sold. Expenses are also recognized on an accrual basis. Operating expenses which include taxes on production and operating cost charges are recognized as incurred pursuant to the Conveyances on a per well production basis. The payment provisions of the gas purchase contract between the Trust and Eastern Marketing Corporation require payment with respect to gas production for a calendar quarter to be made to the Trust on or before the tenth day of the third month following such quarter.

Use of Estimates in the Preparation of Financial Statements:
      The preparation of financial statements requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information:
      In 1998, the Trust adopted SFAS 131, “Disclosure about Segments of an Enterprise and Related Information.” The Trust’s sole activity is earning royalty income from gas properties and, consequently, the Trust has only one operating segment, net profits interests in gas properties. Substantially all of the Trust’s net profits interests are located in the Appalachian region.

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)

3.	Income Taxes:
      Tax counsel to Eastern American advised Eastern American at the time of formation that, under then current tax laws, the Trust would be classified as a grantor trust for federal and state income tax purposes and, therefore, would not be subject to taxation at the Trust level. The Trust continues to be tax exempt. Accordingly, no provision for federal or state income taxes has been made. However, the opinion of tax counsel is not binding on taxing authorities.
      The Unitholders are considered, for income tax purposes, to own the Trust’s income and principal as though no trust were in existence. Thus, the taxable year for reporting a Unitholder’s share of the Trust income, expense and credits are controlled by the Unitholder’s taxable year and method of accounting, not the taxable year and method of accounting employed by the Trust.

4.	Distributions to Unitholders:
      The Trustee determines for each quarter the amount available for distribution to the Unitholders. Such amount will be equal to the excess, if any, of the cash received by the Trust, on or before the tenth day of the third month following the end of each calendar quarter ending prior to the dissolution of the Trust, from the Net Profits Interests then held by the Trust attributable to production during such quarter, plus, with certain exceptions, any other cash receipts of the Trust during such quarter, over the liabilities of the Trust paid during such quarter, subject to adjustments for changes made by the Trustee during such quarter in any cash reserves established at the discretion of the Trustee for the payment of contingent or future obligations of the Trust. Cash received by the Trustee in a particular quarter from the Net Profits Interests will reflect actual gas production for a portion of such quarter and a production estimate for the remainder of such quarter, such estimate to be adjusted to actual production in the following quarter. In accordance with the Trust Agreement and Delaware law, Unitholders should be shielded from direct liability for any environmental liabilities. However, costs and expenses incurred by Eastern American for certain Capital Costs associated with environmental liabilities arising after the effective date of the Conveyances would reduce Net Proceeds, and would therefore be borne, in part, by the Unitholders.
      Net Proceeds Receivable included in the Statements of Assets, Liabilities and Trust Corpus as of December 31, 2005 are expected to be received by the Trust and distributed to the Unitholders on March 15, 2006. The December 31, 2004 Net Proceeds Receivable were received and distributed by the Trust on March 16, 2005.

5.	Related Party Transactions:
      The Trust is responsible for paying all legal, accounting, engineering and stock exchange fees, printing costs and other administrative expenses incurred at the direction of the Trustee. The total of all Trustee fees and Trust administrative expenses was $1,474,570 for the year ended December 31, 2005, $695,805 for the year ended December 31, 2004, and $536,803 for the year ended December 31, 2003. In accordance with the Trust Agreement, the Trustee pays Eastern American an annual fee which increases by 3.5% per year, payable quarterly, to reimburse Eastern American for overhead expenses. The initial fee at the inception of the Trust was $210,000. The Trustee paid Eastern American $317,324, $306,592 and $296,224 for overhead expenses for 2005, 2004 and 2003 respectively. Operating cost charges included in the Statements of Distributable Income are paid to Eastern American.
      Gas production attributable to the Net Profits Interests is purchased from the Trust by Eastern Marketing Corporation (“Eastern Marketing”), a wholly owned subsidiary of Eastern American, pursuant to

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
a Gas Purchase Contract which effectively commenced as of January 1, 1993 and expires upon the termination of the Trust.
      Pursuant to the Gas Purchase Contract, Eastern Marketing is obligated to purchase such gas production at a purchase price per Mcf equal to the greater of the Index Price, as defined below, or a Floor Price, for gas produced in any quarter during the Primary Term, which ended December 31, 1999. Effective January 1, 2000, Eastern Marketing is obligated to purchase such gas production at a purchase price per Mcf equal to the Index Price for gas produced in any quarter after the Primary Term.
      The Index Price for any quarter subsequent to the Primary Term, which expired December 31, 1999, is determined solely by reference to the Variable Price component. The Variable Price for any quarter is equal to the Henry Hub Average Spot Price (as defined) per MMBtu plus $0.30 per MMBtu, multiplied by 110% to effect a fixed adjustment for Btu content. The Henry Hub Average Spot Price is defined as the price per MMBtu determined for any calendar quarter equal to the price obtained with respect to each of the three months in such quarter, in the manner specified below, and then taking the average of the prices determined for each of such three months. The price determined for any month of such quarter is equal to the average of (i) the final settlement prices per MMBtu for Henry Hub Gas Futures Contracts (as defined), as reported in The Wall Street Journal, for such contracts which expired in each of the five months prior to such month, (ii) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts, as reported in The Wall Street Journal, for such contracts which expire during such month and (iii) the closing settlement prices per MMBtu of Henry Hub Gas Futures Contracts determined as of the contract settlement date for such month, as reported in The Wall Street Journal, for such contracts which expire in each of the six months following such month. A Henry Hub Gas Futures Contract is defined as a gas futures contract for gas to be delivered to the Henry Hub which is traded on the New York Mercantile Exchange.
      Under a standby performance agreement Eastern American has agreed to make payments under the Gas Purchase Contract to the extent such payments are not made by Eastern Marketing.

6.	Supplemental Reserve Information (Unaudited):
      Information regarding estimates of the proved gas reserves attributable to the Trust are based on reports prepared by independent petroleum engineering consultants. Such estimates were prepared in accordance with guidelines established by the Securities and Exchange Commission. Accordingly, the estimates were based on existing economic and operating conditions. Numerous uncertainties are inherent in estimating reserve volumes and values and such estimates are subject to change as additional information becomes available.
      The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimates.
      The standardized measure of discounted future net cash flows was determined based on reserve estimates prepared by the independent petroleum engineering consultants. Fixed gas prices were used during the Primary Term, which ended December 31, 1999. The gas prices used thereafter are based solely on the fourth quarter Variable Price component.
      The reserves and revenue values for the Underlying Properties transferred to the Trust were estimated from projections of reserves and revenue values attributable to the combined Eastern American and Trust interests in these properties. Reserve quantities are calculated differently for the Net Profits Interests because such interests do not entitle the Trust to a specific quantity of gas but to 90 percent of the Net Proceeds derived therefrom. Accordingly, there is no precise method of allocating estimates of the quantities of proved reserves between those held by the Trust and the interests to be retained by Eastern American. For purposes of

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
this presentation, the proved reserves attributable to the Net Profits Interests have been proportionately reduced to reflect the future estimated costs and expenses deducted in the calculation of Net Proceeds with respect to the Net Profits Interests. The reserves presented for the Net Profits Interests reflect quantities of gas that are free of future costs or expenses. The allocation of proved reserves between the Trust and Eastern American will vary in the future as relative estimates of future gross revenues and future costs and expenses vary.
      The royalty portion of the Net Profits Interests was calculated beyond the liquidation date of the Trust (May 15, 2013), even though the terms of the Trust Agreement require that the Royalty Net Profits Interest be sold by the Trustee on or about this date and a liquidating distribution from the sales proceeds from such sale would be made to the Unitholders. The Term Net Profits Interests was limited to the 20-year period as defined by the Trust Agreement.
      The following table reconciles the change in proved reserves attributable to the Trust’s share of the Net Profits Interests (“NPI”) from January 1, 2003 to December 31, 2005:

	Royalty	Term	Total
	NPI	NPI	NPI

	(MMcf)	(MMcf)	(MMcf)
Balance, January 1, 2003	12,025	8,609	20,634
Production	(932)	(1,229)	(2,161)
Revisions of previous estimates	201	87	288

Balance, December 31, 2003	11,294	7,467	18,761
Production	(910)	(1,158)	(2,068)
Revisions of previous estimates	1,072	393	1,464

Balance, December 31, 2004	11,456	6,702	18,158
Production	(849)	(1,107)	(1,956)
Revisions of previous estimates	659	402	1,061

Balance, December 31, 2005	11,266	5,997	17,263

      The Trust’s share of proved developed gas reserves are as follows:

	Royalty	Term	Total
	NPI	NPI	NPI

	(MMcf)	(MMcf)	(MMcf)
December 31, 2003	11,294	7,467	18,761
December 31, 2004	11,456	6,702	18,158
December 31, 2005	11,266	5,997	17,263

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves:

The following is the standardized measure of discounted future net cash flows as of December 31, 2005 (in thousands):

	Royalty	Term	Total
	NPI	NPI	NPI

Future cash inflows	$163,809	$83,267	$247,076
Future production taxes	(7,104)	(3,146)	(10,250)
Future production costs	(14,781)	(4,581)	(19,362)

Future net cash inflows	141,924	75,540	217,464
10% discount factor	(82,646)	(20,548)	(101,194)

Standardized measure of discounted future net cash flows	$59,278	$54,992	$114,270

The following is the standardized measure of discounted future net cash flows as of December 31, 2004 (in thousands):

	Royalty	Term	Total
	NPI	NPI	NPI

Future cash inflows	$110,781	$60,830	$171,612
Future production taxes	(6,130)	(2,942)	(9,073)
Future production costs	(12,765)	(4,130)	(16,895)

Future net cash inflows	91,886	53,758	145,644
10% discount factor	(53,480)	(15,968)	(69,448)

Standardized measure of discounted future net cash flows	$38,406	$37,790	$76,196

The following is the standardized measure of discounted future net cash flows as of December 31, 2003 (in thousands):

	Royalty	Term	Total
	NPI	NPI	NPI

Future cash inflows	$80,951	$49,043	$129,994
Future production taxes	(4,420)	(2,333)	(6,754)
Future production costs	(11,885)	(3,967)	(15,852)

Future net cash inflows	64,646	42,743	107,389
10% discount factor	(37,289)	(13,651)	(50,940)

Standardized measure of discounted future net cash flows	$27,357	$29,092	$56,449

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Changes in Standardized Measure of Discounted Future Net Cash Flows:

The following schedule reconciles the changes during 2003, 2004 and 2005 in the standardized measure of discounted future net cash flows relating to proved reserves (in thousands):

	Royalty	Term	Total
	NPI	NPI	NPI

Standardized measure, January 1, 2002	$22,953	$25,358	$48,311
Net proceeds to the Trust	(7,085)	(4,684)	(11,770)
Revisions of previous estimates	1	0	1
Accretion of discount	2,295	2,536	4,831
Net change in price and production costs	7,405	4,926	12,331
Other	1,788	956	2,745

Standardized measure, December 31, 2003	$27,357	$29,092	$56,449
Net proceeds to the Trust	(8,164)	(4,776)	(12,941)
Revisions of previous estimates	4,498	1,649	6,148
Accretion of discount	2,736	2,909	5,645
Net change in price and production costs	12,331	7,491	19,822
Other	(352)	1,425	1,073

Standardized measure, December 31, 2004	$38,406	$37,790	$76,196
Net proceeds to the Trust	(11,864)	(6,315)	(18,179)
Revisions of previous estimates	4,362	2,661	7,023
Accretion of discount	3,841	3,779	7,620
Net change in price and production costs	25,240	11,848	37,088
Other	(707)	5,229	4,522

Standardized measure, December 31, 2005	$59,278	$54,992	$114,270

7.	Quarterly Financial Data (Unaudited):
      The following is a summary of royalty income and distributable income per unit by quarter in 2005, 2004 and 2003 (all amounts in thousands except Distributable income per unit):

2005	Mar 31	June 30	Sept 30	Dec 31	Total

Royalty income	$3,648	$3,914	$4,659	$5,958	$18,179
Distributable income	$2,958	$3,206	$3,800	$4,633	$14,597
Distributable income per unit	$0.5014	$0.5434	$0.6440	$0.7853	$2.4741

2004	Mar 31	June 30	Sept 30	Dec 31	Total

Royalty income	$3,080	$3,492	$3,452	$4,425	$14,449
Distributable income	$2,512	$3,019	$2,849	$3,640	$12,020
Distributable income per unit	$0.4257	$0.5117	$0.4829	$0.6169	$2.0373

2003	Mar 31	June 30	Sept 30	Dec 31	Total

Royalty income	$2,999	$3,645	$3,521	$3,012	$13,177
Distributable income	$2,363	$3,054	$3,014	$2,517	$10,948
Distributable income per unit	$0.4005	$0.5175	$0.5109	$0.4266	$1.8556

Reproduced from Eastern American Natural Gas Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

EASTERN AMERICAN NATURAL GAS TRUST
CONDENSED STATEMENTS OF DISTRIBUTABLE INCOME
as of March 31, 2006 and 2005

	Three Months Ended
	March 31,

	2006	2005

	(Unaudited)
Royalty Income	$5,363,086	$3,648,398
Operating Expenses:
Taxes on production and property	390,983	253,671
Operating cost charges	140,267	133,587

Total Operating Expenses	531,250	387,258

Net Proceeds to the Trust	4,831,836	3,261,140
General and Administrative Expenses	(447,220)	(303,473)
Interest Income	—	500

Distributable Income	4,384,616	2,958,167

Quarterly Distribution Amount	$4,384,616	$2,958,167

Distributable Income Per Unit (5,900,000 units authorized and outstanding)	$0.7432	$0.5014

Quarterly Distribution Per Unit (5,900,000 units authorized and outstanding)	$0.7432	$0.5014

The accompanying notes are an integral part of these condensed financial statements.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

EASTERN AMERICAN NATURAL GAS TRUST
CONDENSED STATEMENTS OF ASSETS, LIABILITIES AND TRUST CORPUS
as of March 31, 2006 and 2005

	March 31, 2006	December 31, 2005

	(Unaudited)
Assets:
Cash	$892,220	$43,478
Net Proceeds Receivable	4,831,836	5,408,091
Net Profits Interests in Gas Properties	93,162,180	93,162,180
Accumulated Amortization	(66,402,232)	(65,658,915)

Total Assets	$32,484,004	$32,954,834

Liabilities and Trust Corpus:
Trust General and Administrative Expenses Payable	$139,440	$318,120
Distributions Payable	4,384,616	3,933,449
Trust Corpus (5,900,000 Trust Units authorized and outstanding)	27,959,948	28,703,265

Total Liabilities and Trust Corpus	$32,484,004	$32,954,834

The accompanying notes are an integral part of these condensed financial statements.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

EASTERN AMERICAN NATURAL GAS TRUST
CONDENSED STATEMENTS OF CHANGES IN TRUST CORPUS
as of March 31, 2006 and 2005

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005

	(Unaudited)
Trust Corpus, Beginning of Period	$28,703,265	$34,857,666
Distributable Income	4,384,616	2,511,621
Distributions Payable to Unitholders	(4,384,616)	(2,511,621)
Amortization of Net Profits Interests in Gas Properties	(743,317)	(938,423)

Trust Corpus, End of Period	$27,959,948	$33,919,243

The accompanying notes are an integral part of these condensed financial statements.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
as of March 31, 2006 and 2005

NOTE 1.	Organization of the Trust
      The Eastern American Natural Gas Trust (the “Trust”) was formed under the Delaware Business Trust Act pursuant to a Trust Agreement (the “Trust Agreement”) among Eastern American Energy Corporation (“Eastern American”), as grantor, Bank of Montreal Trust Company, as trustee, and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”). Effective May 8, 2000, The Bank of New York acquired the corporate trust business of the then current Trustee and served as Trustee through December 31, 2004. On November 20, 2004, the holders of a majority of the Trust Units voting at a special meeting approved the resignation of The Bank of New York, as trustee and depository of the Trust, and the appointment of JPMorgan Chase Bank, N.A. as successor trustee (“Trustee”) of the Trust. The appointment of JPMorgan Chase Bank, N.A., as successor trustee, became effective as of January 1, 2005. Effective January 1, 2005, the transfer agent for the Trust is Bondholder Communications.
      The Trust was formed to acquire and hold net profits interests (the “Net Profits Interests”) created from the working interests owned by Eastern American in 650 producing gas wells and 65 proved development well locations (the “Development Wells”) in West Virginia and Pennsylvania (the “Underlying Properties”).
      On March 15, 1993, 5,900,000 Depositary Units were issued in a public offering at an initial public offering price of $20.50 per Depositary Unit. Each Depositary Unit consists of beneficial ownership of one unit of beneficial interest (“Trust Unit”) in the Trust and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon United States Treasury Obligation (“Treasury Obligation”) maturing on May 15, 2013. The financial statements of the Trust to which these notes relate do not include information concerning the Treasury Obligations, the beneficial interest in which is held for the Unitholders by the Depositary.
      The Net Profits Interests are passive in nature, and neither the Trustee nor the Delaware Trustee has management control or authority over, nor any responsibility relating to, the operation of the properties subject to the Net Profits Interests. The Trust Agreement provides, among other things, that the Trust shall not engage in any business or commercial activity or acquire any asset other than the Net Profits Interests initially conveyed to the Trust; the Trustee may establish a reserve for payment of any liability that is contingent, uncertain in amount or is not currently due and payable; the Trustee is authorized to borrow funds required to pay liabilities of the Trust, provided that such borrowings are repaid in full prior to further distributions to Unitholders; and the Trustee will make quarterly cash distributions to Unitholders from funds of the Trust.
      After the Trust was formed, 59 of the 65 Development Wells were drilled and completed. The remaining six Development Wells were not drilled. Clear title to two of the Development Wells could not be established, and they were excluded from the Trust in accordance with the conveyance transferring them to the Trust. Eastern American asserted the remaining four undrilled Development Wells, if drilled, would be too close to then existing wells on the property or an adjoining property, and thereafter settled its dispute with the Trust about drilling those four Development Wells by agreeing instead to pay the Trust annually for the annual volume of gas projected to be produced from those Development Wells as if they had been drilled.
      The Net Profits Interests initially consisted of a royalty interest (“Royalty NPI”) in 322 wells and a term interest (“Term NPI”) in the remaining wells and locations. As of March 31, 2006, the Trust held Net Profits Interests in 671 wells, consisting of Royalty NPI in 317 wells and Term NPI in the remaining wells. The Term NPI expire by their terms on May 15, 2013, or such earlier time as 41,683 MMcf of gas has been produced that is attributable to Eastern American’s net revenue interest in the properties burdened by the Term NPI.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
As of December 31, 2005, based on the Independent Petroleum Engineer’s Report, 21,814 MMcf of the maximum 41,683 MMcf has been produced.
      Between May 15, 2012 and May 15, 2013 (the “Liquidation Date”), the Trustee is required to sell all the Royalty NPI and liquidate the Trust. Under the Trust Agreement, Eastern American has the right of first refusal to purchase any of the Royalty NPI the Trustee is required to sell after the Liquidation Date. If it exercises this right, Eastern American must pay the appraised Fair Value (as defined in the Trust Agreement) of the Royalty NPI, or the relevant third party offer price if a third party has offered to purchase the Royalty NPI. Unitholders of record on the relevant record dates will receive the net proceeds from selling the Royalty NPI in accordance with the Trust Agreement, and also will receive their respective share of the matured face amount of the Treasury Obligations held by the Depositary.

NOTE 2.	Basis of Presentation
      The preparation of financial statements requires estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Without limiting the foregoing statement, the information furnished is based upon certain estimates of production for the periods presented and is therefore subject to adjustment in future periods to reflect actual production for the periods presented. The information furnished reflects all adjustments which are, in the opinion of the Trustee, necessary for a fair presentation of the results for the interim periods presented. The accompanying financial statements are unaudited interim financial statements, and should be read in conjunction with the audited financial statements and notes thereto included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America for complete financial statements.

NOTE 3.	Trust Accounting Policies
      The Trust serves as a pass-through entity, with items of depletion, interest income and expense, and income tax attributes being based upon the status and elections of Unitholders. Thus, the Statements of Distributable Income show Distributable Income, defined as Trust income available for distribution to Unitholders subject to Trustees Cash Reserves described in Part  I, Item 2 before application of those Unitholders’ additional expenses, if any, for depletion, interest expense, and income taxes. The Trust uses the accrual basis to recognize revenue, with Royalty Income recognized as gas reserves are extracted from properties and sold. Expenses are also presented on an accrual basis. Actual cash receipts will vary from the accrual of revenues due to, among other reasons, the payment provisions of the gas purchase contract between the Trust and Eastern Marketing Corporation (a subsidiary of Eastern American), which requires payment with respect to gas production for a calendar quarter to be made to the Trust on or before the tenth day of the third month following such quarter.
      The Net Profits Interests are assessed annually to determine whether their net capitalized cost is impaired. The Trust will determine if a writedown is necessary to its investment in the Net Profits Interests in gas properties to the extent that total capitalized costs, less accumulated amortization, exceed undiscounted future net revenues attributable to proved gas reserves of the Underlying Properties. The Trust will then provide a writedown to the extent that the net capitalized costs exceed the discounted future net revenues attributable to proved gas reserves of the Underlying Properties. Any such writedown would not reduce distributable income, although it would reduce Trust Corpus.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

EASTERN AMERICAN NATURAL GAS TRUST
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (Continued)
      Amortization of the Net Profits Interests in Gas Properties is calculated on a units-of-production basis, whereby the Trust’s cost basis in the properties is divided by total Trust proved reserves to derive an amortization rate per reserve unit. Such amortization does not reduce distributable income, rather it is charged directly to Trust Corpus.
      The financial statements of the Trust differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America due to the following: (i) certain cash reserves may be established for contingencies which were not accrued in the financial statements; (ii) amortization of the Net Profits Interests in gas properties is charged directly to Trust Corpus; and (iii) the sale of the Net Profits Interests is reflected in the Statements of Distributable Income as cash proceeds to the Trust.

NOTE 4.	Income Taxes
      The Trust is a grantor trust and is not required to pay federal or state income taxes. Accordingly, no provision for federal or state income taxes has been made. All income is taxed to the Unitholders of the Trust.

NOTE 5.	Subsequent Events
      On April 8, 2006, JP Morgan Chase and Bank of New York announced an agreement pursuant to which Bank of New York would acquire JPMorgan Chase’s corporate trust business. The transaction has been approved by both companies’ boards of directors. Subject to regulatory approvals, the transaction is expected to close in the late third quarter or fourth quarter of 2006. The transaction is not expected to have any material effect on the Trust.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Statement
      This Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Form 10-Q, including without limitation the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements. Although Eastern American has advised the Trustee that it believes that the expectations reflected in the forward-looking statements contained herein are reasonable, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from expectations (“Cautionary Statements”) are disclosed in this Form 10-Q and in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and include the fact that none of the Trust, the Trustee or Eastern American is able to predict future changes in gas prices, gas production levels, economic activity, legislation or regulation, or certain changes in expenses of the Trust. All subsequent written and oral forward-looking statements attributable to the Trust or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Trust, the Trustee and Eastern American disclaim any obligation to update any forward looking statements.
      Further, forward-looking statements made herein regarding the Trust and its operation in this Form 10-Q generally assume that the pending exchange offer being made by Ensource Energy Income Fund LP as described below will not result in Ensource acquiring control of the Trust. Ensource has stated that if it acquires control of the Trust, it intends to attempt to cause the Trust to engage in a merger that would result in significant changes to the Trust.

General
      The Trust does not conduct any operations or activities. The Trust’s purpose is, in general, to hold the Net Profits Interests, to distribute the cash proceeds to Unitholders which the Trust receives in respect of the Net Profits Interests (net of Trust expenses), and to perform certain administrative functions in respect of the Net Profits Interests and the Depositary Units. Accordingly, the Trust derives substantially all of its income and cash flows from the Net Profits Interests. The Trust has no source of liquidity or capital resources other than the cash flows from the Net Profits Interests.
      The Net Profits Interests were created pursuant to conveyances (the “Conveyances”) from Eastern American to the Trust. In connection therewith, Eastern American assigned its rights under a gas purchase contract (the “Gas Purchase Contract”), which obligates Eastern Marketing Corporation, a subsidiary of Eastern American, to purchase all of the natural gas produced from the Underlying Properties that is attributable to the Net Profits Interests.
      The Conveyances and the Gas Purchase Contract entitle the Trust to receive an amount of cash for each calendar quarter equal to the Net Proceeds for such quarter. “Net Proceeds” for any calendar quarter generally means an amount of cash equal to (a) 90% of a volume of gas equal to (i) the volume of gas produced during such quarter attributable to the Underlying Properties less (ii) a volume of gas equal to “Chargeable Costs” for such quarter, multiplied by (b) the applicable price for such quarter under the Gas Purchase Contract. “Chargeable Costs” is that volume of gas which equates in value, determined by reference to the relevant sales price under the Gas Purchase Contract or the Conveyances, as applicable, to the sum of the “Operating Cost Charge”, “Capital Costs” and “Taxes”.
      The “Operating Cost Charge” for 2006 is based on an annual rate of $561,068, and for 2005 was an annual rate of $535,224. As provided in the Conveyances, the Operating Cost Charge will fluctuate based on the lesser of (A) five percent (5%) or (B) a percentage, not less than zero percent (0%), equal to the

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

percentage increase, if any, in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year, as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers, as published by the United States Department of Labor, Bureau of Labor Statistics, based on December-to-December comparison.
      During 2003, the United States Department of Labor, Bureau of Labor Statistics converted all of its industry-based statistics to a different reporting system that was developed in cooperation with the United States’ North American Free Trade Agreement Partners, Canada and Mexico, in an effort to standardize and modernize reporting codes. As a result of this conversion, the Crude Petroleum and Gas Production Workers index is no longer available for use in the annual calculation of overhead adjustment called for in the various Council of Petroleum Accountants Societies, or COPAS, model forms after March 2003.
      Research by COPAS covering a ten year period indicated that by blending the Oil and Gas Extraction Index with the Professional and Technical Services Index, the results approximate the data from the old Crude Petroleum and Natural Gas Workers Index. Accordingly, COPAS has calculated the percentage change in the simple average of the Oil and Extraction Index and the Professional and Technical Services Index, commencing in April 2004. This “Overhead Adjustment Index” has been provided as a guidance to the industry as a replacement index for use in calculating the overhead adjustment. The adjustment for the effective time period is 5.0%. Since the Conveyance Documents do not specifically provide for a replacement index if the Crude Petroleum and Gas Production Workers Index was no longer published, Eastern American believes, and advised the Trustee, that the “Overhead Adjustment Index” as calculated by COPAS is a reasonable index to utilize since the industry is generally adopting the same as a replacement. Eastern American, with the concurrence of the Trustee, will utilize this “Overhead Adjustment Index” to adjust the “Operating Cost Charge” so long as such index is published by COPAS.
      The Operating Cost Charge will be reduced for each well that is sold (free of the Net Profits Interests) or plugged and abandoned. Capital Costs are defined as Eastern American’s working interest share of capital costs for operations on the Underlying Properties having a useful life of at least three years, and excluding any capital costs incurred in drilling the Development Wells. Taxes refer to ad valorem taxes, production and severance taxes, and other taxes imposed on Eastern American’s or the Trust’s interests in the Underlying Properties, or production therefrom.
      Pursuant to the Gas Purchase Contract, Eastern Marketing is obligated to purchase such gas production at a purchase price per Mcf equal to the Index Price. The Index Price for any quarter is determined solely by reference to the Variable Price component. The Variable Price for any quarter is equal to the Henry Hub Average Spot Price (as defined) per MMBtu plus $0.30 per MMBtu, multiplied by 110% to effect a fixed adjustment for Btu content. The Henry Hub Average Spot Price is defined as the price per MMBtu determined for any calendar quarter equal to the price obtained with respect to each of the three months in such quarter, in the manner specified below, and then taking the average of the prices determined for each of such three months. The price determined for any month of such quarter is equal to the average of (i) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts (as defined), as reported in The Wall Street Journal , for such contracts which expired in each of the five months prior to such month; (ii) the final settlement price per MMBtu for Henry Hub Gas Futures Contracts, as reported in The Wall Street Journal , for such contracts which expire during such month; and (iii) the closing settlement price per MMBtu of Henry Hub Gas Futures Contracts determined as of the contract settlement date for such month, as reported in The Wall Street Journal , for such contracts which expire in each of the six months following such month. A Henry Hub Gas Futures Contract is defined as a gas futures contract for gas to be delivered to the Henry Hub that is traded on the New York Mercantile Exchange.
      Accordingly, the Index Price payable to the Trust for production may be higher or lower based on the fluctuations in natural gas futures prices during the relevant calculation period. The price payable to the Trust

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

will have a direct impact, positively or negatively, on the quarterly distributions payable by the Trust to its unit holders.
      Eastern American had a disagreement with the Trust over Eastern American’s obligation to drill certain Development Wells that were closely offset by third parties. The Trust agreed that in lieu of drilling these closely offset Development Wells, Eastern American could provide the Trust, on an annual basis commencing on April 1, 1997, and over the remaining life of the Trust, a volume of gas which is equal to the projected volumes of the wells as if they had been drilled. These volumes have been estimated by Ryder Scott Company, independent petroleum engineers. During the quarter ended March 31, 2006, an additional volume of 4,457 Mcf was delivered to the Trust, as compared to 4,822 Mcf for the quarter ended March 31, 2005. These additional volumes fulfill Eastern American’s obligation to provide volumes for Development Wells that had been closely offset by third parties.
      Eastern American has fulfilled its obligation with respect to the drilling of the Development Wells. Since the inception of the Trust, Eastern has drilled a total of 59 Development Wells, which are online and producing. (See the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, for a more complete description of the Development Wells.)
      Also, during 2004, a landowner contacted Eastern American to inquire about the sale of certain wells located on the landowner’s property, including the Wurst #2 well, which is a well in which the Trust owns a Net Profits Interest. Eastern certified to the Trust that: (i) the Assignee of the Wurst #2 was not an Affiliate of Eastern and; (ii) the aggregate sale proceeds to be received from all other sales of wells in which the Trust owns a Net Profits Interest and previously released by the Trust during the preceeding twelve (12) calendar months did not exceed $500,000. The Wurst #2 well was found to be uneconomic to operate and was subject to plugging and abandonment by Eastern American if not assigned to the landowner. Eastern American advised the landowner that it could assign this well. The Wurst #2 well had no value and no cash distribution was made to the Trust.
      Over the remaining life of the Trust, additional wells may be disposed of for similar or other reasons.
      As previously publicly announced, Ensource Energy Income Fund LP, a recently formed Delaware limited partnership not affiliated with the Trust (“Ensource”), has commenced an unsolicited exchange offer pursuant to which Ensource is attempting to acquire control of, and ultimately the entire interest in, the Trust. The Trust has filed a Schedule 14D-9, including Amendment No. 1 thereto (the “Schedule 14D-9”) with the Securities and Exchange Commission, and has mailed copies of the Schedule 14D-9 to Unitholders of record. In the Schedule 14D-9, the Trust recommends that Unitholders reject the Ensource offer. The reasons for the Trust’s recommendation, as well as a copy of the opinion of an independent financial advisor retained by the Trust in connection with the Ensource offer and other important information, are set forth in the Schedule 14D-9. Unitholders should review the Schedule 14D-9 carefully before making any decision to tender their units to Ensource. Copies of the Schedule 14D-9 may be obtained by contacting MacKenzie Partners, Inc. toll-free at 1-800-332-2885 or over the Internet from the SEC’s web site at http://www.sec.gov.
      During the last two quarters of 2005, the Trust incurred substantially increased fees for professional services relating to the Ensource exchange offer mentioned above. These expenses, and any other expenses, will decrease distributions to the Unitholders. Expenses relating to the Ensource exchange offer incurred by the Trust during 2005 total approximately $725,798, including $418,639 for fees and expenses the Trust paid to a financial advisory firm in connection with its analysis of the Ensource exchange offer. In addition, the Trust has incurred and is likely to continue to incur additional increased legal and other expenses relating to the Ensource exchange offer. The Trust incurred approximately $146,352 of expenses relating to the Ensource exchange offer in the three-month period ended March 31, 2006, and future additional expenses could be substantial.
      The administrative costs the Trust incurs in the future will fluctuate depending primarily on the expenses the Trust incurs for professional services, particularly legal, accounting and engineering services. If Ensource

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

makes a substantially different offer to acquire control of the Trust, the Trust could incur substantial additional fees for additional financial advisory services and other professional and administrative expenses.
Critical Accounting Policies
      The following is a summary of the critical accounting policies followed by the Trust.

Basis of Accounting:
      The financial statements of the Trust differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America due to the following: (i) certain cash reserves may be established for contingencies which were not accrued in the financial statements; (ii) amortization of the Net Profits Interests in gas properties is charged directly to Trust Corpus; and (iii) the sale of the Net Profits Interests is reflected in the Statements of Distributable Income as cash proceeds to the Trust.

Net Profits Interests in Gas Properties:
      The Net Profits Interests in gas properties are periodically assessed to determine whether their net capitalized cost is impaired. The Trust will determine if a writedown is necessary to its investment in the Net Profits Interests in gas properties to the extent that total capitalized costs, less accumulated amortization, exceed undiscounted future net revenues attributable to proved gas reserves of the Underlying Properties. The Trust will then provide a writedown to the extent that the net capitalized costs exceed the discounted future net revenues attributable to proved gas reserves of the Underlying Properties. Any such writedown would not reduce distributable income, although it would reduce Trust Corpus.
      Amortization of the Net Profits Interests in gas properties is calculated on a units-of-production basis, whereby the Trust’s cost basis in the properties is divided by total Trust proved reserves to derive an amortization rate per reserve unit. Such amortization does not reduce distributable income, rather it is charged directly to Trust Corpus. Revisions to estimated future units-of-production are treated on a prospective basis beginning on the date significant revisions are known.
      The Net Profits Interest impairment test and the determination of amortization rates are dependent on estimates of proved gas reserves attributable to the Trust. Numerous uncertainties are inherent in estimating reserve volumes and values, including economic and operating conditions, and such estimates are subject to change as additional information becomes available.
Liquidity and Capital Resources
      The Trust has no source of liquidity or capital resources other than the distributions received from the Net Profits Interests.
      In accordance with the provisions of the Conveyances, generally all revenues received by the Trust, net of Trust administrative and operating expenses and the amount of established reserves, are distributed currently to the Unitholders.
      The Trust did not have any contractual obligations as of March 31, 2006. At March 31, 2006, the Trust had accounts payable of $139,440 and distributions payable of $4,384,616.
      Comparison of Results of Operations for Three Months Ended March 31, 2006 and Three Months Ended March 31, 2005
      The Trust’s distributable income was $4,384,616 for the three months ended March 31, 2006 as compared to $2,958,167 for the three months ended March 31, 2005. This increase was due to an increase in Royalty Income for the three months ended March 31, 2006 of $5,363,086 as compared to the three months

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

ended March 31, 2005 of $3,648,398. The increase in Royalty Income was due to an increase in the price payable to the Trust under the Gas Purchase Contract as discussed below ($11.565 per Mcf for the three months ended March 31, 2006 as compared to $7.455 per Mcf for the three months ended March 31, 2005). This increase was offset by a decrease in production of gas attributable to the Net Profits Interests for the three months ended March 31, 2006 (467 Mmcf) as compared to the three months ended March 31, 2005 (491 Mmcf). The decline in production is primarily attributable to natural production declines. Taxes on production and property were $390,983 for the three months ended March 31, 2006 as compared to $253,671 for the three months ended March 31, 2005. The increase in taxes is due directly to the increase in Royalty Income as discussed above. Trust general and administrative expenses were $447,220 for the three months ended March 31, 2006 as compared to $303,473 for the three months ended March 31, 2005. This increase in general and administrative expense was primarily related to professional service fees of $143,747, most of which were incurred as a direct result of the Ensource exchange offer.
      The price payable to the Trust for gas production attributable to the Net Profits Interests was $11.565 per Mcf for the three months ended March 31, 2006 and $7.455 per Mcf for the three months ended March 31, 2005. The price per Mcf was higher for the three months ended March 31, 2006 than for the corresponding three month period ended March 31, 2005 due to an increase in the average spot market price for gas delivered at the Henry Hub near Henry, Louisiana ($10.213 per Dth for the three months ended March 31, 2006 as compared to $6.477 per Dth for the three months ended March 31, 2005).
Off-Balance Sheet Arrangements
      The Trust does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Trust’s financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.
Other Information
      For the calendar quarter ended March 31, 2006, the high and low closing prices of the Treasury Obligations (which have $1,000 face principal amount), as quoted in the over-the-counter market for United States Treasury obligations were $728.21 and $707.24 respectively. On March 31, 2006, the closing price of the Treasury Obligations, as quoted on such market, was $708.20.
      The Trust provides Unitholders with the option to separate the related Treasury Obligation from the Trust Units. Upon exercising this option, the Trustee transfers such Trust Units from the name of the Depositary to the name of the withdrawing Unitholder. As of March 31, 2006, this option was exercised on 19,900 Trust Units. (See the Trust’s 10-K, as amended, for the fiscal year ended December 31, 2005 for a more complete description of the Withdrawal of Trust Units and Restriction on Transfer.)

ITEM 3.	Quantitative and Qualitative Disclosures about Market Risk
      The Trust does not engage in any operations, and does not utilize market risk sensitive instruments, either for trading purposes or for other than trading purposes. As described elsewhere herein, the Depositary Units consist of beneficial ownership of one unit of beneficial interest in the Trust and a $20 face amount beneficial ownership interest in a $1,000 face amount zero coupon Treasury Obligation maturing on May 15, 2013. High and low price information for the Treasury Obligations is included under Part II Item 5. As described elsewhere herein, gas production attributable to the Net Profits Interest is sold to a wholly owned subsidiary of Eastern American pursuant to the Gas Purchase Contract described herein, and the Trust’s quarterly distributions are highly dependent on the price payable to the Trust for gas production attributable to the Net Profits Interest. Natural gas prices can fluctuate widely in response to many factors, all of which are out of the control of the Trust, the Trustee and Eastern American.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

ITEM 4.	Controls and Procedures
      Evaluation of Disclosure Controls and Procedures. The Trustee maintains disclosure controls and procedures designed to ensure that information required to be disclosed by the Trust in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Trust is accumulated and communicated by several parties, including without limitation, the working interest owner, Eastern American Energy Corporation (“Eastern American”), and the independent reserve engineer to JPMorgan Chase Bank, N.A., as Trustee of the Trust, and its employees who participate in the preparation of the Trust’s periodic reports as appropriate to allow timely decisions regarding required disclosure. In addition, the Trustee is required by the Trust Agreement to engage and has engaged an independent registered public accounting firm to review the quarterly financial statements of the Trust and audit the annual financial statements of the Trust, which includes financial data provided by Eastern American.
      As of March 31, 2006, the Trustee carried out an evaluation of the Trustee’s disclosure controls and procedures. Mike Ulrich, as Trust Officer of the Trustee, has concluded that the disclosure controls and procedures are effective.
      Due to the contractual arrangements of (i) the Trust Agreement and (ii) the rights of the Trustee under the Conveyances regarding information furnished by Eastern American, there are certain potential weaknesses that may limit the effectiveness of disclosure controls and procedures established by the Trustee or its employees and their ability to verify the accuracy of certain financial information. The contractual limitations creating potential weaknesses in disclosure controls and procedures may be deemed to include:

•	Eastern American and its consolidated subsidiaries manage information relating to the Trust, including (i) historical operating data, including production volumes, marketing of products, operating and capital expenditures, environmental and other liabilities, the effects of regulatory changes and the number of producing wells and acreage, (ii) plans for future operating and capital expenditures and (iii) geological data relating to reserves; and

•	The independent reserve engineer, as an expert with respect to the annual reserve report, which includes projected production, operating expenses and capital expenses.
      Other than reviewing the financial and other information provided to the Trust by Eastern American and the independent reserve engineer, the Trustee made no independent or direct verification of this financial or other information.
      The Trustee does not intend to expand its responsibilities beyond those permitted or required by the Trust Agreement and those required under applicable law.
      The Trustee does not expect that the Trustee’s disclosure controls and procedures or the Trustee’s internal control over financial reporting will prevent all errors and all fraud. Further, the design of disclosure controls and procedures and internal control over financial reporting must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.
Changes in Internal Control Over Financial Reporting
      In connection with the evaluation by the Trustee of changes in internal control over financial reporting of the Trust that occurred during the Trust’s last fiscal quarter, no change in the Trust’s internal control over financial reporting was identified that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

Reproduced from Eastern American Natural Gas Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ensource Energy Income Fund LP
To the Board of Directors and Partners of
Ensource Energy Income Fund LP
      We have audited the accompanying balance sheet of Ensource Energy Income Fund LP as of December 31, 2005 and the related statements of operations, partners’ capital and cash flows for the period from May 26, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ensource Energy Income Fund LP at December 31, 2005, and the results of its operations and its cash flows for the period from May 26, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Houston, Texas
February 25, 2006

ENSOURCE ENERGY INCOME FUND LP
BALANCE SHEET
DECEMBER 31, 2005

ASSETS
Cash	$1,000
Deferred Exchange Offering Costs	1,142,293
Total assets	$1,143,293
Capital Contribution subject to reimbursement	1,142,293

PARTNERS’ CAPITAL
Partners’ Capital	$1,000
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005

Expenses — start up and organizational costs	$190,638
Net loss	$(190,638)
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF PARTNERS’ CAPITAL
FOR THE PERIOD FROM MAY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005

Balance May 26, 2005 (inception)	$—
Cash contributions	$1,000
Noncash contributions	190,638
Net loss	(190,638)
Balance, December 31, 2005	$1,000
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 26, 2005 (INCEPTION) TO DECEMBER 31, 2005

Net loss	$(190,638)
Adjustments to reconcile net loss to net cash used by operating activities — noncash start up and organizational costs	190,638
Net cash used by operating activities	—
Financing activities — cash contributions	1,000
Increase in cash and cash at end of period	$1,000
Supplemental Disclosure of Noncash Investing and Financing Activities
Noncash contributions for deferred securities issuance cost	$1,142,293
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS
December 31, 2005

1.	Organization, Business Operations
      Ensource Energy Income Fund LP (the “Partnership”) was formed in Delaware on May 26, 2005 as a master limited partnership whose general partner is Ensource Energy Partners, LP (“General Partner”). The objective of the Partnership is to conduct and consummate an exchange offer and subsequent merger with Eastern American Natural Gas Trust (“NGT”). The Partnership is offering to exchange for each outstanding depositary unit of NGT that is held through the depositary arrangement with JP Morgan ChaseBank, N.A., as depository, one whole common unit representing a limited partnership interest of the Partnership and to receive a special cash distribution upon the terms and conditions set forth in the exchange offer.
      The Partnership’s ability to commence operations is contingent upon funding $20.05 million of capital commitments to the General Partner. The amended and restated agreement of limited partnership of the General Partner specifically provides that all of the net proceeds of the General Partner’s Capital Commitments, will be used to purchase a 1.0% general partnership interest, incentive distribution rights, warrants and subordinated units in the Partnership upon the Partnership receiving and accepting a majority of the total voting power of all of the outstanding trust units of NGT (“Business Combination”) which is discussed in Note 3. The amended and restated agreement of limited partnership of the General Partner provides that the capital commitments will be funded into escrow upon commencement of the exchange offer and that the funds in escrow will be released to make a capital contribution of the entire commitment into the Partnership upon the Business Combination. If the Business Combination is not consummated, the escrow provision of the proposed amended and restated agreement of limited partnership provides that within 10 days after the expiration of the exchange offer, the funds in escrow will be returned to the partners of the General Partner.

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The financial statements include the accounts of the Partnership. The Partnership had not commenced operations effective December 31, 2005. The Partnership has selected December 31 as its fiscal year end.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents
      The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes
      For tax purposes, the Partnership is treated as a partnership. As such, income or loss of the Partnership is reported in the income tax returns of the partners.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS — (Continued)

Start Up and Organization Costs
      Start up and organization costs are expensed as incurred.

Deferred Exchange Offering Costs
      Deferred exchange offer costs are being deferred until the exchange offer is consummated, or the exchange offer is significantly delayed or cancelled. These costs will become part of the cost of the exchange offer or will reduce the fair value of the common units issued by the Partnership upon consummation of the exchange offer. In the event the exchange offer is significantly delayed or cancelled, these costs will be expensed in the period either of these events occurs.

3.	Proposed Business Combination
      The Partnership is offering to acquire all of the outstanding depositary units of NGT, in exchange for common units of the Partnership and for a pro rata share of the $5,900,000 special cash distribution that is to be paid promptly after completion of this exchange offer. According to NGT, as of December 31, 2005, there were 5,880,100 depositary units outstanding (which excludes 19,900 trust units that have been withdrawn from deposit with the depository). The proposed exchange offer is the first step in the Partnership’s plan to acquire all of the outstanding NGT trust units, including at least the number of depositary units that would constitute a majority of such trust units.
      It is a condition of the Partnership’s obligation to accept depositary units validly tendered, and not withdrawn, for exchange in this exchange offer that on the expiration date of the exchange offer, as that date may be extended, the Partnership receives valid tenders of depositary units, and not properly withdrawn as of the expiration date of the exchange offer, evidencing not less than a majority of the total trust units that are outstanding. As a result, valid tenders for exchange of depositary units must be received by the Partnership from the holders of at least 2,950,001 depositary units and not withdrawn, by the expiration date, as that date may be extended, for the minimum tender condition to be satisfied. In addition, the Partnership proposes to pay a special cash distribution of $5,900,000 after closing of the exchange offer to the depositary unit owners of NGT that tender their depositary units to the Partnership in connection with the exchange offer and any subsequent offering period.
      The Partnership intends, promptly after completion of the proposed exchange offer and the acceptance of depositary units for exchange and issuance of the Partnership’s common units in exchange therefore, to seek to have NGT consummate a second-step merger with and into the Partnership, with the Partnership continuing as the surviving entity of that merger (or alternatively with a wholly-owned subsidiary of the MLP, with NGT continuing as the surviving entity of that merger as a wholly-owned subsidiary of the Partnership). Pursuant to the terms of the second-step merger,

•	each remaining depositary unit (other than depositary units owned by the Partnership or NGT) that is validly tendered would be converted into the right to receive 1.0 Partnership common units (0.4 common units for the trust unit on deposit and 0.6 common units for the undivided one-fiftieth of the $1,000 face amount of the zero coupon bonds on deposit);

•	each remaining trust unit, whether subject to a depositary unit that is not validly tendered to us or constituting a withdrawn unit (other than trust units owned by the Partnership or NGT), would be converted into the right to receive 0.4 common units of the Partnership.

4.	Commitment and Related Party Transactions
      Attorney’s fees and other out-of-pocket and overhead costs related to start-up and organization costs and the proposed transaction have been incurred on behalf of the Partnership by the limited partners of the General Partner and an affiliate of the Partnership, Ensource Energy Company LLC, which is owned entirely

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS — (Continued)
by the founders and principals of the Partnership. These costs have been recorded as noncash capital contributions to the Partnership. Management believes the recorded costs approximate the costs that would have been incurred for these purposes with unaffiliated parties. Such costs have been reported as start-up and organizational costs and deferred securities issuance costs in the accompanying financial statements. The deferred exchange offer costs of $1,142,293 are a noncash financing activity.
      Upon closing of the Business Combination, the Partnership has agreed to make a special expense reimbursement distribution to the General Partner and Ensource Energy Company LLC for costs and expenses of the Business Combination.
      On February 10, 2006, the General Partner entered into a Redemption Agreement with Ensource Energy Investors, LLC, one of the limited partners in the general partner. As a result of that agreement, Ensource Energy Investors, LLC, or EEI, withdrew from the general partner as a limited partner, and the general partner redeemed from EEI its limited partner interest in the general partner. Prior to such redemption, EEI held an approximately 62% limited partner interest in the general partner and had the right under the limited partnership agreement governing the general partner to appoint four of the five members to the general partner’s board of directors. The redemption resulted in the payment of $12,460,832.38 to EEI from the escrow account that was established by the general partner and its investors to fund the $20.05 million contribution by the general partner to be made upon the successful closing of the exchange offer being made pursuant to the Registration Statement on Form S-4 (file no. 333-126068) previously filed by the Partnership. Also on February 10, 2006, the general partner and the remaining limited partners of our general partner entered into an amendment to the limited partnership agreement that governs the general partner. As a result of this amendment, such limited partners have agreed to contribute to the general partner a total of approximately $20.1 million to be used to fund the $20.05 million contribution to be made upon the successful closing of the exchange offer. In connection with the amendment, one of the remaining limited partners, Ritchie Energy North, L.P., or REN, increased its capital contribution commitment under the limited partnership agreement from $5.0 million to approximately $17.47 million, representing an approximate 86.66% limited partner interest in the general partner. As a result of this increased capital commitment, REN holds a majority in interest of the general partner and consequently has the right to designate four of the five members of the general partner’s Board of Directors.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS — (Continued)
ENSOURCE ENERGY INCOME FUND LP
BALANCE SHEET
(MARCH 31, 2006)

	March 31,
	2006	December 31, 2005

	(Unaudited)
ASSETS
Cash	$1,000	$1,000
Deferred Exchange Offering Costs	1,164,695	1,142,293
Total assets	$1,165,695	$1,143,293
Capital Contribution subject to reimbursement	1,164,695	1,142,293

PARTNERS’ CAPITAL
Partners’ Capital	$1,000	$1,000
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF OPERATIONS
(MARCH 31, 2006)

	For the Three	May 26, 2005
	Months Ended	(INCEPTION)
	March 31,	to March 31,
	2006	2006

	(Unaudited)
Expenses — start up and organizational costs	$106,176	$296,814
Net loss	$(106,176)	$(296,814)
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF PARTNERS’ CAPITAL
(MARCH 31, 2006)

	For the Three	May 26, 2005
	Months Ended	(INCEPTION)
	March 31,	to March 31,
	2006	2006

	(Unaudited)
Balance, beginning of period	$1,000	$—
Cash contributions		1,000
Noncash contributions	106,176	296,814
Net loss	(106,176)	(296,814)
Balance March 31, 2006	$1,000	$1,000
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
STATEMENT OF CASH FLOWS
(MARCH 31, 2006)

	For the Three	May 26, 2005
	Months Ended	(INCEPTION)
	March 31,	to March 31,
	2006	2006

	(Unaudited)
Net loss	$(106,176)	$(296,814)
Adjustments to reconcile net loss to net cash used by operating activities — noncash start up and organizational costs	106,176	$296,814
Net cash used by operating activities	—
Financing activities — cash contributions	1,000	1,000

Increase in cash and cash at end of period	$1,000	$1,000

Cash beginning of period	—	$0
Cash end of period	$1,000	$1,000
Supplemental Disclosure of Noncash Investing and Financing Activities — Noncash contributions for deferred securities issuance cost	$22,402	$1,164,695
See accompanying notes to financial statements.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS
March 31, 2006

1.	Organization, Business Operations
      The condensed financial statements of Ensource Energy Income Fund LP (“the Partnership”) included herein, are unaudited for the three-month periods ended March 31, 2006 and for the period beginning May 26, 2005 (inception) through March 31, 2006. These financial statements reflect all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary to fairly present the results for the periods presented. Certain information and note disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission. It is suggested that these condensed financial statements be read in conjunction with the Partnership’s audited financial statements for the period ended December 31, 2005, which are included in the Partnership’s annual report on Form 10-K for the period ended December 31, 2005. The Partnership believes that the disclosures made herein are adequate to make the information presented not misleading.
      Ensource Energy Income Fund LP (the “Partnership”) was formed in Delaware on May 26, 2005 as a master limited partnership by Ensource Energy Partners, LP, its former general partner (“Ensource Energy Partners”). The objective of the Partnership is to conduct and consummate an exchange offer and subsequent merger with Eastern American Natural Gas Trust (“NGT”). On November 21, 2005, The Partnership made an offer to acquire all of the outstanding depositary units of NGT in exchange for common units of the Partnership and a pro rata share of the special cash distribution of $5.9 million that is to be paid promptly after completion of the exchange offer. The Partnership intends, promptly after completion of the exchange offer, to seek to have NGT consummate a second-step merger with and into the Partnership, or alternatively, a newly-formed, wholly-owned subsidiary of the Partnership. See Note 4 “Subsequent Events” for a description of the current exchange offer and related transactions.
      The Partnership’s ability to commence operations is contingent upon funding of capital commitments by the Partnership’s general partner. The proceeds by the Partnership’s general partner will be used to purchase a 1.0% general partnership interest, incentive distribution rights, a warrant and subordinated units in the Partnership upon the Partnership receiving and accepting a majority of the total voting power of all of the outstanding trust units of NGT. See Note 4 “Subsequent Events” for information regarding the Partnership’s general partner.

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The financial statements include the accounts of the Partnership. The Partnership had not commenced operations effective March 31, 2006. The Partnership has selected December 31 as its fiscal year end.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents
      The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS — (Continued)

Income Taxes
      For tax purposes, the Partnership is treated as a partnership. As such, income or loss of the Partnership is reported in the income tax returns of the partners.

Start Up and Organization Costs
      Start up and organization costs are expensed as incurred.

Deferred Exchange Offering Costs
      Deferred exchange offer costs are being deferred until the exchange offer is consummated, or the exchange offer is significantly delayed or cancelled. These costs will become part of the cost of the exchange offer or will reduce the fair value of the common units issued by the Partnership upon consummation of the exchange offer. In the event the exchange offer is significantly delayed or cancelled, these costs will be expensed in the period either of these events occurs.

3.	Commitment and Related Party Transactions
      As of March 31, 2006, attorney’s fees and other out-of-pocket and overhead costs related to start-up and organization costs and the proposed transaction were incurred on behalf of the Partnership by the limited partners of Ensource Energy Partners and a former affiliate of the Partnership, Ensource Energy Company LLC, which was formed by principals of the Partnership. These costs have been recorded as noncash capital contributions to the Partnership. Management believes the recorded costs approximate the costs that would have been incurred for these purposes with unaffiliated parties. Such costs have been reported as start-up and organizational costs and deferred securities issuance costs in the accompanying financial statements. The deferred exchange offer costs of $1,164,695 are a noncash financing activity.
      Upon closing of the exchange offer and second-step merger, the Partnership has agreed to make a special expense reimbursement distribution to its general partner for costs and expenses of the exchange offer and second-step merger.
      On February 10, 2006, Ensource Energy Partners entered into a Redemption Agreement with Ensource Energy Investors, LLC, one of the limited partners in Ensource Energy Partners. As a result of that agreement, Ensource Energy Investors, LLC, or EEI, withdrew from Ensource Energy Partners as a limited partner, and Ensource Energy Partners redeemed from EEI its limited partner interest in it. Prior to such redemption, EEI held an approximately 62% limited partner interest in Ensource Energy Partners and had the right under the limited partnership agreement governing Ensource Energy Partners to appoint four of the five members to its board of directors. The redemption resulted in the payment of $12,460,832.38 to EEI from the escrow account that was established by Ensource Energy Partners and its investors to fund the $20.05 million contribution by the general partner to be made upon the successful closing of the exchange offer being made pursuant to the Registration Statement on Form S-4 (file no. 333-126068) previously filed by the Partnership. Also on February 10, 2006, Ensource Energy Partners and its remaining limited partners entered into an amendment to its limited partnership agreement. As a result of this amendment, such limited partners agreed to contribute to Ensource Energy Partners a total of approximately $20.1 million to be used to fund the $20.05 million contribution to be made upon the successful closing of the exchange offer. In connection with the amendment, one of the remaining limited partners, Ritchie Energy North, L.P., or REN, increased its capital contribution commitment under the limited partnership agreement from $5.0 million to approximately $17.47 million, representing an approximate 86.66% limited partner interest in Ensource Energy Partners. As a result of this increased capital commitment, REN held a majority in interest of Ensource Energy Partners and consequently had the right to designate four of the five members its board of directors.

ENSOURCE ENERGY INCOME FUND LP
NOTES TO FINANCIAL STATEMENTS — (Continued)

4.	Subsequent Events
      On May 15, 2006, the Partnership filed with the SEC an amendment to its previous offer to exchange one whole newly issued common unit of the Partnership and to pay a pro rata share of a special cash distribution of $5.9 million for each outstanding depositary unit of NGT. This revised offer, which will commence after the Partnership receives SEC clearance of its amended registration statement, will include an offer to pay $31.00 in cash to purchase up to 2,950,001 of the outstanding depositary units of NGT. The Partnership has entered into an agreement with Third Point Partners LP and Third Point Partners Qualified, L.P., collectively the Third Point Parties, to participate in the cash portion of the tender offer. This revised offer will allow current NGT unitholders the opportunity to sell their units at a premium to the average market price for the past 30 trading days or elect to exchange their depositary units for one common unit of the Partnership.
      Ensource Energy LLC, a newly formed Delaware limited liability company, has been assigned all of Ensource Energy Partners’ general partnership interests in the Partnership. Ensource Energy has been capitalized with up to $40 million of committed capital primarily from Lehman Brothers Inc., the global investment bank, affiliates of the investment firm Ospraie Management, and Ensource Energy management.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of
Ensource Energy LLC
      We have audited the accompanying balance sheet of Ensource Energy LLC as of May 1, 2006. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. The Company determined that it is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Ensource Energy LLC as of May 1, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Houston, Texas
May 15, 2006

ENSOURCE ENERGY LLC
BALANCE SHEET
MAY 1, 2006

ASSETS
CURRENT ASSET — cash	$1,000

Total assets	$1,000

MEMBERS EQUITY
MEMBERS EQUITY	$1,000

Total members equity	$1,000

See accompanying notes to balance sheet.

ENSOURCE ENERGY LLC
NOTES TO BALANCE SHEET
May 1, 2006

1.	Organization, Business Operations
      Ensource Energy LLC (the “Company”) was incorporated in Delaware on March 21, 2006 as a limited liability company. The Company is the general partner of Ensource Energy Income Fund LP, a Delaware master limited partnership (the “Partnership”). The objective of the Partnership is to conduct and consummate an exchange offer and cash tender followed by a subsequent merger with Eastern American Natural Gas Trust (“NGT”) which is discussed in Note 3.
      The Company has received capital commitments, subject to specified conditions, of $40.0 million, primarily from Lehman Brothers, Inc., or Lehman, Ospraie Management, LLC, The Ospraie Fund LP, and their affiliates, which we collectively refer to as the Ospraie Parties and management of the Company. Pursuant to the Company’s limited liability company agreement, the activities and operations thereof will be subject to approval of Lehman, the Ospraie Parties and the Company’s board of directors. The limited liability company agreement of the Company specifically provides that all the proceeds of the funded capital commitments will be used to purchase a 1.0% general partnership interest, incentive distribution rights, common units, subordinated units and a warrant in the Partnership upon the Partnership receiving and accepting a majority of all of the outstanding trust units of NGT (“Proposed Business Combination”) which is discussed in Note 3. The limited liability company agreement of the Company provides that the Company will make its initial capital contribution to the Partnership upon the closing of the cash tender and exchange offer (the “Offer”) of the Partnership as described in Note 3 “Proposed Business Combination.”

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The financial statements include the accounts of the Company. The Company had not commenced operations effective May 1, 2006. All activity through May 1, 2005, is related to the Company formation. The Company has selected December 31 as its fiscal year end.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents
      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes
      For tax purposes, the Company is treated as a partnership. As such, income or loss of the Company is reported in the income tax returns of the partners.

3.	Proposed Business Combination
      The Partnership is offering to:

•	pay $31.00 in cash, without interest (the “cash consideration”), to purchase each outstanding depositary unit of NGT, that is held through the depositary arrangement with JPMorgan Chase Bank,

ENSOURCE ENERGY LLC
NOTES TO BALANCE SHEET — (Continued)

as depositary, that is tendered, and not withdrawn, to the Partnership, for up to 2,950,001 of the outstanding depositary units, or

•	exchange one whole newly issued common unit of the Partnership and pay a pro rata share (rounded to the nearest $0.01) of a special cash distribution of $5.9 million, as such amount is reduced in the manner described below (collectively, the “exchange consideration”), for each outstanding depositary unit that is tendered to the Partnership.
      To the extent that more than 2,950,001 of the outstanding depositary units are validly tendered to the Partnership and not withdrawn for the cash consideration, then a maximum of 2,950,001 depositary units so validly tendered and not withdrawn will be accepted for the cash consideration on a pro rata basis, rounded to the nearest whole depositary unit. In the event of such a pro rata reduction of depositary units accepted for cash consideration, the actual number of a person’s depositary units tendered for cash consideration that will be accepted by the Partnership for, and that will participate in, the cash consideration, will be equal to the product, rounded to the nearest whole number, of the following amounts:

•	the total number of that person’s depositary units validly tendered and for which the cash consideration option was elected; and

•	a fraction, of which:

•	the numerator is 2,950,001, and

•	the denominator is the total number of outstanding depositary units for which the cash consideration was validly elected.
      The depositary units for which the cash consideration is validly elected, but that are excluded from acceptance for cash consideration due to the prorationing described above, will be treated as having been validly tendered to the Partnership for exchange consideration.
      The special cash distribution of $5.9 million included as a component of the exchange consideration will not be paid in respect of depositary units accepted by the Partnership in exchange for the cash consideration. As a result, the $5.9 million component of the exchange consideration will be reduced by a fraction of which (i) the numerator is the number of depositary units accepted by the Partnership for the cash consideration and (ii) the denominator is the total number of depositary units accepted by the Partnership pursuant to the Offer. The actual amount of the special cash distribution payable to each person whose depositary units are accepted by the Partnership for the exchange consideration will be pro rated based on the number of depositary units being exchanged, such pro ration to be determined by the following formula:

•	the total number of that person’s depositary units for which the exchange consideration was validly elected or treated as having been validly elected; times

•	a fraction of which (i) the numerator is $5,900,000 and (ii) the denominator is the total number of depositary units accepted by the Partnership in the Offer, subject to the reduction in the exchange consideration described above.
      In all cases, the Partnership will pay the cash consideration or exchange consideration only in respect of depositary units that are validly tendered and not properly withdrawn prior to the expiration date under the terms and conditions of the Offer described in this prospectus and the accompanying letter of transmittal.
      The depositary units are evidenced by depositary receipts, which are referred to as NGT receipts. In accordance with the depositary agreement governing the depositary units, a tender of depositary units for cash or for exchange may be made only in denominations of 50 or an integral multiple thereof.
      The purpose of the Offer is for the Partnership to acquire control of, and ultimately the entire interest in, NGT. This Offer is the first step in the Partnership’s plan to acquire all of the outstanding trust units of NGT

ENSOURCE ENERGY LLC
NOTES TO BALANCE SHEET — (Continued)
and the associated fractional interests in the treasury securities that are held by the depositary, evidenced by NGT receipts and which constitute a part of the depositary units. The Partnership intends, promptly after completion of the Offer, to seek to have NGT consummate a second-step merger with and into the Partnership, or alternatively, a newly-formed, wholly-owned subsidiary of the Partnership. In the second-step merger,

•	each remaining depositary unit that was not validly tendered to and accepted by the Partnership for the cash consideration or the exchange consideration in the Offer would be converted into the right to receive one whole common unit of the Partnership; and

•	each trust unit that is not evidenced by an NGT receipt, referred to as a withdrawn trust unit,

4.	Commitment
      The Company and the limited partners of the Partnership, upon closing of the Offer, will fund all costs and expenses of the formation of the Partnership, the Offer and the transactions contemplated by the Offer. Upon closing of the Offer and the transactions contemplated thereby, the Partnership has agreed to reimburse costs and expenses of the Partnership and the Company for costs and expenses of the Offer and the transactions contemplated thereby.

ANNEX A
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ENSOURCE ENERGY INCOME FUND LP

A-i

A-ii

A-iii

ARTICLE XV. RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
SECTION 15.1	Right to Acquire Limited Partner Interests	A-68

ARTICLE XVI. GENERAL PROVISIONS
SECTION 16.1	Addresses and Notices	A-69
SECTION 16.2	Further Action	A-70
SECTION 16.3	Binding Effect	A-70
SECTION 16.4	Integration	A-70
SECTION 16.5	Creditors	A-70
SECTION 16.6	Waiver	A-70
SECTION 16.7	Counterparts	A-70
SECTION 16.8	Applicable Law	A-70
SECTION 16.9	Invalidity of Provisions	A-70
SECTION 16.10	Consent of Partners	A-70
SECTION 16.11	Facsimile Signatures	A-70
ANNEX A		A-1

A-iv

ANNEX A
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF ENSOURCE ENERGY INCOME FUND LP
      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENSOURCE ENERGY INCOME FUND LP, dated as of                     , 2006, is entered into by and between Ensource Energy LLC, a Delaware limited liability company, as the General Partner, and Scott W. Smith, a resident of Houston, Texas, as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS
      Section 1.1     Definitions.
      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
      “Acquisition” means any transaction in which any group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the estimated reserves or revenues of the Partnership from the estimated reserves, productive capacity, operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.
      “Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

(i) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(ii) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).
      “Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.
      “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all deductions in respect of depletion that, as of the end of the year, are expected to be made to such

Partner’s Capital Account in respect of the oil and gas properties of the partnership, (ii) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit, a Subordinated Unit or an Incentive Distribution Right or any other Partnership Interest shall be the amount which such Adjusted Capital Account would be if such General Partner Unit, Common Unit, Subordinated Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Unit, Common Unit, Subordinated Unit, Incentive Distribution Right or other Partnership Interest was first issued.
      “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii).
      “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
      “Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.
      “Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
      “Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
      “Agreement” means this Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP, as it may be amended, supplemented or restated from time to time.
      “Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
      “Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, less

(b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit or other needs of the Partnership Group) subsequent to such Quarter,

(ii) comply with applicable law or any agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

      Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
      “Board of Directors” means the board of directors or managers of a corporation or limited liability company, as applicable, or if a limited partnership, the board of directors or board of managers of the general partner of such limited partnership, as applicable.
      “Book Basis Derivative Items” means any item of income, deduction, gain or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).
      “Book-Down Event” means an event that triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).
      “Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
      “Book-Up Event” means an event that triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).
      “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York or Texas shall not be regarded as a Business Day.
      “Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit, a Subordinated Unit, an Incentive Distribution Right or any other Partnership Interest shall be the amount that such Capital Account would be if such General Partner Unit, Common Unit, Subordinated Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Unit, Common Unit, Subordinated Unit, Incentive Distribution Right or other Partnership Interest was first issued.
      “Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.
      “Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the development of construction of new, capital assets (including, without limitation, any hydrocarbon gathering systems or pipelines, any natural gas processing or natural gas liquids fractionation facilities, the acquisition of interests in crude oil or natural gas properties, storage or terminal facilities and any related or similar assets), in each case if such addition, improvement, acquisition or construction is made to increase the estimated proved reserves, production or operating capacity or revenues of the Partnership Group from the estimated proved reserves, production or operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.
      “Capital Surplus” has the meaning assigned to such term in Section 6.3(a).
      “Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property, or in the case of an Adjusted Property, its fair market value, reduced (but not below zero) by all depreciation, depletion (including Simulated Depletion), amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property or Adjusted Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d)(i) and Section 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
      “Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as a general partner of the Partnership.
      “Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depository or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.
      “Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
      “Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.
      “Claim” (as used in Section 7.12(d)) has the meaning assigned to such term in Section 7.12(d).
      “Closing Date” means the Business Day as of which the Partnership first accepts depositary units of NGT for exchange pursuant to the Offer.
      “Closing DU Value” means with respect to the Common Units and the Subordinated Units, the last sales price, regular way, of the depositary units of NGT, or if no such sale takes place on the date of such determination, the average of the bid and asked prices on such day, regular way, as reported, (a) for the 10 consecutive Trading Day period ending two Trading Days before the Closing Date as reported by the New York Stock Exchange — Composite Transactions and (b) on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such depositary units are listed or, if depositary units of NGT are not listed on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on each Trading Day in such period or, if not so quoted, the average of the high bid and low asked prices on each Trading Day in such period in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if as of the date of such determination depositary units of NGT are not quoted by any such organization, the average of the closing bid and asked prices on each Trading Day in such period as furnished by a professional market maker making a market in such depositary units, or if as of the date of such determination no market maker is making a market in such depositary units, the fair value of such depositary units as determined by the General Partner.
      “Closing Price” has the meaning assigned to such term in Section 15.1(a).
      “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

      “Combined Interest” has the meaning assigned to such term in Section 11.3(a).
      “Commission” means the United States Securities and Exchange Commission.
      “Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to a Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.
      “Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).
      “Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required to serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.
      “Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
      “Contribution Agreement” means that certain Cash Contribution Agreement, dated as of the Closing Date, among the General Partner and the Partnership, as such may be amended, supplemented or restated from time to time.
      “Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to a Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and the second sentence of Section 6.5 with respect to a Common Unit (including any distributions to be made in respect of the last of such Quarters).
      “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).
      “Current Market Price” has the meaning assigned to such term in Section 15.1(a).
      “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
      “Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.
      “Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.
      “Distribution Threshold Amount” shall mean the following:

(a) as to distributions of Available Cash during the First Year, $0.75 per Common unit and Subordinated unit;

(b) as to distributions of Available Cash during the Second Year, $0.55 per Common unit and Subordinated unit;

(c) as to distributions of Available Cash during the Third Year, $0.575 per Common unit and Subordinated unit;

(d) as to distributions of Available Cash during the Fourth Year, $0.60 per Common unit and Subordinated unit; and

(e) as to distributions of Available Cash after the Fourth Year, $0.625 per Common unit and Subordinated unit;
      “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
      “Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.
      “General Partner” means Ensource Energy LLC, a Delaware limited liability company.
      “Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.9.
      “Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).
      “Final Subordinated Units” has the meaning assigned to such term in Section 6.1(d)(x).
      “First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(D).
      “First Year” means the four calendar quarters commencing with the calendar quarter in which the closing of the Offer occurs.
      “Fourth Year” means the four calendar quarters next following the Third Year.
      “General Partner” means Ensource Energy LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).
      “General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.
      “General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.
      “Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
      “Group Member” means a member of the Partnership Group.
      “Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
      “Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).
      “Hypothetical Liquidation” means, as of any date, a hypothetical liquidation of the Partnership as of such date, assuming for purposes of any such hypothetical liquidation (i) that a sale of all of the assets of the Partnership occurs at prices equal to their respective fair market values as of such date and (ii) the net proceeds of such sale are distributed to the Partners pursuant to Section 12.4(c), and after the payment of all actual Partnership indebtedness, and any other liabilities related to the Partnership’s assets, limited, in the case of the hypothetical payment of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities).
      “Incentive Distribution Right” means a non-voting Limited Partner Interest issued to the General Partner, which Partnership Interest will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.
      “Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4(a)(v) and Section 6.4(b)(ii).
      “Indemnified Persons” has the meaning assigned to such term in Section 7.12(d).
      “Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) for so long as Ensource Energy LLC is the General Partner, (d) any Person who is or was an Affiliate of the General Partner or, any Departing Partner (e) any Person who is or was a member, partner, director, officer, or trustee of any Person which any of the preceding clauses of this definition describes, (f) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, member, partner, or trustee of another Person, provided that Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (g) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.
      “Initial Common Unit” means a Common Unit issued in the Offer.
      “Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of the Partnership or any Group Member; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; and (d) cash from the sale of the Zero Coupon Bonds. None of the acceptance by the Partnership of depositary units in exchange for Common Units pursuant to the Offer, the capital contribution to be made by the General Partner to the Partnership pursuant to Section 5.2(a) and the closing of the Second-Step Merger shall constitute an Interim Capital Transaction.
      “Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement, and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Article XIII and Article XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution

Right (solely with respect to such holder’s Incentive Distribution Rights and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law.
      “Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Article XIII and Article XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by law.
      “Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
      “Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
      “Merger Agreement” has the meaning assigned to such term in Section 14.1.
      “Minimum Quarterly Distribution” means $0.50 per Unit per Quarter, subject to adjustment in accordance with Section 6.6 and Section 6.9.
      “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or The Nasdaq Stock Market or any successor thereto.
      “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
      “Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains and Simulated Losses and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.
      “Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains and Simulated Losses and shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.

      “Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.
      “Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).
      “Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).
      “NGT” means Eastern American Natural Gas Trust, a Delaware statutory trust.
      “NGT Merger Agreement for a Partnership Merger” means that certain merger agreement pursuant to which NGT merges, or will merge, with and into the Partnership, the form of which is included as Exhibit 10.5 to the Registration Statement.
      “NGT Merger Agreement for a Subsidiary Merger” means that certain merger agreement pursuant to which a subsidiary of the Partnership will merge with and into NGT, the form of which is included as Exhibit 10.7 to the Registration Statement.
      “Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen, and as to whose Partnership Interest the General Partner has become the Limited Partner, pursuant to Section 4.9.
      “Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(d)(i)(A), Section 6.2(d)(ii)(A) and Section 6.2(d)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
      “Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
      “Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-(a)(2).
      “Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).
      “Offer” means the offer made by the Partnership to exchange either (i) $31.00 in cash, without interest, or (ii) one common unit of the Partnership and a pro rata portion of a $5.9 million special cash distribution for each depositary unit issued under the Custodial Deposit Agreement, dated March 1993, among Eastern American Energy Corporation, JPMorgan Chase Bank (successor in interest to Bank of Montreal Trust Company), as depository, JPMorgan Chase Bank (successor in interest to Bank of Montreal Trust Company), as trustee of NGT, and all holders from time to time of SPERs, which SPER represents depositary units, and each such depositary units represents a trust unit of NGT and one-fiftieth of a zero coupon U.S. Treasury obligation, provided that the cash consideration is for a maximum of 2,950,001 depositary units, which Offer is made by the Partnership pursuant to the terms of and subject to the conditions set forth in the Registration Statement.
      “Operating Company” means Ensource Reserves Management LLC, a Delaware limited liability company, and any successors thereto.
      “Operating Company Agreement” means the Limited Liability Company Agreement of the Operating Company, as it may be amended, supplemented or restated from time to time.

      “Operating Expenditures” means all Partnership expenditures, including, but not limited to, taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments and capital expenditures, provided that Operating Expenditures shall not include (a) capital expenditures made for Acquisitions or Capital Improvements, (b) payment of transaction expenses relating to Interim Capital Transactions or (c) distributions to Partners.
      Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner’s good faith, allocation between (i) the amounts paid for each and, (ii) with respect to the part of such capital expenditure determined to be made for other purposes, the period over which the capital expenditures for other purposes will be deducted as an Operating Expenditure in calculating Operating Surplus.
      “Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,
      (a) the sum of (i) $10.0 million, (ii) all cash and cash equivalents of the Partnership (including cash to which the Partnership succeeded to as a result of the Merger), on hand as of the close of business on the Closing Date (less cash to be contributed by the General Partner on the Closing Date), but excluding cash of the Partnership to the extent required to pay the cash consideration of the Offer and the excess of the cash contributed by the General Partner on the Closing Date pursuant to the Contribution Agreement, over the $50,000 purchase price of the Warrant and $8.6 million, (iii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending on the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iv) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less
      (b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period and (ii) the amount of cash reserves established by the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.
      Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
      “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.
      “Organizational Limited Partner” means Scott W. Smith in his capacity as the organizational limited partner of the Partnership pursuant to this Agreement.
      “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner.
      “Participation Agreement” means the Participation Agreement, dated May 1, 2006 by and among Ensource Energy LLC and Third Point Partners LP and Third Point Partners Qualified, L.P.
      “Parity Units” means Common Units and all other Units of any other class or series that have the right (i) to receive distributions of Available Cash from Operating Surplus pursuant to each of subclauses (a)(i) and (a)(ii) of Section 6.4 in the same order of priority with respect to the participation of Common Units in such distributions or (ii) to participate in allocations of Net Termination Gain pursuant to Section 6.1(c)(i)(B) in the same order of priority with the Common Units, in each case regardless of whether the amounts or value so distributed or allocated on each Parity Unit equals the amount or value so distributed or allocated on each Common Unit. Units whose participation in such (i) distributions of Available Cash from Operating Surplus and (ii) allocations of Net Termination Gain are subordinate in order of priority to such distributions and allocations on Common Units shall not constitute Parity Units even if such Units are convertible under certain circumstances into Common Units or Parity Units.
      “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
      “Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
      “Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.
      “Partners” means the General Partner and the Limited Partners.
      “Partnership” means Ensource Energy Income Fund LP, a Delaware limited partnership, and any successors thereto.
      “Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.
      “Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.
      “Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
      “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Subordinated Units and Incentive Distribution Rights.
      “Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units, and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (B) the total number of all Outstanding Units and all General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right shall at all times be zero.
      “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
      “Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

      “Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests and (c) when modifying holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.
      “Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.
      “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the first fiscal quarter after the Closing Date, the portion of such fiscal quarter of the Partnership after the Closing Date.
      “Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
      “Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
      “Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.
      “Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.
      “Registration Statement” means the Registration Statement on Form S-4 (Registration No. 333-126068) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and exchange of the Common Units in the Offer.
      “Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units or Subordinated Units, the excess of (a) the Net Positive Adjustments of the Unitholders holding Common Units or Subordinated Units as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Units), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Units for each prior taxable period, and (iii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.
      “Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(vii) or Section 6.1(d)(ix).
      “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(d)(i)(A) or Section 6.2(d)(ii)(A), respectively, to eliminate Book-Tax Disparities.
      “Second-Step Merger” means the merger of NGT with and into the Partnership pursuant to the terms of the NGT Merger Agreement.
      “Second Year” means the four calendar quarters next following the First Year.
      “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.
      “Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (as holder of the General Partner Units), the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.
      “Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).
      “Simulated Depletion” means, with respect to such oil and gas property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its adjusted tax basis) and in the manner specified in Treasury Regulation § 1.704-1(b)(2)(iv)(K)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such Allowance, in the aggregate, exceed such Simulated Basis.
      “Simulated Gain” means the excess of the amount realized from the sale or other disposition of an oil or gas property over the Carrying Value of such property.
      “Simulated Loss” means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.
      “Special Approval” means approval by a majority of the members of the Conflicts Committee.
      “Subordinated Unit” means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” as used herein does not include a Common Unit or Parity Unit. A Subordinated Unit that is convertible into a Common Unit or a Parity Unit shall not constitute a Common Unit or Parity Unit until such conversion occurs.
      “Subordination Period” means the period commencing on the Closing Date and ending on the first to occur of the following dates:

(a) the first day of any Quarter beginning after the Closing Date in respect of which (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the four consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded in the aggregate $3.25 per Unit on all Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units during such periods, provided that during such four-Quarter periods there are no Cumulative Common Unit Arrearages and excluding distributions in respect of any Common Unit Arrearage and (B) the Partnership has sold additional Common Units in an underwritten public offering at a price $36.00 per Common Unit (subject to adjustment as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Common Units), with total gross proceeds (before deducting underwriting discounts and commissions and expenses of the offering) to the Partnership of not less than $25.0 million.

(b) at such time as is specified in Section 11.4.

      “Subscription Agreement” means the Subscription Agreement, dated May 1, 2006 by and among Ensource Energy, LLC, Lehman Brothers Inc., The Ospraie Fund L.P., Ospraie Special Opportunities L.P., and Ospraie Special Opportunities (Offshore) Master Alternative LLC, RTR Energy Fund I, LP, Scott W. Smith, Marshall M. Eubank, George K. Hickox, Jr., Jon C. Hughes, Loren B. Singletary and J. Thomas Eubank
      “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
      “Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).
      “Third Year” means the four calendar quarters next following the Second Year.
      “Trading Day” has the meaning assigned to such term in Section 15.1(a).
      “Transfer” has the meaning assigned to such term in Section 4.4(a).
      “Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided, that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.
      “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Subordinated Units but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.
      “Unitholders” means the holders of Units.
      “Unit Majority” means, during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates) voting as a class and at least a majority of the Outstanding Subordinated Units voting as a single class, and after the end of the Subordination Period, at least a majority of the Outstanding Units.
      “Unit Purchase Agreement” means the Common Unit Purchase Agreement by and between Third Point Partners LP and Third Point Partners Qualified, L.P. and Ensource Energy Income Fund LP.
      “Unpaid MQD” has the meaning assigned to such term in Section 6.1(c)(i)(B).
      “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

      “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).
      “Unrecovered Capital” means at any time, with respect to a Unit, the Closing DU Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.
      “U.S. GAAP” means United States generally accepted accounting principles consistently applied.
      “Warrant” shall have the meaning set forth in Section 5.2.
      “Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).
      “Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year (or for the year in which the Offer is consummated, the 12-month period beginning on the Closing Date) for an economically meaningful period of time.
      “Zero Coupon Bonds” means any and all $1,000 face amount of United States Treasury book-entry securities representing stripped-interest coupons maturing on May 13, 2013 acquired or received by the Partnership in respect of depositary units accepted for exchange in connection with the Offer or the Second-Step Merger.
      Section 1.2     Construction.
      Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
ARTICLE II.
ORGANIZATION
      Section 2.1     Formation.
      The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership of Ensource Energy Income Fund LP in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.
      Section 2.2     Name.
      The name of the Partnership shall be “Ensource Energy Income Fund LP.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
      Section 2.3     Registered Office; Registered Agent; Principal Office; Other Offices.
      Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 615 South DuPont Highway, Dover, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Capitol Services, Inc.. The principal office of the Partnership shall be located at 7500 San Felipe, Suite 440, Houston, Texas 77063 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 7500 San Felipe, Suite 440, Houston, Texas 77063 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
      Section 2.4     Purpose and Business.
      The purpose and nature of the business to be conducted by the Partnership shall be to (a) conduct the Offer for the outstanding depositary units of NGT and, if successful, to purchase for cash consideration up to a majority of the outstanding depositary units of NGT or exchange one Common Unit for each depositary unit validly tendered, and not withdrawn, for exchange and to consummate a Second-Step Merger of NGT with and into the Partnership, such Offer and merger to be on such terms as the General Partner determines to be appropriate; (b) succeed to direct or indirect ownership of the net profits interests and Zero Coupon Bonds evidenced by the depositary units and trust units of NGT and other assets of NGT; (c) acquire net profits interests, overriding royalty interests and/or royalty interests on properties determined by the General Partner to be appropriate; (d) acquire net profits interest royalties burdening oil and natural gas properties acquired or to be acquired by the Operating Company, (e) engage directly in, or enter into or form, hold or dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (f) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity.
      Section 2.5     Powers.
      The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
      Section 2.6     Power of Attorney.
      (a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI or Article XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.
      Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.
      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Limited Partner Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.
      Section 2.7     Term.
      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

      Section 2.8     Title to Partnership Assets.
      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use its reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.
ARTICLE III.
RIGHTS OF LIMITED PARTNERS
      Section 3.1     Limitation of Liability.
      The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
      Section 3.2     Management of Business.
      No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
      Section 3.3     Outside Activities of the Limited Partners.
      Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.
      Section 3.4     Rights of Limited Partners.
      (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited

Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(ii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iii) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iv) To obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.
      (b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).
ARTICLE IV.
CERTIFICATES; RECORD HOLDERS; TRANSFER OF
PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS
      Section 4.1     Certificates.
      Upon the Partnership’s issuance of Common Units or Subordinated Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than Common Units or Subordinated Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than Common Units or Subordinated Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(c), the Partners holding Certificates evidencing Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Subordinated Units are converted into Common Units pursuant to the terms of Section 5.8.

      Section 4.2     Mutilated, Destroyed, Lost or Stolen Certificates.
      (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.
      (b) The General Partner, on behalf of the Partnership, shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner.
      If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
      (c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
      Section 4.3     Record Holders.
      The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.
      Section 4.4     Transfer Generally.
      (a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes a General Partner or by which a holder of Incentive Distribution Rights assigns its Incentive Distribution Rights to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution Right) assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.
      (c) Notwithstanding the foregoing, the General Partner shall be prohibited from selling, or otherwise disposing of, its Subordinated Units until the Subordination Period has expired, other than a sale or other disposition of all or any portion of the Subordinated Units to an Affiliate of the General Partner or to a successor by merger or consolidation of the General Partner with or into such other person or the transfer of all substantially all of its assets to another Person.
      (d) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.
      Section 4.5     Registration and Transfer of Limited Partner Interests.
      (a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the General Partner, on behalf of the Partnership, shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.
      (b) Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
      (c) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such class or series, (v) any contractual provisions(s) binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests (other than Incentive Distribution Rights, the transfer of which is subject to the restrictions in Section 4.7) shall be freely transferable.
      (d) The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units (subject to Section 4.4(c)) and Common Units (whether issued upon conversion of the Subordinated Units or otherwise) to one or more Persons.
      Section 4.6     Transfer of the General Partner’s General Partner Interest.
      (a) Subject to Section 4.6(c) below, prior to December 31, 2016, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.
      (b) Subject to Section 4.6(c) below, on or after December 31, 2016, the General Partner may transfer all or any of its General Partner Interest (represented by General Partner Units) without Unitholder approval.
      (c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest (represented by General Partner Units) to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
      Section 4.7     Transfer of Incentive Distribution Rights.
      Prior to December 31, 2016, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders to (a) an Affiliate of such holder (other than an individual) or (b) another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person, (ii) the transfer by such holder of all or substantially all of its assets to such other Person or (iii) the sale of all of the ownership interests in such holder. Any other transfer of the Incentive Distribution Rights prior to December 31, 2016 shall require the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). On or after December 31, 2016, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, (i) the General Partner may assign to the Third Point Parties (as such term is defined in the Registration Statement) up to 15% of the Incentive Distribution Rights in accordance with the Participation Agreement and (ii) no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.
      Section 4.8     Restrictions on Transfers.
      (a) Except as provided in Section 4.8(d) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).
      (b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

      (c) The transfer of a Subordinated Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(c).
      (d) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.
      THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENSOURCE ENERGY INCOME FUND LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENSOURCE ENERGY INCOME FUND LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENSOURCE ENERGY INCOME FUND, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). THE GENERAL PARTNER OF ENSOURCE ENERGY INCOME FUND LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENSOURCE ENERGY INCOME FUND LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
      Section 4.9     Citizenship Certificates; Non-citizen Assignees.
      (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner is not an Eligible Citizen, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10(a). In addition, the General Partner may require that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
      (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including, without limitation, the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.
      (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).
      (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10(a), such Non-citizen Assignee be admitted as a Limited Partner and, upon the approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
      Section 4.10     Redemption of Partnership Interests of Non-citizen Assignees.
      (a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.
      (b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.
      (c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V.
CAPITAL CONTRIBUTIONS AND
ISSUANCE OF PARTNERSHIP INTERESTS
      Section 5.1     Organizational Contributions.
      In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $10.00, for a 1% General Partner Interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $990 for a 99% Limited Partner Interest in the Partnership and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, the interest of the Organizational Limited Partner shall be redeemed; and the initial Capital Contribution of the Organizational Limited Partner shall thereupon be refunded. Ninety-nine percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.
      Section 5.2     Contributions by the General Partner and the Third Point Parties.
      (a) On the Closing Date and pursuant to the Contribution Agreement the General Partner shall agree to contribute $40.00 million in exchange for (i) a continuation of the 1% General Partner Interest, subject to all of the rights, privileges and duties of the General Partner under this Agreement, (ii) the Incentive Distribution Rights, (iii) 567,741, Subordinated Units, (iv) up to 645,161 Common Units, to be issued in consideration for a contribution of $31.00 per Common Unit to fund the cash consideration of the Offer as described in the Registration Statement, and (v) a warrant to purchase 1,000,000 Common Units at an exercise price of $38.00 per Common Unit, subject to adjustment as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Common Units (the “Warrant”).
      (b) On the Closing Date and pursuant to the Unit Purchase Agreement, the Third Point Parties shall contribute to the Partnership up to $71.5 million in consideration for the issuance by the Partnership to the Third Point Parties of Common Units, such Common Units to be issued in consideration for the contribution by the Third Point Parties of $31.00 per Common Unit, and which cash contribution shall, together with the cash contributed pursuant to SECTION 5.2(a)(i), be used to pay the cash consideration of the Offer.
      (c) Upon the issuance of any additional Limited Partner Interests by the Partnership (other than (i) the issuance of the Common Units issued in the Offer, (ii) the issuance of the Common Units issued pursuant to the Second-Step Merger and (iii) the issuance of Common Units upon the exercise of the Warrant), the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest (represented by General Partner Units) by (B) the excess of 100% over the General Partner’s Percentage Interest (represented by General Partner Units), times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.
      Section 5.3     Contributions by Limited Partners.
      At the closing of the Offer, each Person whose depositary unit(s) is accepted for exchange by the Partnership shall be deemed to have contributed such depositary unit(s) to the Partnership, shall receive one whole Common Unit in respect of each such depositary unit so accepted by the Partnership and shall be admitted by the Partnership as a Limited Partner. In the Second-Step Merger, each Person to whom a Common Unit is issued shall be deemed to have contributed to the Partnership the property in respect of which such Common Unit is issued and shall be admitted by the Partnership as a Limited Partner. No Limited Partner shall have any obligation to make additional Capital Contributions to the Partnership.

      Section 5.4     Interest and Withdrawal.
      No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
      Section 5.5     Capital Accounts.
      (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including, without limitation, Simulated Gain, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss (including Simulated Depletion, and Simulated Loss) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.
      (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts (including Simulated Depletion, Simulated Gain and Simulated Loss), the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner or member.

(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

(iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, amortization and Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery, amortization, and Simulated Depletion, any further deductions for such depreciation, cost recovery, amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, amortization and Simulated Depletion deductions shall be determined using any method that the General Partner may adopt.

(vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.
      (c) (i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
      (i) Subject to Section 6.7(c), immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.8 by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this Section 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Subordinated Units or converted Subordinated Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Subordinated Units or converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.
      (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional

Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.
      (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
      (iii) In addition, in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(2), upon the exercise of the Warrant, the Capital Accounts of all Partners and the Carrying Values of all Partnership property, shall, immediately after such exercise, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such exercise), and shall be allocated (A) first, to the exercising Partner to the extent necessary to cause the Capital Account of the exercising Partner attributable to the Warrant to reflect such Partner’s relative right to share in Partnership capital, and (B) second, to the existing Partners in accordance with the provisions of Section 6.1.
      (iv) If, after the allocations described in Section 5.5(d)(iii) have been made, the exercising Partner’s Capital Account attributable to the Warrant does not reflect such Partner’s relative right to share in Partnership capital, in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), Partnership capital shall be reallocated between the existing Partners and the exercising Partner to the extent necessary to cause the exercising Partner’s Capital Account attributable to the Warrant to reflect such Partner’s relative right to share in Partnership capital.
      Section 5.6     Issuances of Additional Partnership Securities.
      (a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.
      (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.
      (c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest (represented by General Partner Units) or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest or any Incentive Distribution Rights into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.
      (d) No fractional Units shall be issued by the Partnership.
      Section 5.7     [Reserved].
      Section 5.8     Conversion of Subordinated Units.
      (a) All Outstanding Subordinated Units will convert into Common Units on a one-for-one basis immediately after the expiration of the Subordination Period.
      (b) Notwithstanding any other provision of this Agreement, all the Subordinated Units will automatically convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of, Section 11.4.
      (c) A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section 6.7(c).
      Section 5.9     Limited Preemptive Right.
      Except as provided in this Section 5.9 and in Section 5.2(b), no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.
      Section 5.10     Splits and Combinations.
      (a) Subject to Section 5.10(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period) are proportionately adjusted.
      (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
      (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
      (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
      Section 5.11     Fully Paid and Non-Assessable Nature of Limited Partner Interests.
      All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.
ARTICLE VI.
ALLOCATIONS AND DISTRIBUTIONS
      Section 6.1     Allocations for Capital Account Purposes.
      For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
      (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

(i) First, 100% to the General Partner, in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable years until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable years;

(ii) Second, to the General Partner and the Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

(iii) Third, the balance, if any, to the General Partner and the Unitholders, Pro Rata, in accordance with their respective Percentage Interests.
      (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i) First, to the General Partner and the Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such

Partners pursuant to Section 6.1(a)(iii) for all previous taxable years, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

(ii) Second, to the General Partner and the Unitholders, Pro Rata, in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

(iii) Third, the balance, if any, 100% to the General Partner.

      (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”) plus (3) any then existing Cumulative Common Unit Arrearage;

(C) Third, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (C), until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Capital, determined for the taxable year (or portion thereof) to which this allocation of gain relates, plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;

(D) Fourth, to the General Partner and all Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until an amount per Unit has been allocated pursuant to this sub-clause (i)(D) equal to the sum of the excess, if any, of the Distribution Threshold Amount for the amount of Available Cash from Operating Surplus distributed per Common Unit pursuant to Section 6.4 (other than distributions made pursuant to Section 6.4(a)(ii)) calculated for each Quarter during the Second Year;

(E) Fifth, to the General Partner and all Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until an amount per Unit has been allocated pursuant to this sub-clause (i)(E) equal to the sum of the excess, if any, of the Distribution Threshold Amount for the Third Year over the amount of Available Cash from Operating Surplus distributed per Common Unit pursuant to Section 6.4 (other than distributions made pursuant to Section 6.4(a)(ii)) calculated for each Quarter during the Third Year;

(F) Sixth, to the General Partner and all Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until an amount per Unit has been allocated pursuant to this sub-clause (i)(F) equal to the sum of the excess, if any, of the Distribution Threshold Amount for the Fourth Year over the amount of Available Cash from Operating Surplus distributed per Common Unit pursuant to Section 6.4 (other than distributions made pursuant to Section 6.4(a)(ii)) calculated for each Quarter during the Fourth Year;

(G) Seventh, to the General Partner and all Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until an amount per Unit has been allocated pursuant to this sub-clause (i)(G) equal to the sum of the excess, if any, of the Distribution Threshold Amount after the Fourth Year over the amount of Available Cash from Operating Surplus distributed per Common Unit pursuant to Section 6.4 (other than distributions made pursuant to Section 6.4(a)(ii)) calculated for each Quarter of the Partnership’s existence after the Fourth Year; and

(H) Finally, any remaining amount (x) to the General Partner in accordance with its Percentage Interest, (y) 24.75% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (I).

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

(A) First, if such Net Termination Loss is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest, and (y) to all Unitholders holding Subordinated Units, Pro Rata, a percentage equal to the excess of 100% over the percentage applicable to subclause (x) of this clause (A), until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

(B) Second, (x) to the General Partner in accordance with its Percentage Interest, and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to the excess of 100% over the percentage applicable to subclause (x) of this clause (B), until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C) Third, the balance, if any, 100% to the General Partner.
      (d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) and Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations.

(A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to the product obtained by multiplying (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs by (y) the excess of 100 over the General Partner’s Percentage Interest at the time the greater cash or property distribution occurs, times (bb) the sum of the amounts allocated in clause (1) above.

(B) After the application of Section 6.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated (1) to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable year and all previous taxable years is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable year and (2) to the General Partner in an amount equal to the product of (aa) an amount equal to the quotient determined by dividing (x) the General Partner’s Percentage Interest by (y) the excess of 100 over the General Partner’s Percentage Interest, times (bb) the sum of the amounts allocated in clause (1) above.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2 (i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Economic Uniformity. At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of such Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount equal to the product of (A) the number of Final Subordinated Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.5(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.

(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xii) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

(A) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.5(d) hereof), the General Partner shall allocate additional items of gross income and gain away from the holders of Incentive Distribution Rights to the Unitholders and the General Partner, or additional items of deduction and loss away from the Unitholders and the General Partner to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders or the General Partner exceed their Share of Additional Book Basis Derivative Items. For this purpose, the Unitholders and the General Partner shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders or the General Partner under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(B) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount that would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

(C) In making the allocations required under this Section 6.1(d)(xii), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xii).

(xiii) Simulated Depletion. Simulated depletion with respect to each separate oil and gas property shall be allocated to the Partners in proportion to their relative Percentage Interests at the time of acquisition of such property.
      Section 6.2     Allocations for Tax Purposes.
      (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
      (b) The deduction with respect to each separate oil and gas property (as defined in Section 614 of the Code, shall, in accordance with Section 613A(c)(7)(D) of the Code, be computed for federal income tax purposes separately by the Partners rather than the Partnership. Except as provided in Section 6.2(c)(iii), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Partners in the same proportion as the Simulated Depletion attributable to such oil and gas is allocated pursuant to Section 6.1(d)(xiii). Each Partner shall separately keep records of its share of the adjusted tax basis in each separate oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Partnership. Upon the request of the General Partner, each Limited Partner shall advise the General Partner of the adjusted tax basis of the Limited Partner in each separate oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The General Partner may rely on such information, and if it is not provided by the Limited Partner, may make such reasonable assumptions as it shall determine with respect thereto.
      (c) Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Partnership’s allocable share of the “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:

(i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the depletable basis of such property was allocated to the Partners pursuant to Section 6.2(b)(without regard to any special allocation of basis under Section 6.2(c)(iii));

(ii) second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 6.2(c)(ii) will equal such Partner’s share of the Simulated Gain recognized by the Partnership from such sale or disposition.

(iii) The Partners recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the provisions of Sections 704(b) and 704(c) of the Code and the Treasury Regulations under those sections; provided, however, that any tax items not required to be allocated under Sections 704(b) or 704(c) of the Code shall be allocated in the same manner as such gain or loss would be allocated for Capital Account purposes under Section 6.1.

(iv) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Agreement.
      (d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, except oil and gas property pursuant to Section 6.2(c), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.
      (e) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.
      (f) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life (if applicable) applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depletion, depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.
      (g) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (h) (i) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
      (ii) In accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), if Partnership capital is reallocated in accordance with Section 5.5(d)(iv) hereof, beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership will make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation.
      (i) Each item of Partnership income, gain, loss and deduction shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
      (j) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.
      Section 6.3     Requirement and Characterization of Distributions; Distributions to Record Holders.
      (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2006, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.
      (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
      (c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.
      (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
      Section 6.4     Distributions of Available Cash from Operating Surplus.
      (a) During Subordination Period. Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6(b) in respect of other Partnership Securities issued pursuant thereto:

(i) First, to the General Partner and the Unitholders holding Common Units, Pro Rata, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, to the General Partner and the Unitholders holding Common Units, Pro Rata, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, to the General Partner and the Unitholders holding Subordinated Units, Pro Rata, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, to the General Partner and all Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the then applicable Distribution Threshold Amount over the Minimum Quarterly Distribution for such Quarter; and

(v) Thereafter, (A) to the General Partner in accordance with its Percentage Interest, (B) 24.75% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders, Pro Rata, a percentage equal to the excess of 100% over the sum of the percentages applicable to subclauses (A) and (B) of this clause (v);
      provided, however, if the Minimum Quarterly Distribution and the applicable Distribution Threshold Amount have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(v).
      (b) After Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

(i) First, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the then applicable Distribution Threshold Amount for such Quarter; and

(ii) Second, (A) to the General Partner in accordance with its Percentage Interest, (B) 24.75% to the holders of the Incentive Distribution Rights, Pro Rata, and (C) to all Unitholders, Pro Rata, a percentage equal to the excess of 100% over the sum of the percentages applicable to subclauses (A) and (B) of this clause (ii);
      provided, however, if the Minimum Quarterly Distribution and the then applicable Distribution Threshold Amount have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(ii).
      Section 6.5     Distributions of Available Cash from Capital Surplus.
      Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, 100% to the General Partner and the Unitholders, Pro Rata, in accordance with their respective Percentage Interests, until a hypothetical holder of a Common Unit issued to such Person on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Closing DU Value. Available Cash that is deemed to be Capital Surplus shall then be distributed to the General Partner and all Unitholders holding Common Units, in accordance with their respective Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.
      Section 6.6     Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.
      (a) The Minimum Quarterly Distribution, the Distribution Threshold Amounts, Common Unit Arrearages, Cumulative Common Unit Arrearages, Closing DU Value and Unrecovered Capital shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.10. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution and the Distribution Threshold Amounts shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and each of the Distribution Threshold Amounts, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.
      (b) The Distribution Threshold Amounts shall also be subject to adjustment pursuant to Section 6.9.
      Section 6.7     Special Provisions Relating to the Holders of Subordinated Units.
      (a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.8, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.5(c)(ii), Section 6.1(d)(x) and Section 6.7(c).
      (b) A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.8 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Subordinated Units or retained converted Subordinated Units would be negative after giving effect to the allocation under Section 5.5(c)(ii)(B).
      (c) The Unitholder holding a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.8 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Subordinated Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Subordinated Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to the converted Subordinated Units in preparation for a transfer of such converted Subordinated Units, including the application of Section 5.5(c)(ii) and Section 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.

      Section 6.8     Special Provisions Relating to the Holders of Incentive Distribution Rights.
      Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, (ii) be entitled to any distributions other than as provided in Section 6.4(a)(v) and Section 6.4(b)(ii), and Section 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.
      Section 6.9     Entity-Level Taxation.
      If legislation is enacted or the interpretation of existing language is modified by a governmental taxing authority so that a Group Member is treated as an association taxable as a corporation or is otherwise subject to an entity-level tax for federal, state or local income tax purposes, then the General Partner shall estimate for each Quarter the Partnership’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all such income taxes that are payable by reason of any such new legislation or interpretation; provided that any difference between such estimate and the actual tax liability for such Quarter that is owed by reason of any such new legislation or interpretation shall be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such difference can be determined. For each such Quarter, the Minimum Quarterly Distribution and the Distribution Threshold Amounts shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) Available Cash with respect to such Quarter by (ii) the sum of Available Cash with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, Available Cash with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.
ARTICLE VII.
MANAGEMENT AND OPERATION OF BUSINESS
      Section 7.1     Management.
      (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6, the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group and the Partners;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities;

(xiv) the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.
      (b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Registration Statement, the NGT Merger Agreement for a Partnership Merger, the NGT Merger Agreement for a Subsidiary Merger, the Warrant agreement, the Subscription Agreement, the Unit Purchase Agreement, the Participation Agreementany Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement or related thereto on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; (iii) ratifies the execution of the amended and restated limited liability company agreement of the General Partner; and (iv) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.
      Section 7.2     Certificate of Limited Partnership.
      The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
      Section 7.3     Restrictions on the General Partner’s Authority.
      Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Section 4.6, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.
      Section 7.4     Reimbursement of the General Partner.
      (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.
      (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses, it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. To the extent the Partnership is obligated to reimburse the General Partner for expenses pursuant to this Section 7.4(b), such reimbursements may be offset against any Capital Contributions to the Partnership that the General Partner is obligated to make pursuant to Section 5.2(b).

      (c) The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner, any Group Member or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6.
      Section 7.5     Outside Activities.
      (a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Operating Company is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement.
      (b) Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Partnership, the Operating Company or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership, the Operating Company or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner. None of any Group Member, the Operating Company, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee.
      (c) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership.
      (d) The General Partner and each of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on or as of the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. For purposes of this Section 7.5(d), the term “Affiliates,” when used with respect to the General Partner, shall not include any Group Member.
      Section 7.6     Contributions from the Partnership or Group Members.
      (a) The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees) all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member). No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners or (ii) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.
      (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner and shall not create any right or benefit in favor of any Group Member or any other Person.
      (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).
      (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.
      (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Merger Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the

Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.
      (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.
      (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.
      Section 7.7     Indemnification.
      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner for which the Indemnitee is not entitled to indemnification. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.
      (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
      (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Partnership.
      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
      (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
      (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
      Section 7.8     Liability of Indemnitees.
      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
      (b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
      (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.
      (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees to the Partnership, the Limited Partners, the General Partners, the General Partner’s members, directors, officers and employees or any person who has acquired an interest in Partnership Securities under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.9     Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
      (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting or auditing practices or principles; and (D) such other factors as the General Partner or Conflicts Committee, as the case may be, determines appropriate under the circumstances. If Special Approval is not sought and the Board of Directors of the General Partner, determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner, acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.
      (b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.
      (c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.
      (d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.
      (e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.
      (f) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
      Section 7.10     Other Matters Concerning the General Partner.
      (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
      (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
      (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.
      Section 7.11     Purchase or Sale of Partnership Securities.
      The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities; provided that, except as permitted pursuant to Section 4.10, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Article IV and Article X.
      Section 7.12     Registration Rights of the General Partner and its Affiliates.
      (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at any time notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a) and Section 7.12(c); and provided further, however, that if the Conflicts Committee determines that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than three months after receipt of the Holder’s request, such right pursuant to this Section 7.12(c) or Section 7.12(b) not to be utilized more than twice in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the first sentence of this Section 7.12(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(e), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
      (b) If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12(a) and this Section 7.12(b); and provided further, however, that if the Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than three months after receipt of the Holder’s request, such right pursuant to Section 7.12(a) or this

Section 7.12(b) not to be utilized more than twice in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the shelf registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any shelf registration pursuant to this Section 7.12(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
      (c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan or registration statement or Form S-4 (or any successor form)), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
      (d) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any

Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.
      (e) The provisions of Section 7.12(a), Section 7.12(b) and Section 7.12(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a General Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(d) shall continue in effect thereafter.
      (f) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.
      (g) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.
      Section 7.13     Reliance by Third Parties.
      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS
      Section 8.1     Records and Accounting.
      The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
      Section 8.2     Fiscal Year.
      The fiscal year of the Partnership shall be a fiscal year ending December 31.
      Section 8.3     Reports.
      (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.
      (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
ARTICLE IX.
TAX MATTERS
      Section 9.1     Tax Returns and Information.
      The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
      Section 9.2     Tax Elections.
      (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited

Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(i) without regard to the actual price paid by such transferee.
      (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership as provided in Section 709 of the Code.
      (c) To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other Internal Revenue Service guidance issued after the date hereof, the Partnership is hereby authorized and directed to elect a safe harbor under which the fair market value of any units issued for services (the “Service Units”) granted after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Service Units (i.e., a value equal to the total amount that would be distributed under Section 12.2(c), with respect to such units in a Hypothetical Liquidation occurring immediately after the issuance of such Service Units and assuming for purposes of such Hypothetical Liquidation that all assets of the Partnership are sold for their fair market values instead of their book values). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, the Partnership and each Partner hereby agree to comply with all safe harbor requirements with respect to transfers of the Service Units while the safe harbor election remains effective.
      (d) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.
      Section 9.3     Tax Controversies.
      Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.
      Section 9.4     Withholding.
      Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.
ARTICLE X.
ADMISSION OF PARTNERS
      Section 10.1     Admission of Initial Limited Partners.
      Upon the issuance by the Partnership of Common Units, Subordinated Units, Incentive Distribution Rights, and Warrant, as described in Section 5.2 and Section 5.3 in connection with the Offer or Second-Step Merger, as the case may be, the General Partner shall admit such parties to the Partnership as Limited Partners in respect of the Common Units, Subordinated Units or Incentive Distribution Rights issued to them.
      Section 10.2     Admission of Substituted Limited Partners.
      (a) By acceptance of the transfer of any Limited Partner Interest(s) in accordance with Article IV or the acceptance of any Limited Partner Interest(s) issued pursuant to Article V and, except as provided in Section 4.9, each transferee of, or other Person acquiring, a Limited Partner Interest(s) (including any nominee holder or an agent or representative acquiring such Limited Partner Interest(s) for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interest(s) so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interest(s) so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.9 hereof.
      (b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.
      (c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).
      Section 10.3     Admission of Successor General Partner.
      A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.
      Section 10.4     Amendment of Agreement and Certificate of Limited Partnership.
      To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.
ARTICLE XI.
WITHDRAWAL OR REMOVAL OF PARTNERS
      Section 11.1     Withdrawal of the General Partner.
      (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.
      If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.
      (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); at any time after 12:00 midnight, Central Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.
      Section 11.2     Removal of the General Partner.
      The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3 % of the Outstanding Units (including Units held by the General Partner and its Affiliates voting as a single class). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class and a majority of the outstanding Subordinated Units voting as a class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.
      Section 11.3     Interest of Departing Partner and Successor General Partner.
      (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest (represented by General Partner Units) and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or, if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner (or, if the business of the Partnership is so continued, prior to the date that the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.
      For purposes of this Section 11.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.
      (b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.
      (c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (i) the Percentage Interest of the Departing Partner times (ii) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest in all Partnership allocations and distributions to which the Departing Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.
      Section 11.4     Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.
      Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis, (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest (represented by General Partner Units) and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor.
      Section 11.5     Withdrawal of Limited Partners.
      No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII.
DISSOLUTION AND LIQUIDATION
      Section 12.1     Dissolution.
      The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(b) the entry of a decree of judicial dissolution of the Partnership;

(c) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3; or

(d) at any time that there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
      Section 12.2     Continuation of the Business of the Partnership After Dissolution.
      Upon (a) dissolution of the Partnership following an Event of Withdrawal of the General Partner as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority, in writing, may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as the General Partner, effective as of the Event of Withdrawal, by agreeing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).
      Section 12.3     Liquidator.
      Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
      Section 12.4     Liquidation.
      The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).
      Section 12.5     Cancellation of Certificate of Limited Partnership.
      Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 12.6     Return of Contributions.
      The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
      Section 12.7     Waiver of Partition.
      To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
      Section 12.8     Capital Account Restoration.
      No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.
ARTICLE XIII.
AMENDMENT OF PARTNERSHIP
AGREEMENT; MEETINGS; RECORD DATE
      Section 13.1     Amendments to be Adopted Solely by the General Partner.
      Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d) a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.10 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

      Section 13.2     Amendment Procedures.
      Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.
      Section 13.3     Amendment Requirements.
      (a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.
      (b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

      (c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.
      (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.
      (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units voting together as a single class (including Units held by the General Partner and its Affiliates).
      Section 13.4     Special Meetings.
      All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
      Section 13.5     Notice of a Meeting.
      Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Outstanding Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
      Section 13.6     Record Date.
      For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

      Section 13.7     Adjournment.
      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
      Section 13.8     Waiver of Notice; Approval of Meeting; Approval of Minutes.
      The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.
      Section 13.9     Quorum and Voting.
      The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.
      Section 13.10     Conduct of a Meeting.
      The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, the revocation of approvals in writing and whether or not to adjourn a meeting to another time or place (which determination may be made by the General Partner in good faith whether or not a quorum is present).
      Section 13.11     Action Without a Meeting.
      If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
      Section 13.12     Right to Vote and Related Matters.
      (a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
      (b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
ARTICLE XIV.
MERGER
      Section 14.1     Authority.
      The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether a general or limited partnership, including a limited liability partnership), formed under the laws of the State of Delaware or any other state of the United States of

America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.
      Section 14.2     Procedure for Merger or Consolidation.
      Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity. If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) the name and jurisdiction of formation or organization of each entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger or consolidation;

(d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of each Surviving Business Entity to be effected by such merger or consolidation;

(f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.
      Section 14.3     Approval by Limited Partners of Merger or Consolidation.
      (a) Except as provided in Section 14.3(d) or Section 14(c) or Section 14.3(e), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

      (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.
      (c) Except as provided in Section 14.3(d) or Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.
      (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.
      (e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.
      Section 14.4     Certificate of Merger.
      Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.
      Section 14.5     Amendment of Partnership Agreement.
      Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.
      Section 14.6     Effect of Merger.
      (a) At the effective time of the certificate of merger:

(i) all of the rights, titles, interests, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be allocated to and vested in the Surviving Business Entities as provided in the Merger Agreement and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity, without further act or deed and without any transfer having occurred.

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entities and each such Surviving Business Entity shall be the primary obligor for the debts, liabilities and duties allocated to it and, except as provided in the Merger Agreement or as otherwise provided by law or contract, no other party to the merger, other than an entity liable thereon at the time of the merger, shall be liable thereafter.

      (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.
ARTICLE XV.
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
      Section 15.1     Right to Acquire Limited Partner Interests.
      (a) Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange (other than The Nasdaq Stock Market) on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than The Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
      (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of

Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article  V, Article VI and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).
      (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.
ARTICLE XVI.
GENERAL PROVISIONS
      Section 16.1     Addresses and Notices.
      Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the

United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
      Section 16.2     Further Action.
      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
      Section 16.3     Binding Effect.
      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
      Section 16.4     Integration.
      This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
      Section 16.5     Creditors.
      None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
      Section 16.6     Waiver.
      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
      Section 16.7     Counterparts.
      This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.2(a) without execution of this Agreement.
      Section 16.8     Applicable Law.
      This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
      Section 16.9     Invalidity of Provisions.
      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
      Section 16.10     Consent of Partners.
      Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
      Section 16.11     Facsimile Signatures.
      The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

Ensource Energy LLC,

By:

Name:
Title:

ORGANIZATIONAL LIMITED PARTNER:

Scott W. Smith

By:

Name:
Title:

Annex A

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.21(a).

By:

Name:
Title:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Genera Partner or without execution hereof pursuant to Section 10.2(a) hereof.

By:

Name:
Title:

ANNEX A
EXHIBIT A
to the Amended and Restated
Agreement of Limited Partnership of
Ensource Energy Income Fund LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
Ensource Energy Income Fund LP

No.	_________________ Common Units
CUSIP
      In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 7500 San Felipe, Suite No. 440, Houston, Texas 77063. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
      THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENSOURCE ENERGY INCOME FUND LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENSOURCE ENERGY INCOME FUND LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENSOURCE ENERGY INCOME FUND LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ENSOURCE ENERGY INCOME FUND LP, THE GENERAL PARTNER OF ENSOURCE ENERGY INCOME FUND LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENSOURCE ENERGY INCOME FUND LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
      The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

      This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated: _____________________________________	Ensource Energy Income Fund LP

Countersigned and Registered by:	By:	Ensource Energy LLC,
its General Partner
ComputerShare Trust Company, Inc. Denver, Colorado
as Transfer Agent and Registrar

By:	By:
Authorized Signature	Name:
By:
Secretary
[Reverse of Certificate]
ABBREVIATIONS
      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT —	as tenants by the entireties	Custodian
(Cust) (Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
ENSOURCE ENERGY INCOME FUND LP
      FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
                           Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Ensource Energy Income Fund LP.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	______________ (Signature) ______________ (Signature)

Signature(s) Guaranteed
      No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

ANNEX B
Glossary of Terms
      Available Cash: With respect to any quarter ending prior to liquidation:

(a) the sum of:

(1) all cash and cash equivalents of the Partnership and its subsidiaries on hand at the end of such quarter, less

(b) the amount of any cash reserves established by the General Partner to:

(1) provide for the proper conduct of the business of the Partnership and its subsidiaries (including reserves for future capital expenditures and for anticipated future credit or other needs of the Partnership and its subsidiaries) subsequent to such quarter;

(2) comply with applicable law or any agreement or obligation to which Partnership and its subsidiaries is a party or bound by or its assets are subject; and

(3) provide funds for distributions in respect of any one or more of the next four quarters;
provided, however, that the General Partner may not establish cash reserves for distributions if the effect of such reserves would be that the Partnership is unable to distribute the minimum quarterly distribution on all common units, plus any cumulative common unit arrearage on all common units, with respect to such quarter; and
provided further, that disbursements made by the Partnership and its subsidiaries or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of available cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within such quarter if the General Partner so determines.
      Base NPI: The sum of net oil and natural gas revenues received by the Operating Company in the quarter for which the determination is being made from the sale of production pursuant to third party marketing agreements, less the sum (determined on a cash, instead of an accrual basis) of (i) severance and ad valorem taxes, (ii) direct operating expenditures, and (iii) general and administrative expenses incurred by the Operating Company.
      Bcfe: means billion cubic feet of natural gas equivalent using the ratio of six Mcf of natural gas to one barrel of crude oil, condensate and natural gas liquids.
      Base NPI Net Proceeds: The percentage (which may be up to 99%) specified in the applicable net profits interests of the net proceeds of the Base NPI in the quarter in respect of which the determination in being made.
      Capital Surplus: All available cash distributed by us from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the date of the consummation of the exchange Offer equals the operating surplus as of the end of the quarter before that distribution. Any excess available cash will be deemed to be capital surplus.
      Distribution Threshold Amount: The amount (reflected in the middle column on page 109 of the prospectus), which must have been distributed (or set aside for distribution) to each holder of common units and subordinated units outstanding as of the record date for such distribution before any amount is distributed in respect of the incentive distribution rights (and such amounts exclude distributions in respect of accrued distribution arrearages on the common units). The Distribution Threshold Amount will adjust on each annual anniversary of the first full calendar quarter that commences after the acceptance of depositary units validly tendered, and not withdrawn, to us pursuant to this Offer.
      GAAP: Generally accepted accounting principles in the United States.

      Legacy Assets: Partnership revenues from net profits interests that we acquire in the future on properties that the Operating Company may acquire in the future, which we expect to be accretive to the current revenues received per common unit from the existing net profits interests from NGT’s existing assets.
      Mcf: Thousand cubic feet of natural gas.
      Mcfe: means 1,000 cubic feet equivalent, determined using the ratio of six Mcf of natural gas to 1 Bbl of crude oil, condensate or natural gas liquids.
      Mmbtu: means million British thermal units.
      MQD: Minimum quarterly distribution.
      NPI: Net profit interests.
      Operating Surplus: For any period prior to liquidation, on a cumulative basis and without duplication:

(a) the sum of:

(1) $10.0 million;

(2) all cash and cash equivalents of the Partnership (including cash to which the Partnership succeeded to as a result of the merger), on hand as of the close of business on the date of the consummation of the Offer (less cash to be contributed by the General Partner on the date of the consummation of the Offer), but excluding cash of the Partnership to the extent required to pay the cash consideration of the Offer and the excess of the cash contributed by the General Partner on the date of the consummation of the Offer pursuant to the Contribution Agreement (as defined in the partnership agreement), over the $50,000 purchase price of the Warrant and $8.6 million;

(3) all cash receipts of the Partnership and its subsidiaries for the period beginning on the date of the consummation of the Offer and ending on the last day of such period, other than cash receipts from interim capital transactions; and

(4) all cash receipts of the Partnership and its subsidiaries after the end of such period but on or before the date of determination of operating surplus with respect to such period resulting from working capital borrowings, less

(b) the sum of:

(1) operating expenditures for the period beginning on the date of the consummation of the Offer and ending on the last day of such period; and

(2) the amount of cash reserves established by the General Partner to provide funds for future operating expenditures;
provided, however, that disbursements made (including contributions to a member of the Partnership and its subsidiaries or disbursements on behalf of a member of the Partnership and its subsidiaries) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of available cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining operating surplus, within such period if the General Partner so determines.
      Royalty NPI: Royalty interest in the legacy assets.
      Subordination Period: The subordination period will generally extend from the date of the consummation of the Offer and ending on the first to occur of the following dates:

(a) the first day of any quarter beginning after the date of the consummation of the exchange in respect of which:

(1) distributions of available cash from operating surplus on each of the outstanding common units and subordinated units and any other outstanding units that are senior or equal in right of distribution to the subordinated units with respect to each of the four consecutive, non-overlapping four-quarter periods immediately preceding such date equaled or exceeded in the aggregate $3.25 per unit on all outstanding common units and subordinated units and any other outstanding units that are senior or equal in right of distribution to the subordinated units during such periods, provided that during such four-quarter periods there are no cumulative common unit arrearages and excluding distributions in respect of any common unit arrearage; and

(2) the Partnership has sold additional common units in an underwritten public offering at a price $36.00 per common unit (subject to adjustment as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of common units), with total gross proceeds (before deducting underwriting discounts and commissions and expenses of the offering) to the Partnership of not less than $25.0 million.

(b) the date on which the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and units held by the General Partner and it affiliates are not voted in favor of such removal.
      Term NPI: Term interest in the legacy assets.
      UBTI: Unrelated business taxable income.

      Manually signed facsimile copies of the letter of transmittal will be accepted. The letter of transmittal and certificates for depositary units and any other required documents should be sent to the exchange agent at one of the addresses set forth below:
The exchange agent for the Offer is:
Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, CO 80401
Toll Free: (800) 962 4284
E-mail: denteam1@computershare.com
      Any questions or requests for assistance may be directed to the information agent at its address and telephone numbers set forth below. Additional copies of this prospectus, the letter of transmittal and the notice of guaranteed delivery may be obtained from the information agent at its address and telephone numbers set forth below. Holders of depositary units may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
The information agent for the Offer is:
Georgeson Shareholder Communications, Inc.
17 State Street
New York, New York 10004
Toll Free: (800) 279-4514
E-mail: ensource@gscorp.com

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      The section of the prospectus entitled “Description of Our Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. See “Certain Relationships and Related Party Transactions — for a description of each of the indemnification obligations of the General Partner. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

3	.1†	—	Certificate of Limited Partnership of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 3.1 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.2†	—	Certificate of Correction to Certificate of Limited Partnership of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 3.2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.3†	—	Certificate of Amendment to Certificate of Limited Partnership of Ensource Energy Income Fund LP

3	.4*	—	Form of Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP (included as Annex A to the Prospectus)

3	.5†	—	Certificate of Formation of Ensource Reserves Management LLC (incorporated by reference to Exhibit 3.8 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.6†	—	Form of Limited Liability Company Agreement of Ensource Reserves Management LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

3	.7†		Form of Amended and Restated Limited Liability Company Agreement of Ensource Reserves Management LLC

3	.8†	—	Certificate of Formation of Ensource Energy LLC

3	.9†	—	Limited Liability Company Agreement of Ensource Energy LLC

3	.10†	—	Form of Amended and Restated Limited Liability Company Agreement of Ensource Energy LLC

3	.11†	—	Form of specimen unit certificate for the common units (incorporated by reference to Exhibit 3.12 to Amendment No. 4 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 15, 2005)

5	.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

8	.1†	—	Opinion of Andrews Kurth LLP relating to tax matters

10	.1†	—	Form of Warrant to Purchase Common Units issued by Ensource Energy Income Fund LP in favor of Ensource Energy LLC

10	.2†	—	Form of Conveyance of Net Profits Overriding Royalty Interest, by Ensource Reserves Management LLC, in favor of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 10.4 to Amendment No. 1 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on September 15, 2005)

Exhibit
Number			Description

10	.3†	—	Form of Agreement and Plan of Merger by and between Ensource Energy Income Fund LP and Eastern American Natural Gas Trust (for Partnership Merger) (incorporated by reference to Exhibit 10.5 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

10	.4†	—	Form of Agreement and Plan of Merger by and between Merger Sub, a subsidiary of the Partnership, and Eastern American Natural Gas Trust (for Subsidiary Merger) (incorporated by reference to Exhibit 10.7 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

10	.5†	—	Subscription Agreement, dated May 1, 2006 by and among Ensource Energy, LLC, Lehman Brothers Inc., The Ospraie Fund L.P., Ospraie Special Opportunities L.P., and Ospraie Special Opportunities (Offshore) Master Alternative LLC, RTR Energy Fund I, LP, Scott W. Smith, Marshall M. Eubank, George K. Hickox, Jr., Jon C. Hughes, Loren B. Singletary and J. Thomas Eubank

10	.6†	—	Common Unit Purchase Agreement by and between Third Point Partners LP and Third Point Partners Qualified, L.P. and Ensource Energy Income Fund LP

10	.7†	—	Form of Participation Agreement, dated May 1, 2006 by and among Ensource Energy LLC and Third Point Partners LP and Third Point Partners Qualified, L.P.

10	.8†	—	Form of Employment Agreement with Scott W. Smith

10	.9†	—	Form of Employment Agreement with Marshall M. Eubank

23	.1*	—	Consent of Hein & Associates LLP

23	.2†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23	.3†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24	.1†	—	Powers of Attorney

99	.1†	—	Form of Letter of Transmittal

99	.2†	—	Form of Letter to Clients

99	.3†	—	Form of Letter to Brokers and Banking Institutions

99	.4†	—	Form of Notice of Guaranteed Delivery

99	.5†	—	Form of Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99	.6†	—	Form of FIRPTA Certificate

99	.7†	—	Form of Exchange Agent Agreement (incorporated by reference to Exhibit 99.7 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed October 17, 2005)

99	.8†	—	Form of Stock Transfer Agency Agreement (incorporated by reference to Exhibit 99.8 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed October 17, 2005)

99	.9†	—	Consent of J. Robert Chambers

99	.10†		Consent of John Duryea

99	.11†		Consent of Richard Zepernick, Jr.

99	.12†	—	Form of Notice of Direct Registration (incorporated by reference to Exhibit 99.13 to Amendment No. 3 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 4, 2005)

99	.13†	—	Form of letter to NGT Unitholders (incorporated by reference to Exhibit 99.14 to Amendment No. 4 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 15, 2005)

†	Previously filed

*	Filed herewith

Item 22.	Undertakings.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Form F-3.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      The undersigned registrant undertakes as follows: that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
      The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on July 27, 2006.

ENSOURCE ENERGY INCOME FUND LP

By:	Ensource Energy LLC

its general partner

By:	/s/ Scott W. Smith

Name: Scott W. Smith

Title:	President
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Name/ Title	Date

/s/ Marshall M. Eubank Marshall M. Eubank		Executive Vice President and Chief Financial Officer	July 27, 2006

/s/ Scott W. Smith Scott W. Smith		President, Chief Executive Officer and Director	July 27, 2006

* Mark J. Warner		Director	July 27, 2006

* Jacob Roorda		Director	July 27, 2006

S.P. Johnson IV		Director

*By	/s/ Scott W. Smith Scott W. Smith Attorney-in-fact

Exhibit Index

Exhibit
Number			Description

3	.1†	—	Certificate of Limited Partnership of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 3.1 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.2†	—	Certificate of Correction to Certificate of Limited Partnership of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 3.2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.3†	—	Certificate of Amendment to Certificate of Limited Partnership of Ensource Energy Income Fund LP

3	.4*	—	Form of Amended and Restated Agreement of Limited Partnership of Ensource Energy Income Fund LP (included as Annex A to the Prospectus)

3	.5†	—	Certificate of Formation of Ensource Reserves Management LLC (incorporated by reference to Exhibit 3.8 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on June 23, 2005)

3	.6†	—	Form of Limited Liability Company Agreement of Ensource Reserves Management LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

3	.7†		Form of Amended and Restated Limited Liability Company Agreement of Ensource Reserves Management LLC

3	.8†	—	Certificate of Formation of Ensource Energy LLC

3	.9†	—	Limited Liability Company Agreement of Ensource Energy LLC

3	.10†	—	Form of Amended and Restated Limited Liability Company Agreement of Ensource Energy LLC

3	.11†	—	Form of specimen unit certificate for the common units (incorporated by reference to Exhibit 3.12 to Amendment No. 4 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 15, 2005)

5	.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

8	.1†	—	Opinion of Andrews Kurth LLP relating to tax matters

10	.1†	—	Form of Warrant to Purchase Common Units issued by Ensource Energy Income Fund LP in favor of Ensource Energy LLC

10	.2†	—	Form of Conveyance of Net Profits Overriding Royalty Interest, by Ensource Reserves Management LLC, in favor of Ensource Energy Income Fund LP (incorporated by reference to Exhibit 10.4 to Amendment No. 1 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on September 15, 2005)

10	.3†	—	Form of Agreement and Plan of Merger by and between Ensource Energy Income Fund LP and Eastern American Natural Gas Trust (for Partnership Merger) (incorporated by reference to Exhibit 10.5 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

10	.4†	—	Form of Agreement and Plan of Merger by and between Merger Sub, a subsidiary of the Partnership, and Eastern American Natural Gas Trust (for Subsidiary Merger) (incorporated by reference to Exhibit 10.7 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on October 17, 2005)

10	.5†	—	Subscription Agreement, dated May 1, 2006 by and among Ensource Energy, LLC, Lehman Brothers Inc., The Ospraie Fund L.P., Ospraie Special Opportunities L.P., and Ospraie Special Opportunities (Offshore) Master Alternative LLC, RTR Energy Fund I, LP, Scott W. Smith, Marshall M. Eubank, George K. Hickox, Jr., Jon C. Hughes, Loren B. Singletary and J. Thomas Eubank

10	.6†	—	Common Unit Purchase Agreement by and between Third Point Partners LP and Third Point Partners Qualified, L.P. and Ensource Energy Income Fund LP

Exhibit
Number			Description

10	.7†	—	Form of Participation Agreement, dated May 1, 2006 by and among Ensource Energy LLC and Third Point Partners LP and Third Point Partners Qualified, L.P.

10	.8†	—	Form of Employment Agreement with Scott W. Smith

10	.9†	—	Form of Employment Agreement with Marshall M. Eubank

23	.1*	—	Consent of Hein & Associates LLP

23	.2†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23	.3†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24	.1†	—	Powers of Attorney

99	.1†	—	Form of Letter of Transmittal

99	.2†	—	Form of Letter to Clients

99	.3†	—	Form of Letter to Brokers and Banking Institutions

99	.4†	—	Form of Notice of Guaranteed Delivery

99	.5†	—	Form of Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99	.6†	—	Form of FIRPTA Certificate

99	.7†	—	Form of Exchange Agent Agreement (incorporated by reference to Exhibit 99.7 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed October 17, 2005)

99	.8†	—	Form of Stock Transfer Agency Agreement (incorporated by reference to Exhibit 99.8 to Amendment No. 2 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed October 17, 2005)

99	.9†	—	Consent of J. Robert Chambers

99	.10†		Consent of John Duryea

99	.11†		Consent of Richard Zepernick, Jr.

99	.12†	—	Form of Notice of Direct Registration (incorporated by reference to Exhibit 99.13 to Amendment No. 3 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 4, 2005)

99	.13†	—	Form of letter to NGT Unitholders (incorporated by reference to Exhibit 99.14 to Amendment No. 4 of the Partnership’s Registration Statement on Form S-4 (File No. 333-126068), filed on November 15, 2005)

†	Previously filed

*	Filed herewith